As filed with the Securities and Exchange Commission on July 26, 2022

Registration No. 333-266129

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARIJUANA COMPANY OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Utah	2833	94-1246221
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

633 W. 5th Street, Suite 2826

Los Angeles, California 90071

Telephone: (888) 777-4362
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

__________________________________________________________

Jesus Quintero

Chief Executive Officer

Marijuana Company of America, Inc.

633 W. 5th Street, Suite 2826

Los Angeles, California 90071

Phone: (888) 777-4362
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________________________

Copy to:

Independent Law PLLC

Alan T. Hawkins, Esq.

2106 NW 4th Place

Gainesville, FL 32603

Telephone: (352) 353-4048

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-266129) is being filed solely for the purpose of amending the offering description to correct several typographical mistakes. This Amendment No. 1 consists of the entire Registration Statement as amended. This Amendment No. 1 does not amend or modify any material provision of the Registration Statement.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JULY 14, 2022

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Marijuana Company of America, Inc.

3,000,000,000 Shares of Common Stock

This prospectus relates to the offer and resale of up to 3,000,000,000 shares of our common stock, no par value per share, by Dutchess Capital Growth Fund LP (“Dutchess” or the “Selling Security Holder”) consisting of 3,000,000,000 shares of the Company’s common stock that may be purchased from us pursuant to the Common Stock Purchase Agreement that we entered into with Dutchess on May 31, 2022 (the “Purchase Agreement”).

The Selling Security Holder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

We will not receive any proceeds from the sale of securities under the Purchase Agreement sold by Dutchess. However, we will receive proceeds from our initial sale of shares to Dutchess pursuant to the Purchase Agreement, before deducting fees to the placement agent and other estimated offering expenses payable by us. Pursuant to the terms of Purchase Agreement, we will sell shares to Dutchess at a price equal to 60% of the lowest traded price of our common stock during the fifteen (15) business days prior to our delivery of a drawdown notice.

Dutchess may sell the shares of common stock described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Security Holder may sell the shares of common stock being registered pursuant to this Prospectus.

Pursuant to a placement agency agreement dated as of February 2, 2022, we engaged J.H. Darbie & Co., Inc., a licensed broker-dealer, as placement agent to act as the exclusive placement agent in connection with the Purchase Agreement. Under the placement agent agreement, the placement agent will be entitled to receive a finder’s fee in cash equal to 6% of the gross proceeds of Dutchess’ common stock purchases under the Purchase Agreement, and non-callable warrants simultaneously with the closing of the Transaction equal to 6% warrant coverage of the purchase amount. The placement agent warrants are referred to collectively as the Placement Warrants. The Placement Warrants will entitle the placement agent to purchase our common shares at a purchase price equal to 120% of the Purchase Agreement purchase price or the public market closing price of our common stock on the date of the purchase under the Purchase agreement, whichever is lower. The Placement Warrants will be exercisable immediately after the date of issuance, have participating registration rights and will expire 5 years after the date of issuance. We are registering the resale of 180,000,000 shares of common stock which are issuable upon the exercise of the Placement Warrants held by the placement agent to permit the placement agent, as a selling securityholder, or its permitted transferee or other successor-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these shares in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

On June 15, 2022, dated to be effective as of July 1, 2022, we filed an amendment to our Articles of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of 1-for-65. The share and per share prices in this prospectus do not reflect the Reverse Stock Split (as defined herein). The Reverse Stock Split is not effective as of the date of filing of this Prospectus. The Reverse Stock Split is intended to allow us to meet the minimum share price requirement of the OTCQB.

Our Common Stock is quoted for trading on the OTC Pink Tier under the symbol “MCOA”. As of July 13, 2022, the closing bid price for our Common Stock as reported on OTC Markets was $0.0004 per share.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our Common Stock should be considered speculative and involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” to read about the risks you should consider before buying shares of our Common Stock.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Our auditors have issued a going concern opinion. For more information please see the going concern opinion on page F-2 and the risk factors herein.

The Selling Security Holder Dutchess is an “underwriter” within the meaning of the Securities Act of 1933. The Selling Security Holder Dutchess is offering these shares of common stock. Dutchess may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The Selling Security Holders will receive all proceeds from the sale of the common stock. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this amended prospectus is July 26, 2022.

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Table of Contents

Page Number
About This Prospectus	3
Prospectus Summary	5
Risk Factors	22
Risks Related to Our Business	24
Risks Related to Our Company
Risks Related to Our Common Stock	32
Forward-Looking Statements	41
Use of Proceeds	41
Dilution	41
The Offering	41
Selling Stockholders	42
Plan of Distribution	44
Description of Securities	45
Experts and Counsel	48
Interest of Named Experts and Counsel	48
Information with Respect to Our Company	49
Description of Business	46
Legal Proceedings	69
Description of Property	72
Market Price of and Dividends on Our Common Equity and Related Stockholder Matters	72
Financial Statements	F-1
Management’s Discussion and Analysis of Financial Condition and Results of Operations	73
Change in and Disagreements with Accountants on Accounting and Financial Disclosure	80
Directors and Executive Officers	80
Executive Compensation	82
Security Ownership of Certain Beneficial Owners and Management	82
Where You Can Find More Information	84

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CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus are “forward-looking statements”. These statements are based on the current expectations, forecasts, and assumptions of our management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are sometimes identified by language such as “believe,” “may,” “could,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “appear,” “future,” “likely,” “probably,” “suggest,” “goal,” “potential” and similar expressions and may also include references to plans, strategies, objectives, and anticipated future performance as well as other statements that are not strictly historical in nature. The risks, uncertainties, and other factors that could cause our actual results to differ materially from those expressed or implied in this prospectus include, but are not limited to, those noted under the caption “Risk Factors” beginning on page 21 of this prospectus. Readers should carefully review this information as well the risks and other uncertainties described in other filings we may make after the date of this prospectus with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions, and estimates only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements in this prospectus, whether as a result of new information, future events or circumstances, or otherwise.

ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

As used in this prospectus, the terms “we”, “us”, “our” and the “Company”, means Marijuana Company of America, Inc. and subsidiary companies cDistro, Inc., a Nevada corporation, Hempsmart Global, Inc., a Nevada corporation, and H Smart, Inc, a Delaware corporation. All dollar amounts refer to U.S. dollars unless otherwise indicated.

Hempsmart and other registered or common law trade names, trademarks, or service marks of the Company appearing in this prospectus are the property of H Smart, Inc. and/or Marijuana Company of America, Inc. Solely for convenience, our trademarks and trade names referred to in this prospectus may appear with and without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor, to these trademarks and trade names.

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PROSPECTUS SUMMARY

The following summary highlights material information contained in this Prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire Prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this Prospectus and any amendment or supplement hereto.

The Offering

On May 31, 2022, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Dutchess. Although we are not mandated to sell shares under the Purchase Agreement, the Purchase Agreement gives us the option to sell to Dutchess up to $10,000,000 worth of our common stock over the period ending thirty-six (36) months after the execution date of the Purchase Agreement. All such sales of common stock to be made under the Purchase Agreement to Dutchess shall be referred to in this prospectus as the “Equity Line”.

On May 31, 2022, we also entered into a registration rights agreement with Dutchess whereby we are obligated to (i) file a registration statement (the “Registration Statement”) to register all shares of common stock to be sold to Dutchess under the Equity Line with the Commission; and (ii) use our best efforts to have the Registration Statement declared effective by the Commission at the earliest possible date.

Following effectiveness of the Registration Statement, and subject to certain limitations and conditions set forth in the Purchase Agreement, the Company shall have the discretion to deliver drawdown notices to Dutchess and Dutchess will be obligated to purchase shares of the Company’s Common Stock based on the investment amount specified in each drawdown notice. The maximum amount that the Company shall be entitled to drawdown to Dutchess in each drawdown notice shall not exceed the lesser of (i) 150% of the average daily share volume of the Common Stock in the five (5) trading days immediately preceding the Draw Down Notice or (ii) an aggregate value of $100,000. Pursuant to the Purchase Agreement, Dutchess and its affiliates will not be permitted to purchase and the Company may not drawdown shares of the Company’s Common Stock to Dutchess that would result in Dutchess’ beneficial ownership of the Company’s outstanding Common Stock exceeding 4.99%. The price of each drawdown share will be equal to sixty percent (60%) of the Market Price (as defined in the Purchase Agreement). Drawdown notices may be delivered by the Company to Dutchess until the earlier of (i) the date on which Dutchess has purchased an aggregate of $10,000,000 worth of Common Stock under the terms of the Purchase Agreement; (ii) the period ending thirty-six (36) months after the execution date of the Purchase Agreement; or (iii) written notice of termination delivered by the Company to Dutchess, subject to certain equity conditions set forth in the Purchase Agreement.

There is no assurance the market price of our common stock will increase in the future. The number of common shares that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Purchase Agreement. If the bid/ask spread remains the same we will not be able to draw the full commitment under the Purchase Agreement. Based on the lowest closing price of our common stock during the fifteen (15) consecutive trading day period preceding the filing date of this registration statement of $0.0003, the registration statement covers the offer and possible sale of approximately $540,000 worth of our shares (a discounted price of $0.00018) which is below $10,000,000 (the full amount of the Purchase Agreement ).

Dutchess is not permitted to engage in short sales involving our common stock during the term of the commitment period. In accordance with Regulation SHO, however, sales of our common stock by Dutchess after delivery of a drawdown notice of such number of shares reasonably expected to be purchased by Dutchess under a draw will not be deemed a short sale.

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In addition, we must deliver the other required documents, instruments and writings required. Dutchess is not required to purchase the drawdown shares unless:

●	Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable drawdown shall have been declared effective;

●	We shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities; and

●	We shall have filed all requisite reports, notices, and other documents with the SEC in a timely manner.

As we draw down on the Equity Line of credit, shares of our common stock may be sold into the market by Dutchess. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more draws, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the Equity Line. If our stock price declines, we will be required to issue a greater number of shares under the Equity Line. We have no obligation to utilize the full amount available under the Equity Line.

We may require Dutchess to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Neither the Purchase Agreement nor any of our rights or Dutchess’ rights thereunder may be assigned to any other person.

Our Company

Marijuana Company of America is a Utah corporation quoted on OTC Markets Pink Tier under the symbol “MCOA”. We are based in Los Angeles, California.

We are an owner and operator of licensed cannabis cultivation, processing and dispensary facilities and a developer, producer and distributor of innovative branded cannabis and cannabidiol (“CBD”) products in the United States. We are committed to creating a national distributorship and retail brand portfolio of branded cannabis and CBD products, although as of the date of this filing, marijuana (defined as cannabis containing delta-9 tetrahydrocannabinol concentration of more than 0.3 percent on a dry weight basis) currently remains illegal under U.S. federal law.

Through our wholly-owned subsidiary cDistro, Inc., a Nevada corporation, our CBD product distribution business, we distribute hemp and CBD products throughout the United States. Through cDistro, we distribute high quality hemp-derived cannabinoid products, as detailed on our cDistro website, www.cdistro.com. cDistro offers CBD brands along with smoke and vape shop related products to wholesalers, c-stores, specialty retailers, and consumers in North America. Through cDistro, we work exclusively with select manufacturers to deliver retail service and products at wholesale prices

Through our wholly owned subsidiary HSmart, Inc., a Delaware corporation, we develop and sell CBD products under the brand name hempSMART™. Our business also includes making selected investments and entering into joint ventures with start-up businesses in the legalized cannabis and hemp industries.

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Operations

Distribution - cDistro, Inc. Through our wholly-owned subsidiary cDistro, Inc., a Nevada corporation, we distribute hemp and CBD products throughout the United States. We acquired the business and stock of cDistro on June 29, 2021, and the company is run by its founding partner and Chief Executive Officer, Ronald Russo, with our Chief Financial Officer. Through cDistro, we distribute high quality hemp-derived cannabinoid products, as detailed on our cDistro website, www.cdistro.com. cDistro offers CBD brands along with smoke and vape shop related products to wholesalers, c-stores, specialty retailers, and consumers in North America. Through cDistro, we work exclusively with select manufacturers to deliver retail service and products at wholesale prices.

At its website www.cdistro.com, cDistro distributes a select list of quality CBD brands along with smoke and vape shop related products to wholesalers, c-stores, specialty retailers, and dispensaries in North America. Founded in Florida in 2020 by Ronald Russo, cDistro distributes a catalog of unique product lines currently being sold to over 250 smoke and vape shop customers. Through our acquisition of cDistro, we believe MCOA is positioned to take advantage of the developing market opportunity generated by consumers' growing demand for quality hemp products.

hempSMART™

Our consumer products containing hemp and CBD are sold through our wholly owned subsidiary H Smart, Inc. under the brand name hempSMART™. We market and sell our hempSMART™ products directly through our web site, and through our affiliate marketing program, where qualified sales affiliates use a secure multi-level-marketing sales software program that facilitates order placement over the internet via a web site, and accounts for affiliate orders and sales; calculates referral benefits apportionable to specific sales associates and calculates and accounts for loyalty and rewards benefits for returning customers. The Company plans on focusing its sales and marketing through direct sales on its website and intends to wind down and terminate its affiliate marketing and sales program during fiscal 2021.

Our current hempSMART™ wellness products offerings include the following:

•	hempSMART Brain™ a proprietary patented and formulated personal care consumer product encapsulated with enriched non-psychoactive industrial hemp derived CBD. This encapsulation is combined with other high quality, proprietary natural ingredients to compliment CBD to support brain wellness.

•	hempSMART Pain™ capsules formulated with 10mg of Full Spectrum, non-psychoactive CBD per serving, derived from industrial hemp, which along with a proprietary blend of other natural ingredients, delivers an all-natural formulation for the temporary relief of minor discomfort associated with physical activity.

•	hempSMART Pain Cream™ each container formulated with 300mg of full spectrum non-psychoactive CBD derived from industrial hemp. The newly developed product contains a synergistic combination of natural botanicals and full spectrum hemp extract featuring CBD, CBG and a broad range of terpenes. The Company’s proprietary blend of Ayurvedic herbs along with Menthol, Cayenne Pepper Extract, Rosemary Oil, Aloe Gel, White Willow Bark, Arnica, Wintergreen Extract and Tea Tree Oil, provides an immediate cooling and soothing sensation. This topical wellness consumer product is formulated to help reduce minor discomfort and promote muscle relaxation on areas that it is applied.

•	hempSMART Drops™ full Spectrum Hemp CBD Oil Tincture Drops, available in 250mg and 500mg bottles, enriched with non-psychoactive industrial hemp derived CBD, and available in four different flavors: lemon, mint, orange and strawberry that is free of the THC isolate.

•	hempSMART Pet Drops™ for cats and dogs, formulated with 250mg of full spectrum non-psychoactive CBD derived from industrial hemp. This new specially formulated product contains naturally occurring CBD derived from hemp seed oil, full spectrum hemp extract, fractionated coconut oil, and a rich bacon flavor.

•	hempSMART Face™ a nourishing facial moisturizer combines full spectrum CBD from hemp, with a unique blend of Ayurvedic herbs and botanicals. Designed to refresh, replenish and restore the skin providing long lasting hydration and balance.

•	hempSMART Drink Mix, a new industrial hemp based powderized premium CBD Drink made with Organic CBD Infused with Honey to be mixed with any beverage of preference.

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Growth Strategies and Strategic Priorities

Recent Acquisition

cDistro, Inc.

On June 29, 2021, we acquired 100% of the capital stock of cDistro, Inc., a Florida-based hemp and CBD product distribution business incorporated in the State of Nevada (“cDistro”) by a statutory merger and share exchange. After the acquisition, cDistro’s founding partner and Chief Executive Officer, Ronald Russo, remains its Chief Executive Officer, and our Chief Financial Officer Jesus Quintero serves as cDistro’s Chief Financial Officer.

VBF Brands, Inc.

On October 6, 2021, the Company, through its wholly owned subsidiary Salinas Diversified Ventures, Inc., a California corporation, entered into an Asset Purchase Agreement, Management Services Agreement, Cooperation Agreement and Employment Agreement with VBF Brands, Inc., a California corporation (“VBF”), a wholly owned subsidiary of Sunset Island Group, Inc., a Colorado corporation (“SIGO”). VBF and SIGO agreed to transfer to the Company all of VBF’s outstanding stock to the Company, and appointed our CEO and CFO Jesus Quintero as President of VBF.

VBF owns various fixed assets including machinery and equipment, a lease for a 10,000 square foot facility located at 20420 Spence Road, Salinas, California, 93908, leasehold improvements, good-will, inventory, tradenames including “VBF Brands,” trade secrets, intellectual property, and other tangible and intangible properties, including licenses issued by the City of Salinas, County of Monterey, and the State of California to operate a licensed cannabis nursery, cultivation facility, and operations for the manufacturing and distribution of cannabis and cannabis products.

VBF and SIGO agreed to sell and transfer to the Company all of VBF’s outstanding stock, and, by virtue of the Management Services Agreement, appoint Mr. Jesus Quintero as President of VBF, vesting management and control of VBF’s licensed cannabis operations in the Company. Concurrently, VBF and Livacich entered into a Cooperation Agreement, whereby VBF and Livacich agreed to cooperate to facilitate the transfer of ownership of VBF, which includes licenses issued by the City of Salinas, County of Monterey, and the State of California, to operate a cannabis nursery, cultivation facility and manufacturing and distribution operations to the Company. The Company also agreed to retain Livacich as Chief Executive Officer for a term of two years and agreed to compensate her with a salary including a signing cash bonus of $250,000, and a $250,000 performance cash bonus payable after six months after the Effective Date. The bonus is conditioned upon Livacich meeting an agreed to “Net Revenue” target of one million dollars ($1,000,000) from VBF’s operations during the six-month period after closing of the Asset Purchase Agreement, and her compliance with the terms and conditions of this Asset Purchase Agreement, the Management Services Agreement and the Cooperation Agreement.

As consideration for the transaction, the Company agreed to assume two secured convertible promissory notes issued by SIGO to St. George Investments, LLC, a Utah limited liability company (“St. George”) (the “SIGO Notes”). The first note was issued December 8, 2017, in the original face amount of $170,000.00, and the second was issued February 13, 2018, in the original face amount of $4,245,000.00. SIGO also issued warrants to St. George to purchase shares in SIGO, and fifty (50) shares of Series A Preferred Stock in SIGO. St. George agreed to cancel the warrants and preferred shares upon the Company’s assumption of the SIGO Notes.

Under the Asset Purchase Agreement, the closing is conditioned upon certain conditions precedent, specifically (i) VBF and SIGO’s full corporate authorization, consent and execution of this Agreement; (ii) VBF’s sale to MCOA of 100% of the issued and outstanding shares of VBF; (iii) full corporate authorization, consent compliance with and execution of the Management Services Agreement and Cooperation Agreement; (iv) SIGO’s disclosure of the Agreement on Form 8-K with the Securities and Exchange Commission; (v) full cooperation in MCOA’s financial auditing of VBF in accordance with ASC 805, including providing unrestricted access to all VBF corporate and financial records and providing all necessary cooperation with VBF financial personnel; (vi) full cooperation in aiding and assisting Buyer with its change of ownership applications with the relevant licensing authorities; (vii) the warranty of truthful representations and execution of and compliance with the terms and conditions of the Executive Employment Agreement, Management Services Agreement and the Cooperation Agreement.

As of the date of this filing, the conditions precedent to the closing of the Asset Purchase Agreement remain in the process of implementation, so that the Asset Purchase Agreement closing has not yet occurred pursuant to its terms. Legal counsel for MCOA is currently in the process of working with VBF, Salinas Diversified Ventures, and the relevant state and local governments to effect the change of control and license transfers necessary to close the Asset Purchase Agreement.

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 History and Development of the Company

We were incorporated in the State of Utah on October 4, 1985, under the name of Mormon Mint, Inc., and our business focused on the manufacture and marketing of commemorative medallions related to the Church of Jesus Christ of Latter-Day Saints. On January 5, 1999, the Company changed its name to Converge Global, Inc., and subsequently focused on the development and implementation of Internet web content and e-commerce applications. In the period from 2009 to 2014, we operated primarily in the mining exploration business, and in 2015, we left the mining business and began an internet-based marketing business focused on online marketing of service items to the hospitality and food service industry, selling retail product directly to consumers from food distributors via credit card and commercial accounts.

On September 4, 2015, Donald Steinberg and Charles Larsen acquired control of the Company through the purchase of 400,000,000 shares of restricted common stock and 10,000,000 shares of Preferred Class A stock for $105,000.00, in equal amounts. On September 9, 2015, Donald Steinberg was appointed Chairman of the Board, Chief Executive Officer and Secretary of the Company. Mr. Larsen was appointed to the Board of Directors. The new management changed the Company’s business plans and operations to focus on emerging opportunities in the cannabis and hemp industries. On December 1, 2015, the Company changed its name to Marijuana Company of America, Inc. and its stock trading symbol to MCOA. On December 6, 2019, a change of control occurred, where Donald Steinberg and Charles Larsen transferred their control shares to directors Robert Coale, Edward Manolos and Jesus Quintero. Also on December 6, 2019, Jesus Quintero, who was appointed as Chief Financial Officer in 2018, was appointed as our Chief Executive Officer. Mr. Quintero is currently our Chief Executive Officer and Chief Financial Officer, and a member of the Board of Directors.

Recent Developments

Amendment to Articles of Incorporation

On June 15, 2022, we filed a Certificate of Amendment to our Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Utah to effect a 1-for-65 reverse stock split of the shares of our common stock, either issued and outstanding or held us as treasury stock, effective on July 1, 2022 (the “Reverse Stock Split”). As previously reported on our Current Report on Form 8-K, filed on June 21, 2022, we held a special meeting of stockholders on June 14, 2022 (the “Special Meeting”), at which meeting our stockholders, by an affirmative vote of the majority of our outstanding shares of capital stock (including holders of our Series A Preferred Stock and Series B Preferred Stock (as defined herein), respectively, voting on an as-converted basis), approved the amendment to our Certificate of Incorporation to effect, at the discretion of our Board of Directors (the “Board”) the Reverse Stock Split.

As of the date of filing of this Prospectus, FINRA has not notified us of any effective date for our common stock to begin trading on a reverse stock split-adjusted basis, nor have we been informed of the new CUSIP number for the common stock following the Reverse Stock Split. Once the Reverse Stock Split is effective, every sixty-five shares of issued and outstanding common stock will automatically be combined into one issued and outstanding share of common stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares that would otherwise have resulted from the Reverse Stock Split will be rounded up to the next whole number. The Reverse Stock Split, once effective, will be expected to reduce the number of shares of common stock outstanding from 12,414,040,713 shares to 190,985,242 shares, subject to adjustment for the rounding up of fractional shares. The number of authorized shares of common stock under the Certificate of Incorporation will remain unchanged at 32 billion shares.

Departure of Director

Effective July 1, 2022, the Board of Directors accepted the resignation of director Marco Guerrero from the Company’s Board of Directors. Mr. Guerrero’s resignation was not the result of any disagreement with the Company, known to an executive officer of the Registrant, as defined in 17 CFR 240.3b-7, on any matter relating to the registrant’s operations, policies or practices. Mr. Guerrero served as a member of our Board of Directors since June 12, 2020. As disclosed in our Current Report on Form 8-K filed on October 1, 2020, the Company entered into two Joint Venture Agreements with Marco Guerrero to produce, manufacture, market and sell the Company’s hempSMART™ products in Latin America. The Joint Venture Agreements were disclosed as related party transactions under relevant statutes in the Current Report on Form 8-K filed on October 1, 2020. As our hempSMART™ joint venture operations in Latin America expand, the Company and Mr. Guerrero believe that his resignation from the Board is in the best interests of the Company and its shareholders, both to eliminate any potential related party conflicts and to allow Mr. Guerrero to focus completely on our Brazilian joint venture.

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Mr. Guerrero will continue to work with the Company as a non-executive advisor to our wholly-owned subsidiary Hempsmart Global, Inc., the parent company to our Latin American hempSMART™ joint venture. In connection with his new role, Mr. Guerrero will continue to be paid a base salary of $5,000 per quarter. Mr. Guerrero will enter into an advisory agreement with the Company reflecting the foregoing provisions effective on July 1, 2022. In connection with Mr. Guerrero’s resignation from the Board of Directors of MCOA, the Board intends to review new director candidates using the independence standards of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission with the intention of appointing an independent director within the meaning of the applicable NYSE listing standards currently in effect and within the meaning of Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Competition

Our competitors include sellers of hemp-based CBD products and professional services firms dedicated to the regulated hemp industry. We compete in markets where hemp has been legalized and regulated, which includes the United States, Canada and the United Kingdom. Our marketing efforts in Brazil and Uruguay are in the development stages. We expect that the quantity and composition of our competitive environment will continue to evolve as the global industry matures. Additionally, increased competition worldwide is possible to the extent that new states, jurisdictions and countries enter the marketplace as a result of continued enactment of regulatory and legislative changes that de-criminalize and regulate hemp products, including the 2018 Farm Bill. We believe that by being well established in the industry, along with our experience, and our continued expansion of service and product offerings in new and existing locations, are factors that mitigate the risks associated with operating in a developing competitive environment. Additionally, the contemporaneous growth of the industry as a whole will result in new customers entering the marketplace, thereby further mitigating the impact of competition on our expected operations and results.

Joint Ventures and Investments

Our business also includes participating and making selected investments in other related businesses. The following disclosures include two parts. The first part discloses past joint ventures and investments that as of December 31, 2021 and 2020, were no longer effective and do not have a material current effect on the Company or its financial condition. These disclosures are provided to give a historical account of joint venture and investment activity over the past three to four years. The second part discloses active joint ventures and investments having a material effect on current operations and financial condition.

1. Past Joint Ventures & Investments

•	Viva Buds Joint Venture with Natural Plant Extracts of California Inc.; On April 15, 2019, the Company entered into a joint venture agreement with Natural Plant Extracts of California, Inc. and subsidiaries (“NPE”). The purpose of the joint venture was to utilize NPE’s California and City cannabis licenses to jointly operate a business named “Viva Buds” to operate a licensed cannabis distribution service in California. In exchange for acquiring 20% of NPE’s common stock, the Company agree to pay two million dollars and issue NPE one million dollars’ worth of the Company’s restricted common stock. As of February 3, 2020, the Company was in arrears in its payment obligations under the joint venture agreement, and the parties entered into a settlement and release of all claims terminating the joint venture. The parties agreed to reduce the Company’s equity ownership in NPE from 20% to 5%. The Company also agreed to pay NPE $85,000 and the balance of $56,085.15 paid in a convertible promissory note issued with terms allowing NPE to convert the note into common stock at a 50% discount to the closing price of MCOA’s common stock as of the maturity date. As of the date of this filing, the Company satisfied its payment obligations under the settlement agreement. Our continuing 5% equity ownership in NPE involves related parties, since Edward Manolos, our director, is also a director and shareholder of Cannabis Global, Inc., which is the controlling shareholder holding 55% of Natural Plant Extract of California Inc.

•	Natural Plant Extract of California & Subsidiaries Joint Venture; On April 15, 2019, the Company entered into a joint venture agreement with Natural Plant Extracts of California, Inc. and subsidiaries. The purpose of the joint venture was to utilize Natural Plant Extracts’ California and City cannabis licenses to jointly operate a business named “Viva Buds” to operate a licensed cannabis distribution service in California. In exchange for acquiring 20% of Natural Plant Extracts’ common stock, the Company agree to pay two million dollars and issue Natural Plant Extract one million dollars’ worth of the Company’s restricted common stock. As of February 3, 2020, the Company was in arrears in its payment obligations under the joint venture agreement, and the parties entered into a settlement and release of all claims terminating the joint venture. The parties agreed to reduce the Company’s equity ownership in Natural Plant Extracts from 20% to 5%. The Company also agreed to pay Natural Plant Extracts $85,000 and the balance of $56,085.15 paid in a convertible promissory note issued with terms allowing Natural Plant Extracts to convert the note into common stock at a 50% discount to the closing price of MCOA’s common stock as of the maturity date. As of the date of this filing, the Company satisfied its payment obligations under the settlement agreement

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2. Current Joint Ventures and Investments.

•	Global Hemp Group Joint Venture/Scio Oregon Hemp Project; On May 8, 2018, the Company, Global Hemp Group, Inc., a Canadian corporation, and TTO Enterprises, Ltd., an Oregon corporation entered into a Joint Venture Agreement. The purpose of the joint venture is to develop a project to commercialize the cultivation of industrial hemp on a 109 acre parcel of real property owned by the Company and Global Hemp Group in Scio, Oregon, and operating under the Oregon corporation Covered Bridges, Ltd. The joint venture agreement committed the Company to provide cash contributions of $600,000 payable on the following funding schedule: $200,000 upon execution of the joint venture agreement; $238,780 by July 31, 2018; $126,445 by October 31, 2018; and, $34,775 by January 31, 2019. The Company complied with its payments. The 2018 crop of hemp grown on the joint venture’s real property consisted of 33 acres of high yielding CBD hemp grown in an orchard style cultivation on the property. The 2018 harvest consisted of approximately 37,000 high yielding CBD hemp plants producing 24 tons of biomass that produced 48,000 pounds of dried biomass. The joint venture partners prepared processing samples ranging in size from 100 lbs. to 2,000 lbs. for sample offers to extraction companies. However, there were delays with Global Hemp Group’s management and maintenance of the business and the biomass that caused degradation to the harvested crop affecting marketability. Additional issues and disputes arose between the Company and Global Hemp Group. These disputes led to the parties entering into a settlement agreement on September 28, 2020, whereby Global Hemp Group agreed to pay the Company $200,000 and issue common stock to the Company equal in value to $185,000 as of September 28, 2020, subject to a non-dilutive protection provision. Additionally, Global Hemp Group agreed to pay the Company $10,000 to cover the Company’s legal fees relating to the Agreement. In exchange for the settlement consideration, the Company agreed to relinquish its ownership interest in the joint venture.

•	Bougainville Ventures, Inc. Joint Venture; On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation. The purpose of the joint venture was for the Company and Bougainville to (i) jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville's high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a I502 Tier 3 license holder to grow cannabis on the site; provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations, security and monitoring, processing and delivery, branding, capital resources and financial management; and, (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through a Washington State Limited Liability Company, and BV-MCOA Management, LLC was organized in the State of Washington on May 16, 2017.

As our contribution to the joint venture, the Company committed to raise not less than $1,000,000 to fund joint venture operations, based upon a funding schedule. The Company also committed to providing branding and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the cannabis industry.

The Company and Bougainville's agreement provided that funding by the Company would pay for the joint venture’s ultimate purchase of the land consisting of a one-acre parcel located in Okanogan County, Washington, for joint venture operations.

As disclosed on Form 8-K on December 11, 2017, the Company did not comply with the funding schedule for the joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company's commitment from $1,000,000 to $800,000, and also required the Company to issue Bougainville 15 million shares of the Company's restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended agreement provided that Bougainville would deed the real property to the joint venture within thirty days of its receipt of payment.

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Thereafter, the Company determined that Bougainville had no ownership interest in the property in Washington State, but rather was a party to a purchase agreement for real property that was in breach of contract for non-payment. Bougainville also did not possess an agreement with a Tier 3 I502 license holder to grow Marijuana on the property. Nonetheless, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the land, but did not deed the real property to the joint venture. Bougainville failed to pay delinquent property taxes to Okanogan County and to date, the property has not been deeded to the joint venture.

To clarify the respective contributions and roles of the parties, the Company offered to enter into good faith negotiations to revise and restate the joint venture agreement with Bougainville. The Company diligently attempted to communicate with Bougainville to accomplish a revised and restated joint venture agreement, and efforts towards satisfying the conditions to complete the subdivision of the land by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division and the deeding of the real property to the joint venture.

On August 10, 2018, the Company advised its independent auditor that Bougainville did not cooperate or communicate with the Company regarding its requests for information concerning the audit of Bougainville’s receipt and expenditures of $800,000 contributed by the Company in the joint venture agreement. Bougainville had a material obligation to do so under the joint venture agreement. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement, as amended, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 # I502 cannabis license holder to grow cannabis on the real property; and, (iii) that clear title to the real property associated with the Tier 3 # I502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution. As a result, on September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324. The Company’s complaint seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the Company, for the appointment of a receiver, the return to treasury of 15 million shares issued to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. The registrant has filed a lis pendens on the real property. The case is currently in litigation.

In connection with the agreement, the Company recorded a cash investment of $1,188,500 to the Joint Venture during 2017. This was comprised of 49.5% ownership of BV-MCOA Management LLC, and was accounted for using the equity method of accounting. The Company recorded an annual impairment in 2017 of $792,500, reflecting the Company’s percentage of ownership of the net book value of the investment. During 2018, the Company recorded equity losses of $37,673 and $11,043 for the first and second quarters respectively, and recorded an annual impairment of $285,986 for the year ended December 31, 2018, at which time the Company determined the investment to be fully impaired due to Bougainville’s breach of contract and resulting litigation, as discussed above.

•	Share Exchange with Cannabis Global, Inc. On September 30, 2020, the Company entered into a securities exchange agreement with Cannabis Global, Inc., a Nevada corporation. By virtue of the agreement, the Company issued 650,000,000 shares of its unregistered common stock to Cannabis Global in exchange for 7,222,222 shares of Cannabis Global unregistered common stock. The Company and Cannabis Global also entered into a lock up leak out agreement which prevents either party from sales of the exchanged shares for a period of 12 months. Thereafter the parties may sell not more than the quantity of shares equaling an aggregate maximum sale value of $20,000 per week, or $80,000 per month until all Shares and Exchange Shares are sold. This material transaction involves related parties, insofar as Edward Manolos, our director, is also a director of Cannabis Global, Inc.

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Share Exchange with Eco Innovation Group, Inc. On February 26, 2021, we entered into a Share Exchange Agreement with Eco Innovation Group, Inc., a Nevada corporation quoted on OTC Markets Pink (“ECOX”) to acquire the number of shares of ECOX’s common stock, equal in value to $650,000 based on the per-share price of $0.06, in exchange for the number of shares of MCOA common stock equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date (the “Share Exchange Agreement”).  For both parties, the Share Exchange Agreement contains a “true-up” provision requiring the issuance of additional common stock in the event that a decline in the market value of either parties’ common stock should cause the aggregate value of the stock acquired pursuant to the Share Exchange Agreement to fall below $650,000.

Complementary to the Share Exchange Agreement, the Company and ECOX entered into a Lock-Up Agreement dated February 26, 2021 (the “Lock-Up Agreement”), providing that the shares of common stock acquired pursuant to the Share Exchange Agreement shall be subject to a lock-up period preventing its sale for a period of 12 months following issuance and limiting the subsequent sale to aggregate maximum sale value of $20,000 per week, or $80,000 per month.

On October 1, 2021, we entered into a First Amendment to Lock-Up Agreement between the Company and Eco Innovation Group, Inc., dated and effective October 1, 2021 (the “Amended Lock-Up Agreement”), which amends that certain Lock-Up Agreement entered into between the Company and Eco Innovation Group, Inc. on February 26, 2021 (the “Original Lock-Up Agreement”). The Amended Lock-Up Agreement amends the Original Lock-Up Agreement in one respect, by amending the initial lock-up period from 12 months following its effective date to 6 months following its effective date. All other terms and conditions of the Original Lock-Up Agreement remain unaffected.

Government Regulation of Cannabis

Cannabis

In the United States, the cultivation, manufacturing, importation, distribution, use and possession of cannabis containing a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis is illegal under U.S. federal law. However, medical and adult-use cannabis has been legalized and regulated by individual states. Currently, 37 states plus the District of Columbia and certain U.S. territories recognize, in one form or another, the medical use of cannabis, while 18 of those states plus the District of Columbia and certain U.S. territories recognize, in one form or another, the full adult use of cannabis. Notwithstanding the regulatory environment with respect to cannabis at the state level, cannabis continues to be categorized as a Schedule I controlled substance under the CSA. Accordingly, the use, possession, or distribution of cannabis violates U.S. federal law. As a result, cannabis businesses in the United States are subject to inconsistent state and federal legislation, regulation and enforcement.

Under former President Barack Obama, in an effort to provide guidance to U.S. federal law enforcement regarding the inconsistent regulation of cannabis at the U.S. federal and state levels, the U.S. Department of Justice (“DOJ”) released a memorandum on August 29, 2013 titled “Guidance Regarding Marijuana Enforcement” from former Deputy Attorney General James Cole (the “Cole Memorandum”). The Cole Memorandum acknowledged that, although cannabis is a Schedule I controlled substance under the CSA, the U.S. Attorneys in states that have legalized cannabis should prioritize the use of the U.S. federal government’s limited prosecutorial resources by focusing enforcement actions on the following eight areas of concern (the “Cole Priorities”):

•	Preventing the distribution of marijuana to minors;

•	Preventing revenue from the sale of marijuana from going to criminal enterprises, gangs and cartels;

•	Preventing the diversion of marijuana from states where it is legal under state law in some form to other states;

•	Preventing state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

•	Preventing violence and the use of firearms in the cultivation and distribution of marijuana;

•	Preventing drugged driving and the exacerbation of other adverse public health consequences associated with marijuana use;

•	Preventing the growing of marijuana on public lands and the attendant public safety and environmental dangers posed by marijuana production on public lands; and

•	Preventing marijuana possession or use on U.S. federal property.

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In January 2018, under the administration of former President Donald Trump, former U.S. Attorney General Jeff Sessions rescinded the Cole Memorandum. While this did not create a change in U.S. federal law, as the Cole Memorandum was policy guidance and not law, the rescission added to the uncertainty of U.S. federal enforcement of the CSA in states where cannabis use is legal and regulated. Former Attorney General Sessions, concurrent with the rescission of the Cole Memorandum, issued a memorandum (“Sessions Memorandum”) which explained that the Cole Memorandum was “unnecessary” due to existing general enforcement guidance adopted in the 1980s, as set forth in the U.S. Attorney’s Manual (“USAM”). The USAM enforcement priorities, like those of the Cole Memorandum, are also based on the U.S. federal government’s limited resources and include law enforcement priorities set by the Attorney General, the seriousness of the alleged crimes, the deterrent effect of criminal prosecution and the cumulative impact of particular crimes on the community.

While the Sessions Memorandum emphasizes that cannabis is a Schedule I controlled substance under the CSA and states that it is a “dangerous drug and that marijuana activity is a serious crime,” it does not otherwise provide that the prosecution of cannabis-related offenses is now a DOJ priority. Furthermore, the Sessions Memorandum explicitly indicates that it is a guide for prosecutorial discretion and that discretion is firmly in the hands of U.S. Attorneys who determine whether to prosecute cannabis-related offenses. U.S. Attorneys could individually continue to exercise their discretion in a manner similar to that permitted under the Cole Memorandum. While certain U.S. Attorneys have publicly affirmed their commitment to proceeding in a manner contemplated under the Cole Memorandum, or otherwise affirmed that their views of U.S. federal enforcement priorities have not changed as a result of the rescission of the Cole Memorandum, others have publicly supported the rescission of the Cole Memorandum.

Under former Attorney General William Barr, the Department of Justice did not take a formal position on the federal enforcement of laws relating to cannabis. However, prior to his resignation on December 23, 2020, former Attorney General William Barr stated that his preference would be to have a uniform federal rule against cannabis, but, absent such a uniform rule, his preference would be to permit the existing federal approach leaving it up to the states to make their own decision. In addition, former Attorney General William Barr indicated that the DOJ was reviewing the Strengthening the Tenth Amendment Through Entrusting States Act (“STATES Act”), which would shield individuals and businesses complying with state cannabis laws from federal intervention.

On March 10, 2021, the Senate confirmed, President Joseph R. Biden’s nominee, Merrick Garland, to serve as Attorney General in his administration. Furthermore, two of President Biden’s nominees for top positions at the U.S. Department of Health and Human Services (“HHS”) have strong track records of supporting and defending state-legalized marijuana programs. California’s former Attorney General Xavier Becerra, who serves as the head of HHS, vowed to defend California’s legal cannabis market from any potential intervention during the Trump administration. In addition, Pennsylvania’s former Secretary of Health Dr. Rachel Levine, who serves as the Assistant Secretary of HHS, played a pivotal role in the implementation of Pennsylvania’s medical marijuana program. In addition, Democrats are generally more supportive of federal cannabis reform than Republicans. Currently, the Democrats compose a majority of the House of Representatives and have gained sufficient seats in the Senate to achieve control in the event of a Vice Presidential tie-breaking vote. Most notably, during the presidential campaign, President Biden stated that he supports decriminalizing marijuana. Despite the growing enthusiasm in the cannabis business community, it remains unclear whether the Department of Justice under President Biden and Attorney General Garland will re-adopt the Cole Memorandum or announce a substantive marijuana enforcement policy.

Other federal legislation provides or seeks to provide protection to individuals and businesses acting in violation of U.S. federal law but in compliance with state cannabis laws. For example, the Rohrabacher-Farr Amendment has been included in annual spending bills passed by Congress since 2014. The Rohrabacher-Farr Amendment restricts the DOJ from using federal funds to interfere with states implementing laws that authorize the use, distribution, possession, or cultivation of medical cannabis.

U.S. courts have construed these appropriations bills to prevent the U.S. federal government from prosecuting individuals or businesses engaged in cannabis-related activities to the extent they are operating in compliance with state medical cannabis laws. However, because this conduct continues to violate U.S. federal law, U.S. courts have observed that should the U.S. Congress choose to appropriate funds to prosecute individuals or businesses acting in violation of the CSA, such individuals or businesses could be prosecuted for violations of U.S. federal law even to the extent/even if they are operating in compliance with applicable state medical cannabis laws.

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If Congress declines to include the Rohrabacher-Farr Amendment in future fiscal year appropriations bills or fails to pass necessary budget legislation causing a government shutdown, the U.S. federal government will have the authority to spend federal funds to prosecute individuals and businesses acting contrary to the CSA for violations of U.S. federal law.

Furthermore, the appropriations protections only apply to individuals and businesses operating in compliance with a state’s medical cannabis laws and provide no protection to individuals or businesses operating in compliance with a state’s adult-use cannabis laws.

Additionally, there are a number of marijuana reform bills that have been introduced in the U.S. Congress that would amend federal law regarding the legal status and permissibility of medical and adult-use cannabis, including the STATES Act, the Marijuana Opportunity Reinvestment and Expungement Act (the “MORE Act”), the Substance Regulation and Safety Act (the “SRSA”) and the Medical Marijuana Research Act (the “MMRA”). The STATES Act would create an exemption in the CSA to allow states to determine their own cannabis policies without fear of federal reprisal.

The MORE Act, which was reintroduced to the House of Representatives on May 28, 2021, would remove cannabis from the CSA, expunge federal cannabis offenses and establish a 5% excise tax on cannabis to fund various federal grant programs. On March 1, 2022, the U.S. House of Representatives passed the MORE Act, a bill that would end the federal prohibition on cannabis by removing it from the list of banned controlled substances. This is the second time the bill passed the House; however, it is expected to receive opposition in the Senate and we have no clear expectation that the MORE Act will become law in the near future.

The SRSA, which was introduced by U.S. Senator Tina Smith on July 30, 2020, would remove cannabis from the CSA, grant the FDA authority to regulate cannabis and cannabis products and regulate the safety and quality control of cannabis crops and the import and export of cannabis materials. The MMRA, which was introduced in the House of Representatives on October 21, 2021, would amend the CSA to make marijuana accessible for use by qualified marijuana researchers for medical purposes. It is uncertain which federal marijuana reform bills, if any, will ultimately be passed and signed into law.

Businesses in the regulated cannabis industry, including our business, are subject to a variety of laws and regulations in the United States that involve money laundering, financial recordkeeping and proceeds of crime, including the U.S. Currency and Foreign Transactions Reporting Act of 1970 (“Bank Secrecy Act”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “US PATRIOT Act”) and the rules and regulations thereunder and any related or similar rules, regulations, or guidelines, issued, administered, or enforced by governmental authorities in the United States. Further, under U.S. federal law, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan, or any other service could be charged with money laundering, aiding and abetting, or conspiracy.

Despite these laws, the Financial Crimes Enforcement Network (“FinCEN”), a bureau within the U.S. Department of the Treasury (“U.S. Treasury”), issued a memorandum on February 14, 2014 (the “FinCEN Memorandum”), which provides instructions to banks and other financial institutions seeking to provide services to cannabis-related businesses. The FinCEN Memorandum explicitly references the Cole Priorities and indicates that in some circumstances it is permissible for banks and other financial institutions to provide services to cannabis-related businesses without risking prosecution for violation of U.S. federal money laundering laws. Under these guidelines, financial institutions are subject to a requirement to submit a suspicious activity report in certain circumstances as required by federal money laundering laws. These cannabis-related suspicious activity reports are divided into three categories: marijuana limited, marijuana priority and marijuana terminated, based on the financial institution’s belief that the marijuana business follows state law, is operating out of compliance with state law, or where the banking relationship has been terminated, respectively. The FinCEN Memorandum refers to supplementary guidance in the Cole Memorandum relating to the prosecution of money laundering offenses predicated on cannabis-related violations of the CSA.

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The rescission of the Cole Memorandum did not affect the status of the FinCEN Memorandum, and to date, the U.S. Treasury has not given any indication that it intends to rescind the FinCEN Memorandum. While the FinCEN Memorandum was originally intended to work in tandem with the Cole Memorandum, the FinCEN Memorandum appears to remain in effect as standalone guidance. Although the FinCEN Memorandum remains intact, indicating that the U.S. Treasury and FinCEN intend to continue abiding by its guidance, it is unclear whether the Biden administration will continue to follow the guidelines set forth under the FinCEN Memorandum.

In March 2019, the U.S. House of Representatives introduced the Secure and Fair Enforcement Banking Act (the “SAFE Banking Act”) which creates protections for financial institutions that provide banking services to businesses acting in compliance with applicable state cannabis laws. Most recently, on July 19, 2021, the America Creating Opportunities for Manufacturing, Pre-Eminence in Technology, and Economic Strength Act of 2022 (the “America COMPETES Act of 2022”) was introduced in the U.S. House of Representatives. The America COMPETES Act of 2022 includes provisions of the SAFE Banking Act and sets out financial regulations for cannabis-related businesses and revises other aspects of the financial system with regard to cannabis-related businesses. On February 4, 2022, a majority of the U.S. House of Representatives passed the America COMPETES Act of 2022; however, it is uncertain whether it will be passed by the U.S. Senate and ultimately signed into law. This marks the sixth time that the U.S. House of Representatives have advanced SAFE Banking to the U.S. Senate. There can be no assurance that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. In addition, local and city ordinances may strictly limit and/or restrict the distribution of cannabis in a manner that could make it difficult or impossible to operate cannabis businesses in certain jurisdictions.

Hemp

On December 20, 2018, the U.S. Agriculture Improvement Act of 2018 (the “2018 Farm Bill”) was signed into law. Prior to its enactment, the U.S. federal government did not distinguish between cannabis and hemp and the entire plant species Cannabis sativa L. (subject to narrow exceptions applicable to specific portions of the plant) was scheduled as a controlled substance under the CSA. Therefore, the cultivation of hemp for any purpose in the United States without a Schedule I registration with the U.S. Drug Enforcement Agency (“DEA”) was federally illegal, unless exempted by Section 7606 of the Agricultural Act of 2014 (the “2014 Farm Bill”). The 2018 Farm Bill removed hemp (which is defined as “the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis”) and its derivatives, extracts and cannabinoids, including CBD derived from hemp, from the definition of marijuana in the CSA, thereby removing hemp and its derivatives from DEA purview as a controlled substance. The 2018 Farm Bill also amends the Agricultural Marketing Act of 1946 to allow for the commercial production of hemp in the United States under the purview of the United States Department of Agriculture (the “USDA”) in coordination with state departments of agriculture that elect to have primary regulatory authority over hemp production in their respective jurisdictions. Pursuant to the 2018 Farm Bill, states, U.S. territories and tribal governments may adopt their own regulatory plans for hemp production even if more restrictive than federal regulations so long as they meet minimum federal standards and are approved by the USDA. Hemp production in states and tribal territories that do not choose to submit their own plans and that do not prohibit hemp production will be governed by USDA regulation.

On October 31, 2019, the USDA issued an interim final rule governing the domestic production of hemp under the 2018 Farm Bill, establishing the U.S. Domestic Hemp Production Program (the “USDA IFR”). The USDA IFR outlines the requirements for the USDA to approve plans submitted by states and tribal governments for the domestic production of hemp. It also establishes a federal plan for hemp producers in states or territories of Native American tribes that do not have USDA-approved hemp production plans. Pursuant to the USDA IFR, the USDA reviews hemp production plans submitted by state and tribal governments that wish to obtain or retain primary regulatory authority over hemp production in their respective jurisdictions. Once the USDA formally receives a plan from a state or tribal government, the agency has 60 days to review and approve or reject the plan.

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Although the USDA IFR provides the framework for the USDA, state departments of agriculture and tribal governments to begin the implementation of commercial hemp production programs pursuant to the 2018 Farm Bill, the 2014 Farm Bill was scheduled to remain in effect for one year after the effective date of the USDA IFR. On January 15, 2021, the USDA issued a final rule on hemp production which incorporates modifications established under the USDA IFR published in October 2019. The rule became effective on March 22, 2021 and outlines, among other things, the licensing requirements, recordkeeping requirements, procedures for testing THC concentrations and, procedures for disposing of non-compliant plants.

The application of the hemp provisions of the 2014 Farm Bill was initially set to expire on October 31, 2020, at which time state programs would be required to comply with the 2018 Farm Bill regulations. However, U.S. Senators and state agricultural departments requested an extension of the application of the 2014 Farm Bill and a delay of the implementation of the 2018 Farm Bill due to delays caused by COVID-19. Although, as a result of the extension, the 2014 Farm Bill was set to expire on December 31, 2021, it was extended until January 1, 2022, by the Continuing Appropriations Act of 2021. As of January 1, 2022, there have been no further extensions and all states must either have a USDA-approved hemp product plan, or grant regulatory oversight over hemp cultivation to the USDA.

Under the 2018 Farm Bill, states and tribal governments have authority to adopt regulatory regimes that are more restrictive than federal mandates or prohibit hemp production altogether. Accordingly, variance in hemp regulation across jurisdictions is likely to persist. Compliance with state hemp law, if any, is required under the 2018 Farm Bill.

As a result of the 2018 Farm Bill, federal law now provides that CBD derived from hemp is not a controlled substance under the CSA; however, CBD derived from hemp could still be considered a controlled substance under applicable state law. States take varying approaches to regulating the production and sale of hemp and hemp-derived CBD. While some states explicitly authorize and regulate the production and sale of CBD or otherwise provide legal protection for authorized individuals and businesses to engage in commercial hemp activities, other states maintain outdated drug laws that do not distinguish hemp or hemp-derived CBD from marijuana (or “cannabis” as used herein), resulting in hemp being classified as a controlled substance under certain state laws. In these states, the sale of CBD, notwithstanding its origin, is either restricted to state medical or adult-use cannabis program licensees or remains unlawful. Additionally, a number of states prohibit the sale of consumable CBD products based on the position of the FDA set forth in the Federal Food, Drug and Cosmetic Act (the “FFDCA”) that it is unlawful to introduce food containing added CBD or THC into interstate commerce, or to market CBD or THC products as or in dietary supplements regardless of whether the substances are hemp-derived.

The 2018 Farm Bill preserves the authority and jurisdiction of the FDA under the FFDCA to regulate the manufacture, marketing and sale of food, drugs, dietary supplements and cosmetics, including products that contain hemp extracts and derivatives such as CBD. As a producer and marketer of hemp-derived products, we are required to comply with FDA regulations applicable to the manufacturing and marketing of such products, including with respect to dietary supplements, food and cosmetics. To date, the FDA has not deemed CBD or other cannabinoids permissible for use in dietary supplements, as dietary ingredients, or as safe for use in food. The FDA has consistently taken the position that CBD is prohibited from being marketed as a dietary supplement or added to food because substantial clinical trials studying CBD as a new drug must be made public prior to the marketing of any food or dietary supplements containing CBD.

The FDA has issued warning letters to companies unlawfully marketing CBD products. In many of these cases, the manufacturer made unsubstantiated claims that products containing CBD are able to treat serious medical conditions, including cancer, Alzheimer’s disease, opioid withdrawal and anxiety, among others, without obtaining drug approvals. Some of these letters were co-signed with the U.S. Federal Trade Commission and cited the companies for making claims about the efficacy of CBD that were not substantiated by scientific evidence.

The FDA has stated that it recognizes the potential opportunities and significant interest in drugs and consumer products containing CBD, is committed to evaluating the agency’s regulatory policies related to CBD and has established a high-level internal working group to explore potential pathways for various types of CBD products to be lawfully marketed. The FDA has authority to issue regulation that would allow these naturally-occurring hemp compounds to be added to food or dietary supplements. In May 2019, the FDA held a public hearing to obtain scientific data and information about the safety, manufacturing, product quality, marketing, labeling and sale of products containing cannabis or cannabis-derived compounds.

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Notwithstanding the foregoing, other than Epidiolex (cannabidiol), a cannabis-derived product, and three synthetic cannabis-related drug products (Marinol (dronabinol), Syndros (dronabinol) and Cesamet (nabilone)), the FDA has not approved a marketing application for cannabis for the treatment of any disease or condition and has not approved any cannabis, cannabis-derived or CBD products. See Risk Factors—Our products are not approved by the FDA or any other federal governmental authority; and There is uncertainty surrounding the regulatory pathway for CBD.

In connection with the Further Consolidated Appropriations Act, 2020, the House Committee on Appropriations issued an explanatory statement agreeing to appropriate $2.0 million in funding to the FDA for research, policy evaluation, market surveillance and issuance of an enforcement discretion policy for products under the FDA’s jurisdiction that contain CBD. The legislation required the FDA to provide a report within 60 days regarding its progress in obtaining and analyzing data to help determine a policy of enforcement discretion and the process through which CBD will be evaluated for use in products. On March 5, 2020, the FDA issued a report on its progress and committed to expanding its educational efforts regarding CBD products, encouraging, facilitating and initiating more research on CBD, continuing to monitor the CBD marketplace and take appropriate action against unlawful CBD products that pose a risk of harm to the public and developing a risk-based enforcement policy aimed at protecting the public and providing more regulatory clarity regarding the FDA’s CBD enforcement priorities. The FDA was also required to conduct a sampling study of the current CBD marketplace to determine the extent to which products containing CBD are mislabeled or adulterated within 180 days of the enactment of the Further Consolidated Appropriations Act, 2020.

On July 9, 2020, the FDA issued its sampling study to the U.S. House Committee on Appropriations and the U.S. Senate Committee on Appropriations detailing the sampling conducted in recent years on CBD products. While the minority of CBD products previously tested by the FDA contained CBD concentrations consistent with their labeling, the report states that a majority of products tested for potentially harmful elements “did not raise significant public health concerns.” The report further provides that the FDA will undertake a more extensive sampling effort expected to cover a representative sample of currently marketed CBD products, including tinctures, oils, extracts, capsules, powders, gummies, water and other beverages, conventional foods, cosmetics, lubricants, tampons, suppositories, vape cartridges and products sold for consumption by pets. Products will be evaluated for cannabinoid content as well as potentially harmful elements.

The rules, regulations and enforcement in this area continue to evolve and develop. On August 20, 2020, the DEA issued an interim final rule conforming its regulations to the 2018 Farm Bill (the “DEA IFR”), which went into effect on August 21, 2020. Notably, the DEA IFR creates uncertainty with respect to the federal legal status of any hemp derivative, extract, or product that exceeds a delta-9 tetrahydrocannabinol concentration of 0.3 percent during processing, which, pursuant to the DEA IFR, renders it a federal Schedule I substance under the CSA even if the hemp plant from which any such material is sourced does not exceed the 0.3 percent threshold.

On September 4, 2020, the Hemp and Hemp-Derived CBD Consumer Protection and Market Stabilization Act of 2020 was initially introduced in the U.S. House of Representatives and was reintroduced in the U.S. House of Representatives on February 4, 2021. The Hemp and Hemp-Derived CBD Consumer Protection and Market Stabilization Act of 2020 permits the inclusion of hemp and CBD derived from hemp as ingredients in dietary supplements that otherwise comply with the applicable requirements for dietary supplements set forth in the FFDCA and the Fair Packaging and Labeling Act. The bill does not address the inclusion of hemp or CBD derived from hemp as ingredients in food products, and it is unclear whether it will ultimately be passed and signed into law.

On January 8, 2021, the FDA issued a report stating that more real-world data on CBD use and safety, alongside data from other types of studies, is needed to fill in the current gaps in the FDA’s understanding of the safety profile of CBD and many other cannabis-derived compounds, including potential safety risks for people and animals. Until these gaps are filled and the FDA formally adopts regulations authorizing the production and sale of CBD products as food and/or dietary supplements, there is a risk that the FDA could take enforcement action against us. Failure to comply with FDA requirements may result in, among other things, warning letters, injunctions, product withdrawals, recalls, seizures, fines and criminal prosecutions. We continue to closely monitor FDA developments with respect to CBD and our compliance with applicable United States laws relating to hemp, including the FDA’s regulations of CBD and evaluate and implement appropriate compliance measures on an ongoing basis.

On February 8, 2022, the Hemp Advancement Act of 2022 was introduced in the U.S. House of Representatives. The Hemp Advancement Act of 2022 would raise the permitted THC threshold for hemp and in-process hemp extract, remove the requirement that hemp testing occur at DEA-registered facilities, and allow people with drug-related felony convictions to receive a hemp license.

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Application of Cannabis Regulations in the United States

Violations of U.S. federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions, or settlements arising from either civil or criminal proceedings brought by either the U.S. federal government or private citizens, including, but not limited to, disgorgement of profits, seizure of property or products, cessation of business activities, or divestiture. Our cannabis business activities and the cannabis business activities of our subsidiaries, while believed to be compliant with applicable U.S. state and local laws, currently are illegal under U.S. federal law.

Cannabis Regulations in Brazil

Brazilian law currently prohibits cannabis cultivation, processing, and sales. This restriction applies to both marijuana and industrial hemp. There is no distinction between hemp and marijuana. As a result, there is no specific legislation on industrial hemp. However, on August 18, 2020, draft legislation was introduced that would allow Brazilian farmers to grow cannabis for medical and industrial purposes on domestic soil for the first time has been submitted to the country’s lower house of Congress. The bill was delivered to the House of Deputies speaker by lawmakers Paulo Teixeira and Luciano Ducci, co-sponsors of the bill who sit on the chamber’s special commission for the regulation of medicinal cannabis. Action is pending on this legislation.

Cannabis Regulations in Uruguay

Cannabis is legal in Uruguay, and is one of the most widely used drugs in the nation. President Jose Mujica signed legislation to legalize recreational cannabis in December 2013, making Uruguay the first country in the modern era to legalize cannabis. Uruguay has an established market that the Company intends to enter and compete in.

Cannabis regulations in Canada

We do not, directly or indirectly, engage in the cultivation, processing, or dispensing of cannabis or any other cannabis-related activity in Canada. As such, to our knowledge, our Canadian corporate operations are not subject to any cannabis regulations in Canada.

Sales and Marketing

We market and sell our services and products throughout the United States consistent with the Farm Bill, as well as in Canada. We intend to expand our offerings as additional countries and jurisdictions who adopt state-regulated or government programs like the Farm Bill. We market and sell our hempSMART™ products directly through our web site, and through our affiliate marketing program, where qualified sales affiliates use a secure multi-level-marketing sales software program that facilitates order placement over the internet via a web site, and accounts for affiliate orders and sales; calculates referral benefits apportionable to specific sales associates and calculates and accounts for loyalty and rewards benefits for returning customers. The Company plans on focusing its sales and marketing through direct sales on its website and intends to wind down and terminate its affiliate marketing and sales program during fiscal 2021.

On October 1, 2020, we entered into two Joint Venture Agreements with Marco Guerrero, a director of the Company, dated September 30, 2020, to form joint venture operations in Brazil and in Uruguay to produce, manufacture, market and sell the Company’s hempSMART™ products in Latin America, and will also work to develop and sell hempSMART™ products globally. The Joint Venture Agreements contain equal terms for the formation of joint venture entities in Uruguay and Brazil. The Brazilian joint venture will be headquartered in São Paulo, Brazil, and will be named HempSmart Produtos Naturais Ltda. (“HempSmart Brazil”). The Uruguayan joint venture will be headquartered in Montevideo, Uruguay and will be named Hempsmart Uruguay S.A.S. (“HempSmart Uruguay”). Both are in the development stage.

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Research and Development

Our research and development activity for the fiscal year ended December 31, 2021 was primarily focused on formulations of our various hempSMART™ products. Our research and development costs were $9,527. We may conduct additional research and development as the Company expands its hempSMART™ line of products.

Significant Customers

Sales of our hempSMART™ products have not resulted in reportable significant customers.

Intellectual Property

On February 12, 2019, the U. S. Patent Office issued patent number 10,201,553 for the Company’s hempSMART™ Brain product. On October 3, 2016, H Smart, Inc. filed a trademark application with the U.S. Patent and Trademark Office for the tradename hempSMART™, Application No. 87/531,833. The trademark has not yet been registered, and the application is pending.

Employees

As of December 31, 2021, we had 7 full-time employees.

Where You Can Find Us

Our executive office is located at 633 W. 5th Street, Suite 2826, Los Angeles, CA 90071. Our telephone number is (888) 777-4362.

The Offering

Common Stock Offered by the Selling Security Holder	3,000,000,000 shares of common stock, including 3,000,000,000 shares of common stock that may be drawdown to Dutchess, representing 28.65% of the public float as of July 14, 2022.

Common Stock in the Public Float Before the Offering	10,470,402,464 shares of common stock as of July 14, 2022.

Common Stock Outstanding After the Offering	15,414,040,713 shares of common stock. (1)

Terms of the Offering	The Selling Securityholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering	The offering will conclude upon such time as all of the common stock has been sold pursuant to the registration statement, or 36 months after the effective date.

Use of Proceeds	We are not selling any shares of common stock in this offering and, as a result, will not receive any proceeds from this offering, except for the potential sale of the Placement Warrants. See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 23.

(1)	This total shows how many shares of common stock will be outstanding assuming 3,000,000,000 shares of common stock will be drawdown to Dutchess, calculated using the number of shares of common stock at July 14, 2022 of 12,380,532,543

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Summary of Financial Data

The following summary consolidated statements of operations data for the fiscal years ended December 31, 2021 and 2020 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the year ended December 31, 2021 are not necessarily indicative of our operating results to be expected for the full fiscal year ending December 31, 2022 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated interim financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

The following information represents selected audited financial information for our company for the years ended December 31, 2021 and 2020 and the three months ended March 31, 2022 and 2021. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus.

	Years Ended December 31,		Three Months Ended March 31, (unaudited)
	2021	2020	2022	2021
Sales	1,030,249	267,584	561,321	34,930
Related Party Sales	-	13,069	—	-
Gross Profit	156,878	121,349	51,059	9,750
Operating expenses	4,868,011	4,976,240	886,853	792,667
Net loss from operations	(4,711,133)	(4,854,891)	(835,794)	(782,917)
Interest expense, net	(4,302,293)	(2,999,291)	(1,246,155)	(1,100,962)
Impairment loss on Joint Ventures	-	(22,658)	-	-
Income (loss) on equity investment	(735,178)	106,305	-	-
Gain (loss) on change in fair value of derivative liabilities	3,852	(4,698,072)	(1,026,929)	(2,326,018)
Unrealized gain on trading securities	504,137	248,204	-	620,134
Realized gain (loss) on sale of trading securities	(543,200)	(2,603)	6,086	-
Gain (loss) on settlement of debt	(407,635)	77,624	(187,500)	(68,227)
Net loss	$(10,191,450)	$(12,145,382)	$(3,290,292)	$(3,657,990)

Balance Sheet Data:

(in thousands)

As of March 31, 2022	Actual	As Adjusted(1)
Cash and cash equivalents	$244	$
Total assets	8,106
Accumulated deficit	(99,791)
Total stockholders’ equity (deficit)	$721	$

(1)	On an as adjusted basis to give further effect to our issuance and sale of 3,000,000,000 shares of common stock in this offering at an offering price of $0.0007 per share, after deducting the estimated offering expenses payable by us.

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Purchase Agreement with Dutchess Capital Growth Fund LP (“Dutchess”)

On May 31, 2022, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Dutchess. Although we are not mandated to sell shares under the Purchase Agreement, the Purchase Agreement gives us the option to sell to Dutchess, up to $10,000,000 worth of our common stock over the period ending thirty-six (36) months after the execution date of the Purchase Agreement. All such sales of common stock to be made under the Purchase Agreement to Dutchess shall be referred to in this prospectus as the “Equity Line”. The Equity Line obligations of Dutchess as imposed by the terms of the Purchase Agreement are non-transferrable.

We may draw on the Equity Line facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Purchase Agreement. The maximum number of shares that we are entitled to drawdown in any one notice may not exceed the lesser of (i) $100,000, (ii) 150% of the Average Daily Trading Value of the Common Stock during the fifteen (15) days immediately preceding the Drawdown Notice date, or (iii) the beneficial ownership limit for Dutchess of 4.99% of common shares or common share equivalents. The “Average Daily Trading Value” is defined in the Purchase Agreement as a per share price equal to the lowest trading price of the Company’s Common Stock during the during the five (5) Business Days immediately preceding the respective Drawdown Notice Delivery Date, multiplied by the Average Daily Trading Volume. The “Average Daily Trading Volume” is defined in the Purchase Agreement as the average trading volume of the Company’s Common Stock for the five (5) Business Days immediately preceding the respective Drawdown Notice Date.

The purchase price of the shares drawdown to Dutchess shall be sixty percent (60%) of the lowest trading price of the common stock for the fifteen (15) business days prior to the closing date of the drawdown transaction (the “Closing Date”). The Closing Date is the first business day that Dutchess receives the deposit of the drawdown shares, outlined in the drawdown notice, into its brokerage account and is eligible to trade the shares.

There are circumstances under which we will not be entitled to drawdown shares to Dutchess, including, but are not limited to the following. Please reference the Purchase Agreement, included as an exhibit, for a full list of drawdown restrictions.

•	We will not be entitled to drawdown shares to Dutchess unless there is an effective registration statement under the Securities Act to cover the resale of the shares by Dutchess;

•	We will not be entitled to drawdown shares to Dutchess to the extent that such shares would cause Dutchess's beneficial ownership to exceed 4.99% of our outstanding shares;

•	We will not be entitled to drawdown shares to Dutchess unless all of the Company's representations and warranties are accurate. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or government authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated under the Dutchess Agreement.

•	We will not be entitled to drawdown shares to Dutchess unless the company's common stock is DWAC eligible and not subject to a “DTC Chill”.

•	We will not be entitled to drawdown shares to Dutchess unless all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act.

•	We will not be entitled to drawdown shares to Dutchess if we fail to reserve sufficient shares of our common stock for Dutchess, pursuant to the terms of the Dutchess Agreement.

The Purchase Agreement further provides that the Company and Dutchess are each entitled to customary indemnification from the other for any losses or liabilities we or it suffers as a result of any breach by the other of any provisions of the Purchase Agreement or our registration rights agreement with Dutchess, or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party's execution, delivery, performance or enforcement of the Purchase Agreement or the registration rights agreement.

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The Purchase Agreement also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Purchase Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

Pursuant to a placement agency agreement dated as of February 2, 2022, we engaged J.H. Darbie & Co., Inc., a licensed broker-dealer, as placement agent to act as the exclusive placement agent in connection with the Purchase Agreement. Under the placement agent agreement, the placement agent will be entitled to receive a finder’s fee in cash equal to 6% of the gross proceeds of Dutchess’ common stock purchases under the Purchase Agreement, and non-callable warrants simultaneously with the closing of the Transaction equal to 6% warrant coverage of the purchase amount. The placement agent warrants are referred to collectively as the Placement Warrants. The Placement Warrants will entitle the placement agent to purchase our common shares at a purchase price equal to 120% of the Purchase Agreement purchase price or the public market closing price of our common stock on the date of the purchase under the Purchase agreement, whichever is lower. The Placement Warrants will be exercisable immediately after the date of issuance, have participating registration rights and will expire 5 years after the date of issuance. We are registering the resale of 180,000,000 shares of common stock which are issuable upon the exercise of the Placement Warrants held by the placement agent to permit the placement agent, as a selling securityholder, or its permitted transferee or other successor-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these shares in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

Registration Rights Agreement

Pursuant to the terms of a Registration Rights Agreement, dated May 31, 2022, between Dutchess and us, we are obligated to file one or more registration statements with the SEC to register the resale by Dutchess of shares of common stock issued or issuable under the Purchase Agreement. We have agreed that, in the event that this registration fails to register all of the shares necessary to fulfill our contractual obligations, we will amend this statement and file new registration statements. This registration process will continue until such time as all of the dollar amounts available under the credit line, using shares of common stock issuable under the Purchase Agreement, have been registered for resale on effective registration statements.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing our securities. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

General risk relating to COVID-19 pandemic

Our business and financial results may be materially adversely affected by the current COVID-19 pandemic outbreak.

The pandemic of a novel coronavirus (COVID-19) has resulted in a widespread health crisis that has adversely affected the economies and financial markets worldwide. Government efforts to contain the spread of the coronavirus through lockdowns of cities, business closures, restrictions on travel and emergency quarantines, among others, and responses by businesses and individuals to reduce the risk of exposure to infection, including reduced travel, cancellation of meetings and events, and implementation of work-at- home policies, among others, have caused significant disruptions to the global economy and normal business operations across a growing list of sectors and countries.

Our operating results substantially depend on revenues derived from sales of hemp and cannabis-derived products on a wholesale and retail basis. As the COVID-19 spread continues, the measures implemented to curb the spread of the virus have resulted in supply chain disruptions, insufficient work force and suspended manufacturing and construction works for the cannabis industry. One or more of our customers, partners, service providers or suppliers may experience financial distress, delayed or defaults on payment, file for bankruptcy protection, sharp diminishing of business, or suffer disruptions in their business due to the outbreak. These preventative measures have also impacted our daily operations. The efforts enacted to control COVID-19 have placed heavy pressure on our marketing and sales activities. We continue to assess the related risks and impacts COVID-19 pandemic may have on our business and our financial performance. In light of the rapidly changing situation across different countries and regions, it remains difficult to estimate the duration and magnitude of COVID-19 impact. Until such time as the COVID-19 pandemic is contained or eradicated and global business return to more customary levels, our business and financial results may be materially adversely affected.

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RISKS RELATED TO OUR FINANCIAL POSITION AND NEED FOR CAPITAL

If we fail to obtain the capital necessary to fund our operations, we may be required to cease or curtail our operations.

Although we expect the net proceeds of this offering to be sufficient to satisfy our capital requirements for a period of 12 months from the date of this Offering Circular, we believe that we will need to raise substantial additional capital to fund our continuing operations. Our business or operations may change in a manner that would consume available funds more rapidly than anticipated and substantial additional funding may be required to maintain operations, fund expansion, develop new or enhanced products, acquire complementary products or businesses or otherwise respond to competitive pressures and opportunities, such as a change in the regulatory environment. In addition, we may need to accelerate the growth of our sales capabilities and distribution beyond what is currently envisioned, and this would require additional capital. However, we may not be able to secure funding when we need it or on favorable terms. If we cannot raise adequate funds to satisfy our capital requirements, we may have to cease or curtail our operations.

Even if we can raise additional funding, we may be required to do so on terms that are dilutive to you.

The capital markets have been unpredictable in the past. In addition, it is generally difficult for early stage companies to raise capital under current market conditions. The amount of capital that a company such as ours is able to raise often depends on variables that are beyond our control. As a result, we may not be able to secure financing on terms attractive to us, or at all. If we are able to consummate a financing arrangement, the amount raised may not be sufficient to meet our future needs. If adequate funds are not available on acceptable terms, or at all, our business, including our results of operations, financial condition and our continued viability will be materially adversely affected.

We anticipate our operating expenses will increase, and we may never achieve profitability.

We launched our first hempSMART™ product, hempSMART Brain™, in November 2016. Since then, we have introduced a number of other consumer products, including, but not limited to, hempSMART Pain™, hempSMART™ Pet Drops™, and hempSMART™ Drops™. As we continue to produce other hempSMART™ products, we anticipate increases in our operating expenses, without realizing significant revenues from operations. Within the next 12 months, we anticipate that these increases in expenses will be attributed to (i) general and administrative costs; (ii) new research and development costs; (iii) advertising and website development; (iv) legal and accounting fees; (v) joint venture activities; and (vi) creating and maintaining distribution and supply chain channels.

As a result of some or all of these factors in combination, we anticipate that we will incur significant financial losses in the foreseeable future. There is limited history upon which to base any assumption as to the likelihood that our Company will prove successful. We cannot provide investors with any assurance that our business will attract customers and investors. If we are unable to address these risks, there is a high probability that our business will fail.

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Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of December 31, 2021 have been prepared under the assumption that we will continue as a going concern for the next twelve months. Our independent registered public accounting firm included in its opinion for the year ended December 31, 2021 an explanatory paragraph referring to our recurring losses from operations and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern is dependent upon our ability to develop profitable operations and to obtain additional funding sources. Our financial statements as of December 31, 2021 did not include any adjustments that might result from the outcome of this uncertainty. The reaction of investors to the inclusion of a going concern statement by our auditors, and our potential inability to continue as a going concern, in future years could materially adversely affect our share price and our ability to raise new capital or enter into strategic alliances.

RISKS RELATED TO OUR BUSINESS

We are dependent on the popularity of consumer acceptance of hemp products.

We believe the hemp industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of hemp products distributed to such consumers. Consumer perception can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of hemp-based products. There has been limited scientific research on hemp and there can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention, or other research findings or publicity will be favorable to the hemp market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention, or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings, or publicity could have a material adverse effect on the demand for our products and services and on our business, financial condition and results of operations. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of hemp and related products in general, or our products specifically, or associating the consumption hemp or related products with illness or other negative effects or events, could also have such a material adverse effect. Such adverse publicity reports or other media attention could have a material adverse effect even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed. The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views in regard to our business and activities, whether true or not. Although we take care in protecting our image and reputation, we do not ultimately have direct control over how it is perceived by others. Reputational loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to our overall ability to advance our business, thereby having a material adverse impact on our financial performance, financial condition, cash flows and growth prospects.

Due to our involvement in the hemp industry, we may have a difficult time obtaining and/or maintaining insurance that is desired to operate our business, which may expose us to significant risk and financial liability.

Insurance that is otherwise readily available, such as general liability and officers’ and directors’ insurance, is more difficult for us to find, and more expensive for us to obtain, because we service companies in the hemp and cannabis industry. There are no guarantees that we will be able to obtain or maintain insurance desired to operate our business in the future, or that the cost will be affordable to us. If we are forced to conduct our business without having obtained insurance that we deem is essential to our business, our growth may be inhibited and we may be exposed to significant risk and financial liabilities.

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Our products are relatively new and our industry is rapidly evolving.

Consideration must be given to our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies in their early stage of development, particularly companies in the rapidly evolving legal cannabis and hemp industries. To be successful we must, among other things:

●	Develop, manufacture and introduce new attractive and successful consumer products in our hempSMART™ brand;

●	Attract and maintain a large customer base and develop and grow that customer base;

●	Increase awareness of our hempSMART™ brand and develop effective marketing strategies to insure consumer loyalty;

●	Establish and maintain strategic relationships with key sales, marketing, manufacturing and distribution providers;

●	Respond to competitive developments; and

●	Attract, retain and motivate qualified personnel.

There can be no assurance that our efforts will be successful or that we will ultimately be able to attain or maintain profitability.

We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.

Some of our hempSMART™ products such as hempSMART Brain and Pain are new and are only in the developmental stages of commercialization. We are not certain that these products will generate sales as anticipated or be desirable for their intended uses in their intended markets. Failure of our current or future hempSMART™ products to achieve and sustain market acceptance could have a material adverse effect on our business, financial condition and operating results.

As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our products and services is evolving, it is difficult to predict with any certainty the ultimate size of the market for our services and products. We cannot guarantee that a market for our products or services will develop or that demand for our products or services will be sustainable. If the market for our products or services fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results may be adversely affected.

We compete for market share with other companies, which may have longer operating histories, more financial resources and more research and development, manufacturing and marketing experience than we do.

We face and expect to continue to face competition from other companies some of which may have longer operating histories, more financial resources, more experience and greater brand recognition than us. Increased competition by larger and well-financed competitors and/or competitors that have longer operating histories, greater brand recognition and more research and development, manufacturing and marketing experience than us could have a material adverse effect on our business, financial condition and results of operations. As we operate in an early stage industry, we expect to face additional competition from new entrants which may result in downward price pressure on our products as new entrants increase production, which could have a material adverse effect on our business.

In addition, if the number of users of hemp derived products increases, the demand for products will increase and we expect that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, we will require a continued high level of investment in research and development together with marketing, sales and other support. We may not have sufficient resources to maintain research and development and sales efforts on a competitive basis, which could have a material adverse effect on our business, financial condition and results of operations.

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The hemp industry is subject to the risks inherent in an agricultural business, including the risk of crop failure.

The growing of hemp is an agricultural process. As such, a business with operations in the hemp industry is subject to the risks inherent in the agricultural business, including risks of crop failure presented by weather, insects, plant diseases and similar agricultural risks. Accordingly, there can be no assurance that artificial or natural elements, such as insects and plant diseases, will not entirely interrupt production activities or have an adverse effect on the production of hemp which could have a material adverse effect on our hempSMART™ products and accordingly our operations.

If our suppliers are unable to obtain sufficient hemp from which to process CBD, our ability to meet customer demand, generate sales, and maintain operations may be adversely effected.

Our products are not approved by the FDA or any other federal governmental authority.

The FDA has not approved our products for sale. The FDA also has not permitted the marketing of certain CBD-containing products, such as foods, tinctures, gummies, and other ingestible products. Our CBD-containing products are not intended for use in the diagnosis, cure, mitigation, treatment, or prevention of a disease or condition. We can provide no assurance that our products or operations are in compliance with federal regulations, including those enforced by the FDA. Failure to comply with FDA regulations or foreign regulations may result in among other things, warning letters, injunctions, product recalls, product seizures, fines and/or criminal prosecutions.

The presence of trace amounts of THC in our hemp products may cause adverse consequences to users of such products that will expose us to the risk of liability and other consequences.

Some of our products that are intended to primarily contain U.S. hemp-derived CBD may contain trace amounts of THC. THC is an illegal or controlled substance in many jurisdictions, including under the federal laws of the U.S. Whether or not ingestion of THC (at low levels or otherwise) is permitted in a particular jurisdiction, there may be adverse consequences to consumers of our U.S. hemp products who test positive for any amounts of THC, even trace amounts, because of the presence of unintentional amounts of THC in our hemp products. In addition, certain metabolic processes in the body may negatively affect the results of drug tests. As a result, we may have to recall our products from the market. Positive tests for THC may adversely affect our reputation and our ability to obtain or retain customers. A claim or regulatory action against us based on such positive test results could materially and adversely affect our business, financial condition, operating results, liquidity, cash flow and operational performance.

We depend on key personnel to operate our business, and if we are unable to retain, attract and integrate qualified personnel, our ability to develop and successfully grow our business could be harmed.

We believe our success has depended and will continue to depend on the efforts and talents of our management team and employees. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees, including employees with sufficient experience in the hemp industry. Qualified individuals, including individuals with sufficient experience in the hemp industry, are in high demand, and we may incur significant costs to attract and retain such individuals. In addition, the loss of any of our key employees or senior management could have a material adverse effect on our ability to execute our business plan and strategy, and we may not be able to find adequate replacements on a timely basis, or at all. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, it could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to constraints on marketing our products.

There may be restrictions on sales and marketing activities imposed by government regulatory bodies that can hinder the development of our business and operating results. Restrictions may include regulations that specify what, where and to whom product information and descriptions may appear and/or be advertised. Marketing, advertising, packaging and labeling regulations also vary from state to state, potentially limiting the consistency and scale of consumer branding communication and product education efforts. The regulatory environment in the U.S. limits our ability to compete for market share in a manner similar to other industries. If we are unable to effectively market our products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for our products, our sales and operating results could be adversely affected.

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Litigation, complaints, enforcement actions and governmental inquiries could have a material adverse effect on our business, financial condition and results of operations.

Our participation in the hemp industry may lead to litigation, formal or informal complaints, enforcement actions and governmental inquiries. Such litigation, complaints, enforcement actions and governmental inquiries may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation, complaints, actions, or inquiries may be significant and may require a diversion of our resources, including the attention of our management. There also may be adverse publicity associated with such litigation, complaints, actions, or inquiries that could negatively affect customer perception our business, regardless of whether the allegations are valid or whether we are ultimately found liable.

We may be subject to product liability claims and product recalls.

As a distributor of products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused significant loss or injury. In addition, the sale of CBD products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination, which may affect consumer confidence in our CBD products. Previously unknown adverse reactions resulting from human consumption of CBD products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against us could result in increased costs, adversely affect our reputation with our clients and consumers generally and have a material adverse effect on our business, financial condition and results of operations.

In addition, distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If one or more of our products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin, or at all. In addition, a product recall may require significant attention from our management.

Additionally, if one or more of our products were subject to recall, the reputation of that product and our reputation could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on our business, financial condition and results of operations. Additionally, product recalls may lead to increased scrutiny of our operations by regulatory agencies in the jurisdictions in which we operate, requiring further attention from our management and potential legal fees and other expenses. Furthermore, any product recall affecting the CBD industry more broadly could lead consumers to lose confidence in the safety of the products, which could have a material adverse effect on our business, financial condition and results of operations.

Third parties with whom we do business may perceive themselves as being exposed to reputational risk because of their relationship with us due to our hemp-related business activities and may as a result, refuse to do business with us.

The third parties with whom we do business may perceive that they are exposed to reputational risk because of our hemp-related business activities. Any third-party service provider could suspend or withdraw its services if it perceives that the potential risks exceed the potential benefits of providing such services to us. Our failure to establish or maintain business relationships could have a material adverse effect on our business, financial condition and results of operations.

We may become subject to liability arising from fraudulent or illegal activity by our employees, independent contractors and consultants.

We are exposed to the risk that our employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or that violates government regulations and laws. It is not always possible for us to identify and deter misconduct by our employees and other third parties. The precautions we take to detect and prevent such misconduct may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending such actions, such actions could have a significant impact on our business, including, but not limited to, the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, any of which could have a material adverse effect on our business, financial condition and results of operations.

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Conflicts of interest may arise between us and our directors and officers which may have a material adverse effect on our operations.

We may be subject to various potential conflicts of interest because of the fact that some of our directors and officers may be engaged in a range of business activities. In addition, our executive officers and directors may devote time to their outside business interests so long as such activities do not materially or adversely conflict with our business or interfere with their duties to us. In some cases, our directors and executive officers may have fiduciary obligations associated with those business interests that interfere with their ability to devote time to our business and affairs and that could have a material adverse effect on our business, financial condition and results of operations.

Security threats to our information technology infrastructure and/or our physical buildings could expose us to liability and damage our reputation and business.

It is essential to our business strategy that our technology and network infrastructure and our physical buildings remain secure and are perceived by our customers and corporate partners to be secure. Despite security measures, however, any network infrastructure may be vulnerable to cyber-attacks by hackers and other security threats. We may face cyber-attacks that attempt to penetrate our network security, sabotage or otherwise disable our research, products and services, misappropriate our or our customers’ and partners’ proprietary information, which may include personally identifiable information, or cause interruptions of our internal systems and services. Despite security measures, we also cannot guarantee security of our physical buildings. Physical building penetration or any cyber-attacks could negatively affect our reputation, damage our network infrastructure and our ability to deploy our products and services, harm our relationship with customers and partners that are affected, and expose us to financial liability.

Confusion between legal hemp and illegal cannabis.

There is risk that confusion or uncertainty surrounding our products with regulated cannabis could occur on the state or federal level and impact us. We may, among other impacts, have difficulty with establishing banking relationships which may affect our business, prospects, assets or results of operation.

We are dependent on third parties for manufacturing our products. If we are not able to secure favorable arrangements with such third parties, our business and financial condition could be harmed.

We do not manufacture any of our products for commercial sale nor do we have the resources necessary to do so. We have contracted with and intend to continue to contract with third parties to manufacture our products. If we are unable to successfully enter into agreements for the manufacturing of our products or if we are not able to secure favorable commercial terms or arrangements with third parties for the manufacturing of our products, our business and financial condition could be harmed.

RISKS RELATED TO OUR JOINT VENTURES AND INVESTMENTS

If our joint ventures in Brazil and/or Uruguay are not successful or if we fail to realize the benefits we anticipate from such joint ventures, we may not be able to capitalize on the full market potential of our hempSMART™ products.

On September 30, 2020, we entered into two joint venture agreements with Marco Guerrero, our director, to form joint venture operations in Brazil and Uruguay to produce, manufacture, market and sell our hempSMART™ products in Latin America and to develop and sell hempSMART™ products globally. In connection with such joint ventures, we face numerous risks and uncertainties, including, but not limited to, effectively integrating our respective personnel, management controls and business relationships into an effective and cohesive operation. Further, we are subject to additional risks and uncertainties because we may be dependent upon, and subject to, liability, losses or damages relating to system controls and personnel that are not under our control. Moreover, the joint ventures may be subject to negative market conditions, economic downturns, and legal and political considerations in Brazil and Uruguay. While cannabis and hemp are legalized in Uruguay, Brazil is only considering legalization, and legalization there is not guaranteed.

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We will be dependent upon our strategic partners with respect to our current and future joint venture operations.

We will be dependent upon our strategic partners with respect to our current and future joint venture operations. Specifically, we will be dependent upon our strategic partners’ personnel, including their experience with respect to, among other things, compliance with applicable laws and regulations. If our strategic partners do not commit sufficient resources to the joint ventures’ operations or if we are unable to integrate such operations successfully and efficiently, our results of operations, financial condition and cash flows may be materially and adversely affected. In addition, conflicts or disagreements between us and our strategic partners may, among other things, delay or prevent the production, manufacturing, marketing and sales of our products, which may have a material adverse effect on our business and results of operations.

Our current and future joint ventures may be adversely affected by our lack of sole decision-making authority, our reliance on our co-venturers’ financial condition and liquidity and disputes between us and our co-venturers.

We have and may in the future form joint ventures with third parties in which we may not exercise sole decision-making authority regarding the operations of the joint venture. In certain cases, we may have little or no decision-making authority. Joint ventures are subject to various risks including, but not limited to, bankruptcy of the joint venture or failure of a third party to fund their required capital contributions. In addition, our partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our objectives. Furthermore, disputes between us and our partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our management from focusing their time and effort on our business. The occurrence of any of the foregoing may have a material adverse effect on our business and results of operations.

We have invested and may continue to invest in securities of private companies and may hold a minority interest in such companies, which may limit our ability to sell or otherwise transfer those securities and direct management decisions of such companies.

We have invested and may continue to invest in securities of private companies and may hold a minority interest in such companies. In some cases, we may be restricted for a period by contract or applicable securities laws from selling or otherwise transferring those securities. In addition, any securities of private companies in which we invest may not have a liquid market and the inability to sell those securities on a timely basis or at acceptable prices may impair our ability to exit the investments when we consider appropriate. Further, to the extent we hold a minority interest in certain companies, we may be limited in our ability to direct management decisions of such companies.

Our business may be adversely affected by the coronavirus (“COVID-19”) pandemic.

The outbreak of COVID-19 evolved into a global pandemic as COVID-19 spread to many regions of the world. In response to COVID-19, governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures have and may continue to adversely affect workforces, customers, supply chains, consumer sentiment, economies, and financial markets. In addition, decreased consumer spending has and may continue to lead to an economic downturn globally.

Specifically, numerous state and local jurisdictions have and may in the future impose shelter-in-place orders, quarantines, shut-downs of non-essential businesses, and similar government orders and restrictions on their residents to control the spread of COVID-19. Such orders or restrictions have resulted in temporary facility closures, work stoppages, slowdowns and travel restrictions, among other effects, thereby adversely impacting our operations. As a result of COVID-19, we have experienced a reduction in sales of our products and slower lead times with respect to the manufacturing of our products. In addition, we expect to be impacted by a downturn in the United States economy, which could have an adverse impact on discretionary consumer spending and may have a significant impact on our business operations and/or our ability to generate revenues and profits.

The extent to which COVID-19 impacts our business and operating results will depend on future developments that are highly uncertain and cannot be accurately predicted, including new information that may emerge concerning COVID-19, including variants such as the delta variant, and the actions to contain COVID-19 or treat its impact, among others. We do not yet know the full extent of the impacts of COVID-19 on our business; however, these effects could have a material impact on our operations and financial condition.

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RISKS RELATED TO OUR INTELLECTUAL PROPERTY

We may be subject to risks related to the protection and enforcement of our intellectual property rights, and third parties may enforce their intellectual property rights against us.

The ownership and protection of our intellectual property rights is a significant aspect of our future success. We rely on patents, trade secrets, trademarks, service marks technical know-how and other proprietary information (collectively, “Intellectual Property”) to maintain our competitive position. We try to protect our Intellectual Property by seeking registered protection where possible, developing and implementing standard operating procedures to protect Intellectual Property and entering into agreements with parties that have access to our Intellectual Property, such as our employees and consultants, to protect confidentiality and ownership.

It is possible that we may fail to identify Intellectual Property, fail to protect or enforce our Intellectual Property, inadvertently disclose such Intellectual Property or fail to register rights in relation to such Intellectual Property.

In relation to our agreements with parties that have access to our Intellectual Property, any of these parties may breach those agreements, and we may not have adequate remedies for any specific breach. In relation to our security measures, such security measures may be breached, and we may not have adequate remedies for any such breach. In addition, certain of our Intellectual Property, which has not yet been applied for or registered, may otherwise become known to or be independently developed by competitors or may already be the subject of applications for intellectual property registrations filed by our competitors, which could have a material adverse effect on our business, financial condition and results of operations.

We cannot provide any assurance that our Intellectual Property will not be disclosed in violation of agreements or that competitors will not otherwise gain access to our Intellectual Property or independently develop and file applications for intellectual property rights that adversely affect our Intellectual Property rights. Unauthorized parties may attempt to copy, reverse engineer, or otherwise obtain and use our Intellectual Property. Identifying and policing the unauthorized use of our current or future Intellectual Property rights could be difficult, expensive, time-consuming and unpredictable, as may be enforcing these rights against unauthorized use by others. We may be unable to effectively monitor and evaluate the products being distributed by our competitors and the processes used to produce such products. Additionally, if the steps taken to identify and protect our Intellectual Property rights are deemed inadequate, we may have insufficient recourse against third parties for enforcement of our Intellectual Property rights.

In any infringement proceeding, some or all of our Intellectual Property rights or arrangements or agreements seeking to protect the same for our benefit may be found invalid, unenforceable, or anti-competitive. An adverse result in any litigation or defense proceedings could drawdown one or more of our Intellectual Property rights at risk of being invalidated or interpreted narrowly and could drawdown existing intellectual property applications at risk of not being issued. Any or all of these events could have a material adverse effect on our business, financial condition and results of operations.

Additionally, other parties may claim that our products or services infringe on their proprietary rights or other intellectual property rights. Parties making claims against us may obtain injunctive or other equitable relief, which may have an adverse impact on our business. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, legal fees, result in injunctions, temporary restraining orders and/or require the payment of damages. In addition, we may need to obtain licenses from third parties who allege that we have infringed on their lawful rights. However, such licenses may not be available on terms acceptable to us, if at all. In addition, we may not be able to obtain licenses on terms that are favorable to us, or at all, or other rights with respect to intellectual property that we do not own.

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Our trade secrets may be difficult to protect.

Our success depends upon the skills, knowledge and experience of our scientific and technical personnel, our consultants and advisors, as well as our contractors. We rely in part on trade secrets to protect our proprietary hempSMART™ products and processes. However, trade secrets are difficult to protect. Although we enter into agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors which generally require that information received by such parties during the course of their relationship with us be kept confidential and include provisions with respect to the assignment of inventions to us, such agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. Any enforcement proceedings with respect to our trade secretary may be expensive and time consuming. Any failure to obtain or maintain meaningful trade secret protection could adversely affect our business.

RISKS RELATED TO GOVERNMENT REGULATIONS

There is uncertainty surrounding the regulatory pathway for CBD.

The FDA currently does not permit the marketing of CBD-containing foods or dietary supplements, and we may be subject to enforcement action taken by the FDA concerning products containing derivatives from hemp. On February 4, 2021, Representative Kurt Schrader introduced H.R. 8179, a bill seeking to amend the U.S. Federal Food, Drug, and Cosmetic Act with respect to the regulation of certain hemp-derived CBD and which, if enacted into law, would permit the marketing of hemp-derived CBD and substances containing hemp-derived CBD as dietary supplements under the U.S. Federal Food, Drug, and Cosmetic Act, resolving ambiguity and providing clear guidance to stakeholders about how to comply with applicable FDA law. However, there can be no assurance that such bill will be enacted into law, and our failure to comply with FDA requirements may result in, among other things, warning letters, injunctions, product recalls, product seizures, fines and/or criminal prosecutions.

Legislation or regulations which impose substantial new regulatory requirements on the manufacture, packaging, labeling, advertising and distribution and sale of hemp-derived products could harm our business, results of operations, financial condition and prospects.

We believe that the sale of our hemp-derived products are in compliance with applicable U.S. regulations because our hemp products contain less than 0.3% THC and are sold only in states in the United States that have not prohibited the sale of hemp products. The rapidly changing regulatory landscape regarding hemp-derived products presents a substantial risk to the success and ongoing viability of the hemp industry in general and our ability to offer and market hemp-derived products. New legislation or regulations may be introduced at either the federal or state level which, if passed, could impose substantial new regulatory requirements on the manufacture, packaging, labeling, advertising and distribution and sale of hemp-derived products. New legislation or regulations may also require the reformulation, elimination or relabeling of certain products to meet new standards and revisions to certain sales and marketing materials, and it is possible that the costs of complying with these new regulatory requirements could be material.

“Marijuana” is illegal under the CSA. The 2018 Farm Bill modified the definition of “marijuana” in the CSA so that the definition of “marijuana” no longer includes hemp. The 2018 Farm Bill defines hemp as the “plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3% on a dry weight basis.” All of our hemp-derived products contain less than 0.3% delta-9 tetrahydrocannabinol concentration content. As such, we believe that the manufacture, packaging, labeling, advertising, distribution and sale of our hemp-derived products do not violate the CSA. The FDA, however, does not permit the sale or distribution of certain products, including food and dietary supplements (such as tinctures and gummies). If federal or state regulatory authorities, however, were to determine that industrial hemp and derivatives could be treated by federal and state regulatory authorities as “marijuana”, we could no longer offer our CBD products legally and could potentially be subject to regulatory action. Violations of United States federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by the United States federal government including but not limited to disgorgement of profits, cessation of business activities or divestiture. Any such actions could have a material adverse effect on our business.

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The FDA, Federal Trade Commission (“FTC”) and their state-level equivalents, also possess broad authority to enforce the provisions of federal and state law, respectively, applicable to consumer products and safeguards as such relate to foods and dietary supplements, including powers to issue a public warning or notice of violation letter to us, publicizing information about illegal products, detaining products intended for import or export (in conjunction with U.S. Customs and Border Protection) or otherwise deemed illegal, requesting a recall of illegal products from the market, and requesting the Department of Justice, or the state-level equivalent, to initiate a seizure action, an injunction action, or a criminal prosecution in the U.S. or respective state courts. The initiation of any regulatory action towards industrial hemp or hemp derivatives by the FDA, FTC or any other related federal or state agency, would result in greater legal cost to us, may result in substantial financial penalties and enjoinment from certain business-related activities, and if such actions were publicly reported, they may have a material adverse effect on our business and results of operations.

Our hempSMART™ sales in the UK may be subject to unforeseeable events and regulation that may have a material impact on our efforts to sell our hempSMART™ products in the UK.

Currently, the UK regulates wellness products containing CBD through its Medicines and Healthcare products Regulatory Agency (“MHRA”). Pursuant to the MHRA, only wellness products containing less than 0.2% THC may be sold in the UK. While we believe our hempSMART™ products are compliant with regulations in the UK, these regulations may change, and any such change may have a material effect on our ability to market and sell our hempSMART™ products in the UK. Additionally, we rely on affiliates in the UK for the administration of our business there. We have not to date established an effective warehousing protocol to efficiently store and deliver products there. The failure of our UK affiliates to efficiently handle the storage and distribution of our products may impact our ability to conduct business in the UK.

RISKS RELATED TO OUR COMMON STOCK

The market price of our common stock may be volatile and may not accurately reflect the long term value of our Company.

Securities markets have a high level of price and volume volatility, and the market price of securities of many companies has experienced substantial volatility in the past. This volatility may affect the ability of holders of our common stock to sell their securities at an advantageous price. Market price fluctuations in our common stock may be due to our operating results, failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions, or other material public announcements by us or our competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of our common stock. Financial markets have historically, at times, experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values, or prospects of such companies.

Accordingly, the market price of our common stock may decline even if our operating results, underlying asset values, or prospects have not changed. Additionally, these factors as well as other related factors may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in the price and volume of our common stock will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted and the trading price of our common stock may be materially adversely affected.

The price of our common stock may fluctuate substantially.

You should consider an investment in our common stock to be risky, and you should invest in our common stock only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere in this Offering Circular, are:

•	sale of our common stock by our stockholders, executives, and directors;

•	volatility and limitations in trading volumes of our shares of common stock;

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•	our ability to obtain financings to conduct and complete research and development activities and other business activities;

•	the timing and success of introductions of new products by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors;

•	our ability to attract new customers;

•	unanticipated safety concerns related to the use of our products;

•	changes in our capital structure or dividend policy, future issuances of securities and sales of large blocks of common stock by our stockholders;

•	our cash position;

•	announcements and events surrounding financing efforts, including debt and equity securities;

•	reputational issues;

•	announcements of acquisitions, partnerships, collaborations, joint ventures, new products, capital commitments, or other events by us or our competitors;

•	changes in general economic, political and market conditions in or any of the regions in which we conduct our business;

•	changes in industry conditions or perceptions;

•	analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;

•	departures and additions of key personnel;

•	disputes and litigations related to intellectual properties, proprietary rights, and contractual obligations;

•	changes in applicable laws, rules or regulations and other dynamics; and

•	other events or factors, many of which may be out of our control, including, but not limited to, pandemics such as COVID-19, war, or other acts of God.

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  our ability to obtain financings to conduct and complete research and development activities and other business activities;
  the timing and success of introductions of new products by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors;
  our ability to attract new customers;
  unanticipated safety concerns related to the use of our products;
  changes in our capital structure or dividend policy, future issuances of securities and sales of large blocks of common stock by our stockholders;
  our cash position;
  announcements and events surrounding financing efforts, including debt and equity securities;
  reputational issues;
  announcements of acquisitions, partnerships, collaborations, joint ventures, new products, capital commitments, or other events by us or our competitors;
  changes in general economic, political and market conditions in or any of the regions in which we conduct our business;
  changes in industry conditions or perceptions;
  analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;
  departures and additions of key personnel;
  disputes and litigations related to intellectual properties, proprietary rights, and contractual obligations;
  changes in applicable laws, rules or regulations and other dynamics; and
  other events or factors, many of which may be out of our control, including, but not limited to, pandemics such as COVID-19, war, or other acts of God.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

Market and economic conditions may negatively impact our business, financial condition and share price.

Concerns over inflation, energy costs, geopolitical issues, the U.S. mortgage market and a declining real estate market, unstable global credit markets and financial conditions, and volatile oil prices have led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth going forward, increased unemployment rates, and increased credit defaults in recent years. Our general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and share price. Additional factors that may affect the demand for products and services include, but are not limited to: changes in laws and regulations effecting the hemp industry; adverse developments with respect to the hemp industry or increased federal or foreign enforcement; the nature and extent of competition from other companies; and changes in general economic, political and market conditions in or any of the regions in which we conduct our business.

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We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to shareholders will therefore be limited to the increase, if any, of our share price.

There is no assurance that an investment in our common stock will earn any positive return.

There is no assurance that an investment in our common stock will earn any positive return. An investment in our common stock involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in our common stock is appropriate only for investors who have the capacity to absorb a loss of some or all of their investment.

There is a limited market for our common stock.

Our common stock is quoted over-the-counter in the United States on the OTC Pink Tier of the OTC Markets Group, Inc. The over-the-counter markets provide less liquidity than U.S. national securities exchanges, such as the New York Stock Exchange or Nasdaq. Accordingly, a market for our common stock may be highly illiquid and holders of our common stock may be unable to sell or otherwise dispose of their common stock at desirable prices or at all.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Future sales and issuances of our securities could result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including research and development, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights superior to our existing shareholders.

We are an “emerging growth company” and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company we incur significant legal, accounting and other expenses. The obligations of being a public company in the United States require significant expenditures and places significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures and internal control over financial reporting among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Moreover, despite recent reforms made possible by the JOBS Act, the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company.” Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

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Failure to maintain effective internal control over our financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) could cause our financial reports to be inaccurate.

We are required pursuant to Section 404 of the Sarbanes-Oxley Actto maintain internal control over financial reporting and to assess and report on the effectiveness of those controls. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Although we prepare our financial statements in accordance with accounting principles generally accepted in the United States, our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. If we fail to implement any required improvements to our disclosure controls and procedures, we may be obligated to report control deficiencies which may cause us to become subject to regulatory sanction or investigation. Further, these outcomes could damage investor confidence in the accuracy and reliability of our financial statements.

Our management has concluded that our internal controls over financial reporting were, and continue to be, ineffective, and as of the quarter ended June 30 , 2021, identified a material weakness with respect to our ability to prepare our financial statements in a timely manner and inadequate segregation of duties consistent with control objectives. While management intends to remediate the material weaknesses, there is no assurance that such changes, when economically feasible and sustainable, will remediate the identified material weaknesses or that the controls will prevent or detect future material weaknesses. If we are not able to maintain effective internal control over financial reporting, our financial statements, including related disclosures, may be inaccurate, which could have a material adverse effect on our business.

Utah law, our Certificate of Incorporation and our by-laws provides for the indemnification of our officers and directors at our expense, and correspondingly limits their liability, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Utah or other applicable law. These provisions eliminate the liability of our directors and our shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Utah law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

Provisions of our Articles of Incorporation, as amended (“Articles of Incorporation”) and bylaws (“Bylaws”) may delay or prevent a takeover which may not be in the best interests of our stockholders.

Provisions of our Articles of Incorporation and our Bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. Further, our Articles of Incorporation authorize the issuance of up to 15,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors in their sole discretion. As of the date of this filing, 12,000,000 shares of preferred stock is issued and outstanding, held by our directors, who have a majority shareholder controlling vote as a result of the super-voting rights of the preferred stock. Our Board of Directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

We do not intend to pay cash dividends on any investment in the shares of stock of our Company and any gain on an investment in our Company will need to come through an increase in our stock’s price, which may never happen.

We have never paid any cash dividends and currently do not intend to pay any cash dividends for the foreseeable future. To the extent that we require additional funding currently not provided for, our funding sources may prohibit the payment of a dividend. Because we do not currently intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen, and investors may lose all of their investment in our company.

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Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks, are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. These rules apply to companies whose shares are not traded on a national stock exchange, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Costs and expenses of being a reporting company under the 1934 Securities and Exchange Act may be burdensome and prevent us from achieving profitability.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and parts of the Sarbanes-Oxley Act. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources.

There could be unidentified risks involved with an investment in our securities.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe this the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

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RISKS RELATED TO THE OFFERING

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the Purchase Agreement.

The sale of our common stock to Dutchess in accordance with the Purchase Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our draw down options, the more shares of our common stock we will have to issue to Dutchess in order to exercise exercise a draw-down under the Purchase Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the Purchase Agreement may have significant a significant dilutive effect.

Depending on the number of shares we issue pursuant to the Purchase Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Purchase Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Purchase Agreement is realized. Dilution is based upon common stock draw-down to Dutchess and the stock price discounted to 60% of the lowest traded price during the pricing period.

Dutchess will pay less than the then prevailing market price of our common stock which could cause the price of our common stock to declines.

Our common stock to be issued under the Dutchess Purchase Agreement will be purchased at a forty percent (40%) discount, or sixty percent (60%) of the lowest closing price for the Company’s common stock during the fifteen (15) consecutive trading days immediately preceding the Drawdown Notice Date (as defined in the Purchase Agreement).

Dutchess has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If Dutchess sells our shares, the price of our common stock may decrease. If our stock price decreases, Dutchess may have further incentive to sell such shares. Accordingly, the discounted sales price in the Purchase Agreement may cause the price of our common stock to decline.

We may not have access to the full amount under the Purchase Agreement.

The lowest closing price of the Company’s common stock during the fifteen (15) consecutive trading day period immediately preceding the filing of this Registration Statement was approximately $0.0003. At that price we would be able to sell shares to Dutchess under the Purchase Agreement at the discounted price of $0.00018. At that discounted price, the 3,000,000,000 shares of Common Stock to be issued in connection with the Purchase Agreement would only represent approximately $540,000, which is below $10,000,000 (the full amount of the Purchase Agreement).

***

The risks above do not necessarily comprise of all those associated with an investment in our Company. This Registration Statement contains forward looking statements that involve unknown risks, uncertainties and other factors that may cause our actual results, financial condition, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those set out above.

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Dutchess will pay less than the then-prevailing market price for our common stock

Our common stock to be sold to Dutchess pursuant to the Stock Purchase Agreement dated May 31, 2022 will be purchased at a price equal to sixty percent (60%) of the lowest daily traded price during a pricing period of fifteen (15) consecutive Trading Days immediately preceding the Drawdown Notice Date. Dutchess has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Dutchess sells the shares, the price of our common stock could decrease. If our stock price decreases, Dutchess may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

We are registering the resale of a maximum of 3,000,000,000 shares of common stock, all of which may be issued to Dutchess under the Equity Line; The resale of such shares by Dutchess could depress the market price of our common stock

We are registering the resale of a maximum of 3,000,000,000 shares of common stock under the registration statement of which this prospectus forms a part. The sale of these shares into the public market by Dutchess could depress the market price of our common stock. As of July 14, 2022, there were 10,470,402,464 shares of our common stock in the public float. In total, we may issue up to 55,555,555,556 shares to Dutchess pursuant to the Purchase Agreement, meaning that we may be obligated to file one or more registration statements covering additional shares not covered by the registration statement. The sale of those additional shares into the public market by Dutchess could further depress the market price of our common stock.

Pricing of the Shares Drawdown to Dutchess Occurs Before Issuance to Dutchess

The common stock to be issued to Dutchess pursuant to the Purchase Agreement will be purchased at a price equal to sixty (60%) of the lowest trading price during a pricing period of fifteen (15) consecutive preceding the closing date of the drawdown transaction. The closing date is the date on which the Drawdown Notice Shares are delivered to Dutchess.

We May Not Be Able to Access Sufficient Funds under the Equity Line When Needed

Our ability to drawdown shares to Dutchess and obtain funds under the Equity Line is limited by the terms and conditions in the Purchase Agreement, including restrictions on when we may exercise our drawdown rights, restrictions on the amount we may drawdown to Dutchess at any one time, which is determined in part by the trading volume of our common stock, and a limitation on our ability to drawdown shares to Dutchess to the extent that it would cause Dutchess to beneficial own more than 4.99% of our outstanding shares. In addition, we do not expect the Equity Line to satisfy all of our funding needs, even if we are able and choose to take full advantage of the Equity Line.

Certain restrictions on the extent of drawdowns and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the Purchase Agreement with Dutchess, and as such, Dutchess may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing stockholders

Dutchess has agreed, subject to certain exceptions listed in the Purchase Agreement with Dutchess, to refrain from holding a number of shares which would result in Dutchess or its affiliates owning more than 4.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent Dutchess from selling shares of our common stock received in connection with a drawdown, and then receiving additional shares of our common stock in connection with a subsequent drawdown. In this way, Dutchess could sell more than 4.99% of the outstanding common stock in a relatively short time frame while never holding more than 4.99% at one time. Additional restrictions are further outlined in the Purchase Agreement with Dutchess, which is attached hereto.

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Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, which may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Use of Proceeds

We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders. However, we will receive proceeds from the sale of shares of our common stock under the Equity Line and exercise of the Placement Warrants. We will use these proceeds for general corporate and working capital purposes, businesses or operations or for other purposes that our board of directors, in its good faith, deems to be in the best interest of the Company.

We will pay for expenses of this offering, except that the Selling Stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsel applicable to the sale of their shares.

Dilution

The sale of our common stock to Dutchess in accordance with the Purchase Agreement dated May 31, 2022, and the exercise of the Placement Warrants will have a dilutive impact on our stockholders.

As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our drawdown option, the more shares of our common stock we will have to issue to Dutchess in order to drawdown pursuant to the Purchase Agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

The Offering

Purchase Agreement with Dutchess Capital Growth Fund LP

On May 31, 2022, we entered into a Purchase Agreement with Dutchess Capital Growth Fund LP, a Delaware limited partnership (“Dutchess”). Pursuant to the terms of the Purchase Agreement, Dutchess committed to purchase up to ten million dollars ($10,000,000) of our common stock over a period of up to 36 months (the “Equity Line”).

Under the Equity Line, from time to time during the 36-month period commencing from the effectiveness of the registration statement, we may deliver a drawdown notice to Dutchess, which states the number of shares we intend to drawdown to Dutchess on a date specified in the drawdown notice.

The maximum number of shares that we are entitled to drawdown in any one notice shall not to exceed the lesser of (i) $100,000, (ii) 150% of the Average Daily Trading Volume, or (iii) or the number of shares up to the beneficial ownership level for Dutchess of 4.99% of common shares or common share equivalents. The Average Daily Trading Volume is defined as the average trading volume of the Company's common shares in the five (5) trading days immediately preceding the respective drawdown notice.

The purchase price of the shares drawdown to Dutchess shall be sixty percent (60%) of the lowest traded price of the common stock for the fifteen (15) business days prior to the notice date of the drawdown transaction (the “Closing Date”). The Closing Date is the date of delivery of the drawdown shares to Dutchess.

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In connection with the Purchase Agreement with Dutchess, on May 31, 2022 we also entered into a registration rights agreement with Dutchess outlining our requirement for us to file with the U.S. Securities & Exchange Commission a registration statement, covering the resale of the maximum number of shares of our common stock underlying the Purchase Agreement with Dutchess.

Pursuant to a placement agency agreement dated as of February 2, 2022, we engaged J.H. Darbie & Co., Inc., a licensed broker-dealer, as placement agent to act as the exclusive placement agent in connection with the Purchase Agreement. Under the placement agent agreement, the placement agent will be entitled to receive a finder’s fee in cash equal to 6% of the gross proceeds of Dutchess’ common stock purchases under the Purchase Agreement, and non-callable warrants simultaneously with the closing of the Transaction equal to 6% warrant coverage of the purchase amount. The placement agent warrants are referred to collectively as the Placement Warrants. The Placement Warrants will entitle the placement agent to purchase our common shares at a purchase price equal to 120% of the Purchase Agreement purchase price or the public market closing price of our common stock on the date of the purchase under the Purchase agreement, whichever is lower. The Placement Warrants will be exercisable immediately after the date of issuance, have participating registration rights and will expire 5 years after the date of issuance. We are registering the resale of 180,000,000 shares of common stock which are issuable upon the exercise of the Placement Warrants held by the placement agent to permit the placement agent, as a selling securityholder, or its permitted transferee or other successor-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these shares in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

As of December 31, 2020, the Company had 3,136,774,861 issued and outstanding shares of common stock.  As of December 31, 2021, the Company had 7,122,806,264 issued and outstanding shares of common stock.  As of July 14, 2022, the Company had 12,414,040,713 issued and outstanding shares of common stock and 10,470,402,464 shares of common stock in the public float. The 3,000,000,000 shares being registered represent approximately 28.65% of the number of shares in the public float as of July 14, 2022.  Assuming all of these shares are sold, the registrant’s total number of issued and outstanding shares of common stock will be 15,414,040,713.

At an assumed purchase price under the Purchase Agreement of $0.00018 which is 60% of the closing price as of the date of this filing, we will be able to receive up to approximately $540,000 in gross proceeds, assuming the sale of the entire 3,000,000,000 common shares being registered hereunder pursuant to the Purchase Agreement.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Purchase Agreement with Dutchess. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

From time to time, we intend to sell to Dutchess our common stock under the Purchase Agreement and Dutchess will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Dutchess to raise the same amount of funds, as our stock price declines.

The proceeds received from any notices tendered to Dutchess under the Purchase Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith deem to be in the best interest of the Company.

Selling Stockholders

This prospectus relates to the resale of up to 3,000,000,000 common shares, no par value per share, issuable to Dutchess, a selling stockholder, pursuant to a noticed “drawdown right” under a Purchase Agreement (the “Purchase Agreement”), dated May 31, 2022 that we entered into with Dutchess, and up to 180,000,000 shares of Common Stock issued or issuable upon exercise of the Common Stock Purchase Warrants (the “Placement Warrants”) issued to J.H. Darbie & Co., Inc.

Dutchess, as a selling stockholder, may offer and sell, from time to time, any or all of the Equity Line shares of our common stock to be sold to Dutchess under the Purchase Agreement dated May 31, 2022. The Purchase Agreement permits us to “drawdown” up to ten million dollars ($10,000,000) in shares of our common stock to Dutchess over a period of up to thirty-six (36) months or until $10,000,000 of such shares have been “drawn.” All such sales of common stock to be made under the Purchase Agreement to Dutchess shall be referred to in this prospectus as the “Equity Line”.

Pursuant to a placement agency agreement dated as of February 2, 2022, we engaged J.H. Darbie & Co., Inc., a licensed broker-dealer, as placement agent to act as the exclusive placement agent in connection with the Purchase Agreement. Under the placement agent agreement, the placement agent will be entitled to receive a finder’s fee in cash equal to 6% of the gross proceeds of Dutchess’ common stock purchases under the Purchase Agreement, and non-callable warrants simultaneously with the closing of the Transaction equal to 6% warrant coverage of the purchase amount. The placement agent warrants are referred to collectively as the Placement Warrants. The Placement Warrants will entitle the placement agent to purchase our common shares at a purchase price equal to 120% of the Purchase Agreement purchase price or the public market closing price of our common stock on the date of the purchase under the Purchase agreement, whichever is lower. The Placement Warrants will be exercisable immediately after the date of issuance, have participating registration rights and will expire 5 years after the date of issuance. We are registering the resale of 180,000,000 shares of common stock which are issuable upon the exercise of the Placement Warrants held by the placement agent to permit the placement agent, as a selling securityholder, or its permitted transferee or other successor-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these shares in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the Selling Stockholders as of the date of this filing, and the number of shares of our common stock being offered pursuant to this prospectus. We believe that the selling stockholders will have sole voting and investment powers over their shares.

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Because the Selling Stockholders may offer and sell all or only some portion of the 3,000,000,000 shares of our common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the Selling Stockholders upon termination of the offering are only estimates based on the assumption that the selling stockholders will sell all of their shares of our common stock being offered in the offering.

The Selling Stockholders have not had any position or office, or other material relationship with us or any of our affiliates over the past three years.

To our knowledge, Selling Stockholder Dutchess is not a broker-dealer or an affiliate of a broker-dealer. We may require the Selling Stockholder Dutchess to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading. Selling Stockholder J.H. Darbie & Co., Inc., as our placement agent, is a licensed broker-dealer.

Name of Selling Stockholder	Shares Owned by the Selling Stockholders before the Offering (1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholders After the Offering and Percent of Total Issued and Outstanding Shares (1)
			# of Shares (2)	% of Class (2),(3)
Dutchess Capital Growth Fund LP	87,500,000	3,000,000,000	-0-	0.00%
J.H. Darbie & Co., Inc.	-0-	180,000,000,000(6)	-0-	0.00%

Notes

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the Selling Stockholders will sell all of the shares being offered in this offering.

(3)	Based on shares of our common stock issued and outstanding as of July 14, 2022. Shares of our common stock being offered pursuant to this prospectus by a Selling Stockholders are counted as outstanding for computing the percentage of the selling stockholder.

(4)	Michael Novielli has the voting and dispositive power over the shares owned by Dutchess Capital Growth Fund LP.

(5)	As of the date of this filing, Dutchess held 87,500,0000 shares of our common stock.
(6)	Consists of 180,000,000 shares of common stock issuable upon the exercise of Placement Warrants issuable to J.H. Darbie & Co. Inc.

Plan of Distribution

This prospectus relates to the resale of up to 3,000,000,000 shares of the Common Shares, no par value per share, issuable to Dutchess Capital Growth Fund LP (“Dutchess”), a selling stockholder pursuant to a noticed “drawdown right” under a Purchase Agreement dated May 31, 2022 that we entered into with Dutchess. The Purchase Agreement permits us to “drawdown” up to ten million dollars ($10,000,000) in shares of our common stock to Dutchess over a period of up to thirty-six (36) months or until $10,000,000 of such shares have been “drawn” under the Equity Line. The Purchase Agreement with Dutchess is not transferable.

We are also registering the shares of common stock issued and issuable upon exercise of the Placement Warrants to permit the resale of these shares of common stock by the placement agent from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

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At an assumed purchase price under the Purchase Agreement of $0.00018 (equal to 60% of the lowest traded price of our common stock for the 15-day trading period ending on July 14, 2022), we will be able to receive up to $540,000 in gross proceeds, assuming the sale of the entire 3,000,000,000 common shares being registered hereunder pursuant to the Purchase Agreement , before deducting fees to the placement agent and other estimated offering expenses payable by us.

The Selling Stockholders may, from time to time, sell any or all of shares of our common stock covered hereby on the OTC, or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. A selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Dutchess is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

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The Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and will inform it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

Description of Securities

Capital Stock

Preferred Stock

As of July 14, 2022, we have authorized 10,000,000 shares of preferred stock as “Class A Preferred Stock,” par value $0.001 per share, and 5,000,000 shares of preferred stock as “Class B Preferred Stock, par value $0.001 per share. There are 10,000,000 shares of Class A Preferred Stock issued and outstanding, and 2,000,000 shares of Class B Preferred Stock issued and outstanding.

 Class A Preferred Stock

As of July 14, 2022, we have designated 10,000,000 shares of preferred stock as “Class A Preferred Stock,” par value $0.001. There are 10,000,000 shares of Class A Preferred Stock issued and outstanding, with 8,666,666 shares held by Mr. Jesus M. Quintero, our Director, Chief Executive Officer and controlling shareholder, and 3,333,333 shares held by Mr. Edward Manolos, our Director.

The Class A Preferred Stock carries the following rights and preferences.

Dividends

Class A Preferred Stock is not eligible for receipt of dividends.

Voting Rights

The holders of the Class A Preferred Stock shall vote for the election of directors, and shall have full voting rights, except that each Class A Preferred share shall entitle the holder to exercise one hundred (100) votes for each one (1) Class A Preferred Share held. Our two current Directors, Mr. Jesus M. Quintero and Edward Manolos each own Class A Preferred Shares, with Mr. Quintero holding 6,666,666.66 shares and Mr. Manolos holding 3,333,333.33 shares, and are eligible to vote on any decision regarding corporate actions under Utah law that are assigned to a vote of the stockholders, including but not limited to: (i) the sale of all or substantially all of its property; (ii) the election of directors; (iii) dissolving the corporation; (iv) amending the articles of incorporation; and, (v) approving a merger or consolidation. The beneficial owners of the Class A Preferred Stock vote with the common stockholders and the designated preferences cannot be modified but for a majority vote of the common shares eligible to vote as a class. Thus, through their holdings of the Company’s Class A Preferred Stock, Mr. Quintero and Mr. Manolos are able to cast one billion votes on any decision regarding corporate actions under Utah law.

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Redemptive Rights

The Class A Preferred Stock shall not be redeemable.

Conversion Rights

Class A Preferred Stock is not convertible into any other class of preferred stock or common stock.

Other Provisions

The shares of Class A Preferred Stock shall be duly and validly issued, fully paid and non-assessable. The holders of the Class A Preferred Stock shall not have pre-emptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into Common Stock or rights or options to purchase any such shares.

Class B Preferred Stock

As of July 14, 2022, we have designated 5,000,000 as “Class B Preferred Stock,” par value $0.001, with 2,000,000 shares issued and outstanding. The 2,000,000 shares of Class B Preferred Stock issued and outstanding are held by Mr. Jesus M. Quintero, our Director, Chief Executive Officer and controlling shareholder.

The Class B Preferred Stock carries the following rights and preferences.

Dividends

Class B Preferred Stock is not eligible for receipt of dividends.

Voting Rights

Holders of the Series B Preferred Stock shall have One Thousand (1,000) times that number of votes on all matters submitted to the shareholders that is equal to the number of shares of common stock issued and outstanding (rounded to the nearest whole number), at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is affected. Thus, through his holding of Series B Preferred Stock, our controlling shareholder, Jesus M. Quintero, is able to cast a controlling vote on any decision regarding corporate actions under Utah law.

Redemptive Rights

The Class B Preferred Stock shall not be redeemable.

Conversion Rights

Class B Preferred Stock is not convertible into any other class of preferred stock or common stock.

Other Provisions

The shares of Class B Preferred Stock shall be duly and validly issued, fully paid and non-assessable. The holders of the Class B Preferred Stock shall not have pre-emptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into Common Stock or rights or options to purchase any such shares.

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Common Stock

As of July 14, 2022, there are 12,414,040,713 shares of common stock are issued and outstanding.

Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time, by the Board of Directors in its discretion, from funds legally available therefore. The Company does not currently anticipate paying any dividends on its Common Stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Shares of Common Stock are registered at the office of the Company and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The Company's transfer agent is Pacific Stock Transfer Company, 6725 Via Austi Pkwy, Suite 300, Las Vegas NV 89119.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. Dividend rights of both our common and preferred shareholders will entitle them to the same dividend that other shareholders of the same class receive.

Warrants

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2019	4,011,111	2.15
Granted	6,980,769	0.01
Exercised	(192,521)	1.78
Increase due to reset provision	322,906,286	0.0004
Exercised	(40,843,463)	0.0027
Forfeitures or expirations	—
Outstanding at December 31, 2020	293,054,702	$0.0011	2.2	$1,023,306
Granted	133,107,371	0.0084
Exercised	(271,137,466)	0.01
Adjustment due to price reset provision	(9,722,222)	0.0004
Forfeitures or expirations	—
Outstanding at December 31, 2021	145,302,385	$0.0033	2.8	$70,200
Exercisable at December 31, 2021	145,302,385	$0.0033	2.8	$70,200

Certain warrants issued to debt holders have reset provisions whereby upon subsequent issuances of common stock at a price below the current exercise price, the number of warrants increase and the exercise price is reduced to the new price. The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on warrants with an exercise price less than the Company’s stock price of $0.0012 and $0.004 as of December 31, 2021 and 2020, respectively, which would have been received by the warrant holders had those option holders exercised their warrants as of that date.

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The following table presents information related to warrants at December 31, 2021:

Warrants Outstanding		Warrants Exercisable
Exercise Price	Number of Warrants	Weighted Average Remaining Life In Years	Exercisable Number of Warrants
$0.01 - $1.00	145,274,607	2.80	145,274,607
$1.01 - $2.00	27,778	0.50	27,778
$2.01 - $3.00	-	-	-

In connection with the issuance of convertible notes payable, the Company issued an aggregate of 145,302,385 warrants to purchase the Company’s common stock from $0.01 to $2.00, vesting immediately and expiring 5 years from the date of issuance.

Options

The following table summarizes the stock option activity for the years ended December 31, 2021 and 2020:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2020	16,666,667	$0.30	7.76	$15,400,000
Granted	—
Forfeitures or expirations	—
Outstanding at December 31, 2021	16,666,667	$0.30	6.76	$15,296,667
Granted	—
Forfeitures or expirations	(16,666,667)	0.30
Outstanding at December 31, 2021	0	$—	—	—
Exercisable at December 31, 2021	0	$—	—	$—

The aggregate intrinsic value in the preceding table represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $0 and $0 as of December 31, 2021 and 2020, respectively, which would have been received by the option holders had those option holders exercised their options as of that date.

Experts and Counsel

The financial statements of our company included in this prospectus for the fiscal year ended December 31, 2021 and 2020 were audited by L&L CPAs, PA.

Independent Law PLLC will render a legal opinion as to the validity of the shares of the common stock to be registered hereby.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also, at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

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Information with Respect to Our Company

Our Mission

Our mission is to create value for our shareholders through innovation in the global hemp and cannabis industry. We strive to be an industry-leading global cannabis enterprise.

Overview

Marijuana Company of America is a Utah corporation quoted on OTC Markets Pink Tier under the symbol “MCOA”. We are based in Los Angeles, California.

We are an owner and operator of licensed cannabis cultivation, processing and dispensary facilities and a developer, producer and distributor of innovative branded cannabis and cannabidiol (“CBD”) products in the United States. We are committed to creating a national distributorship and retail brand portfolio of branded cannabis and CBD products, although as of the date of this filing, marijuana (defined as cannabis containing delta-9 tetrahydrocannabinol concentration of more than 0.3 percent on a dry weight basis) currently remains illegal under U.S. federal law.

Through our wholly-owned subsidiary cDistro, Inc., a Nevada corporation, our CBD product distribution business, we distribute hemp and CBD products throughout the United States. Through cDistro, we distribute high quality hemp-derived cannabinoid products, as detailed on our cDistro website, www.cdistro.com. cDistro offers CBD brands along with smoke and vape shop related products to wholesalers, c-stores, specialty retailers, and consumers in North America. Through cDistro, we work exclusively with select manufacturers to deliver retail service and products at wholesale prices

Through our wholly owned subsidiary HSmart, Inc., a California corporation, we develop and sell CBD products under the brand name hempSMART™. Our business also includes making selected investments and entering into joint ventures with start-up businesses in the legalized cannabis and hemp industries.

History and Development of the Company

We were incorporated in the State of Utah on October 4, 1985, under the name of Mormon Mint, Inc., and our business focused on the manufacture and marketing of commemorative medallions related to the Church of Jesus Christ of Latter-Day Saints. On January 5, 1999, the Company changed its name to Converge Global, Inc., and subsequently focused on the development and implementation of Internet web content and e-commerce applications. In the period from 2009 to 2014, we operated primarily in the mining exploration business, and in 2015, we left the mining business and began an internet-based marketing business focused on online marketing of service items to the hospitality and food service industry, selling retail product directly to consumers from food distributors via credit card and commercial accounts.

On September 4, 2015, Donald Steinberg and Charles Larsen acquired control of the Company through the purchase of 400,000,000 shares of restricted common stock and 10,000,000 shares of Preferred Class A stock for $105,000.00, in equal amounts. On September 9, 2015, Donald Steinberg was appointed Chairman of the Board, Chief Executive Officer and Secretary of the Company. Mr. Larsen was appointed to the Board of Directors. The new management changed the Company’s business plans and operations to focus on emerging opportunities in the cannabis and hemp industries. On December 1, 2015, the Company changed its name to Marijuana Company of America, Inc. and its stock trading symbol to MCOA. On December 6, 2019, a change of control occurred, where Donald Steinberg and Charles Larsen transferred their control shares to directors Robert Coale, Edward Manolos and Jesus Quintero. Also on December 6, 2019, Jesus Quintero, who was appointed as Chief Financial Officer in 2018, was appointed as our Chief Executive Officer. Mr. Quintero is currently our Chief Executive Officer and Chief Financial Officer, and a member of the Board of Directors.

Operations

Distribution - cDistro, Inc. Through our wholly-owned subsidiary cDistro, Inc., a Nevada corporation, we distribute hemp and CBD products throughout the United States. We acquired the business and stock of cDistro on June 29, 2021, and the company is run by its founding partner and Chief Executive Officer, Ronald Russo, with our Chief Financial Officer. Through cDistro, we distribute high quality hemp-derived cannabinoid products, as detailed on our cDistro website, www.cdistro.com. cDistro offers CBD brands along with smoke and vape shop related products to wholesalers, c-stores, specialty retailers, and consumers in North America. Through cDistro, we work exclusively with select manufacturers to deliver retail service and products at wholesale prices.

At its website www.cdistro.com, cDistro distributes a select list of quality CBD brands along with smoke and vape shop related products to wholesalers, c-stores, specialty retailers, and dispensaries in North America. Founded in Florida in 2020 by Ronald Russo, cDistro distributes a catalog of unique product lines currently being sold to over 250 smoke and vape shop customers. Through our acquisition of cDistro, we believe MCOA is positioned to take advantage of the developing market opportunity generated by consumers' growing demand for quality hemp products.

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Consumer Products - hempSMART™

Our consumer products containing hemp and CBD are sold through our wholly owned subsidiary H Smart, Inc. under the brand name hempSMART™. We market and sell our hempSMART™ products directly through our web site, and through our affiliate marketing program, where qualified sales affiliates use a secure multi-level-marketing sales software program that facilitates order placement over the internet via a web site, and accounts for affiliate orders and sales; calculates referral benefits apportionable to specific sales associates and calculates and accounts for loyalty and rewards benefits for returning customers. The Company plans on focusing its sales and marketing through direct sales on its website and intends to wind down and terminate its affiliate marketing and sales program during fiscal 2021.

Our current hempSMART™ wellness products offerings include the following:

•	hempSMART Brain™ a proprietary patented and formulated personal care consumer product encapsulated with enriched non-psychoactive industrial hemp derived CBD. This encapsulation is combined with other high quality, proprietary natural ingredients to compliment CBD to support brain wellness.

•	hempSMART Pain™ capsules formulated with 10mg of Full Spectrum, non-psychoactive CBD per serving, derived from industrial hemp, which along with a proprietary blend of other natural ingredients, delivers an all-natural formulation for the temporary relief of minor discomfort associated with physical activity.

•	hempSMART Pain Cream™ each container formulated with 300mg of full spectrum non-psychoactive CBD derived from industrial hemp. The newly developed product contains a synergistic combination of natural botanicals and full spectrum hemp extract featuring CBD, CBG and a broad range of terpenes. The Company’s proprietary blend of Ayurvedic herbs along with Menthol, Cayenne Pepper Extract, Rosemary Oil, Aloe Gel, White Willow Bark, Arnica, Wintergreen Extract and Tea Tree Oil, provides an immediate cooling and soothing sensation. This topical wellness consumer product is formulated to help reduce minor discomfort and promote muscle relaxation on areas that it is applied.

•	hempSMART Drops™ full Spectrum Hemp CBD Oil Tincture Drops, available in 250mg and 500mg bottles, enriched with non-psychoactive industrial hemp derived CBD, and available in four different flavors: lemon, mint, orange and strawberry that is free of the THC isolate.

•	hempSMART Pet Drops™ for cats and dogs, formulated with 250mg of full spectrum non-psychoactive CBD derived from industrial hemp. This new specially formulated product contains naturally occurring CBD derived from hemp seed oil, full spectrum hemp extract, fractionated coconut oil, and a rich bacon flavor.

•	hempSMART Face™ a nourishing facial moisturizer combines full spectrum CBD from hemp, with a unique blend of Ayurvedic herbs and botanicals. Designed to refresh, replenish and restore the skin providing long lasting hydration and balance.

•	hempSMART Drink Mix, a new industrial hemp based powderized premium CBD Drink made with Organic CBD Infused with Honey to be mixed with any beverage of preference.

Growth Strategies and Strategic Priorities

Recent Acquisitions

cDistro, Inc.

On June 29, 2021, we acquired 100% of the capital stock of cDistro, Inc., a Florida-based hemp and CBD product distribution business incorporated in the State of Nevada (“cDistro”) through a statutory merger and share exchange. After the acquisition, cDistro’s founding partner and Chief Executive Officer, Ronald Russo, remains its Chief Executive Officer, and our Chief Financial Officer Jesus Quintero serves as cDistro’s Chief Financial Officer.

cDistro Business Overview

At its website www.cdistro.com, cDistro distributes a select list of quality CBD brands along with smoke and vape shop related products to wholesalers, c-stores, specialty retailers, and dispensaries in North America. Founded in Florida in 2020 by Ronald P. Russo, Jr., cDistro distributes a catalog of eight unique product lines currently being sold to over 250 customers. Through our acquisition of cDistro, we believe MCOA is positioned to take advantage of the developing market opportunity generated by consumers' growing demand for quality hemp products.

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VBF Brands, Inc.

On October 6, 2021, the Company, through its wholly owned subsidiary Salinas Diversified Ventures, Inc., a California corporation, entered into an Asset Purchase Agreement, Management Services Agreement, Cooperation Agreement and Employment Agreement with VBF Brands, Inc., a California corporation (“VBF”), a wholly owned subsidiary of Sunset Island Group, Inc., a Colorado corporation (“SIGO”). VBF and SIGO agreed to transfer to the Company all of VBF’s outstanding stock to the Company, and appointed our CEO and CFO Jesus Quintero as President of VBF.

VBF owns various fixed assets including machinery and equipment, a lease for a 10,000 square foot facility located at 20420 Spence Road, Salinas, California, 93908, leasehold improvements, good-will, inventory, tradenames including “VBF Brands,” trade secrets, intellectual property, and other tangible and intangible properties, including licenses issued by the City of Salinas, County of Monterey, and the State of California to operate a licensed cannabis nursery, cultivation facility, and operations for the manufacturing and distribution of cannabis and cannabis products.

VBF and SIGO agreed to sell and transfer to the Company all of VBF’s outstanding stock, and, by virtue of the Management Services Agreement, appoint Mr. Jesus Quintero as President of VBF, vesting management and control of VBF’s licensed cannabis operations in the Company. Concurrently, VBF and Livacich entered into a Cooperation Agreement, whereby VBF and Livacich agreed to cooperate to facilitate the transfer of ownership of VBF, which includes licenses issued by the City of Salinas, County of Monterey, and the State of California, to operate a cannabis nursery, cultivation facility and manufacturing and distribution operations to the Company. The Company also agreed to retain Livacich as Chief Executive Officer for a term of two years and agreed to compensate her with a salary including a signing cash bonus of $250,000, and a $250,000 performance cash bonus payable after six months after the Effective Date. The bonus is conditioned upon Livacich meeting an agreed to “Net Revenue” target of one million dollars ($1,000,000) from VBF’s operations during the six-month period after closing of the Asset Purchase Agreement, and her compliance with the terms and conditions of this Asset Purchase Agreement, the Management Services Agreement and the Cooperation Agreement.

As consideration for the transaction, the Company agreed to assume two secured convertible promissory notes issued by SIGO to St. George Investments, LLC, a Utah limited liability company (“St. George”) (the “SIGO Notes”). The first note was issued December 8, 2017, in the original face amount of $170,000.00, and the second was issued February 13, 2018, in the original face amount of $4,245,000.00. SIGO also issued warrants to St. George to purchase shares in SIGO, and fifty (50) shares of Series A Preferred Stock in SIGO. St. George agreed to cancel the warrants and preferred shares upon the Company’s assumption of the SIGO Notes.

Under the Asset Purchase Agreement, the closing is conditioned upon certain conditions precedent, specifically (i) VBF and SIGO’s full corporate authorization, consent and execution of this Agreement; (ii) VBF’s sale to MCOA of 100% of the issued and outstanding shares of VBF; (iii) full corporate authorization, consent compliance with and execution of the Management Services Agreement and Cooperation Agreement; (iv) SIGO’s disclosure of the Agreement on Form 8-K with the Securities and Exchange Commission; (v) full cooperation in MCOA’s financial auditing of VBF in accordance with ASC 805, including providing unrestricted access to all VBF corporate and financial records and providing all necessary cooperation with VBF financial personnel; (vi) full cooperation in aiding and assisting Buyer with its change of ownership applications with the relevant licensing authorities; (vii) the warranty of truthful representations and execution of and compliance with the terms and conditions of the Executive Employment Agreement, Management Services Agreement and the Cooperation Agreement.

As of the date of this filing, the conditions precedent to the closing of the Asset Purchase Agreement remain in the process of implementation, so that the Asset Purchase Agreement closing has not yet occurred pursuant to its terms. Legal counsel for MCOA is currently in the process of working with VBF, Salinas Diversified Ventures, and the relevant state and local governments to effect the change of control and license transfers necessary to close the Asset Purchase Agreement.

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Competition

Our competitors include wholesale sellers and distributors of hemp-based CBD products and professional services firms dedicated to the regulated hemp industry. We compete in markets where hemp has been legalized and regulated, which includes the United States, Canada and the United Kingdom. Our marketing efforts in Brazil and Uruguay are in the development stages. We expect that the quantity and composition of our competitive environment will continue to evolve as the global industry matures. Additionally, increased competition worldwide is possible to the extent that new states, jurisdictions and countries enter the marketplace as a result of continued enactment of regulatory and legislative changes that de-criminalize and regulate hemp products, including the 2018 Farm Bill. We believe that by being well established in the industry, along with our experience, and our continued expansion of service and product offerings in new and existing locations, are factors that mitigate the risks associated with operating in a developing competitive environment. Additionally, the contemporaneous growth of the industry as a whole will result in new customers entering the marketplace, thereby further mitigating the impact of competition on our expected operations and results.

Joint Ventures and Investments

Our business also includes participating and making selected investments in other related businesses. The following disclosures include two parts. The first part discloses past joint ventures and investments that as of December 31, 2021 and 2020, were no longer effective and do not have a material current effect on the Company or its financial condition. These disclosures are provided to give a historical account of joint venture and investment activity over the past three to four years. The second part discloses active joint ventures and investments having a material effect on current operations and financial condition.

1. Past Joint Ventures & Investments

•	Viva Buds Joint Venture with Natural Plant Extracts of California Inc.; On April 15, 2019, the Company entered into a joint venture agreement with Natural Plant Extracts of California, Inc. and subsidiaries (“NPE”). The purpose of the joint venture was to utilize NPE’s California and City cannabis licenses to jointly operate a business named “Viva Buds” to operate a licensed cannabis distribution service in California. In exchange for acquiring 20% of NPE’s common stock, the Company agree to pay two million dollars and issue NPE one million dollars’ worth of the Company’s restricted common stock. As of February 3, 2020, the Company was in arrears in its payment obligations under the joint venture agreement, and the parties entered into a settlement and release of all claims terminating the joint venture. The parties agreed to reduce the Company’s equity ownership in NPE from 20% to 5%. The Company also agreed to pay NPE $85,000 and the balance of $56,085.15 paid in a convertible promissory note issued with terms allowing NPE to convert the note into common stock at a 50% discount to the closing price of MCOA’s common stock as of the maturity date. As of the date of this filing, the Company satisfied its payment obligations under the settlement agreement. Our continuing 5% equity ownership in NPE involves related parties, since Edward Manolos, our director, is also a director and shareholder of Cannabis Global, Inc., which is the controlling shareholder holding 55% of Natural Plant Extract of California Inc.

•	Natural Plant Extract of California & Subsidiaries Joint Venture; On April 15, 2019, the Company entered into a joint venture agreement with Natural Plant Extracts of California, Inc. and subsidiaries. The purpose of the joint venture was to utilize Natural Plant Extracts’ California and City cannabis licenses to jointly operate a business named “Viva Buds” to operate a licensed cannabis distribution service in California. In exchange for acquiring 20% of Natural Plant Extracts’ common stock, the Company agree to pay two million dollars and issue Natural Plant Extract one million dollars’ worth of the Company’s restricted common stock. As of February 3, 2020, the Company was in arrears in its payment obligations under the joint venture agreement, and the parties entered into a settlement and release of all claims terminating the joint venture. The parties agreed to reduce the Company’s equity ownership in Natural Plant Extracts from 20% to 5%. The Company also agreed to pay Natural Plant Extracts $85,000 and the balance of $56,085.15 paid in a convertible promissory note issued with terms allowing Natural Plant Extracts to convert the note into common stock at a 50% discount to the closing price of MCOA’s common stock as of the maturity date. As of the date of this filing, the Company satisfied its payment obligations under the settlement agreement

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2. Current Joint Ventures and Investments.

•	Global Hemp Group Joint Venture/Scio Oregon Hemp Project; On May 8, 2018, the Company, Global Hemp Group, Inc., a Canadian corporation, and TTO Enterprises, Ltd., an Oregon corporation entered into a Joint Venture Agreement. The purpose of the joint venture is to develop a project to commercialize the cultivation of industrial hemp on a 109 acre parcel of real property owned by the Company and Global Hemp Group in Scio, Oregon, and operating under the Oregon corporation Covered Bridges, Ltd. The joint venture agreement committed the Company to provide cash contributions of $600,000 payable on the following funding schedule: $200,000 upon execution of the joint venture agreement; $238,780 by July 31, 2018; $126,445 by October 31, 2018; and, $34,775 by January 31, 2019. The Company complied with its payments. The 2018 crop of hemp grown on the joint venture’s real property consisted of 33 acres of high yielding CBD hemp grown in an orchard style cultivation on the property. The 2018 harvest consisted of approximately 37,000 high yielding CBD hemp plants producing 24 tons of biomass that produced 48,000 pounds of dried biomass. The joint venture partners prepared processing samples ranging in size from 100 lbs. to 2,000 lbs. for sample offers to extraction companies. However, there were delays with Global Hemp Group’s management and maintenance of the business and the biomass that caused degradation to the harvested crop affecting marketability. Additional issues and disputes arose between the Company and Global Hemp Group. These disputes led to the parties entering into a settlement agreement on September 28, 2020, whereby Global Hemp Group agreed to pay the Company $200,000 and issue common stock to the Company equal in value to $185,000 as of September 28, 2020, subject to a non-dilutive protection provision. Additionally, Global Hemp Group agreed to pay the Company $10,000 to cover the Company’s legal fees relating to the Agreement. In exchange for the settlement consideration, the Company agreed to relinquish its ownership interest in the joint venture.

•	Bougainville Ventures, Inc. Joint Venture; On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation. The purpose of the joint venture was for the Company and Bougainville to (i) jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville's high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a I502 Tier 3 license holder to grow cannabis on the site; provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations, security and monitoring, processing and delivery, branding, capital resources and financial management; and, (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through a Washington State Limited Liability Company, and BV-MCOA Management, LLC was organized in the State of Washington on May 16, 2017.

As our contribution to the joint venture, the Company committed to raise not less than $1,000,000 to fund joint venture operations, based upon a funding schedule. The Company also committed to providing branding and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the cannabis industry.

The Company and Bougainville's agreement provided that funding by the Company would pay for the joint venture’s ultimate purchase of the land consisting of a one-acre parcel located in Okanogan County, Washington, for joint venture operations.

As disclosed on Form 8-K on December 11, 2017, the Company did not comply with the funding schedule for the joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company's commitment from $1,000,000 to $800,000, and also required the Company to issue Bougainville 15 million shares of the Company's restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended agreement provided that Bougainville would deed the real property to the joint venture within thirty days of its receipt of payment.

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Thereafter, the Company determined that Bougainville had no ownership interest in the property in Washington State, but rather was a party to a purchase agreement for real property that was in breach of contract for non-payment. Bougainville also did not possess an agreement with a Tier 3 I502 license holder to grow Marijuana on the property. Nonetheless, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the land, but did not deed the real property to the joint venture. Bougainville failed to pay delinquent property taxes to Okanogan County and to date, the property has not been deeded to the joint venture.

To clarify the respective contributions and roles of the parties, the Company offered to enter into good faith negotiations to revise and restate the joint venture agreement with Bougainville. The Company diligently attempted to communicate with Bougainville to accomplish a revised and restated joint venture agreement, and efforts towards satisfying the conditions to complete the subdivision of the land by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division and the deeding of the real property to the joint venture.

On August 10, 2018, the Company advised its independent auditor that Bougainville did not cooperate or communicate with the Company regarding its requests for information concerning the audit of Bougainville’s receipt and expenditures of $800,000 contributed by the Company in the joint venture agreement. Bougainville had a material obligation to do so under the joint venture agreement. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement, as amended, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 # I502 cannabis license holder to grow cannabis on the real property; and, (iii) that clear title to the real property associated with the Tier 3 # I502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution. As a result, on September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324. The Company’s complaint seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the Company, for the appointment of a receiver, the return to treasury of 15 million shares issued to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. The registrant has filed a lis pendens on the real property. The case is currently in litigation.

In connection with the agreement, the Company recorded a cash investment of $1,188,500 to the Joint Venture during 2017. This was comprised of 49.5% ownership of BV-MCOA Management LLC, and was accounted for using the equity method of accounting. The Company recorded an annual impairment in 2017 of $792,500, reflecting the Company’s percentage of ownership of the net book value of the investment. During 2018, the Company recorded equity losses of $37,673 and $11,043 for the first and second quarters respectively, and recorded an annual impairment of $285,986 for the year ended December 31, 2018, at which time the Company determined the investment to be fully impaired due to Bougainville’s breach of contract and resulting litigation, as discussed above.

•	Share Exchange with Cannabis Global, Inc. On September 30, 2020, the Company entered into a securities exchange agreement with Cannabis Global, Inc., a Nevada corporation. By virtue of the agreement, the Company issued 650,000,000 shares of its unregistered common stock to Cannabis Global in exchange for 7,222,222 shares of Cannabis Global unregistered common stock. The Company and Cannabis Global also entered into a lock up leak out agreement which prevents either party from sales of the exchanged shares for a period of 12 months. Thereafter the parties may sell not more than the quantity of shares equaling an aggregate maximum sale value of $20,000 per week, or $80,000 per month until all Shares and Exchange Shares are sold. This material transaction involves related parties, insofar as Edward Manolos, our director, is also a director of Cannabis Global, Inc.
•

Share Exchange with Eco Innovation Group, Inc. On February 26, 2021, we entered into a Share Exchange Agreement with Eco Innovation Group, Inc., a Nevada corporation quoted on OTC Markets Pink (“ECOX”) to acquire the number of shares of ECOX’s common stock, equal in value to $650,000 based on the per-share price of $0.06, in exchange for the number of shares of MCOA common stock equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date (the “Share Exchange Agreement”).  For both parties, the Share Exchange Agreement contains a “true-up” provision requiring the issuance of additional common stock in the event that a decline in the market value of either parties’ common stock should cause the aggregate value of the stock acquired pursuant to the Share Exchange Agreement to fall below $650,000.

Complementary to the Share Exchange Agreement, the Company and ECOX entered into a Lock-Up Agreement dated February 26, 2021 (the “Lock-Up Agreement”), providing that the shares of common stock acquired pursuant to the Share Exchange Agreement shall be subject to a lock-up period preventing its sale for a period of 12 months following issuance and limiting the subsequent sale to aggregate maximum sale value of $20,000 per week, or $80,000 per month.

On October 1, 2021, we entered into a First Amendment to Lock-Up Agreement between the Company and Eco Innovation Group, Inc., dated and effective October 1, 2021 (the “Amended Lock-Up Agreement”), which amends that certain Lock-Up Agreement entered into between the Company and Eco Innovation Group, Inc. on February 26, 2021 (the “Original Lock-Up Agreement”). The Amended Lock-Up Agreement amends the Original Lock-Up Agreement in one respect, by amending the initial lock-up period from 12 months following its effective date to 6 months following its effective date. All other terms and conditions of the Original Lock-Up Agreement remain unaffected.

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The following table indicates the amount of impairments recorded by the Company quarter to quarter for investment activity quarter to quarter related to its joint venture investments:

MARIJUANA COMPANY OF AMERICA, INC.

INVESTMENT ROLL-FORWARD

AS OF MARCH 31, 2022

INVESTMENTS

	TOTAL INVESTMENTS	Consolidated Eliminations	Cannabis Global Inc.	ECOX	C'Distro	Hempsmart Brazil	Lynwood JV	Natural Plant Extract	Salinas Ventures Holding	VBF BRANDS	Vivabuds

Investments made during quarter ended 03-31-19	0

Quarter 03-31-19 equity method Loss	0

Unrealized gains on trading securities - quarter ended 03-31-19	-	-	-	-	-	-	-	-	-	-	-
Balance @03-31-19	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Investments made during quarter ended 06-30-19	$3,073,588	-	-	-	-	-	-	$3,000,000	-	-	$73,588

Quarter 06-30-19 equity method Income (Loss)	$(29,414)							$(6,291)			$(23,123)

Unrealized gains on trading securities - quarter ended 06-30-19	$0
Balance @06-30-19	$3,044,174	$0	$0	$0	$0	$0	$0	$2,993,709	$0	$0	$50,465

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	TOTAL INVESTMENTS	Consolidated Eliminations	Cannabis Global Inc.	ECOX	C'Distro	Hempsmart Brazil	Lynwood JV	Natural Plant Extract	Salinas Ventures Holding	VBF BRANDS	Vivabuds

Investments made during quarter ended 09-30-19	$186,263										$186,263

Quarter 09-30-19 equity method Income (Loss)	$(139,926)							$(94,987)			$(44,939)

Sale of trading securities during quarter ended 09-30-19	-	-	-	-	-	-	-	-	-	-	-

Unrealized gains on trading securities - quarter ended 09-30-19	$0
Balance @09-30-19	$3,090,511	$0	$0	$0	$0	$0	$0	$2,898,722	$0	$0	$191,789

Investments made during quarter ended 12-31-19	$129,812										$129,812

Quarter 12-31-19 equity method Income (Loss)	$(102,944)							$(23,865)			$(79,079)

Reversal of Equity method Loss for 2019	$272,285							$125,143			$147,142

Impairment of investment in 2019	$(2,306,085)							$(2,306,085)			$0

Loss on disposition of investment	$(389,664)										$(389,664)

Sale of trading securities during quarter ended 12-31-19	$0	-	-	-	-	-	-	-	-	-	-

Unrealized gains on trading securities - quarter ended 12-31-19	$0
Balance @12-31-19	$693,915	$0	$0	$0	$0	$0	$0	$693,915	$0	$0	$0

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	TOTAL INVESTMENTS	Consolidated Eliminations	Cannabis Global Inc.	ECOX	C'Distro	Hempsmart Brazil	Lynwood JV	Natural Plant Extract	Salinas Ventures Holding	VBF BRANDS	Vivabuds

Equity Loss for Quarter ended 03-31-20	0	-	-	-	-	-	-	-	-	-	-

Recognize Joint venture liabilities per JV agreement @03-31-20	0

Impairment of Equity Loss for Quarter ended 03-31-20	0

Unrealized gains on trading securities - quarter ended 03-31-19	-	-	-	-	-	-	-	-	-	-	-
Balance @03-31-20	$693,915	$0	$0	$0	$0	$0	$0	$693,915	$0	$0	$0

Equity Loss for Quarter ended 06-30-20	0

Impairment of Equity Loss for Quarter ended 06-30-20	0

Sales trading securities - quarter ended 06-30-20	-	-	-	-	-	-	-	-	-	-	-
Balance @06-30-20	$693,915	$0	$0	$0	$0	$0	$0	$693,915	$0	$0	$0

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	TOTAL INVESTMENTS	Consolidated Eliminations	Cannabis Global Inc.	ECOX	C'Distro	Hempsmart Brazil	Lynwood JV	Natural Plant Extract	Salinas Ventures Holding	VBF BRANDS	Vivabuds

Global Hemp Group trading securities issued	650,000		$650,000

Investment in Cannabis Global	0	-	-	-	-	-	-	-	-	-	-

Balance @09-30-20	$1,343,915	$0	$650,000	$0	$0	$0	$0	$693,915	$0	$0	$0

Unrealized gain on Global Hemp Group securities - 4th Quarter 2020	-	-	-	-	-	-	-	-	-	-	-

Unrealized gains on Cannabis Global Inc securities - 4th Quarter 2020	208,086		$208,086
Balance @12-31-20	$1,552,001	$0	$858,086	$0	$0	$0	$0	$693,915	$0	$0	$0

Investment in ECOX	650,000	-	-	$650,000	-	-	-	-	-	-	-

Balance @03-31-21	$2,202,001	$0	$858,086	$650,000	$0	$0	$0	$693,915	$0	$0	$0

Investments made during quarter ended 06-30-21	30,898						$30,898

Unrealized gain on Global Hemp Group securities - 2nd quarter 2021	-	-	-	-	-	-	-	-	-	-	-

Balance @06-30-21	$2,232,899	$0	$858,086	$650,000	$0	$0	$30,898	$693,915	$0	$0	$0

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	TOTAL INVESTMENTS	Consolidated Eliminations	Cannabis Global Inc.	ECOX	C'Distro	Hempsmart Brazil	Lynwood JV	Natural Plant Extract	Salinas Ventures Holding	VBF BRANDS	Vivabuds

Investments made during quarter ended 09-30-21	68,200		$68,000						$200

Sale of short-term investments in quarter ended 09-30-21	0	-	-	-	-	-	-	-	-	-	-

Balance @09-30-21	$2,301,099	$0	$926,086	$650,000	$0	$0	$30,898	$693,915	$200	$0	$0

Investments made during quarter ended 12-31-21	5,087,079				$2,975,174	$90,923				$2,020,982

Consolidated Eliminations @12/31/21	(5,060,821)	(5,060,821)	-	-	-	-	-	-	-	-	-

Balance @12-31-21	$2,327,357	$(5,060,821)	$926,086	$650,000	$2,975,174	$90,923	$30,898	$693,915	$200	$2,020,982	$0

Investments made during quarter ended 03-31-22	(26,458)	(26,458)	-	-	-	-	-	-	-	-	-

Balance @03-31-22	$2,300,899	$(5,087,279)	$926,086	$650,000	$2,975,174	$90,923	$30,898	$693,915	$200	$2,020,982	$0

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Loan Payable

	TOTAL Debt	Natural Plant Extract	Robert L Hymers III	VBF BRANDS	Vivabuds	General Operating Expense

Quarter 03-31-19 loan borrowings
Quarter 03-31-19 debt conversion to equity	-	-	-	-	-	-

Balance @03-31-19 ©	0	0	0	0	0	0

Quarter 03-31-19 loan borrowings	3,675,000	$2,000,000	-	-	$0	$1,675,000

Quarter 03-31-19 debt conversion to equity	(1,411,751)	$(349,650)				$(1,062,101)

Balance @06-30-19 (d)	2,263,249	1,650,350	0	0	0	612,899

Quarter 09-30-19 loan borrowings	582,000	-	-	-	-	$582,000

Quarter 09-30-19 debt conversion to equity	(187,615)					$(187,615)

Balance @09-30-19 (e)	2,657,634	1,650,350	0	0	0	1,007,284

Quarter 12-31-19 loan borrowings	2,726,964	$596,784	$4,221			$2,125,959

Impairment of investment in 2019	(2,156,142)	$(2,156,142)

Loss on settlement of debt in 2019	50,093	$50,093

Adjustment to reclassify amount to accrued liabilities	(85,000)	($85,000)	-	-	-	-

Balance @12-31-19 (f)	$3,193,549	$56,085	$4,221	$0	$0	$3,133,243

Quarter 03-31-20 loan borrowings	$441,638	-	-	-	-	$441,638

Quarter 03-31-20 debt conversion to equity	$(619,000)					$(619,000)

Recognize Joint venture liabilities per JV agreement @03-31-20	$0

Quarter 03-31-20 Debt Discount adjustments	$24,138		$24,138

Balance @03-31-20 (g)	$3,040,325	$56,085	$28,359	$0	$0	$2,955,881

Quarter 06-30-20 loan borrowings, net	$65,091		$65,091

Quarter 06-30-20 debt conversion to equity	$(727,118)					$(727,118)

Quarter 06-30-20 reclass of liability	$0	-	-	-	-	-

Quarter 06-30-20 Debt Discount adjustments	$405,746		$(27,715)			$433,461

Balance @06-30-20 (h)	$2,784,044	$56,085	$65,735	$0	$0	$2,662,224

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Loan Payable

	TOTAL Debt	Natural Plant Extract	Robert L Hymers III	VBF BRANDS	Vivabuds	General Operating Expense

Quarter 09-30-20 debt conversion to equity	$(606,472)	$(56,085)	$(65,735)			$(484,652)
Debt Settlement during Q3 2020	$0	-	-	-	-	-

Balance @09-30-20 (i)	$2,177,572	$(0)	$0	$0	$0	$2,177,572

Quarter 12-31-20 loan borrowings, net	$309,675					$309,675
Quarter 12-31-20 Debt Discount adjustments	$(71,271)					$(71,271)
Quarter 12-31-20 debt conversion to equity	$(993,081)	-	-	-	-	$(993,081)
Balance @12-31-20 (j)	$1,422,895	$(0)	$0	$0	$0	$1,422,895

Quarter 03-31-21 debt conversion to equity	$(1,309,016)	-	-	-	-	$(1,309,016)
Quarter 03-31-21 loan borrowings, net	$145,000					$145,000
Balance @03-31-21 (k)	$258,879	$(0)	$0	$0	$0	$258,879

Quarter 06-30-21 loan borrowings, net	$1,251,779	-	$185,000	-	-	$1,066,779
Balance @06-30-21 (l)	$1,510,658	$(0)	$185,000	$0	$0	$1,325,658

Quarter 09-30-21 loan borrowings, net	$626,250					$626,250
Quarter 09-30-21 loan repayments, net	$(1,077,464)	-	$(75,000)	-	-	$(1,002,464)

Balance @09-30-21 (m)	$1,059,444	$(0)	$110,000	$0	$0	$949,444

Quarter 12-31-21 loan borrowings, net	$2,710,006	-	-	$1,643,387	-	$1,066,619

Balance @12-31-21 (n)	$3,769,449	$(0)	$110,000	$1,643,387	$0	$2,016,063

Quarter 03-31-22 loan borrowings, net	$386,176	-	-	$386,176	-	-

Balance @03-31-22 (O)	$4,155,625	$(0)	$110,000	$2,029,563	$0	$2,016,063

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Government Regulation of Cannabis

Cannabis

In the United States, the cultivation, manufacturing, importation, distribution, use and possession of cannabis containing a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis is illegal under U.S. federal law. However, medical and adult-use cannabis has been legalized and regulated by individual states. Currently, 37 states plus the District of Columbia and certain U.S. territories recognize, in one form or another, the medical use of cannabis, while 18 of those states plus the District of Columbia and certain U.S. territories recognize, in one form or another, the full adult use of cannabis. Notwithstanding the regulatory environment with respect to cannabis at the state level, cannabis continues to be categorized as a Schedule I controlled substance under the CSA. Accordingly, the use, possession, or distribution of cannabis violates U.S. federal law. As a result, cannabis businesses in the United States are subject to inconsistent state and federal legislation, regulation and enforcement.

Under former President Barack Obama, in an effort to provide guidance to U.S. federal law enforcement regarding the inconsistent regulation of cannabis at the U.S. federal and state levels, the U.S. Department of Justice (“DOJ”) released a memorandum on August 29, 2013 titled “Guidance Regarding Marijuana Enforcement” from former Deputy Attorney General James Cole (the “Cole Memorandum”). The Cole Memorandum acknowledged that, although cannabis is a Schedule I controlled substance under the CSA, the U.S. Attorneys in states that have legalized cannabis should prioritize the use of the U.S. federal government’s limited prosecutorial resources by focusing enforcement actions on the following eight areas of concern (the “Cole Priorities”):

•	Preventing the distribution of marijuana to minors;

•	Preventing revenue from the sale of marijuana from going to criminal enterprises, gangs and cartels;

•	Preventing the diversion of marijuana from states where it is legal under state law in some form to other states;

•	Preventing state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

•	Preventing violence and the use of firearms in the cultivation and distribution of marijuana;

•	Preventing drugged driving and the exacerbation of other adverse public health consequences associated with marijuana use;

•	Preventing the growing of marijuana on public lands and the attendant public safety and environmental dangers posed by marijuana production on public lands; and

•	Preventing marijuana possession or use on U.S. federal property.

In January 2018, under the administration of former President Donald Trump, former U.S. Attorney General Jeff Sessions rescinded the Cole Memorandum. While this did not create a change in U.S. federal law, as the Cole Memorandum was policy guidance and not law, the rescission added to the uncertainty of U.S. federal enforcement of the CSA in states where cannabis use is legal and regulated. Former Attorney General Sessions, concurrent with the rescission of the Cole Memorandum, issued a memorandum (“Sessions Memorandum”) which explained that the Cole Memorandum was “unnecessary” due to existing general enforcement guidance adopted in the 1980s, as set forth in the U.S. Attorney’s Manual (“USAM”). The USAM enforcement priorities, like those of the Cole Memorandum, are also based on the U.S. federal government’s limited resources and include law enforcement priorities set by the Attorney General, the seriousness of the alleged crimes, the deterrent effect of criminal prosecution and the cumulative impact of particular crimes on the community.

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While the Sessions Memorandum emphasizes that cannabis is a Schedule I controlled substance under the CSA and states that it is a “dangerous drug and that marijuana activity is a serious crime,” it does not otherwise provide that the prosecution of cannabis-related offenses is now a DOJ priority. Furthermore, the Sessions Memorandum explicitly indicates that it is a guide for prosecutorial discretion and that discretion is firmly in the hands of U.S. Attorneys who determine whether to prosecute cannabis-related offenses. U.S. Attorneys could individually continue to exercise their discretion in a manner similar to that permitted under the Cole Memorandum. While certain U.S. Attorneys have publicly affirmed their commitment to proceeding in a manner contemplated under the Cole Memorandum, or otherwise affirmed that their views of U.S. federal enforcement priorities have not changed as a result of the rescission of the Cole Memorandum, others have publicly supported the rescission of the Cole Memorandum.

Under former Attorney General William Barr, the Department of Justice did not take a formal position on the federal enforcement of laws relating to cannabis. However, prior to his resignation on December 23, 2020, former Attorney General William Barr stated that his preference would be to have a uniform federal rule against cannabis, but, absent such a uniform rule, his preference would be to permit the existing federal approach leaving it up to the states to make their own decision. In addition, former Attorney General William Barr indicated that the DOJ was reviewing the Strengthening the Tenth Amendment Through Entrusting States Act (“STATES Act”), which would shield individuals and businesses complying with state cannabis laws from federal intervention.

On March 10, 2021, the Senate confirmed, President Joseph R. Biden’s nominee, Merrick Garland, to serve as Attorney General in his administration. Furthermore, two of President Biden’s nominees for top positions at the U.S. Department of Health and Human Services (“HHS”) have strong track records of supporting and defending state-legalized marijuana programs. California’s former Attorney General Xavier Becerra, who serves as the head of HHS, vowed to defend California’s legal cannabis market from any potential intervention during the Trump administration. In addition, Pennsylvania’s former Secretary of Health Dr. Rachel Levine, who serves as the Assistant Secretary of HHS, played a pivotal role in the implementation of Pennsylvania’s medical marijuana program. In addition, Democrats are generally more supportive of federal cannabis reform than Republicans. Currently, the Democrats compose a majority of the House of Representatives and have gained sufficient seats in the Senate to achieve control in the event of a Vice Presidential tie-breaking vote. Most notably, during the presidential campaign, President Biden stated that he supports decriminalizing marijuana. Despite the growing enthusiasm in the cannabis business community, it remains unclear whether the Department of Justice under President Biden and Attorney General Garland will re-adopt the Cole Memorandum or announce a substantive marijuana enforcement policy.

Other federal legislation provides or seeks to provide protection to individuals and businesses acting in violation of U.S. federal law but in compliance with state cannabis laws. For example, the Rohrabacher-Farr Amendment has been included in annual spending bills passed by Congress since 2014. The Rohrabacher-Farr Amendment restricts the DOJ from using federal funds to interfere with states implementing laws that authorize the use, distribution, possession, or cultivation of medical cannabis.

U.S. courts have construed these appropriations bills to prevent the U.S. federal government from prosecuting individuals or businesses engaged in cannabis-related activities to the extent they are operating in compliance with state medical cannabis laws. However, because this conduct continues to violate U.S. federal law, U.S. courts have observed that should the U.S. Congress choose to appropriate funds to prosecute individuals or businesses acting in violation of the CSA, such individuals or businesses could be prosecuted for violations of U.S. federal law even to the extent/even if they are operating in compliance with applicable state medical cannabis laws.

If Congress declines to include the Rohrabacher-Farr Amendment in future fiscal year appropriations bills or fails to pass necessary budget legislation causing a government shutdown, the U.S. federal government will have the authority to spend federal funds to prosecute individuals and businesses acting contrary to the CSA for violations of U.S. federal law.

Furthermore, the appropriations protections only apply to individuals and businesses operating in compliance with a state’s medical cannabis laws and provide no protection to individuals or businesses operating in compliance with a state’s adult-use cannabis laws.

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Additionally, there are a number of marijuana reform bills that have been introduced in the U.S. Congress that would amend federal law regarding the legal status and permissibility of medical and adult-use cannabis, including the STATES Act, the Marijuana Opportunity Reinvestment and Expungement Act (the “MORE Act”), the Substance Regulation and Safety Act (the “SRSA”) and the Medical Marijuana Research Act (the “MMRA”). The STATES Act would create an exemption in the CSA to allow states to determine their own cannabis policies without fear of federal reprisal.

The MORE Act, which was reintroduced to the House of Representatives on May 28, 2021, would remove cannabis from the CSA, expunge federal cannabis offenses and establish a 5% excise tax on cannabis to fund various federal grant programs. On March 1, 2022, the U.S. House of Representatives passed the MORE Act, a bill that would end the federal prohibition on cannabis by removing it from the list of banned controlled substances. This is the second time the bill passed the House; however, it is expected to receive opposition in the Senate and we have no clear expectation that the MORE Act will become law in the near future.

The SRSA, which was introduced by U.S. Senator Tina Smith on July 30, 2020, would remove cannabis from the CSA, grant the FDA authority to regulate cannabis and cannabis products and regulate the safety and quality control of cannabis crops and the import and export of cannabis materials. The MMRA, which was introduced in the House of Representatives on October 21, 2021, would amend the CSA to make marijuana accessible for use by qualified marijuana researchers for medical purposes. It is uncertain which federal marijuana reform bills, if any, will ultimately be passed and signed into law.

Businesses in the regulated cannabis industry, including our business, are subject to a variety of laws and regulations in the United States that involve money laundering, financial recordkeeping and proceeds of crime, including the U.S. Currency and Foreign Transactions Reporting Act of 1970 (“Bank Secrecy Act”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “US PATRIOT Act”) and the rules and regulations thereunder and any related or similar rules, regulations, or guidelines, issued, administered, or enforced by governmental authorities in the United States. Further, under U.S. federal law, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan, or any other service could be charged with money laundering, aiding and abetting, or conspiracy.

Despite these laws, the Financial Crimes Enforcement Network (“FinCEN”), a bureau within the U.S. Department of the Treasury (“U.S. Treasury”), issued a memorandum on February 14, 2014 (the “FinCEN Memorandum”), which provides instructions to banks and other financial institutions seeking to provide services to cannabis-related businesses. The FinCEN Memorandum explicitly references the Cole Priorities and indicates that in some circumstances it is permissible for banks and other financial institutions to provide services to cannabis-related businesses without risking prosecution for violation of U.S. federal money laundering laws. Under these guidelines, financial institutions are subject to a requirement to submit a suspicious activity report in certain circumstances as required by federal money laundering laws. These cannabis-related suspicious activity reports are divided into three categories: marijuana limited, marijuana priority and marijuana terminated, based on the financial institution’s belief that the marijuana business follows state law, is operating out of compliance with state law, or where the banking relationship has been terminated, respectively. The FinCEN Memorandum refers to supplementary guidance in the Cole Memorandum relating to the prosecution of money laundering offenses predicated on cannabis-related violations of the CSA.

The rescission of the Cole Memorandum did not affect the status of the FinCEN Memorandum, and to date, the U.S. Treasury has not given any indication that it intends to rescind the FinCEN Memorandum. While the FinCEN Memorandum was originally intended to work in tandem with the Cole Memorandum, the FinCEN Memorandum appears to remain in effect as standalone guidance. Although the FinCEN Memorandum remains intact, indicating that the U.S. Treasury and FinCEN intend to continue abiding by its guidance, it is unclear whether the Biden administration will continue to follow the guidelines set forth under the FinCEN Memorandum.

In March 2019, the U.S. House of Representatives introduced the Secure and Fair Enforcement Banking Act (the “SAFE Banking Act”) which creates protections for financial institutions that provide banking services to businesses acting in compliance with applicable state cannabis laws. Most recently, on July 19, 2021, the America Creating Opportunities for Manufacturing, Pre-Eminence in Technology, and Economic Strength Act of 2022 (the “America COMPETES Act of 2022”) was introduced in the U.S. House of Representatives. The America COMPETES Act of 2022 includes provisions of the SAFE Banking Act and sets out financial regulations for cannabis-related businesses and revises other aspects of the financial system with regard to cannabis-related businesses. On February 4, 2022, a majority of the U.S. House of Representatives passed the America COMPETES Act of 2022; however, it is uncertain whether it will be passed by the U.S. Senate and ultimately signed into law. This marks the sixth time that the U.S. House of Representatives have advanced SAFE Banking to the U.S. Senate. There can be no assurance that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. In addition, local and city ordinances may strictly limit and/or restrict the distribution of cannabis in a manner that could make it difficult or impossible to operate cannabis businesses in certain jurisdictions.

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Hemp

On December 20, 2018, the U.S. Agriculture Improvement Act of 2018 (the “2018 Farm Bill”) was signed into law. Prior to its enactment, the U.S. federal government did not distinguish between cannabis and hemp and the entire plant species Cannabis sativa L. (subject to narrow exceptions applicable to specific portions of the plant) was scheduled as a controlled substance under the CSA. Therefore, the cultivation of hemp for any purpose in the United States without a Schedule I registration with the U.S. Drug Enforcement Agency (“DEA”) was federally illegal, unless exempted by Section 7606 of the Agricultural Act of 2014 (the “2014 Farm Bill”). The 2018 Farm Bill removed hemp (which is defined as “the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis”) and its derivatives, extracts and cannabinoids, including CBD derived from hemp, from the definition of marijuana in the CSA, thereby removing hemp and its derivatives from DEA purview as a controlled substance. The 2018 Farm Bill also amends the Agricultural Marketing Act of 1946 to allow for the commercial production of hemp in the United States under the purview of the United States Department of Agriculture (the “USDA”) in coordination with state departments of agriculture that elect to have primary regulatory authority over hemp production in their respective jurisdictions. Pursuant to the 2018 Farm Bill, states, U.S. territories and tribal governments may adopt their own regulatory plans for hemp production even if more restrictive than federal regulations so long as they meet minimum federal standards and are approved by the USDA. Hemp production in states and tribal territories that do not choose to submit their own plans and that do not prohibit hemp production will be governed by USDA regulation.

On October 31, 2019, the USDA issued an interim final rule governing the domestic production of hemp under the 2018 Farm Bill, establishing the U.S. Domestic Hemp Production Program (the “USDA IFR”). The USDA IFR outlines the requirements for the USDA to approve plans submitted by states and tribal governments for the domestic production of hemp. It also establishes a federal plan for hemp producers in states or territories of Native American tribes that do not have USDA-approved hemp production plans. Pursuant to the USDA IFR, the USDA reviews hemp production plans submitted by state and tribal governments that wish to obtain or retain primary regulatory authority over hemp production in their respective jurisdictions. Once the USDA formally receives a plan from a state or tribal government, the agency has 60 days to review and approve or reject the plan.

Although the USDA IFR provides the framework for the USDA, state departments of agriculture and tribal governments to begin the implementation of commercial hemp production programs pursuant to the 2018 Farm Bill, the 2014 Farm Bill was scheduled to remain in effect for one year after the effective date of the USDA IFR. On January 15, 2021, the USDA issued a final rule on hemp production which incorporates modifications established under the USDA IFR published in October 2019. The rule became effective on March 22, 2021 and outlines, among other things, the licensing requirements, recordkeeping requirements, procedures for testing THC concentrations and, procedures for disposing of non-compliant plants.

The application of the hemp provisions of the 2014 Farm Bill was initially set to expire on October 31, 2020, at which time state programs would be required to comply with the 2018 Farm Bill regulations. However, U.S. Senators and state agricultural departments requested an extension of the application of the 2014 Farm Bill and a delay of the implementation of the 2018 Farm Bill due to delays caused by COVID-19. Although, as a result of the extension, the 2014 Farm Bill was set to expire on December 31, 2021, it was extended until January 1, 2022, by the Continuing Appropriations Act of 2021. As of January 1, 2022, there have been no further extensions and all states must either have a USDA-approved hemp product plan, or grant regulatory oversight over hemp cultivation to the USDA.

Under the 2018 Farm Bill, states and tribal governments have authority to adopt regulatory regimes that are more restrictive than federal mandates or prohibit hemp production altogether. Accordingly, variance in hemp regulation across jurisdictions is likely to persist. Compliance with state hemp law, if any, is required under the 2018 Farm Bill.

As a result of the 2018 Farm Bill, federal law now provides that CBD derived from hemp is not a controlled substance under the CSA; however, CBD derived from hemp could still be considered a controlled substance under applicable state law. States take varying approaches to regulating the production and sale of hemp and hemp-derived CBD. While some states explicitly authorize and regulate the production and sale of CBD or otherwise provide legal protection for authorized individuals and businesses to engage in commercial hemp activities, other states maintain outdated drug laws that do not distinguish hemp or hemp-derived CBD from marijuana (or “cannabis” as used herein), resulting in hemp being classified as a controlled substance under certain state laws. In these states, the sale of CBD, notwithstanding its origin, is either restricted to state medical or adult-use cannabis program licensees or remains unlawful. Additionally, a number of states prohibit the sale of consumable CBD products based on the position of the FDA set forth in the Federal Food, Drug and Cosmetic Act (the “FFDCA”) that it is unlawful to introduce food containing added CBD or THC into interstate commerce, or to market CBD or THC products as or in dietary supplements regardless of whether the substances are hemp-derived.

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The 2018 Farm Bill preserves the authority and jurisdiction of the FDA under the FFDCA to regulate the manufacture, marketing and sale of food, drugs, dietary supplements and cosmetics, including products that contain hemp extracts and derivatives such as CBD. As a producer and marketer of hemp-derived products, we are required to comply with FDA regulations applicable to the manufacturing and marketing of such products, including with respect to dietary supplements, food and cosmetics. To date, the FDA has not deemed CBD or other cannabinoids permissible for use in dietary supplements, as dietary ingredients, or as safe for use in food. The FDA has consistently taken the position that CBD is prohibited from being marketed as a dietary supplement or added to food because substantial clinical trials studying CBD as a new drug must be made public prior to the marketing of any food or dietary supplements containing CBD.

The FDA has issued warning letters to companies unlawfully marketing CBD products. In many of these cases, the manufacturer made unsubstantiated claims that products containing CBD are able to treat serious medical conditions, including cancer, Alzheimer’s disease, opioid withdrawal and anxiety, among others, without obtaining drug approvals. Some of these letters were co-signed with the U.S. Federal Trade Commission and cited the companies for making claims about the efficacy of CBD that were not substantiated by scientific evidence.

The FDA has stated that it recognizes the potential opportunities and significant interest in drugs and consumer products containing CBD, is committed to evaluating the agency’s regulatory policies related to CBD and has established a high-level internal working group to explore potential pathways for various types of CBD products to be lawfully marketed. The FDA has authority to issue regulation that would allow these naturally-occurring hemp compounds to be added to food or dietary supplements. In May 2019, the FDA held a public hearing to obtain scientific data and information about the safety, manufacturing, product quality, marketing, labeling and sale of products containing cannabis or cannabis-derived compounds.

Notwithstanding the foregoing, other than Epidiolex (cannabidiol), a cannabis-derived product, and three synthetic cannabis-related drug products (Marinol (dronabinol), Syndros (dronabinol) and Cesamet (nabilone)), the FDA has not approved a marketing application for cannabis for the treatment of any disease or condition and has not approved any cannabis, cannabis-derived or CBD products. See Risk Factors—Our products are not approved by the FDA or any other federal governmental authority; and There is uncertainty surrounding the regulatory pathway for CBD.

In connection with the Further Consolidated Appropriations Act, 2020, the House Committee on Appropriations issued an explanatory statement agreeing to appropriate $2.0 million in funding to the FDA for research, policy evaluation, market surveillance and issuance of an enforcement discretion policy for products under the FDA’s jurisdiction that contain CBD. The legislation required the FDA to provide a report within 60 days regarding its progress in obtaining and analyzing data to help determine a policy of enforcement discretion and the process through which CBD will be evaluated for use in products. On March 5, 2020, the FDA issued a report on its progress and committed to expanding its educational efforts regarding CBD products, encouraging, facilitating and initiating more research on CBD, continuing to monitor the CBD marketplace and take appropriate action against unlawful CBD products that pose a risk of harm to the public and developing a risk-based enforcement policy aimed at protecting the public and providing more regulatory clarity regarding the FDA’s CBD enforcement priorities. The FDA was also required to conduct a sampling study of the current CBD marketplace to determine the extent to which products containing CBD are mislabeled or adulterated within 180 days of the enactment of the Further Consolidated Appropriations Act, 2020.

On July 9, 2020, the FDA issued its sampling study to the U.S. House Committee on Appropriations and the U.S. Senate Committee on Appropriations detailing the sampling conducted in recent years on CBD products. While the minority of CBD products previously tested by the FDA contained CBD concentrations consistent with their labeling, the report states that a majority of products tested for potentially harmful elements “did not raise significant public health concerns.” The report further provides that the FDA will undertake a more extensive sampling effort expected to cover a representative sample of currently marketed CBD products, including tinctures, oils, extracts, capsules, powders, gummies, water and other beverages, conventional foods, cosmetics, lubricants, tampons, suppositories, vape cartridges and products sold for consumption by pets. Products will be evaluated for cannabinoid content as well as potentially harmful elements.

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The rules, regulations and enforcement in this area continue to evolve and develop. On August 20, 2020, the DEA issued an interim final rule conforming its regulations to the 2018 Farm Bill (the “DEA IFR”), which went into effect on August 21, 2020. Notably, the DEA IFR creates uncertainty with respect to the federal legal status of any hemp derivative, extract, or product that exceeds a delta-9 tetrahydrocannabinol concentration of 0.3 percent during processing, which, pursuant to the DEA IFR, renders it a federal Schedule I substance under the CSA even if the hemp plant from which any such material is sourced does not exceed the 0.3 percent threshold.

On September 4, 2020, the Hemp and Hemp-Derived CBD Consumer Protection and Market Stabilization Act of 2020 was initially introduced in the U.S. House of Representatives and was reintroduced in the U.S. House of Representatives on February 4, 2021. The Hemp and Hemp-Derived CBD Consumer Protection and Market Stabilization Act of 2020 permits the inclusion of hemp and CBD derived from hemp as ingredients in dietary supplements that otherwise comply with the applicable requirements for dietary supplements set forth in the FFDCA and the Fair Packaging and Labeling Act. The bill does not address the inclusion of hemp or CBD derived from hemp as ingredients in food products, and it is unclear whether it will ultimately be passed and signed into law.

On January 8, 2021, the FDA issued a report stating that more real-world data on CBD use and safety, alongside data from other types of studies, is needed to fill in the current gaps in the FDA’s understanding of the safety profile of CBD and many other cannabis-derived compounds, including potential safety risks for people and animals. Until these gaps are filled and the FDA formally adopts regulations authorizing the production and sale of CBD products as food and/or dietary supplements, there is a risk that the FDA could take enforcement action against us. Failure to comply with FDA requirements may result in, among other things, warning letters, injunctions, product withdrawals, recalls, seizures, fines and criminal prosecutions. We continue to closely monitor FDA developments with respect to CBD and our compliance with applicable United States laws relating to hemp, including the FDA’s regulations of CBD and evaluate and implement appropriate compliance measures on an ongoing basis.

On February 8, 2022, the Hemp Advancement Act of 2022 was introduced in the U.S. House of Representatives. The Hemp Advancement Act of 2022 would raise the permitted THC threshold for hemp and in-process hemp extract, remove the requirement that hemp testing occur at DEA-registered facilities, and allow people with drug-related felony convictions to receive a hemp license.

Application of Cannabis Regulations in the United States

Violations of U.S. federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions, or settlements arising from either civil or criminal proceedings brought by either the U.S. federal government or private citizens, including, but not limited to, disgorgement of profits, seizure of property or products, cessation of business activities, or divestiture. Our cannabis business activities and the cannabis business activities of our subsidiaries, while believed to be compliant with applicable U.S. state and local laws, currently are illegal under U.S. federal law.

Cannabis Regulations in Brazil

Brazilian law currently prohibits cannabis cultivation, processing, and sales. This restriction applies to both marijuana and industrial hemp. There is no distinction between hemp and marijuana. As a result, there is no specific legislation on industrial hemp. However, on August 18, 2020, draft legislation was introduced that would allow Brazilian farmers to grow cannabis for medical and industrial purposes on domestic soil for the first time has been submitted to the country’s lower house of Congress. The bill was delivered to the House of Deputies speaker by lawmakers Paulo Teixeira and Luciano Ducci, co-sponsors of the bill who sit on the chamber’s special commission for the regulation of medicinal cannabis. Action is pending on this legislation.

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Cannabis Regulations in Uruguay

Cannabis is legal in Uruguay, and is one of the most widely used drugs in the nation. President Jose Mujica signed legislation to legalize recreational cannabis in December 2013, making Uruguay the first country in the modern era to legalize cannabis. Uruguay has an established market that the Company intends to enter and compete in.

Cannabis regulations in Canada

We do not, directly or indirectly, engage in the cultivation, processing, or dispensing of cannabis or any other cannabis-related activity in Canada. As such, to our knowledge, our Canadian corporate operations are not subject to any cannabis regulations in Canada.

Sales and Marketing

We market and sell our services and products throughout the United States consistent with the Farm Bill, as well as in Canada and in the United Kingdom. We intend to expand our offerings to additional countries and jurisdictions that adopt state-regulated or government programs similar to the Farm Bill. Currently, we market and sell our hempSMART™ products directly through our website, and cDistro distributes various lines of products through its national distribution network.

On October 1, 2020, we entered into two Joint Venture Agreements with Marco Guerrero, a director of the Company, dated September 30, 2020, to form joint venture operations in Brazil and in Uruguay to produce, manufacture, market and sell the Company’s hempSMART™ products in Latin America, and will also work to develop and sell hempSMART™ products globally. The Joint Venture Agreements contain equal terms for the formation of joint venture entities in Uruguay and Brazil. The Brazilian joint venture will be headquartered in São Paulo, Brazil, and will be named HempSmart Produtos Naturais Ltda. (“HempSmart Brazil”). The Uruguayan joint venture will be headquartered in Montevideo, Uruguay and will be named Hempsmart Uruguay S.A.S. (“HempSmart Uruguay”). Both are in the development stage.

Research and Development

Our research and development activity for the fiscal year ended December 31, 2021 was primarily focused on formulations of our various hempSMART™ products. Our research and development costs were $9,527. We may conduct additional research and development as the Company expands its hempSMART™ line of products.

Intellectual Property

In February 2019, the U.S. Patent and Trademark Office (“USPTO”) issued patent number 10,201,553 for our hempSMART™ Brain product. In addition, in June 2021, H Smart, Inc. was issued a trademark by the USPTO for the tradename hempSMART™.

Competition

The CBD industry is highly competitive and fragmented with numerous companies, consisting of publicly- and privately-owned companies Our competitors include sellers of hemp-based CBD products and professional services firms dedicated to the regulated hemp industry. We compete in markets where hemp has been legalized and regulated, which includes the United States, Canada and the United Kingdom. Our marketing efforts in Brazil and Uruguay are in the development stages. We expect that the quantity and composition of our competitive environment will continue to evolve as the global hemp industry develops. Additionally, increased competition worldwide is possible to the extent that new states, jurisdictions and countries enter the marketplace as a result of continued enactment of regulatory and legislative changes that de-criminalize and regulate hemp products, including the 2018 Farm Bill.

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Legal Proceedings

Bougainville Ventures, Inc.  On March 16, 2017, we entered into a joint venture agreement with Bougainville to (i) jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville's high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a Tier 3 I502 cannabis license holder to grow cannabis on the site; (iv) provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations, security and monitoring, processing and delivery, branding, capital resources and financial management; and (v) optimize collaborative business opportunities. We believe that some of the funds we paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, we believe that Bougainville misrepresented material facts in the joint venture agreement including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 I502 cannabis license holder to grow cannabis on the real property; and (iii) that clear title to the real property associated with the Tier 3 I502 license would be deeded to the joint venture 30 days after we made our final funding contribution. As a result of the foregoing, on September 20, 2018, we filed suit against Bougainville, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court seeking legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in our name, for the appointment of a receiver, the return to treasury of 15 million shares issued by us to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. We filed a lis pendens on the real property. The case is currently in litigation.

Employees

As of July 14, 2022, we had 7 full-time employees and no part-time employees.

Where You Can Find Us

Our executive office is located at 633 W. 5th Street, Suite 2826, Los Angeles, CA 90071. Our telephone number is (888) 777-4362.

Purchase Agreement with Dutchess Capital Growth Fund LP (“Dutchess”)

On May 31, 2022, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Dutchess. Although we are not mandated to sell shares under the Purchase Agreement, the Purchase Agreement gives us the option to sell to Dutchess, up to $10,000,000 worth of our common stock over the period ending thirty-six (36) months after the execution date of the Purchase Agreement. All such sales of common stock to be made under the Purchase Agreement to Dutchess shall be referred to in this prospectus as the “Equity Line”.

On May 31, 2022, we also entered into a registration rights agreement with Dutchess whereby we are obligated to (i) file with the Commission the Registration Statement; and (ii) use its best efforts to have the Registration Statement declared effective by the Commission at the earliest possible date.

Following effectiveness of the Registration Statement, and subject to certain limitations and conditions set forth in the Purchase Agreement, the Company shall have the discretion to deliver drawdown notices to Dutchess and Dutchess will be obligated to purchase shares of the Company’s Common Stock based on the investment amount specified in each drawdown notice. The maximum amount that the Company shall be entitled to drawdown to Dutchess in each drawdown notice shall not exceed the lesser of (i) 150% of the average daily share volume of the Common Stock in the five (5) trading days immediately preceding the Draw Down Notice or (ii) an aggregate value of $100,000. Pursuant to the Purchase Agreement, Dutchess and its affiliates will not be permitted to purchase and the Company may not drawdown shares of the Company’s Common Stock to Dutchess that would result in Dutchess’ beneficial ownership of the Company’s outstanding Common Stock exceeding 4.99%. The price of each drawdown share shall be equal to sixty percent (60%) of the Market Price (as defined in the Purchase Agreement). Drawdown notices may be delivered by the Company to Dutchess until the earlier of (i) the date on which Dutchess has purchased an aggregate of $10,000,000 worth of Common Stock under the terms of the Purchase Agreement; (ii) the period ending thirty-six (36) months after the execution date of the Purchase Agreement; or (iii) written notice of termination delivered by the Company to Dutchess, subject to certain equity conditions set forth in the Purchase Agreement.

There is no assurance the market price of our common stock will increase in the future. The number of common shares that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Purchase Agreement. If the bid/ask spread remains the same we will not be able to draw the full commitment under the Purchase Agreement. Based on the lowest closing price of our common stock during the fifteen (15) consecutive trading day period preceding the filing date of this registration statement of $0.0003, the registration statement covers the offer and possible sale of approximately $540,000 worth of our shares (a discounted price of $0.00018) which is below $10,000,000 (the full amount of the Purchase Agreement ), before deducting fees to the placement agent and other estimated offering expenses payable by us.

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Pursuant to a placement agency agreement dated as of February 2, 2022, we engaged J.H. Darbie & Co., Inc., a licensed broker-dealer, as placement agent to act as the exclusive placement agent in connection with the Purchase Agreement. Under the placement agent agreement, the placement agent will be entitled to receive a finder’s fee in cash equal to 6% of the gross proceeds of Dutchess’ common stock purchases under the Purchase Agreement, and non-callable warrants simultaneously with the closing of the Transaction equal to 6% warrant coverage of the purchase amount. The placement agent warrants are referred to collectively as the Placement Warrants. The Placement Warrants will entitle the placement agent to purchase our common shares at a purchase price equal to 120% of the Purchase Agreement purchase price or the public market closing price of our common stock on the date of the purchase under the Purchase agreement, whichever is lower. The Placement Warrants will be exercisable immediately after the date of issuance, have participating registration rights and will expire 5 years after the date of issuance. We are registering the resale of 180,000,000 shares of common stock which are issuable upon the exercise of the Placement Warrants held by the placement agent to permit the placement agent, as a selling securityholder, or its permitted transferee or other successor-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these shares in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

Dutchess is not permitted to engage in short sales involving our common stock during the term of the commitment period. In accordance with Regulation SHO, however, sales of our common stock by Dutchess after delivery of a drawdown notice of such number of shares reasonably expected to be purchased by Dutchess under a draw will not be deemed a short sale.

As we draw down on the Equity Line of credit, shares of our common stock may be sold into the market by Dutchess. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more draws, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the Equity Line. If our stock price declines, we will be required to issue a greater number of shares under the Equity Line. We have no obligation to utilize the full amount available under the Equity Line.

We may require Dutchess to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Neither the Purchase Agreement nor any of our rights or Dutchess’ rights thereunder may be assigned to any other person.

In addition, we must deliver the other required documents, instruments and writings required. Dutchess is not required to purchase the drawdown shares unless:

•	We will not be entitled to drawdown shares to Dutchess unless there is an effective registration statement under the Securities Act to cover the resale of the shares by Dutchess;

•	We will not be entitled to drawdown shares to Dutchess to the extent that such shares would cause Dutchess's beneficial ownership to exceed 4.99% of our outstanding shares;

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•	We will not be entitled to drawdown shares to Dutchess unless all of the Company's representations and warranties are accurate. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or government authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated under the Dutchess Agreement.

•	We will not be entitled to drawdown shares to Dutchess unless the company's common stock is DWAC eligible and not subject to a “DTC Chill”.

•	We will not be entitled to drawdown shares to Dutchess unless all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act.

•	We will not be entitled to drawdown shares to Dutchess if we fail to reserve sufficient shares of our common stock for Dutchess, pursuant to the terms of the Dutchess Agreement.

The Purchase Agreement further provides that the Company and Dutchess are each entitled to customary indemnification from the other for any losses or liabilities we or it suffers as a result of any breach by the other of any provisions of the Purchase Agreement or our registration rights agreement with Dutchess, or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party's execution, delivery, performance or enforcement of the Purchase Agreement or the registration rights agreement.

The Purchase Agreement also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Purchase Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Purchase Agreement with Dutchess. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

We intend to sell Dutchess periodically our common stock under the Purchase Agreement and Dutchess will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Dutchess to raise the same amount of funds, as our stock price declines.

The aggregate investment amount of $10,000,000 was determined based on numerous factors, including the following:  The proceeds received from any “drawdowns” tendered to Dutchess under the Purchase Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith deem to be in the best interest of our Company.

We may have to increase the number of our authorized shares in order to issue the shares to Dutchess if we reach our current amount of authorized shares of common stock. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to draw down any amounts under the Purchase Agreement with Dutchess is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $10,000,000 under the Purchase Agreement with Dutchess.

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Description of Property

Our Offices

We maintain a lease for our principal office located at 633 W. 5th Street, Suite 2826, Los Angeles, California 90071.

Market Price of and Dividends on Our Common Equity and Related Stockholder Matters

Market information

Our common stock trades on OTC Markets Pink Market Tier under the ticker symbol “MCOA”. As of December 31, 2021, there were 386 holders of record of our common stock. As of July 14, 2022, there were 387 holders of record our common stock.

The following table sets forth, for the periods indicated, the high and low closing sales prices of our common stock for fiscal years ended December 31, 2021 and 2020, and for the first three months of fiscal year 2022:

2022	High	Low
Quarter Ended March 31	$0.0042	$0.00	06

2021	High	Low
Quarter Ended December 31	$0.0032	$0.0010
Quarter Ended September 30	$0.0063	$0.0026
Quarter Ended June 30	$0.0103	$0.0048
Quarter Ended March 31	$0.0398	$0.0038

2020	High	Low
Quarter Ended December 31	$0.0080	$0.0009
Quarter Ended September 30	$0.0050	$0.0008
Quarter Ended June 30	$0.0275	$0.0040
Quarter Ended March 31	$0.0990	$0.0121

Transfer Agent

Pacific Stock Transfer Company, located at 6725 Via Austi Pkwy., #300, Las Vegas, NV 89119 and telephone number of (702) 361-3033 is the registrar and transfer agent for our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to increase our working capital and do not anticipate paying any cash dividends in the foreseeable future.

73

FINANCIAL STATEMENTS

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

F-1

FL Office 7951 SW 6th Street, Suite 216 Plantation, FL 33324 Tel: 954-424-2345 Fax: 954-424-2230

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PCAOB # 454)

To the Board of Directors and Stockholders of

Marijuana Company of America, Inc. (Converge Global, Inc.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Marijuana Company of America, Inc. and its subsidiaries (“the Company”) as of December 31, 2021 and December 31, 2020 and the related statements of operations, stockholders’ deficit, cash flow and the related notes to consolidated financial statements (collectively referred to as the consolidated financial statements) for the year ended December 31, 2021 and December 31, 2020. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and December 31, 2020 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit, recurring losses, and expects continuing future losses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-2

FL Office 7951 SW 6th Street, Suite 216 Plantation, FL 33324 Tel: 954-424-2345 Fax: 954-424-2230

Joint Ventures and Investments

As discussed in Note 4 to the consolidated financial statements, the Company accounted for certain joint ventures under the equity method of accounting. In addition, the Company had investments in publicly traded equity securities and entered share exchange agreements with other publicly traded companies. Some of these investments are Level 2 investments and can be hard to value. In addition, as the securities held at fair value, management must assess securities that are in a significant unrealized loss position for other than temporary impairment. For these securities, management must make difficult and subjective judgments about the ability of the issuer to be able to meet its obligations under terms of the security. These judgments can have a significant impact on the Company’s reported earnings if they should prove to be significantly inaccurate.

Our principal audit procedures performed to address the joint ventures included the following:

•	We reviewed joint venture agreements and discussing with management the nature of the rights conveyed to the Company through the joint venture agreements.
•	We reviewed management’s assessment of the activities that would most significantly impact the joint venture’s economic performance and evaluated whether the joint venture agreements provided participating or protective rights to the Company.
•	We evaluated transactions with the joint ventures for events which would require reconsideration of previous consolidation conclusions.

Our principal audit procedures performed to address the investments included the following:

•	We evaluated management’s significant accounting policies related to the identification of other than temporary impairment.
•	Valuation specialists, with specialized skills and knowledge, were involved in the assessment of the fair values for a sample of Level 2 investments.
•	We performed testing over a sample of securities to determine if conclusions reached by management regarding other than temporary impairment were appropriate.

Convertible Notes

As discussed in Notes 5 and 6 to the consolidated financial statements, the Company had various debt instruments which included conversion features requiring bifurcation and separate accounting. Management evaluated the required accounting, significant estimates, and judgments around the valuation for these embedded derivatives. These embedded derivatives were initially measured at fair value and have subsequently been remeasured to fair value at each reporting period and at settlement.

There is no current observable market for these types of features and, as such, the Company determined the fair value of the embedded derivatives using a binomial option pricing model to measure the fair value of the bifurcated derivative. As a result, a high degree of auditor judgment and effort was required in performing audit procedures to evaluate the conclusions reached by management as well as the inputs to the Company’s binomial option pricing model.

Our principal audit procedures performed to address this critical audit matter included the following:

•	We obtained an understanding of the controls and processes surrounding the evaluation, initial measurement and revaluation of the bifurcated derivatives.
•	We evaluated management’s assessment and the conclusions reached to ensure these instruments were recorded in accordance with the relevant accounting guidance.
•	We evaluated the fair value of the bifurcated derivatives that included testing the valuation models and assumptions utilized by management. We reviewed and tested the fair value model used, significant assumptions, and underlying data used in the model.

F-3

FL Office 7951 SW 6th Street, Suite 216 Plantation, FL 33324 Tel: 954-424-2345 Fax: 954-424-2230

Goodwill Impairment

As discussed in Note 13 to the consolidated financial statements, the Company’s goodwill was $1,633,557 as of December 31, 2021. The Company’s goodwill was recognized in connection with business acquisitions. In accordance with ASC 350, goodwill is reviewed for impairment at least once a year. As of December 31, 2021, the Company concluded there was no impairment for intangible assets as of such date.

We identified the evaluation of the impairment analysis for goodwill as a critical audit matter because of the significant estimates and assumptions management used in the analysis. Performing audit procedures to evaluate the reasonableness of these estimates and assumptions required a high degree of auditor judgment and an increased extent of effort. In addition, the audit effort involved the use of professionals with specialized skill and knowledge.

Our principal audit procedures performed to address the goodwill impairment included the following:

  ● Performed a sensitivity analysis of significant assumptions, particularly as it relates to revenue growth rates and operating margins and evaluating the impact on the fair values that would result from changes in the assumptions.

  ● Utilizing personnel with specialized knowledge and skill in analysis to assist in assessing the appropriateness of the methodology applied in estimating the fair values of the Company’s goodwill and evaluating the reasonableness of certain assumptions used in analysis.

/s/ L&L CPAS, PA

L&L CPAS, PA

Certified Public Accountants

Plantation, FL

The United States of America

April 15, 2022

F-4

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AUDITED

	Dec 31, 2021	Dec 31, 2020

ASSETS
Current assets:
Cash	104,024	$74,503
Short-term Investments	—	239,063
Accounts receivable, net	211,288	8,640
Inventory	252,199	103,483
Prepaid Insurance	61,705	55,783
Other current assets	2,133,640	56,121
Total current assets	2,762,856	537,593

Property and equipment, net	121,588	6,542

Other assets:
Long-term Investments	2,327,357	1,552,001
Right-of-use-assets	—	7,858
Intangible assets, net	1,110,000
Goodwill	1,633,557	—
Security deposit	4,541	2,500

Total assets	7,959,899	2,106,494

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	932,760	480,877
Accrued compensation - related party	42,925	79,214
Accrued liabilities	270,689	401,461
Notes payable, related parties	20,000	40,000
Loans payable PPP Stimulus	—	35,500
Convertible notes payable, net of debt discount of $1,659,622 and $808,980, respectively	3,769,449	1,426,894
Contingent Liability - Acquisition	953,837	—
Right-of-use liabilities - current portion	—	7,858
Subscriptions payable	989,594	670,000
Derivative liability	749,756	4,426,057
Total current liabilities	7,729,010	7,567,861

Total liabilities	7,729,010	7,567,861

Stockholders' deficit:
Preferred stock, $0.001 par value, 50,000,000 shares authorized
Class A preferred stock, $0.001 par value, 10,000,000 shares designated, 10,000,000 shares issued and outstanding as of December 31, 2021 and December 31, 2020	10,000	10,000
Class B preferred stock, $0.001 par value, 5,000,000 shares designated, 2,000,000 shares issued and outstanding as of December 30, 2021 and December 31, 2020	2,000	2,000
Common stock, $0.001 par value; 15,000,000,000 shares authorized; 7,122,806,264 and 3,136,774,861 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	7,122,806	3,136,775
Common stock to be issued, 1,000,000 and 11,892,411 shares, respectively	1,000	11,892
Additional paid in capital	89,607,853	77,687,561
Accumulated other Comprehensive Income (loss)	(11,725)	—
Accumulated deficit	(96,501,045)	(86,309,595)
Total stockholders' deficit	230,889	(5,461,367)

Total liabilities and stockholders' deficit	7,959,899	$2,106,494

See the accompanying notes to these audited condensed consolidated financial statements

F-5

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
AUDITED

	For the Year ended Dec 31,
	2021	2020
REVENUES:
Sales	$1,030,249	$267,584
Related party Sales	—	13,069
Total Revenues	1,030,249	280,653

Cost of sales	873,371	159,304

Gross Profit	156,878	121,349

OPERATING EXPENSES:
Depreciation and amortization	101,334	5,933
Selling and marketing	456,983	420,511
Payroll and related	681,786	411,954
Stock-based compensation	1,207,945	3,014,888
General and administrative	2,419,963	1,122,954
Total operating expenses	4,868,011	4,976,240

Net loss from operations	(4,711,133)	(4,854,891)

OTHER INCOME (EXPENSES):
Interest expense, net	(4,302,293)	(2,999,291)
Impairment gain (Loss) on Joint Ventures	0	(22,658)
Income (Loss) on equity investment	(735,178)	106,305
Gain (loss) on change in fair value of derivative liabilities	3,852	(4,698,072)
Unrealized Gain (loss) on trading securities	504,137	248,204
Realized Gain (loss) on trading securities	(543,200)	(2,603)
(Loss) Gain on settlement of debt	(407,635)	77,624
Total other income (expense)	(5,480,317)	(7,290,491)

Net loss before income taxes	(10,191,450)	(12,145,382)

Income taxes (benefit)	—	—

NET INCOME (LOSS)	$(10,191,450)	$(12,145,382)

Foreign currency Translation Adjustment	(11,725)
Comprehensive Income	$(10,198,883)	$(12,145,382)

Loss per common share, basic and diluted	$(0.00)	$(0.01)

Weighted average number of common shares outstanding, basic and diluted (after stock-split)	5,248,075,532	962,029,388

See the accompanying notes to these audited condensed consolidated financial statements

F-6

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2021 AND 2020
AUDITED

	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Common Stock to be issued		Stock	Paid In	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Subscriptions	Capital	Deficit	Loss	Total
Balance, December 31, 2019	10,000,000	$10,000	—	$—	77,958,081	$77,958	—	$—	$—	$63,467,054	$(74,164,213)	$—	$(10,609,201)
Common stock issued to settle amounts previously accrued	—				8,333	8	—	—	—	$6,692	—	—	6,700
Issuance of Preferred stock to officer	—		2,000,000	$2,000	—	—	—	—	—	$2,227,027	—	—	2,227,027
Common stock issued for services rendered	—	—	—	—	217,396,427	$217,396	—	—	—	$568,465	—	—	785,861
Common stock issued in settlement of convertible notes payable and accrued interest	—	—	—	—	2,291,141,317	$2,291,141	—	—	—	$1,625,799	—	—	3,916,940
Issuance of common stock for settlement of liabilities				—	205,582,481	$205,582	10,892,411	$10,892	—	$546,248	—	—	762,723
Conversion of related party notes payable	—	—	—	—	21,276,596	$21,277	—	—	—	$28,723	—	—	50,000
Common stock issued in exchange for exercise of warrants on a cashless basis	—	—	—	—	51,054,214	$51,054	1,000,000	$1,000	—	$375,446	—	—	427,500
Sale of common stock			—		268,679,513	$268,680	—	—	—	$210,006	—	—	478,686
Common shares issued in settlement of legal case	—	—	—	—	677,889	$3,678	—	—	—	$952,573	—	—	956,251
Reclassification of derivative liabilities to additional paid in capital	—	—	—	—	—	—	—	—		$7,679,528	—	—	7,679,528
Net Loss	—	—	—	—	—	—	—	$0	—	—	(12,145,382)	—	($12,145,382)
Balance, December 31, 2020	10,000,000	$10,000	2,000,000	$2,000	3,136,774,851	$3,136,774	11,892,411	$11,892	$—	$77,687,561	$(86,309,595)	$—	$(5,461,367)

	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Common Stock to be issued		Stock	Paid In	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Subscriptions	Capital	Deficit	Loss	Total
Balance, December 31, 2020	10,000,000	$10,000	2,000,000	$2,000	3,136,774,851	$3,136,774	11,892,411	$11,892	$—	$77,687,561	$(86,309,595)	$—	$(5,461,367)
Common stock issued to settle amounts previously accrued	—	—	—	—	—	—	—	—	—	0	—	—	—
Issuance of Preferred stock to officer	—	—	—	$—	—	—	—	—	—	0	$—	—	—
Common stock issued for services rendered	—	—			142,946,860	142,947	—	—		518,345		—	661,292
Common stock issued in settlement of convertible notes payable and accrued interest	—	—	—	—	1,236,181,851	1,236,181	—	—	—	1,073,693	—	—	2,309,874
Issuance of common stock for settlement of liabilities	—	—	—	—	3,027,031	3,027	(10,892,411)	(10,892)	—	16,488		—	8,623
Conversion of related party notes payable and accounts payable	—	—	—	—	22,500,000	22,500	—	—	—	119,250	—	—	141,750
Common stock issued in exchange for exercise of warrants on a cashless basis	—	—	—	—	462,844,406	462,844	—	—	—	(462,844)	—	—	—
Sale of common stock	—	—	—	—	1,052,297,599	1,052,298	—	—		1,149,303	—	—	2,201,601
Issuance of common stock for investments	—	—	—	—	691,935,484	691,935	691,935	—	—	608,065		—	1,300,000
Reclassification of derivative liabilities to additional paid in capital	—	—	—	—	—	—	—	—	—	6,483,762	—	—	6,483,762
Debt discount from warrants issued with convertible notes payable	—	—	—	—	—	—	—	—	—	716,953	—	—	716,953
Common stock issued for acquisition of business	—	—	—	—	265,164,070	265,164	—	—	—	1,352,337	—	—	1,617,501
Common stock issued for amendment to acquisition consideration	—	—	—	—	109,134,122	109,134	—	—	—	141,874	—	—	251,008
Modification of Notes Payable	—	—	—	—	—	—	—	—	—	203,066	—	—	203,066
Net Loss	—	—	—	—	—	—	—	—	—	—	(10,191,450)	(11,725)	(10,203,174)
Balance, December 31, 2021	10,000,000	$10,000	2,000,000	$2,000	7,122,806,264	$7,122,805	1,691,935	$1,000	$—	$89,607,853	$(96,501,045)	$(11,725)	$230,889

See the accompanying notes to these audited condensed consolidated financial statements

F-7

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021 AND 2020

AUDITED

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(10,191,450)	$(12,145,382)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	1,993,373	1,658,395
Depreciation and amortization	101,334	5,933
Bad debt expense	34,359	—
Impairment loss on equity investment		—
Loss on equity investment	735,178	—
Loss (Gain) on change in fair value of derivative liability	(3,852)	4,698,072
Interest expense recognized for the excess of fair value of derivative liability over net book value of notes payable at issuance	1,900,836	792,321
Loss on share inducement and settlement of warrant liability	—	163,885
Stock-based compensation	1,146,933	3,014,888
Unrealized (Gain) Loss on trading securities	39,063	(248,204)
Realized Loss on trading securities		2,603
Gain on Settlement of joint venture	—	(77,624)
Loss on settlement of liabilities	407,635	—
Changes in operating assets and liabilities:
Accounts receivable	(210,132)	9,677
Inventories	(140,900)	45,692
Prepaid expenses and other current assets	(314,056)	(100,870)
Notes receivable		75,000
Accounts payable	382,355	(45,706)
Accrued expenses and other current liabilities	135,216	427,488
Right-of-use assets	7,858	14,243
Right-of-use liabilities	(7,858)	(14,361)
Net cash provided by (used in) operating activities	(3,984,108)	(1,723,950)

Cash flows from investing activities:
Purchases of property and equipment	(126,305)	(6,016)

Payment to establish joint venture	(125,356)	—
Proceeds from sale of investments	190,401	125,000
Investment in joint venture	—
Acquisition of business	(155,550)	—
Net cash provided by (used in) investing activities	(216,810)	118,984

Cash flows from financing activities:
Proceeds from issuance of notes payable	3,295,863	1,017,664
Proceeds from PPP loan payable	—	35,500
Proceeds from sales of trading securities	—	10,855
Repayments of notes payable	(1,235,300)	—
Repayments to related parties	(20,000)	(75,000)
Proceeds from sale of common stock	2,201,601	478,685
Net cash provided by (used in) financing activities	4,242,164	1,467,704

Foreign exchange impact on cash	(11,725)	—

Net increase (decrease) in cash	29,521	(137,262)

Cash at beginning of period	74,503	211,765

Cash at end of period	$104,024	$74,503
	—
Supplemental disclosure of cash flow information:
Cash paid for interest	—	—
Cash paid for taxes	—	—

Non cash financing activities:
Common stock issued in settlement of convertible notes payable	$2,309,874	$2,635,647
Common stock issued in settlement of related party notes payable and accrued compensation		$50,613
Reclassification of derivative liabilities to additional paid-in capital	$6,483,762	$3,886,971
Gains on settlement of JV investment	$—	$386,930
Common stock issued for investment	$1,300,000	$—
Common stock issued to settle liabilities	$8,623	$—
Common stock issued for acquisition of business	$1,617,501	$—
Common shares issued in settlement of legal case	$—	$1,283,632

See the accompanying notes to these audited condensed consolidated financial statements

F-8

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1 — SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying financial statements follows:

Basis and business presentation

Marijuana Company of America, Inc. (The “Company”) was incorporated under the laws of the State of Utah in October 1985 under the name Mormon Mint, Inc. The corporation was originally a startup company organized to manufacture and market commemorative medallions related to the Church of Jesus Christ of Latter Day Saints. On January 5, 1999, Bekam Investments, Ltd. acquired one hundred percent of the common shares of the Company and spun the Company off changing its name Converge Global, Inc. From August 13, 1999 until November 20, 2002, the Company focused on the development and implementation of Internet web content and e-commerce applications. In October 2009, in a 30 for 1 exchange, the Company merged with Sparrowtech, Inc. for the purpose of exploration and development of commercially viable mining properties. From 2009 to 2014, we operated primarily in the mining exploration business.

In 2015, the Company changed its business model to a marketing and distribution company for medical marijuana. In conjunction with the change, the Company changed its name to Marijuana Company of America, Inc. At the time of the transition in 2015, there were no remaining assets, liabilities or operating activities of the mining business.

On September 21, 2015, the Company formed H Smart, Inc, a Delaware corporation as a wholly owned subsidiary for the purpose of operating the hempSMART brand. H Smart, Inc. is also registered with the California Secretary of State as a foreign corporation.

On February 1, 2016, the Company formed MCOA CA, Inc., a California corporation as a wholly owned subsidiary to facilitate mergers, acquisitions and the offering of investments or loans to the Company.

On May 3, 2017, the Company formed Hempsmart Limited, a United Kingdom corporation as a wholly owned subsidiary for the purpose of future expansion into the European market.

On May 23, 2018, the Company formed H Smart, LLC in Washington State. On January 21, 2019, the Company converted this entity into a Washington State corporation named H Smart, Inc.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: H Smart, Inc., H Smart, LLC, Hempsmart Limited and MCOA CA, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective ASU 2014-09 “Revenue from Contracts with Customers,” to supersede previous revenue recognition guidance under current U.S. GAAP. Revenue is now recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The objective of the guidance is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. The core principal is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Two options were made available for implementation of the standard: the full retrospective approach or modified retrospective approach. The guidance became effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. We adopted FASB ASC Topic 606 for our reporting period as of the year ended December 31, 2017, which made our implementation of FASB ASC Topic 606 effective in the first quarter of 2018. We decided to implement the modified retrospective transition method to implement FASB ASC Topic 606, with no restatement of the comparative periods presented. Using this transition method, we applied the new standards to all new contracts initiated on/after the effective date. We also decided to apply this method to any incomplete contracts we determine are subject to FASB ASC Topic 606 prospectively. For the year ended December 31, 2021, there were no incomplete contracts. As is more fully discussed below, we are of the opinion that none of our contracts for services or products contain significant financing components that require revenue adjustment under FASB ASC Topic 606.

F-9

Identification of Our Contracts with Our Customers.

Contracts included in our application of FASB ASC Topic 606, consist completely of sales contracts between us and our customers that create enforceable rights and obligations. For the year ended December 31, 2021, our sales contracts included the following parties: us, our sales associates and our customers. Our sales contracts were offered by us and our sales associates to our customers directly through our web site. Our sales contracts, and those formalized by our sales associates, are represented by an electronic order form, which contains the contractual elements of offer for sale, acceptance and the provision of consideration consisting of the buyer’s payment, which is concurrent with our delivery of hempSMART™ product. Since our hempSMART™ product sales contracts are consummated upon receipt of the customer’s acceptance of our offer; our concurrent receipt of our customers payment; and, our delivery of the agreed to hempSMART™ product, all parties are equally committed to fulfilling their respective obligations under the sales contracts. Further, the sales contracts specifically identify (1) parties; (2) quantity of hempSMART™ product ordered; (3) price; and, (4) subject, and so each respective party’s rights are identifiable and the payment terms are defined. Since the sales contracts are consummated concurrent with offer, acceptance, payment and delivery of the hempSMART™ product ordered, we recognize revenue and cash flows as the principal from the respective sales contract transactions as they complete. Further, because our sales contracts are offered, accepted and consummated concurrently, our ability to collect revenue is immediate. We receive no payments for agreements that do not qualify as a contract. If customers agree to multiple sales contracts when they are entered into at or near the same time, our policy is to combine those contracts if: (1) the sales contracts are negotiated as a single package; (2) the payment amount of one sales contract is dependent upon another sales contract; (3) our performance obligations of delivering multiple hempSMART™ products can be determined to be part of a single transaction. Since the nature of the entry into and consummation of our sales contracts occur concurrently, there are no changes or modifications to the terms of the sales contracts that would modify the enforceable rights and performance obligations of the parties and that would materially alter the timing of our receipt of revenue from our sales contracts.

Identifying the Performance Obligations in Our Sales Contracts.

In analyzing our sales contracts, our policy is to identify the distinct performance obligations in a sales contract arrangement. In determining our performance obligations under our sales contracts, we consider that the terms and conditions of sales are explicitly outlined in our sales contracts and are so distinct and identifiable within the context of each sales contract, and so are not integrated with other goods, or constitute a modification or customization of other goods in our contracts, or are highly dependent or highly integrated with other goods in our sales contracts. Thus, our performance obligations are singularly related to our promise to provide the hempSMART™ products upon receipt of payment. We offer an assurance warranty on our hempSMART™ products that allows a customer to return any hempSMART™ products within thirty days if not satisfied for any reason. Assurance warranties are not identifiable performance obligations, since they are electable at the whim of the customer for any reason. However, we do account for returns of purchase prices if made.

Determination of the Price in Our Sales Contracts.

The transaction prices in our sales contract is the amount of consideration we expect to be entitled to for transferring promised hempSMART™ products. The consideration amount is fixed and not variable. The transaction price is allocated to the identified performance obligations in the contract. These allocated amounts are recognized as revenue when or as the performance obligations are fulfilled, which is concurrently upon receipt of payment. There are no future options for a contract when considering and determining the transaction price. We exclude amounts third parties will eventually collect, such as sales tax, when determining the transaction price. Since the timing between receiving consideration and transferring goods or services is immediate, our sales contract do not have a significant financing component, i.e., recognizing revenue at the amount that reflects the cash payment that the customer would have made at the time the goods or services were transferred to them (cash selling price), rather than significantly before or after the goods or services are provided.

F-10

Allocation of the Transaction Price of Our Sales Contracts.

Our sales contracts are not considered multi-element arrangements which require the fulfillment of multiple performance obligations. Rather, our sales contracts include one performance obligation in each contract. As such, from the outset, we allocate the total consideration to each performance obligation based on the fixed and determinable standalone selling price, which we believe is an accurate representation of what the price is in each transaction.

Recognition of Revenue when the Performance Obligation is Satisfied.

A performance obligation is satisfied when or as control of the good or service is transferred to the customer. The standard defines control as “the ability to direct the use of, and obtain substantially all of the remaining benefits from, the asset.” (ASC 606-10-20). For performance obligations that are fulfilled at a point in time, revenue is recognized at the fulfillment of the performance obligation. As noted above, our single performance obligation sales contracts are singularly related to our promise to provide the hempSMART™ products to the customer upon receipt of payment, which occurs concurrently and when, upon completion, allows us under our revenue recognition policy to realize revenue.

Product Sales

Revenue from product sales, including delivery fees, FOB shipping point, is recognized when (1) an order is placed by the customer; (2) the price is fixed and determinable when the order is placed; (3) the customer is required to and concurrently pays for the product upon order; and, (4) the product is shipped. The evaluation of our recognition of revenue after the adoption of FASB ASC 606 did not include any judgments or changes to judgments that affected our reporting of revenues, since our product sales, both pre and post adoption of FASB ASC 606, were evaluated using the same standards as noted above, reflecting revenue recognition upon order, payment and shipment, which all occurs concurrently when the order is placed and paid for by the customer, and the product is shipped. Further, given the facts that (1) our customers exercise discretion in determining the timing of when they place their product order; and, (2) the price negotiated in our product sales is fixed and determinable at the time the customer places the order, and there is no delay in shipment, we are of the opinion that our product sales do not indicate or involve any significant customer financing that would materially change the amount of revenue recognized under the sales transaction, or would otherwise contain a significant financing component for us or the customer under FASB ASC Topic 606.

The Company determined that upon adoption of ASC 606 there were no quantitative adjustments converting from ASC 605 to ASC 606 respecting the timing of our revenue recognition because product sales revenue is recognized upon customer order, payment and shipment, which occurs concurrently.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Cash

The Company considers cash to consist of cash on hand and temporary investments having an original maturity of 90 days or less that are readily convertible into cash.

Concentrations of credit risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. Occasionally, the Company’s cash and cash equivalents in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Net accounts receivable for year end December 31, 2021 and December 31, 2020 were $121,588 and $6,542, respectively.

Allowance for Doubtful Accounts

Any charges to the allowance for doubtful accounts on accounts receivable are charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of December 31, 2021, and 2020, allowance for doubtful accounts was $3,267 and $0, respectively.

F-11

Inventories

Inventories are stated at the lower of cost or market with cost being determined on a first-in, first-out (FIFO) basis. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. During the periods presented, there were no inventory write-downs. The value of inventory on December 31, 2021 and December 31, 2020 was $252,199 and $103,483, respectively .

Cost of sales

Cost of sales is comprised of cost of product sold, packaging, and shipping costs.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments including stock, stock options and restricted stock awards based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. For non-employees, share-based compensation awards are recorded at either the fair value of the services rendered or the fair value of the share-based payments, whichever is more readily determinable. Stock and restricted stock and option awards are based on the closing price of the stock underlying the awards on the grant date. Stock-based compensation expense is recorded by the Company in the same expense classifications in the statements of operations, as if such amounts were paid in cash. As of December 31, 2021, and 2020, the number of outstanding stock options to purchase shares of common stock was 0 and 0 shares, respectively. 0 and 0 shares were vested as of December 31, 2021 and 2020, respectively.

Net Loss per Common Share, basic and diluted

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable.

The computation of basic and diluted income (loss) per share as of December 31, 2021 and 2020 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	2021	2020
Convertible notes payable	1,282,203,301	137,219,847
Options to purchase common stock(1)	0	0
Warrants to purchase common stock	293,054,702	110,846,817
Total	1,575,258,003	248,066,664

F-12

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years.

Goodwill and Intangible Assets

Goodwill is carried at cost and is not amortized. The Company tests goodwill for impairment on an annual basis at the end of each fiscal year, relying on a number of factors including operating results, business plans, economic projections, anticipated future cash flows and marketplace data. Company management uses its judgment in assessing whether goodwill has become impaired between annual impairment tests according to specifications set forth in ASC 350. The Company completed an evaluation of goodwill at December 31, 2021 and determined that the goodwill was not impaired.

The Company recognizes an acquired intangible asset apart from goodwill whenever the intangible asset arises from contractual or other legal rights, or when it can be separated or divided from the acquired entity and sold, transferred, licensed, rented or exchanged, either individually or in combination with a related contract, asset or liability. Such intangibles are amortized over their useful lives. Impairment losses are recognized if the carrying amount of an intangible asset subject to amortization is not recoverable from expected future cash flows and its carrying amount exceeds its fair value.

We evaluate long-lived assets, including intangible assets and goodwill for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Upon such an occurrence, recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to forecasted undiscounted net cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. For long-lived assets held for sale, assets are written down to fair value, less cost to sell. Fair value is determined based on discounted cash flows, appraised values or management's estimates, depending upon the nature of the assets. We have recorded $0 and $22,658 in impairment charges related to our JV investments during the years ended December 31, 2021 and 2020, respectively.

Investments

The Company follows Accounting Standards Codification subtopic 321-10, Investments-Equity Securities (“ASC 321-10) which requires the accounting for equity security to be measured at fair value with changes in unrealized gains and losses are included in current period operations. Where an equity security is without a readily determinable fair value, the Company may elect to estimate its fair value at cost minus impairment plus or minus changes resulting from observable price changes (See Note 4).

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets is primarily comprised of advance payments made to third parties for independent contractors’ services or other general expenses. Prepaid services and general expenses are amortized over the applicable periods which approximate the life of the contract or service period. The balance of prepaid insurance at December 31, 2021 and December 31, 2020 was $61,705 and $55,783.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets is primarily comprised of advance payments made to third parties for independent contractors’ services or other general expenses. Prepaid services and general expenses are amortized over the applicable periods which approximate the life of the contract or service period. The balance of prepaid insurance at December 31, 2021 and December 31, 2020 was $61,705 and $55,783.

Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company’s own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

The Company’s free-standing derivatives consisted of conversion options embedded within its issued convertible debt and warrants with anti-dilutive (reset) provisions. The Company evaluated these derivatives to assess their proper classification in the balance sheet using the applicable classification criteria enumerated under GAAP.  The Company determined that certain conversion and exercise options do not contain fixed settlement provisions.  The convertible notes contain a conversion feature and warrants have a reset provision such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands.

As such, the Company was required to record the conversion feature and the reset provision which does not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value at the end of each reporting period.

The Company has adopted a sequencing policy that reclassifies contracts (from equity to assets or liabilities) with the most recent inception date first. Thus, any available shares are allocated first to contracts with the most recent inception dates.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2021 and 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash, accounts payables and short-term notes because they are short term in nature.

Accrued liabilities

As of December 31, 2021 and 2020, the balance of accrued liabilities on the Company’s consolidated balance sheets consisted of the following:

	Dec 31, 2021	Dec 31, 2020

Accrued interest	$197,407	$365,279
Accrued insurance payable	41,115	29,192
Accrued vacation liability	25,417	6,990
Accrued other expenses	6,750	—
Net Loss from Operations	$270,689	$401,461

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company charged to operations $236,563 and $129,504 for the years ended December 31, 2021 and 2020, respectively, as advertising costs.

F-13

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2021, and 2020, the Company has not recorded any unrecognized tax benefits.

Segment Information

Accounting Standards Codification subtopic Segment Reporting 280-10 (“ASC 280-10”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company’s two principal operating segments, hempSMART and cDistro.

The following table represents the Company’s hempSMART business.

	For the Years ended
	Dec 31, 2021	Dec 31, 2020

Revenues	$93,575	$280,653

Cost of Goods Sold	61,267	159,304

Gross Profit	32,308	121,349

Expense
Depreciation Expense	10,103	5,933
Stock-based Compensation	104,685	207,955
Selling and Marketing	443,569	393,799
Payroll and Related expenses	252,123	165,491
General and Admin Expenses	456,322	217,288
Total Expense	1,266,802	990,466

Net Loss from Operations	$(1,234,494)	$(869,117)

The following table represents the Company's cDistro business segment for the years ended December 31, 2021 and 2020 since it was acquired:

	For the Years ended
	Dec 31, 2021	Dec 31, 2020

Revenues	$901,535	$—

Cost of Goods Sold	810,937	—

Gross Profit	90,598	—

Expense
Depreciation and amortization expense	91,358	—
Stock-based Compensation	—	—
Selling and Marketing	4,549	—
Payroll and Related expenses	110,000	—
General and Admin Expenses	163,355	—
Total Expense	369,262	—

Net Loss from Operations	$(278,664)	$—

Recent Accounting Pronouncements

There are various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

Adoption of Accounting Standards

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued ASU 2014-09 “Revenue from Contracts with Customers” to supersede previous revenue recognition guidance under current U.S. GAAP. The guidance presents a single five-step model for comprehensive revenue recognition that requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Two options are available for implementation of the standard which is either the retrospective approach or cumulative effect adjustment approach. The guidance becomes effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted.

The Company has determined that the adoption of ASU-2014-09 will not have a material impact on its financial statements.

COVID-19 Impacts on Accounting Policies and Estimates

COVID-19 Impacts on Accounting Policies and Estimates In light of the currently unknown ultimate duration and severity of COVID-19, we face a greater degree of uncertainty than normal in making the judgments and estimates needed to apply our significant accounting policies. As COVID-19 continues to develop, we may make changes to these estimates and judgments over time, which could result in meaningful impacts to our financial statements in future periods.

F-14

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.  Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed.

Subsequent to December 31, 2021, the Company has sold a total of 90,000,000 shares of common stock at a fixed price of $0.001 per share for a total of $90,000 in cash to accredited investors under the Company’s active Regulation A offering, qualified by the SEC on October 20, 2021. There is no assurance that the Company will raise any further funds under the Regulation A offering.

Subsequent to December 31, 2021, the Company has sold a total of 706,250,000 shares of common stock at a fixed price of $0.0008 per share for a total of $565,000 in cash to accredited investors under the Company’s active Regulation A offering, qualified by the SEC on October 20, 2021 and amended on December 15, 2021. There is no assurance that the Company will raise any further funds under the Regulation A offering.

On February 17, 2022, the Company issued 12,500,000 shares of common stock to SRAX, Inc. in full conversion of a promissory note dated August 7, 2020, at a per-share conversion price of $0.0016.

On April 1, 2022, the Company issued 76,923,077 shares of restricted common stock to North Equities USA Ltd., valued at $100,000, or $0.0013 per share, in compensation pursuant to a consulting agreement dated December 24, 2021.

On April 5, 2022, the Company issued 38,762,344 shares of common stock to an accredited investor in partial conversion of a promissory note dated May 25, 2021, at a per-share conversion price of $0.00039.

On April 6, 2022, the Company issued 435,540,070 shares of restricted common stock to Beach Labs, Inc., pursuant to the earnout agreement between the Company and Beach Labs executed in relation to the acquisition of cDistro, Inc.

On April 7, 2022, the Company made a promissory note in the principal amount of $59,743.96 to a related party.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during year ended December 31, 2021, the Company incurred net losses of $10,191,450 and used cash in operations of $3,984,108. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s primary source of operating funds in 2021 and 2020 has been from funds generated from proceeds from the sale of common stock and the issuance of convertible and other debt. The Company has experienced net losses from operations since its inception but expects these conditions to improve in 2022 and beyond as it develops its business model. The Company has stockholders’ deficiencies at December 31, 2021 and requires additional financing to fund future operations.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2021 and 2020 is summarized as follows:

	2021	2020
Computer equipment	$30,155	$20,143
Machinery	104,102	—
Furniture and fixtures	13,278	5,140
Subtotal	147,535	25,283
Less accumulated depreciation	(25,947)	(18,741)
Property and equipment, net	$121,588	$6,542

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Depreciation expense was $101,334 and $5,933 for the year ended December 31, 2021 and 2020.

F-15

NOTE 4 – INVESTMENTS

Bougainville Ventures, Inc. Joint Venture

On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation. The purpose of the joint venture was for the Company and Bougainville to (i) jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville’s high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a I502 Tier 3 license holder to grow cannabis on the site; provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations, security and monitoring, processing and delivery, branding, capital resources and financial management; and, (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through a Washington State Limited Liability Company, and BV-MCOA Management, LLC was organized in the State of Washington on May 16, 2017.

As our contribution to the joint venture, the Company committed to raise not less than $1,000,000 to fund joint venture operations, based upon a funding schedule. The Company also committed to providing branding and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the cannabis industry.

The Company and Bougainville’s agreement provided that funding provided by the Company would contribute towards the joint venture’s ultimate purchase of the land consisting of a one-acre parcel located in Okanogan County, Washington, for joint venture operations.

As disclosed on Form 8-K on December 11, 2017, the Company did not comply with the funding schedule for the joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company’s commitment from $1,000,000 to $800,000, and also required the Company to issue Bougainville 15 million shares of the Company’s restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended agreement provided that Bougainville would deed the real property to the joint venture within thirty days of its receipt of payment.

Thereafter, the Company determined that Bougainville had no ownership interest in the property in Washington State, but rather was a party to a purchase agreement for real property that was in breach of contract for non-payment. Bougainville also did not possess an agreement with a Tier 3 I502 license holder to grow Marijuana on the property. Nonetheless, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the land, but did not deed the real property to the joint venture. Bougainville failed to pay delinquent property taxes to Okanogan County and to date, the property has not been deeded to the joint venture.

To clarify the respective contributions and roles of the parties, the Company offered to enter into good faith negotiations to revise and restate the joint venture agreement with Bougainville. The Company diligently attempted to communicate with Bougainville to accomplish a revised and restated joint venture agreement, and efforts towards satisfying the conditions to complete the subdivision of the land by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division and the deeding of the real property to the joint venture.

On August 10, 2018, the Company advised its independent auditor that Bougainville did not cooperate or communicate with the Company regarding its requests for information concerning the audit of Bougainville’s receipt and expenditures of $800,000 contributed by the Company in the joint venture agreement. Bougainville had a material obligation to do so under the joint venture agreement. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement, as amended, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 # I502 cannabis license holder to grow cannabis on the real property; and, (iii) that clear title to the real property associated with the Tier 3 # I502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution. As a result, on September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324. The Company’s complaint seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the Company, for the appointment of a receiver, the return to treasury of 15 million shares issued to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. The registrant has filed a lis pendens on the real property. The case is currently in litigation.

F-16

In connection with the agreement, the Company recorded a cash investment of $1,188,500 to the Joint Venture during 2017. This was comprised of 49.5% ownership of BV-MCOA Management LLC, and was accounted for using the equity method of accounting. The Company recorded an annual impairment in 2017 of $792,500, reflecting the Company’s percentage of ownership of the net book value of the investment. During 2018, the Company recorded equity losses of $37,673 and $11,043 for the first and second quarters respectively, and recorded an annual impairment of $285,986 for the year ended December 31, 2018, at which time the Company determined the investment to be fully impaired due to Bougainville’s breach of contract and resulting litigation, as discussed above.

Natural Plant Extract of California

Natural Plant Extract of California & Subsidiaries Joint Venture; On April 15, 2019, the Company entered into a joint venture agreement with Natural Plant Extracts of California, Inc. and subsidiaries. The purpose of the joint venture was to utilize Natural Plant Extracts’ California and City cannabis licenses to jointly operate a business named “Viva Buds” to operate a licensed cannabis distribution service in California. In exchange for acquiring 20% of Natural Plant Extracts’ common stock, the Company agree to pay two million dollars and issue Natural Plant Extract one million dollars’ worth of the Company’s restricted common stock. As of February 3, 2020, the Company was in arrears in its payment obligations under the joint venture agreement, and the parties entered into a settlement and release of all claims terminating the joint venture. The parties agreed to reduce the Company’s equity ownership in Natural Plant Extracts from 20% to 5%. The Company also agreed to pay Natural Plant Extracts $85,000 and the balance of $56,085.15 paid in a convertible promissory note issued with terms allowing Natural Plant Extracts to convert the note into common stock at a 50% discount to the closing price of MCOA’s common stock as of the maturity date. As of the date of this filing, the Company satisfied its payment obligations under the settlement agreement.

Cannabis Global Share Exchange

Share Exchange with Cannabis Global, Inc. On September 30, 2020, the Company entered into a securities exchange agreement with Cannabis Global, Inc., a Nevada corporation. By virtue of the agreement, the Company issued 650,000,000 shares of its unregistered common stock to Cannabis Global in exchange for 7,222,222 shares of Cannabis Global unregistered common stock. The Company and Cannabis Global also entered into a lock up leak out agreement which prevents either party from sales of the exchanged shares for a period of 12 months. Thereafter the parties may sell not more than the quantity of shares equaling an aggregate maximum sale value of $20,000 per week, or $80,000 per month until all Shares and Exchange Shares are sold.

Eco Innovation Group Share Exchange

On February 26, 2021, we entered into a Share Exchange Agreement with Eco Innovation Group, Inc., a Nevada corporation quoted on OTC Markets Pink (“ECOX”) to acquire the number of shares of ECOX’s common stock, equal in value to $650,000 based on the per-share price of $0.06, in exchange for the number of shares of MCOA common stock equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date (the “Share Exchange Agreement”).  For both parties, the Share Exchange Agreement contains a “true-up” provision requiring the issuance of additional common stock in the event that a decline in the market value of either parties’ common stock should cause the aggregate value of the stock acquired pursuant to the Share Exchange Agreement to fall below $650,000.

Complementary to the Share Exchange Agreement, the Company and ECOX entered into a Lock-Up Agreement dated February 26, 2021 (the “Lock-Up Agreement”), providing that the shares of common stock acquired pursuant to the Share Exchange Agreement shall be subject to a lock-up period preventing its sale for a period of 12 months following issuance and limiting the subsequent sale to aggregate maximum sale value of $20,000 per week, or $80,000 per month. On October 1, 2021, we entered into a First Amendment to Lock-Up Agreement between the Company and Eco Innovation Group, Inc., dated and effective October 1, 2021 (the “Amended Lock-Up Agreement”), which amends that certain Lock-Up Agreement entered into between the Company and Eco Innovation Group, Inc. on February 26, 2021 (the “Original Lock-Up Agreement”). The Amended Lock-Up Agreement amends the Original Lock-Up Agreement in one respect, by amending the initial lock-up period from 12 months following its effective date to 6 months following its effective date. All other terms and conditions of the Original Lock-Up Agreement remain unaffected.

F-17

Joint Ventures in Brazil and Uruguay – Development Stage

On October 1, 2020, we entered into two Joint Venture Agreements with Marco Guerrero, a director of the Company, dated September 30, 2020, to form joint venture operations in Brazil and in Uruguay to produce, manufacture, market and sell the Company’s hempSMART™ products in Latin America, and will also work to develop and sell hempSMART™ products globally. The Joint Venture Agreements contain equal terms for the formation of joint venture entities in Uruguay and Brazil. The Brazilian joint venture will be headquartered in São Paulo, Brazil, and will be named HempSmart Produtos Naturais Ltda. (“HempSmart Brazil”). The Uruguayan joint venture will be headquartered in Montevideo, Uruguay and will be named Hempsmart Uruguay S.A.S. (“HempSmart Uruguay”). Both are in the development stage. Under the Joint Venture Agreements, the Company will acquire a 70% equity interest in both HempSmart Brazil and HempSmart Uruguay. A minority 30% equity interest in both HempSmart Brazil and HempSmart Uruguay will be held by newly formed entities controlled by Mr. Guerrero, our director and a successful Brazilian entrepreneur. The Company will provide capital in the amount of $50,000 to both HempSmart Brazil and HempSmart Uruguay under the Joint Venture Agreements, for a total capital obligation of $100,000. As of December 31, 2020, this amount has not been disbursed. It is expected that the proceeds of the initial capital contribution will be used for contracting with third-party manufacturing facilities in Brazil and Uruguay, and related infrastructure and employment of key personnel. The boards of directors of HempSmart Brazil and HempSmart Uruguay will consist of three directors, elected by the joint venture partners. As part of the Joint Venture Agreements, the Company will license, on a royalty-free basis, certain of its intellectual property regarding the Company’s existing products to HempSmart Brazil and HempSmart Uruguay to enable the joint ventures to manufacture and sell the Company’s products in Brazil, Uruguay, and for export to other Latin American countries, the United States, and globally in accordance with the terms of the Joint Venture Agreements. The Joint Venture Agreements provide the partners with a right of first offer. Under this right, each partner may trigger an “interest sale” right of first offer process at any time pursuant to which the other partners may either acquire the triggering partner’s interest in the joint ventures, or permit the triggering partner to sell its interest to a third party. In addition, the Company, as majority partner, may trigger a compulsory buy-sell procedure in the event a joint venture is frustrated in its intent or purpose, pursuant to which the Company could pursue a sale of all or substantially all of the joint venture. Subject to certain exceptions, the joint venture partners may not transfer their interests in HempSmart Brazil and HempSmart Uruguay. The Joint Venture Agreements contain customary terms, conditions, representations, warranties and covenants of the parties for like transactions.

Acquisition of cDistro, Inc.

On June 29, 2021, we acquired 100% of the capital stock of cDistro, Inc., a Florida-based hemp and CBD product distribution business incorporated in the State of Nevada (“cDistro”) by a statutory merger and share exchange. After the acquisition, cDistro’s founding partner and Chief Executive Officer, Ronald Russo, remains its Chief Executive Officer, and our Chief Financial Officer Jesus Quintero serves as cDistro’s Chief Financial Officer.

Asset Purchase Agreement with VBF Brands, Inc.

On October 6, 2021, the Company, through its wholly owned subsidiary Salinas Diversified Ventures, Inc., a California corporation, entered into an Asset Purchase Agreement, Management Services Agreement, Cooperation Agreement and Employment Agreement with VBF Brands, Inc., a California corporation (“VBF”), a wholly owned subsidiary of Sunset Island Group, Inc., a Colorado corporation (“SIGO”). VBF and SIGO agreed to transfer to the Company all of VBF’s outstanding stock to the Company, and appointed our CEO and CFO Jesus Quintero as President of VBF.

VBF owns various fixed assets including machinery and equipment, a lease for a 10,000 square foot facility located at 20420 Spence Road, Salinas, California, 93908, leasehold improvements, good-will, inventory, tradenames including “VBF Brands,” trade secrets, intellectual property, and other tangible and intangible properties, including licenses issued by the City of Salinas, County of Monterey, and the State of California to operate a licensed cannabis nursery, cultivation facility, and operations for the manufacturing and distribution of cannabis and cannabis products.

F-18

VBF and SIGO agreed to sell and transfer to the Company all of VBF’s outstanding stock, and, by virtue of the Management Services Agreement, appoint Mr. Jesus Quintero as President of VBF, vesting management and control of VBF’s licensed cannabis operations in the Company. Concurrently, VBF and Livacich entered into a Cooperation Agreement, whereby VBF and Livacich agreed to cooperate to facilitate the transfer of ownership of VBF, which includes licenses issued by the City of Salinas, County of Monterey, and the State of California, to operate a cannabis nursery, cultivation facility and manufacturing and distribution operations to the Company. The Company also agreed to retain Livacich as Chief Executive Officer for a term of two years and agreed to compensate her with a salary including a signing cash bonus of $250,000, and a $250,000 performance cash bonus payable after six months after the Effective Date. The bonus is conditioned upon Livacich meeting an agreed to “Net Revenue” target of one million dollars ($1,000,000) from VBF’s operations during the six-month period after closing of the Asset Purchase Agreement, and her compliance with the terms and conditions of this Asset Purchase Agreement, the Management Services Agreement and the Cooperation Agreement.

As consideration for the transaction, the Company agreed to assume two secured convertible promissory notes issued by SIGO to St. George Investments, LLC, a Utah limited liability company (“St. George”) (the “SIGO Notes”). The first note was issued December 8, 2017, in the original face amount of $170,000.00, and the second was issued February 13, 2018, in the original face amount of $4,245,000.00. SIGO also issued warrants to St. George to purchase common shares in SIGO, and fifty (50) shares of SIGO’s preferred stock. St. George agreed to cancel the warrants and preferred shares upon the Company’s assumption of the SIGO Notes.

Under the Asset Purchase Agreement, the closing is conditioned upon certain conditions precedent, specifically (i) VBF and SIGO’s full corporate authorization, consent and execution of this Agreement; (ii) VBF’s sale to MCOA of 100% of the issued and outstanding shares of VBF; (iii) full corporate authorization, consent compliance with and execution of the Management Services Agreement and Cooperation Agreement; (iv) SIGO’s disclosure of the Agreement on Form 8-K with the Securities and Exchange Commission; (v) full cooperation in MCOA’s financial auditing of VBF in accordance with ASC 805, including providing unrestricted access to all VBF corporate and financial records and providing all necessary cooperation with VBF financial personnel; (vi) full cooperation in aiding and assisting Buyer with its change of ownership applications with the relevant licensing authorities; (vii) the warranty of truthful representations and execution of and compliance with the terms and conditions of the Executive Employment Agreement, Management Services Agreement and the Cooperation Agreement.

As of the date of this filing, the conditions precedent to the closing of the Asset Purchase Agreement remain in the process of implementation, so that the Asset Purchase Agreement closing has not yet occurred pursuant to its terms. Legal counsel for MCOA is currently in the process of working with VBF, Salinas Diversified Ventures, and the relevant state and local governments to effect the change of control and license transfers necessary to close the Asset Purchase Agreement.

F-19

MARIJUANA COMPANY OF AMERICA, INC.

INVESTMENT ROLL-FORWARD

AS OF DECEMBER 31, 2021

	INVESTMENTS

	TOTAL	Consolidated	Cannabis Global			Hempsmart	Lynwood	Natural Plant	Salinas Ventures	VBF
	INVESTMENTS	Eliminations	Inc.	ECOX	cDistro	Brazil	JV	Extract	Holding	BRANDS	Vivabuds

Investments made during quarter ended 03-31-19	0

Quarter 03-31-19 equity method Loss	0	-	-	-	-	-	-	-	-	-	-

Unrealized gains on trading securities - quarter ended 03-31-19
Balance @03-31-19	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Investments made during quarter ended 06-30-19	$3,073,588	-	-	-	-	-	-	$3,000,000	-	-	$73,588

Quarter 06-30-19 equity method Income (Loss)	$(29,414)							$(6,291)			$(23,123)

Unrealized gains on trading securities - quarter ended 06-30-19	$0
Balance @06-30-19	$3,044,174	$0	$0	$0	$0	$0	$0	$2,993,709	$0	$0	$50,465

Investments made during quarter ended 09-30-19	$186,263	-	-	-	-	-	-	-	-	-	$186,263

Quarter 09-30-19 equity method Income (Loss)	$(139,926)							$(94,987)			$(44,939)

Sale of trading securities during quarter ended 09-30-19

Unrealized gains on trading securities - quarter ended 09-30-19	$0
Balance @09-30-19	$3,090,511	$0	$0	$0	$0	$0	$0	$2,898,722	$0	$0	$191,789

Investments made during quarter ended 12-31-19	$129,812	-	-	-	-	-	-	-	-	-	$129,812

Quarter 12-31-19 equity method Income (Loss)	$(102,944)							$(23,865)			$(79,079)

Reversal of Equity method Loss for 2019	$272,285							$125,143			$147,142

Impairment of investment in 2019	$(2,306,085)							$(2,306,085)			$0

Loss on disposition of investment	$(389,664)										$(389,664)

Sale of trading securities during quarter ended 12-31-19	$0

Unrealized gains on trading securities - quarter ended 12-31-19	$0
Balance @12-31-19	$693,915	$0	$0	$0	$0	$0	$0	$693,915	$0	$0	$0

Equity Loss for Quarter ended 03-31-20	0	-	-	-	-	-	-	-	-	-	-

Recognize Joint venture liabilities per JV agreement @03-31-20	0

Impairment of Equity Loss for Quarter ended 03-31-20	0

Unrealized gains on trading securities - quarter ended 03-31-19
Balance @03-31-20	$693,915	$0	$0	$0	$0	$0	$0	$693,915	$0	$0	$0

Equity Loss for Quarter ended 06-30-20	0	-	-	-	-	-	-	-	-	-	-

Impairment of Equity Loss for Quarter ended 06-30-20	0

Sales of trading securities - quarter ended 06-30-20
Balance @06-30-20	$693,915	$0	$0	$0	$0	$0	$0	$693,915	$0	$0	$0

Global Hemp Group trading securities issued	650,000		$650,000

Investment in Cannabis Global	0	-	-	-	-	-	-	-	-	-	-

Balance @09-30-20	$1,343,915	$0	$650,000	$0	$0	$0	$0	$693,915	$0	$0	$0

Unrealized gain on Global Hemp Group securities - 4th Quarter 2020	-	-	-	-	-	-	-	-	-	-	-

Unrealized gains on Cannabis Global Inc securities - 4th Quarter 2020	208,086		$208,086
Balance @12-31-20	$1,552,001	$0	$858,086	$0	$0	$0	$0	$693,915	$0	$0	$0

Investment in ECOX	650,000	-	-	$650,000	-	-	-	-	-	-	-

Balance @03-31-21	$2,202,001	$0	$858,086	$650,000	$0	$0	$0	$693,915	$0	$0	$0

Investments made during quarter ended 06-30-21	30,898						$30,898

Unrealized gain on Global Hemp Group securities - 2nd quarter 2021	-	-	-	-	-	-	-	-	-	-	-

Balance @06-30-21	$2,232,899	$0	$858,086	$650,000	$0	$0	$30,898	$693,915	$0	$0	$0

Investments made during quarter ended 09-30-21	68,200		$68,000						$200

Sale of short-term investments in quarter ended- 09-30-21	0	-	-	-	-	-	-	-	-	-	-

Balance @09-30-21	$2,301,099	$0	$926,086	$650,000	$0	$0	$30,898	$693,915	$200	$0	$0

Investments made during quarter ended 12-31-21	5,087,079				$2,975,174	$90,923				$2,020,982
Consolidated Eliminations @12/31/21	(5,060,821)	(5,060,821)	-	-	-	-	-	-	-	-	-

Balance @12-31-21	$2,327,357	$(5,060,821)	$926,086	$650,000	$2,975,174	$90,923	$30,898	$693,915	$200	$2,020,982	$0

F-20

Loan Payable

		Natural				General
	TOTAL	Plant	Robert L	VBF		Operating
	Debt	Extract	Hymers III	BRANDS	Vivabuds	Expense

Quarter 03-31-19 loan borrowings
Quarter 03-31-19 debt conversion to equity	-	-	-	-	-	-

Balance @03-31-19 ©	0	0	0	0	0	0

Quarter 03-31-19 loan borrowings	3,675,000	$2,000,000	-	-	$0	$1,675,000
Quarter 03-31-19 debt conversion to equity	(1,411,751)	$(349,650)				$(1,062,101)

Balance @06-30-19 (d)	2,263,249	1,650,350	0	0	0	612,899

Quarter 09-30-19 loan borrowings	582,000					$582,000
Quarter 09-30-19 debt conversion to equity	(187,615)	-	-	-	-	$(187,615)

Balance @09-30-19 (e)	2,657,634	1,650,350	0	0	0	1,007,284

Quarter 12-31-19 loan borrowings	2,726,964	$596,784	$4,221			$2,125,959
Impairment of investment in 2019	(2,156,142)	$(2,156,142)
Loss on settlement of debt in 2019	50,093	$50,093		-	-
Adjustment to reclassify amount to accrued liabilities	(85,000)	$(85,000)

Balance @12-31-19 (f)	$3,193,549	$56,085	$4,221	$0	$0	$3,133,243
Quarter 03-31-20 loan borrowings	$441,638					$441,638
Quarter 03-31-20 debt conversion to equity	$(619,000)	-	-	-	-	$(619,000)
Recognize Joint venture liabilities per JV agreement @03-31-20	$0
Quarter 03-31-20 Debt Discount adjustments	$24,138		$24,138

Balance @03-31-20 (g)	$3,040,325	$56,085	$28,359	$0	$0	$2,955,881

Quarter 06-30-20 loan borrowings, net	$65,091		$65,091
Quarter 06-30-20 debt conversion to equity	$(727,118)	-	-	-	-	$(727,118)
Quarter 06-30-20 reclass of liability	$0

Quarter 06-30-20 Debt Discount adjustments	$405,746		($27,715)			$433,461

Balance @06-30-20 (h)	$2,784,044	$56,085	$65,735	$0	$0	$2,662,224

Quarter 09-30-20 debt conversion to equity	$(606,472)	$(56,085)	($65,735)	-	-	$(484,652)
Debt Settlement during Q3 2020	$0

Balance @09-30-20 (i)	$2,177,572	($0)	$0	$0	$0	$2,177,572

Quarter 12-31-20 loan borrowings, net	$309,675					$309,675
Quarter 12-31-20 Debt Discount adjustments	$(71,271)	-	-	-	-	$(71,271)
Quarter 12-31-20 debt conversion to equity	$(993,081)					$(993,081)
Balance @12-31-20 (j)	$1,422,895	$0	$0	$0	$0	$1,422,895

Quarter 03-31-21 debt conversion to equity	$(1,309,016)	-	-	-	-	$(1,309,016)
Quarter 03-31-21 loan borrowings, net	$145,000					$145,000
Balance @03-31-21 (k)	$258,879	$0	$0	$0	$0	$258,879

Quarter 06-30-21 loan borrowings, net	$1,251,779	-	$185,000	-	-	$1,066,779
Balance @06-30-21 (l)	$1,510,658	$0	$185,000	$0	$0	$1,325,658

Quarter 09-30-21 loan borrowings, net	$626,250					$626,250
Quarter 09-30-21 loan repayments, net	$(1,077,464)	-	$(75,000)	-	-	$(1,002,464)

Balance @09-30-21 (m)	$1,059,444	($0)	$110,000	$0	$0	$949,444

Quarter 12-31-21 loan borrowings, net	$2,710,006	-	-	$1,643,387	-	$1,066,619

Balance @12-31-21 (n)	$3,769,449	($0)	$110,000	$1,643,387	$0	$2,016,063

	12-31-21	06-30-20	03-31-20	12-31-19	09-30-19	06-30-19	03-31-19	12-31-18	12-31-17
This includes balances for:	Note (n)	Note (h)	Note (g)	Note (f)	Note (e)	Note (d)	Note (c)	Note (b)	Note (a)
- Debt obligation of JV	0	478,494	394,848	0	1,633,872	1,778,872	128,522	289,742	1,500,000
- Convertible NP, net of discount	3,769,449	2,784,044	3,040,324	3,193,548	2,688,555	2,149,170	1,536,271	1,132,668	394,555
- Long-term debt	0	0	0	0	0	0	0	0	172,856
Total Debt balance	$3,769,449	$3,262,538	$3,435,172	$3,193,548	$4,322,427	$3,928,042	$1,664,793	$1,422,410	$2,067,411

F-21

NOTE 5 – CONVERTIBLE NOTES PAYABLE AND NOTES PAYABLE

During the years ended December 31, 2021 and 2020, the Company issued an aggregate of 1,236,181,851 and 2,291,141,317 shares of its common stock in settlement of the issued convertible notes payable and accrued interest.

For the years ended December 31, 2021 and 2020, the Company recorded amortization of debt discounts of $1,993,373 and $1,658,395, respectively, as a charge to interest expense.

Convertible notes payable are comprised of the following:

	2021	2020
Convertible note payable – Power Up Lending Group	$—	$35,000
Convertible note payable – Crown Bridge Partners	$35,000	$172,500
Convertible note payable – Labrys	$99,975	$—
Convertible note payable – FF Global Opportunities Fund	$243,750	$—
Convertible note payable – GS Capital Partners LLC	$82,000	$143,500
Convertible note payable – Beach Labs	$583,333	$—
Convertible note payable – Pinnacle Consulting Services Inc.	$30,000	$70,000
Convertible note payable – Geneva Roth	$97,939	$33,500
Convertible note payable – Dutchess Capital Partners	$60,709	$10,000
Convertible note payable – Redstart HLDGS	$—	$109,000
Convertible note payable – GW Holdings	$120,750	$98,175
Convertible note payable - Coventry	$100,000	$—
Convertible note payable - Sixth Street Lending	$60,738	$—
Convertible notes payable -St George	$3,914,878	$1,160,726
Total	$5,429,072	$1,832,401
Less debt discounts	$(1,659,622)	$(405,507)
Net	$3,769,450	$1,426,894
Less current portion	$(3,769,450)	$(1,426,894)
Long term portion	$—	$—

Convertible notes payable-Power Up Lending

From July 1 through September 12, 2019, the Company issued four convertible promissory notes in the aggregate principal amount of $294,000 to Power Up Lending (“Power Up”). The promissory notes bear interest at 10% per annum, are due one year from the respective issuance date and include an original issuance discount (“OID”) in aggregate of $12,000. Interest shall accrue from the issuance date, but interest shall not become payable until the notes becomes payable. The notes are convertible at any time at a conversion rate equal to 61% of the Market Price (defined as the lowest trading price during the 15-trading-day period prior to the conversion date). Upon the issuance of these convertible notes, the Company determined that the features associated with the embedded conversion option embedded in the debentures, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions. As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $9,395 is being amortized to interest expense over the respective terms of the notes.

The Company shall have the right to prepay the notes for an amount ranging from 125% - 140% multiplied by the outstanding balance (all principal and accrued interest) depending on the Prepayment Period (ranging from 1 to 180 days following the issuance date). The Company is prohibited from effecting a conversion of any note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

As of December 31, 2021, the Company owed an aggregate of $0 of principal and $0 of accrued interest on these convertible promissory notes.

F-22

Convertible notes payable-Crown Bridge Partners

From October 1 through December 31, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $225,000 to Crown Bridge Partners LLC (“Crown Bridge”). The promissory notes bear interest at 10% per annum, are due one year from the respective issuance date and include an original issuance discount (“OID”) in aggregate of $22,500. Interest shall accrue from the issuance date, but interest shall not become payable until the notes becomes payable. The notes are convertible at any time at a conversion rate equal to 60% of the Market Price (defined as the lowest trading price during the 15-trading-day period prior to the conversion date). Upon the issuance of these convertible notes, the Company determined that the features associated with the embedded conversion option embedded in the debentures, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions. As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $78,056 is being amortized to interest expense over the respective terms of the notes.

The Company shall have the right to prepay the notes for an amount ranging from 125% - 140% multiplied by the outstanding balance (all principal and accrued interest) depending on the Prepayment Period (ranging from 1 to 180 days following the issuance date). The Company is prohibited from effecting a conversion of any note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

As of December 31, 2021, the Company owed an aggregate of $35,000 of principal and $0 of accrued interest on these convertible promissory notes.

Convertible notes payable-GS Capital Partners LLC

On December 19, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $173,000 to GS Capital Partners LLC (“GS Capital”). The promissory notes bear interest at 10% per annum and is due one year from the respective issuance date and include an original issuance discount (“OID”) in aggregate of $15,000.

The Holder of this Note is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to 62% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent. To the extent the Conversion Price of the Company’s Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the Conversion Price shall be decreased to 52% instead of 62% while that “Chill” is in effect. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by the Investor). As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $92,396 is being amortized to interest expense over the respective terms of the notes. As of December 31, 2021, the Company owed an aggregate of $82,000 of principal and $2,561 of accrued interest on these convertible promissory notes.

F-23

In August and September of 2020, the Company issued convertible promissory notes in the aggregate principal amount of $143,500 to GS Capital. The promissory notes bear interest at 10% per annum and is due one year from the respective issuance date and include an original issuance discount in aggregate of $5,500.

The Holder of this Note is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to 62% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer. To the extent the Conversion Price of the Company’s Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the Conversion Price shall be decreased to 52% instead of 62% while that “Chill” is in effect. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by the Investor).

As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $143,500 is being amortized to interest expense over the respective terms of the notes.

In August 2021, the Company issued convertible promissory notes in the aggregate principal amount of $82,000 to GS Capital. The promissory notes bear interest at 10% per annum and is due one year from the respective issuance date and include an original issuance discount in aggregate of $7,000. In connection with the Note, the Company issued 5,000,000 warrants to purchase common stock with a fair value of $18,086, which was recorded as a debt discount.

The Holder of this Note is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to 62% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer. To the extent the Conversion Price of the Company’s Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the Conversion Price shall be decreased to 52% instead of 62% while that “Chill” is in effect. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by the Investor).

As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $25,086 is being amortized to interest expense over the respective terms of the notes.

As of December 31, 2021, the Company owed an aggregate of $82,000 of principal and $2,561 of accrued interest on these convertible promissory notes.

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Convertible notes payable-St George Investments

In December 2020, the Company entered into two convertible promissory notes in the aggregate amount of $160,000 of principal with Bucktown Capital LLC, an entity controlled by the owners of St. George. The Company received net proceeds of $150,000. The notes mature in December 2020 and bear interest at 8% or 22% in the event of default. The notes are convertible at the lender’s option at any time at a fixed price of $0.002 per common share, subject to normal adjustment for common stock splits.

In January and March 2021, the Company entered into three convertible promissory notes in the aggregate amount of $567,500 of principal with Bucktown Capital LLC, entity controlled by the owners of St. George. The Company received net proceeds of $535,000. The notes mature in January and March 2022 and bear interest at 8% or 22% in the event of default. The notes are convertible at the lender’s option at any time at a fixed price of $0.002 per common share, subject to normal adjustment for common stock splits.

Effective October 6, 2021, the Company issued a secured convertible promissory note in the amount of $3,492,378 with Chicago Ventures. The Company received cash proceeds of $1,100,000 and included an original issue discount of $574,916 and paid legal fees of $10,000. This note agreement was assumed by the Company as part of the VBF Acquisition discussed in Note 13 and includes $1,770,982 which reflects the initial consideration towards the future closing of the VBF Acquisition. The note bears interest at 8% and is due upon maturity on October 6, 2023. The note is convertible at a fixed price of $0.002 per share. In the event of default as defined in the agreement, the lender has the right to convertible principal and accrued interest at 70% of the lowest closing trading price over the 10 days preceding the conversion notice.

As of December 31, 2021, the Company owed $3,914,878 of principal and $89,410 of accrued interest on the above convertible promissory notes.

Convertible notes payable - Robert L. Hymers III

On June 17, 2020, the Company issued convertible promissory notes in the aggregate principal amount of $115,091 to Robert L. Hymers III (“Hymers”) in satisfaction of funds owed to Mr. Hymers from his consulting contract with the Company for past services rendered and completed. The promissory notes bear interest at 10% per annum, and is due six months from the respective issuance date of the note along with accrued and unpaid interest. Principal and interest to be payable as provided below on that date which is six months from the date of issuance (the “Maturity Date”).

For so long as there remains any amount due hereunder, the Holder shall have the option to convert all or any portion of the unpaid principal amount of this Note, plus accrued interest (together with the unpaid principal amount, the “Converted Amount”), into shares of the Company’s common stock. The conversion price (the “Conversion Price”) shall be equal to a fifty percent (50%) discount to the lowest closing bid of the previous fifteen (15) day trading period, ending on the business day before a Notice of Conversion is delivered to the Company. The number of shares of Common Stock into which the Converted Amount shall be convertible (the “Conversion Shares”) shall be determined by dividing (i) the Converted Amount by (ii) the Conversion Price. A conversion shall be deemed to occur on the date that the Company receives an executed copy of the Conversion Notice.

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The aggregate debt discount of $115,091 is being amortized to interest expense over the respective terms of the notes.

On September 8, 2020, the Company issued convertible promissory notes in the aggregate principal amount of $70,000 to Robert L. Hymers III (“Hymers”). The promissory note bears interest at 10% per annum, and is due six months from the respective issuance date of the note along with accrued and unpaid interest. Principal and interest to be payable as provided below on that date which is six months from the date of issuance (the “Maturity Date”).

For so long as there remains any amount due hereunder, the Holder shall have the option to convert all or any portion of the unpaid principal amount of this Note, plus accrued interest (together with the unpaid principal amount, the “Converted Amount”), into shares of the Company’s common stock. The conversion price (the “Conversion Price”) shall be equal to a fifty percent (50%) discount to the lowest closing bid of the previous fifteen (15) day trading period, ending on the business day before a Notice of Conversion is delivered to the Company. The number of shares of Common Stock into which the Converted Amount shall be convertible (the “Conversion Shares”) shall be determined by dividing (i) the Converted Amount by (ii) the Conversion Price. A conversion shall be deemed to occur on the date that the Company receives an executed copy of the Conversion Notice.

The aggregate debt discount of $70,000 is being amortized to interest expense over the respective terms of the notes.

On February 4, 2021, the Company issued convertible promissory notes in the aggregate principal amount of $75,000 to Robert L. Hymers III (“Hymers”). The promissory note bears interest at 10% per annum, and is due one year from the respective issuance date of the note along with accrued and unpaid interest. Principal and interest to be payable as provided below on that date which is one year from the date of issuance (the “Maturity Date”).

For so long as there remains any amount due hereunder, the Holder shall have the option to convert all or any portion of the unpaid principal amount of this Note, plus accrued interest (together with the unpaid principal amount, the “Converted Amount”), into shares of the Company’s common stock. The conversion price (the “Conversion Price”) shall be equal to a $0.003.

The aggregate debt discount of $75,000 is being amortized to interest expense over the respective terms of the notes.

Convertible notes payable – Pinnacle Consulting Services Inc.

On April 30, 2021, the Company issued convertible promissory notes in the aggregate principal amount of $110,000 to Pinnacle Consulting Services, Inc. (“Pinnacle”). The promissory note bears interest at 10% per annum, and is due one year from the respective issuance date of the note along with accrued and unpaid interest. Principal and interest to be payable as provided below on that date which is one year from the date of issuance (the “Maturity Date”).

For so long as there remains any amount due hereunder, the Holder shall have the option to convert all or any portion of the unpaid principal amount of this Note, plus accrued interest (together with the unpaid principal amount, the “Converted Amount”), into shares of the Company’s common stock. The conversion price (the “Conversion Price”) shall be equal to a $0.002.

The aggregate debt discount of $110,000 is being amortized to interest expense over the respective terms of the notes.

On December 27, 2021, the Company and Pinnacle entered into an exchange agreement to replace the existing $110,000 of principal and accrued interest of $8,036 to a new note with principal of $118,036. The new convertible note payable has an exercise price of $0.00065.

On December 27, 2021, the Company issued convertible promissory notes in the aggregate principal amount of $30,000 to Pinnacle. The promissory note bears interest at 12.5% per annum, and is due one year from the respective issuance date of the note along with accrued and unpaid interest and includes an original issue discount (“OID”) of $5,000. Principal and interest to be payable as provided below on that date which is one year from the date of issuance (the “Maturity Date”).

For so long as there remains any amount due hereunder, the Holder shall have the option to convert all or any portion of the unpaid principal amount of this Note, plus accrued interest (together with the unpaid principal amount, the “Converted Amount”), into shares of the Company’s common stock. The conversion price (the “Conversion Price”) shall be equal to a $0.006. The Conversion price, and any other economic terms will be adjusted on a ratchet basis if the Company offers a more favorable conversion or stock issuance price, prepayment rate, interest rate, additional securities, look back period or more favorable terms to another party for any financings while this note is in effect.

The aggregate debt discount of $5,000 is being amortized to interest expense over the respective terms of the notes.

As of December 31, 2021, the Company owed an aggregate of $30,000 of principal and $0 of accrued interest on these convertible promissory notes.

Convertible notes payable – Natural Plant Extract

On April 15, 2019, we entered into a joint venture with Natural Plant Extract of California, Inc., and subsidiaries, to operate a licensed psychoactive cannabis distribution service in California. California legalized THC psychoactive cannabis for medicinal and recreational use on January 1, 2018. On February 3, 2020, we terminated the joint venture.

The Original Material Definitive Agreement

Pursuant to the original material definitive agreement, we agreed to acquire twenty percent (equal to 200,000) of NPE’s authorized shares in exchange for our payment of $2,000,000 and $1,000,000 worth of our restricted common stock. We agreed to form a joint venture with NPE incorporated in California under the name “Viva Buds, Inc.” (“Viva Buds”) for the purpose of operating a California licensed cannabis distribution business pursuant to California law legalizing THC psychoactive cannabis for recreational and medicinal use.

Our payment obligations were governed by a stock purchase agreement which required us to make the following payments:

a. Deposit of $350,000 within 5 days of the execution of the material definitive agreement;

b. Deposit of $250,000 payable within 30 days;

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c. Deposit of $400,000 within 60 days;

d. Deposit of $500,000 within 75 days;

e. Deposit of $500,000 within 90 days

We made our initial payment pursuant to this schedule, but otherwise failed to comply with the payment schedule and we were in breach of contract.

Settlement and Release of All Claims Agreement

On February 3, 2020, the Company and NPE entered into a settlement and release of all claims agreement. In exchange for a complete release of all claims, the Company and NPE (1) agreed to reduce our interest in NPE from 20% to 5%; (2) we agreed to pay NPE a total of $85,000 as follows: $35,000 concurrent with the execution of the Settlement and Release of All Claims Agreement, and $25,000 no later than the 5th calendar day for each of the two months following execution of Settlement and Release of All Claims Agreement; and, (3) to retire the balance of our original valuation obligation from the material definitive agreement, representing a shortfall of $56,085, in a convertible promissory note, with terms allowing NPE to convert the note into common stock of MCOA at a 50% discount to the closing price of MCOA’s common stock as of the maturity date.

As of the date of this filing, the Company satisfied its payment obligations under the settlement agreement.

Convertible Note Payable – GW Holdings Group

On December 9, 2020, the Company issued convertible promissory notes in the aggregate principal amount of $98,175 to GW Holdings Group, LLC (“GW”). GW has the option, beginning on the six month anniversary of the date of issuance, to convert all or any amount of the principal face amount of the notes then outstanding into shares of the Company's common stock at a conversion price equal to 40% discount of the lowest trading price for the 15 trading days prior to the date of the conversion. The note accrues interest at a rate of 10% per annum.

On June 3, 2021, the Company entered issued a convertible promissory note in the amount of $120,750 to. The holder has the option to convert all or any amount of the principal face amount of the note then outstanding into shares of the Company's common stock at a conversion price equal to $0.005 for the first 90 days and $0.002 thereafter. The note accrues interest at a rate of 10% per annum and included $15,750 of deferred financing fees and original issue discount which is being amortized to interest expense over the term of the note.

On August 24, 2021, the Company entered issued a convertible promissory note in the amount of $120,750 to GW. GW has the option to convert all or any amount of the principal face amount of the note then outstanding into shares of the Company's common stock at a conversion price equal to $0.0025 for the first 90 days and $0.001 thereafter. The note accrues interest at a rate of 10% per annum and includes a $15,750 original issue discount which is being amortized to interest expense over the term of the note

As of December 31, 2021, the Company owed an aggregate of $120,750 of principal and $4,003 of accrued interest on these convertible promissory notes.

Convertible Notes Payable-Redstart Holdings

During the year ended December 31, 2020, the Company entered into various convertible promissory notes with Redstart Holdings (“Redstart Holdings”) totaling a principal amount of $109,000. The promissory notes accrue interest at a rate of 10% per annum, were due one year from the respective issuance date. The notes were convertible at a conversion price equal to 61% of the market price of the Company’s common stock, defined as the lowest trading price during the 15-trading-day period prior to the date of conversion. Upon the issuance of these convertible notes, the Company determined that the features associated with the embedded conversion option embedded in the notes should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares of common stock would be available to settle all potential future conversion transactions. As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense.

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The Company has the right to prepay the notes for an amount ranging from 125% to 140% multiplied by the outstanding balance (all principal and accrued interest) depending on the prepayment period (ranging from 1 to 180 days following the issuance date). The Company is prohibited from effecting a conversion of any note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. During the three months ended March 31, 2021, the Company repaid $109,000 of principal and $43,204 of total interest and penalties.

During May 2021, the Company entered into an additional three convertible promissory notes with principal value of $226,250, which accrued interest at 8% per annum and were convertible at 65% of the average of the two lowest trading prices during the previous 15 day trading period.

As of December 31, 2021, the Company owed an aggregate of $0 of principal and $0 of accrued interest on these convertible promissory notes, as the notes were paid in full along with early repayment penalties of $40,857.

Convertible Note Payable-Firstfire

In July 2021, the Company issued a convertible promissory note in the aggregate principal amount of $268,750 to Firstfire Global Opportunities Fund LLC (“Firstfire”). The promissory note accrues interest at 12% per annum, is due one year from the issuance date and includes an original issuance discount and financing fees in the aggregate amount of $44,888 and received $200,963 of net proceeds. The note is convertible at any time at a conversion price of $0.005 per share. The Company also issued a five-year warrants to purchase up to 38,174,715 shares of its common stock to Firstfire, at an exercise price of $0.000304  per share. The aggregate debt discount of $245,851 is being amortized to interest expense over the respective terms of the note.

The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. The Company is prohibited from effecting an exercise of the warrant to the extent that, as a result of such exercise, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the note.

As of December 31, 2021, the Company owed an aggregate of $243,750 of principal and $14,667 of accrued interest on these convertible promissory notes.

Convertible Note Payable-Labrys

In June 2021, the Company issued a convertible promissory note in the aggregate principal amount of $537,500 to Labrys Funds, LP (“Labrys”). The promissory note accrues interest at 12% per annum, is due one year from the issuance date and includes an original issuance discount in the aggregate amount of $53,750. The Company also paid $33,750 in deferred financing fees and received $450,000 of net proceeds. The note is convertible at any time at a conversion price of $0.005 per share. The Company also issued a five-year warrants to purchase up to 76,349,431 shares of its common stock to Labrys, at an exercise price of $0.00704 per share. In addition, the Company issued five-year warrants to purchase up to 76,349,431 shares of its common stock to an investment banker for services, which warrants have an exercise price of $0.000304  per share. The aggregate debt discount of $533,526 is being amortized to interest expense over the respective terms of the note.

The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. The Company is prohibited from effecting an exercise of the warrant to the extent that, as a result of such exercise, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the note.

As of December 31, 2021, the Company owed an aggregate of $99,975 of principal and $36,476 of accrued interest on these convertible promissory notes.

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Convertible Note Payable- Dutchess Capital Growth Fund LP

On May 25, 2021, the Company issued a convertible promissory note in the aggregate principal amount of $135,000 to Dutchess Capital Growth Fund LP (“Dutchess”). The promissory note accrues interest at 8% per annum, is due one year from the issuance date. The Company paid $13,750 in deferred financing fees and received $121,250 of net proceeds.

Beginning six months after date of issue, the holder of this Note is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to 55% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the fifteen prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer.

The Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $135,000 is being amortized to interest expense over the respective terms of the notes.

As of December 31, 2021, the Company owed an aggregate of $60,709 of principal and $6,108 of accrued interest on these convertible promissory notes.

Convertible Note Payable- Geneva Roth Holdings

On December 4, 2020, the Company issued a convertible promissory note in the aggregate principal amount of $33,500 to Geneva Roth Holdings (“Geneva”). The promissory note accrues interest at 10% per annum, is due one year from the issuance date.

Beginning six months after date of issue, the holder of this Note is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to 55% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer. The company repaid the note before it became convertible and therefore, no derivative liability or debt discount was recorded.

On July 28, 2021, the Company issued a promissory note in the aggregate principal amount of $169,125 to Geneva Roth Holdings (“Geneva”). The promissory note accrues interest at 10% per annum, is due one year from the issuance date. The Company paid $13,750 in deferred financing fees and received $153,750 of net proceeds. The Company also issued five-year warrants to purchase up to 10,147,500 shares of its common stock to Geneva, at an exercise price of $0.001 per share. The aggregate debt discount of $67,253 is being amortized to interest expense over the respective terms of the note.

As of December 31, 2021, the Company owed an aggregate of $97,939 of principal and $13,684 of accrued interest on these promissory notes.

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Convertible Note Payable- Beach Labs

On November 24, 2021, the Company issued a convertible promissory note in the aggregate principal amount of $625,000 to Beach Labs in connection with the modification of the cDistro acquisition agreement discussion in Note 13. The promissory note accrues interest at 10% per annum and is due four years from the issuance date.

The holder of this Note is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to 70% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer.

The Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $625,000 is being amortized to interest expense over the respective terms of the notes.

As of December 31, 2021, the Company owed an aggregate of $583,333 of principal and $15,753 of accrued interest on these promissory notes.

Convertible Note Payable- Sixth Street Lending

On November 16, 2021, the Company issued a promissory note in the aggregate principal amount of $60,738 to Sixth Street Lending (“SSL”). The promissory note has a one-time interest charge of 7,896 and is due one year from the issuance date. The Company paid $10,738 in deferred financing fees and received $50,000 of net proceeds. The note is convertible at a price ("Conversion Price") for each share of Common Stock equal to 73% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the five prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer.

As of December 31, 2021, the Company owed an aggregate of $60,738 of principal and $7,896 of accrued interest on these promissory notes.

Convertible Note Payable- Coventry

On December 29, 2021, the Company issued a promissory note in the aggregate principal amount of $100,000 to Coventry (“Coventry”). The promissory note has a one-time interest charge of 10,000 and is due one year from the issuance date. The Company paid $20,000 in deferred financing fees and received $80,000 of net proceeds. The note is convertible at a price ("Conversion Price") for each share of Common Stock equal to 90% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the five prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer.

As of December 31, 2021, the Company owed an aggregate of $100,000 of principal and $10,000 of accrued interest on these promissory notes.

Summary:

The Company has identified the embedded derivatives related to the above-described notes and warrants. These embedded derivatives included certain conversion and reset features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the note and to fair value as of each subsequent reporting date.

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For the year ended December 31, 2021 and 2020, the Company recorded a gain on the change in fair value of derivative liabilities of $3,852 and a loss of $48,204, respectively. For the years ended December 31, 2021 and 2020, the Company recorded amortization of debt discounts of $1,993,373 and $1,658,395, respectively, as a charge to interest expense.

At December 31, 2021, the Company determined the aggregate fair values of $749,756 of embedded derivatives. The fair values were determined using a binomial model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 95.81% to 192.69%, (3) weighted average risk-free interest rate of 0.06% to 0.26%, (4) expected life of 0.5 years to 4.5 years, and (5) estimated fair value of the Company's common stock from $0.0012 per share.

On May 4, 2020, we entered into a loan to borrow $35,500 from Pacific Mercantile Bank (“Lender”), pursuant to a Promissory Note issued by Company to Lender (the “PPP Note”). The loan was made pursuant to the Payroll Protection Program established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and supported by the Small Business Administration (SBA). The PPP Note bears interest at 1.00% per annum, and may be repaid at any time without penalty. The PPP Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The occurrence of an event of default may result in a claim for the immediate repayment of all amounts outstanding under the PPP Note. On March 30, 2021, the loan was fully forgiven by the government and the remaining balance was zero as of December 31, 2021.

NOTE 6 – DERIVATIVE LIABILITIES

As described in Notes 4 and 6, the Company issued convertible notes and warrants that contained conversion features and a reset provisions. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date and to fair value as of each subsequent reporting date.

If an embedded conversion option in a convertible debt instrument no longer meets the bifurcation criteria in this Subtopic, an issuer shall account for the previously bifurcated conversion option by reclassifying the carrying amount of the liability for the conversion option (that is, its fair value on the date of reclassification) to shareholders' equity. Any debt discount recognized when the conversion option was bifurcated from the convertible debt instrument shall continue to be amortized.

NOTE 7 – STOCKHOLDERS’ DEFICIT

Preferred stock

The Company is authorized to issue 10,000,000 shares of $0.001 par value preferred stock as of December 31, 2021 and December 31, 2020. As of December 31, 2021, and 2020, the Company has designated and issued 10,000,000 shares of Class A Preferred Stock.

Each share of Class A Preferred Stock is entitled to 100 votes on all matters submitted to a vote to the stockholders of the Company, does not have conversion, dividend or distribution upon liquidation rights. On November 9, 2020, the Company issued 2,000,000 shares of its Class B Preferred Common Stock to Jesus Quintero. The Class B Preferred Stock carries a voting preference of One Thousand (1,000) times that number of votes on all matters submitted to the shareholders that is equal to the number of shares of Common Stock (rounded to the nearest whole number), at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is affected. The issuance constitutes a change of control of the Company, as the voting preference of the issued Class B Preferred Stock provides Mr. Quintero with the right to control a majority of the votes of shareholders eligible to cast votes on any matter brought before the stockholders. The Class B shares were valued at $2,229,027 and recognized as stock-based compensation expense during the year ended December 31, 2020. As of December 31, 2021 and 2020, there were 2,000,000 shares of Class B Preferred Stock outstanding. The Class B Preferred Stock is not convertible into common shares.

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Common stock

The Company was authorized to issue 22,000,000,000 shares of $0.001 par value per share common stock as of December 31, 2021. As of December 31, 2021, and 2020, the Company had 7,122,806,264 and 3,136,774,861, respectively, common shares issued and outstanding. As of February 4, 2022, we reduced the par value of our common stock from $0.001 per share to zero par value ($0.00) per share.

In 2021, the Company issued an aggregate of 142,946,860 shares of its common stock for services rendered with an estimated fair value of $661,292.

In 2021, the Company issued an aggregate of 1,236,181,851 shares of its common stock in settlement of convertible notes payable and accrued interest with an estimated fair value of $2,309,874.

In 2021, the Company issued an aggregate of 22,500,000 shares of its common stock in conversion of related party notes payable with an estimated fair value of $141,750.

In 2021, the Company issued an aggregate of 462,844,406 common shares of its common stock in exchange for exercise of warrants on a cashless basis.

In 2021, the Company sold 1,052,297,599 shares of its common stock with a value of $2,201,601.

In 2021, the Company issued 3,027,031 shares of its common stock with an estimated value of $8,623 to settle liabilities.

In 2021, the Company issued 691,935,484 shares of common stock for investments with an estimated value of $1,300,000.

In 2021, the Company issued 265,164,070 shares of common stock issued for acquisition of business with an estimated value of $1,617,501.

In 2021, the Company issued 109,134,122 shares for amendment to an acquisition consideration with an estimated value of $251,008.

In 2020, the Company issued an aggregate of 217,396,427 shares of its common stock for services rendered with an estimated fair value of $785,861.

In 2020, the Company issued an aggregate of 2,291,141,317 shares of its common stock in settlement of convertible notes payable and accrued interest with an estimated fair value of $3,916,940.

In 2020, the Company issued an aggregate of 21,276,596 shares of its common stock in conversion of related party notes payable with an estimated fair value of $50,000.

In 2020, the Company issued an aggregate of 51,054,214 common shares of its common stock in exchange for exercise of warrants on a cashless basis.

In 2020, the Company issued 205,582,481 shares of its common stock with an estimated value of $762,723 to settle liabilities.

In 2020, the Company sold shares 268,679,513 shares of its common stock for proceeds of $478,686.

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Options

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Binomial Option Pricing Model with a volatility figure derived from using the Company’s historical stock prices. Management determined this assumption to be a more accurate indicator of value. The Company accounts for the expected life of options based on the contractual life of options for non-employees. For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla" options, as defined in the accounting standards codification.

The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options.

In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the number of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what the Company has recorded in the current period.

The following table summarizes the stock option activity for the years ended December 31, 2021 and 2020:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2020	16,666,667	$0.30	7.76	$15,400,000
Granted	—
Forfeitures or expirations	—
Outstanding at December 31, 2021	16,666,667	$0.30	6.76	$15,296,667
Granted	—
Forfeitures or expirations	(16,666,667)	0.30
Outstanding at December 31, 2021	0	$—	—	—
Exercisable at December 31, 2021	0	$—	—	$—

The aggregate intrinsic value in the preceding table represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $0 and $0 as of December 31, 2021 and 2020, respectively, which would have been received by the option holders had those option holders exercised their options as of that date.

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Warrants

The following table summarizes the stock warrant activity for the two years ended December 31, 2021:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2019	4,011,111	2.15
Granted	6,980,769	0.01
Exercised	(192,521)	1.78
Increase due to reset provision	322,906,286	0.0004
Exercised	(40,843,463)	0.0027
Forfeitures or expirations	—
Outstanding at December 31, 2020	293,054,702	$0.0011	2.2	$1,023,306
Granted	133,107,371	0.0084
Exercised	(271,137,466)	0.01
Adjustment due to price reset provision	(9,722,222)	0.0004
Forfeitures or expirations	—
Outstanding at December 31, 2021	145,302,385	$0.0033	2.8	$70,200
Exercisable at December 31, 2021	145,302,385	$0.0033	2.8	$70,200

Certain warrants issued to debt holders have reset provisions whereby upon subsequent issuances of common stock at a price below the current exercise price, the number of warrants increase and the exercise price is reduced to the new price. The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on warrants with an exercise price less than the Company’s stock price of $0.0012 and $0.004 as of December 31, 2021 and 2020, respectively, which would have been received by the warrant holders had those option holders exercised their warrants as of that date.

NOTE 8 — FAIR VALUE MEASUREMENT

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon level 3 inputs.

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To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of December 31, 2021, and 2020, the Company did not have any items that would be classified as level 1 or 2 disclosures.

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed in note 6. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed in Notes 4 and 5 are that of volatility and market price of the underlying common stock of the Company.

As of December 31, 2021, and 2020, the Company did not have any derivative instruments that were designated as hedges.

The combined derivative and warrant liability as of December 31, 2021 and 2020, in the amounts of $749,756 and $4,426,057 respectively, have a level 3 classification.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the year ended December 31, 2021:

Debt Derivative
Balance, December 31, 2019	$5,693,071
Increase resulting from initial issuances of additional convertible notes payable	1,714,442
Decreases resulting from conversion or payoff of convertible notes payable	(7,679,528)
Loss due to change in fair value included in earnings	4,698,072
Balance, December 31, 2020	$4,426,057
Increase resulting from initial issuances of additional convertible notes payable	2,811,313
Decreases resulting from conversion	(6,483,762
Gain due to change in fair value included in earnings	(3,852
Balance, December 31, 2021	$749,756

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. During the year ended December 31, 2021, the Company’s stock price decreased significantly from initial valuations. As the stock price decreases for each of the related derivative instruments, the value to the holder of the instrument generally decreases. Stock price is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments.

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NOTE 9 — RELATED PARTY TRANSACTIONS

The Company’s current officers and stockholders advanced funds to the Company for travel related and working capital purposes. As of December 31, 2021, and 2020, there were no related party advances outstanding.

As of December 31, 2021 and 2020, accrued compensation due officers and executives included as accrued compensation was $42,925 and $79,214, respectively.

For the years ended December 31, 2021 and 2020, the Company had sales to related parties of $0 and $13,069, respectively.

During the year ended December 31, 2020, the Company issued 2,000,000 shares of Class B Preferred Stock to the Company’s CEO that were valued at $2,229,027. See Note 7.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Liabilities and Accruals	12/31/21	12/31/20
Accounts payable	932,760	480,877
Accrued compensation	42,925	79,214
Accrued liabilities	270,689	401,461
Notes payable, related parties	20,000	40,000
Loans payable PPP Stimulus	—	35,500
Right-of-use liabilities - current portion	—	7,858
Liabilities and Accruals	$1,266,374	$1,044,910

Liabilities and Accruals

For the year ended December 31, 2021 the Company has accounts payable of $932,760 as compared to $480,877 for the year ended December 31, 2020, which is attributed to $372,428 related to our new acquisition C-Distro and an increase in MCOA accounts payable of $144,734 due to expansion of our business; as of December 31, 2021 and 2020, accrued compensation due officers and executives included as accrued compensation was $42,925 and $79,214, respectively. As of December 31, 2021 our accrued liabilities decreased by $130,772 which is attributed to less accruals for settlement agreements at December 31, 2021 as compared to accruals at December 31, 2020.

On May 4, 2020, we entered into a loan to borrow $35,500 from Pacific Mercantile Bank (“Lender”), pursuant to a Promissory Note issued by Company to Lender (the “PPP Note”). The loan was made pursuant to the Payroll Protection Program established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and supported by the Small Business Administration (SBA). The PPP Note bears interest at 1.00% per annum, and may be repaid at any time without penalty. The PPP Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The occurrence of an event of default may result in a claim for the immediate repayment of all amounts outstanding under the PPP Note. On March 30, 2021, the loan was fully forgiven by the government and the remaining balance was zero as of December 31, 2021.

As of December 31, 2021 and December 31, 2020, the Company’s officers and directors have provided advances and incurred expenses on behalf of the Company as such have been evidenced by the issuance of notes to such officers and directors. The notes are unsecured, due on demand and accrue interest at a rate of 5% per annum. The balance due to notes payable related party as of December 31, 2021 and December 31, 2020 was $20,000 and $40,000, respectively. These notes are payable to the estate of Charles Larsen.

To evaluate the impact on adoption of ASC842 – Leases, on the accounting treatment for leasing of real office property referred to as the “Premises”. The premises is located in Los Angeles, CA.

The Company utilizes the incremental borrowing rate in determining the present value of lease payments unless the implicit rate is readily determinable. The Company used an estimated incremental borrowing rate of 10% to estimate the present value of the right of use liability; however the company entered into a lease agreement for a virtual office service, therefore ASC842 is not applicable.

Based on the above, the Company has right-of-use assets of $0 and $7,858 of operating lease liabilities as of December 31, 2021 and 2020, respectively. Operating lease expense for the year ended December 31, 2021 was $66,582.

Employment contracts

On February 3, 2020, we entered into an executive employment agreement with Jesus Quintero, our CEO and CFO providing for gross salary of $15,000 monthly, consisting of $12,000 in cash and $3,000 worth of our common stock valued on the closing price of our common stock on the last trading day of each month. Effective as of April 22, 2021, we approved an increase in the cash portion of the compensation payable to Jesus Quintero effective as of May 1, 2021, to $20,000 per month, as well as the immediate issuance to Mr. Quintero of 20,000,000 fully paid and non-assessable shares of the Company’s common stock, par value $0.001 per share, as a one-time bonus, and on April 27, 2021, we entered into a written amendment memorializing the compensation changes to the February 3, 2020 executive employment agreement with Mr. Quintero.

On February 28, 2020, the Company entered into executive contracts with its directors Edward Manolos and Themistocles Psomiadis. The agreements are for a term lasting from the effective date until the earlier of the date of the next annual or special stockholders meeting called for the purposes of electing directors, and the earliest of the following to occur: (a) the death of the Director; (b) the termination of the Director from his membership on the Board by the mutual agreement of the Company and the Director; (c) the removal of the Director from the Board by the majority stockholders of the Company; and (d) the resignation by the Director from the Board. Mr. Psomiadis resigned from the Board of Directors and his contract was mutually terminated on December 4, 2020. Mr. Manolos’ 2020 contracts provide for payments of $5,000 quarterly.

Litigation

The Company is subject at times to other legal proceedings and claims, which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

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Bougainville Ventures

On September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324.

Background

On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation. The purpose of the joint venture was for the Company and Bougainville to jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville’s high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a I502 Tier 3 license holder to grow cannabis on the site; provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations security and monitoring, processing and delivery, branding, capital resources and financial management; and, (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through a Washington State Limited Liability Company, and BV-MCOA Management, LLC was organized in the State of Washington on May 16, 2017.

As our contribution to the joint venture, the Company committed to raise not less than $1 million dollars to fund joint venture operations based upon a funding schedule. The Company also committed to providing branding and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the cannabis industry. The Company and Bougainville's agreement provided that funding provided by the Company would go, in part, towards the joint venture’s ultimate purchase of the land consisting of a one-acre parcel located in Okanogan County, Washington, for joint venture operations.

As disclosed on Form 8-K on December 11, 2017, the Company did not comply with the funding schedule for the joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company's commitment to $800,000 and also required the Company to issue Bougainville 15 million shares of the Company's restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended agreement provided that Bougainville would deed the real property to the joint venture within thirty days of its receipt of payment.

Thereafter, the Company determined that Bougainville had no ownership interest in the property in Washington State, but rather was a party to a purchase agreement for real property that was in breach for non-payment. Bougainville also did not possess an agreement with a Tier 3 I502 license holder to grow Marijuana on the property. Nonetheless, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the land. The land is currently pending the payment of delinquent property taxes that would allow for the Okanogan County Assessor to sub-divide the property, so that the appropriate portion could be deeded to the joint venture. Although Bougainville represented it would pay the delinquent taxes, it has not. To date, the property has not been deeded to the joint venture.

To clarify the respective contributions and roles of the parties, the Company also offered to enter into good faith negotiations to revise and restate the joint venture agreement with Bougainville. The Company diligently attempted to communicate with Bougainville in good faith to accomplish a revised and restated joint venture agreement, and efforts towards satisfying the conditions to complete the subdivision of the land by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division and the deeding of the real property to the joint venture.

Company Determines to File Suit.

On August 10, 2018, the Company advised its independent auditor that Bougainville did not cooperate or communicate with the Company regarding its requests for information concerning the audit of Bougainville’s receipt and expenditures of funds contributed by the Company in the joint venture agreement. Bougainville had a material obligation to do so under the joint venture agreement. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement, as amended, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 # I502 cannabis license holder to grow cannabis on the real property; and, (iii) that clear title to the real property associated with the Tier 3 # I502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution. As a result, on September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324. The Company’s complaint seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the Company, for the appointment of a receiver, the return to treasury of 15 million shares issued to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. The registrant has filed a lis pendens on the real property. The case is currently in litigation.

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NOTE 11 – INCOME TAXES

As of December 31, 2021, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $96,565,499, expiring in the year 2038, that may be used to offset future taxable income, but could be limited under Section 382. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Due to possible significant changes in the Company's ownership, the future use of its existing net operating losses may be limited. All or portion of the remaining valuation allowance may be reduced in future years based on an assessment of earnings sufficient to fully utilize these potential tax benefits.

We have adopted the provisions of ASC 740-10-25, which provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns.  ASC 740-10-25 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities.

Tax position that meet the more likely than not threshold is then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement.  The Company had no tax positions relating to open income tax returns that were considered to be uncertain. We file income tax returns in the U.S. and in the state of California and Utah with varying statutes of limitations.

The Company is required to file income tax returns in the U.S. Federal jurisdiction and in California. The Company is no longer subject to income tax examinations by tax authorities for tax years ending before December 31, 2017.

The Company’s deferred taxes as of December 31, 2021 and 2020 consist of the following:

	2021	2020
Non-Current deferred tax asset:
Net operating loss carry-forwards	$96,501,045	$86,309,595
Valuation allowance	(96,565,499)	(86,309,595)
Net non-current deferred tax asset	$—	$—

NOTE 12 – SUBSCRIPTIONS PAYABLE

Share Exchange with Cannabis Global, Inc. On September 30, 2020, the Company entered into a securities exchange agreement with Cannabis Global, Inc., a Nevada corporation. By virtue of the agreement, the Company issued 650,000,000 shares of its unregistered common stock to Cannabis Global in exchange for 7,222,222 shares of Cannabis Global unregistered common stock. The Company and Cannabis Global also entered into a lock up leak out agreement which prevents either party from sales of the exchanged shares for a period of 12 months. Thereafter the parties may sell not more than the quantity of shares equaling an aggregate maximum sale value of $20,000 per week, or $80,000 per month until all Shares and Exchange Shares are sold. This material transaction involves related parties, insofar as Edward Manolos, our director, is also a director of Cannabis Global, Inc.

Share Exchange with Eco Innovation Group, Inc. On March 1, 2021, the Company entered into a securities exchange agreement with Eco Innovation Group, Inc., a Nevada corporation, to acquire Eco Innovation Group, Inc. common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date, in exchange for the number of shares of Company common stock, par value $0.001, equal in value to $650,000 based on the per-share price of $0.06 (the “Share Exchange Agreement”). For both parties, the Share Exchange Agreement contains a “true-up” provision requiring the issuance of additional common stock in the event that a decline in the market value of either parties’ common stock should cause the aggregate value of the stock acquired pursuant to the Share Exchange Agreement to fall below $650,000. Complementary to the Share Exchange Agreement, the Company and Eco Innovation Group entered into a Lock-Up Agreement dated February 26, 2021, providing that the shares of common stock acquired pursuant to the Share Exchange Agreement shall be subject to a lock-up period preventing its sale for a period of 12 months following issuance, and limiting the subsequent sale to an aggregate maximum. The Company recorded a value for additional shares owed to Eco Innovation Group pursuant to the Share Exchange Agreement of $754,961 as a subscription agreement along with a loss from equity investment of $735,178. As of December 31, 2021, 41,935,484 shares of the Company’s common stock have been issued for the original agreement.

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Additionally, as discussed in note 13, the Company entered into an agreement with the former owners of cDistro, whereby the Company will issue additional shares related to the original purchase consideration of that acquisition. During the year ended December 31, 2021, the Company issued an additional 109,134,122 shares with a fair value of $251,008. The Company owes an additional 180,486,830 shares with a fair value of $234,633, which was recorded as stock-based compensation.

As a result, the balance of subscriptions payable as of December 31, 2021 and December 31, 2020 was $989,594 and $670,000, respectively.

NOTE 13 – ACQUISITION

cDistro

On June 29, 2021, the Company, cDistro Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and cDistro, Inc., a privately-held Nevada corporation engaged in the hemp and CBD product distribution business (“cDistro”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub merged with and into cDistro on September 30, 2021, with cDistro becoming a wholly-owned subsidiary of the Company and the surviving corporation in the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Contingent Consideration - Earnout Agreement

In connection to the Merger, the Company and the securityholder of cDistro (the “cDistro Stockholder”) entered into an earnout agreement dated June 29, 2021 (the “Earnout Agreement”), whereby the Company agreed to issue additional shares of its common stock to the cDistro Stockholder as compensation for the Merger conditioned upon the achievement of certain gross revenue milestones. If cDistro meets revenue targets of $600,000 per quarter, up to a total of $2,400,000 of revenue, the Company will issue shares worth $250,000 upon the achievement each quarterly revenue target, with the number of shares to be issued at each payout date calculated based on the lessor of 220,970,059 shares of common stock or a 30% discount to the average close price of the Company’s common stock for the 20-day period immediately preceding the payout date of the earnout. In accordance with ASC 805, the Company accounts for this earnout agreement as contingent consideration based on the number of shares calculated as owed as of each quarter end, with changes in value to be recorded in earnings each reporting period.

Leak-Out Agreement

On June 29, 2021, in connection with the Merger and the Earnout Agreement, the cDistro Stockholder entered into a Lock-Up and Leak-Out Agreement with the Company pursuant to which, among other thing, such stockholder agreed to certain restrictions regarding the resale of the common stock issued pursuant to the Merger for a period of six months from the date of the Merger.

Employment Agreement

On June 29, 2021, in connection with the Merger, the Company and the Chief Executive Officer of cDistro entered into an employment agreement, pursuant to which that employee will serve as cDistro’s Chief Executive Officer for a three-year term.

The acquisition of cDistro is being accounted for as a business combination under ASC 805. The Company is continuing to gather evidence to evaluate what identifiable intangible assets were acquired, such as a customer list, and the fair value of each, and expects to finalize the fair value of the acquired assets within one year of the acquisition date.

F-39

The aggregate preliminary fair value of consideration for the cDistro acquisition was as follows:

Amount
Cash, net of cash acquired of $94,450	$155,550
Contingent Consideration - Earnout Agreement	907,407
265,164,070 shares of common stock	1,617,501
Total preliminary consideration transferred	$2,680,458

A discount of $92,593 on the contingent consideration was recognized at the acquisition date, and is being amortized through the end of the earnout period. Through December 31, 2021, the Company has amortized $X to interest expense.

The following information summarizes the preliminary allocation of the fair values assigned to the assets acquired and liabilities assumed at the acquisition date:

Accounts Receivable	$27,000
Inventory	3,000
Other Assets	4,943
Trademarks	500,000
Licenses	600,000
Customer Relationships	100,000
Goodwill	1,633,557
Accounts payable	(181,042)
Other accrued liabilities	(7,000)
Net assets acquired	$2,680,458

On November 24, 2021, the Company entered into a letter agreement (“Letter Agreement”) with an attached amendment to the Merger Agreement (“Amendment No. 1 to the Merger Agreement”) with cDistro and Beach Labs, Inc., a Florida corporation and the former stockholder of cDistro prior to the effective date of the Merger Agreement (“Beach Labs”). Capitalized terms used and not defined herein have the respective meanings assigned to them in the Merger Agreement, as amended by Amendment No. 1 thereto.

Pursuant to the Letter Agreement, the Company and cDistro agreed to adjust the compensation paid to Beach Labs under the Merger Agreement to maintain the stipulated value of the compensation paid under the Merger Agreement by issuing part of the stipulated value of that compensation as a promissory note and performing a true-up on the remaining stipulated value held as stock, and by amending the Merger Agreement to accommodate another true-up to the stock in the event the market value of the compensation is lower than the stipulated value at the date of Rule 144 availability to Beach Labs, December 29, 2021. The Letter Agreement also terminates the board observation rights letter with Beach Labs executed in connection with the Merger Agreement.

Pursuant to the Letter Agreement and Amendment No. 1 to the Merger Agreement, the Company made a promissory note to Beach Labs in the amount of $625,000, agreed to satisfy half of the stated Merger Agreement compensation value of $1,200,000 (the “Note”), and performed a true-up of the Merger Agreement stock compensation to reach the value of $600,000, equaling half of the stated Merger Agreement compensation value of $1,200,000 (the “True-Up”), and amended the Merger Agreement to add a true-up provision that will maintain that $600,000 of stock compensation value at the date of Beach Lab’s Rule 144 eligibility. The Note is payable in declining monthly installments over a 4-year period, carries 10% interest, and is convertible at the holder’s option to the Company’s common stock at a conversion per share price of a 30% discount on the 20-day preceding average closing price of our common stock. In performing the True-Up, the Company issued 109,134,121 shares of restricted common stock to Beach Labs which had a fair value of $251,008, which was included in stock-based compensation expense. Additionally, as of December 31, 2021, the Company owed Beach Labs an additional 180,486,830 shares of stock, which had a fair value of $234,633 which was recorded as stock-based compensation expense and included in Subscriptions Payable on the Company’s consolidated balance sheet.

Unaudited Pro Forma Financial Information

The following table sets forth the pro-forma consolidated results of operations for the year ended December 31, 2021 and 2020 as if the cDistro acquisition occurred on January 1, 2020. The pro forma results of operations are presented for informational purposes only and are not indicative of the results of operations that would have been achieved if the acquisitions had taken place on the dates noted above, or of results that may occur in the future.

F-40

	Year ended December 31,
	2021	2020
Revenue	$1,422,678	$364,811
Operating loss	(4,847,954)	(5,234,942)
Net loss	(10,328,270)	(12,525,433)
Net loss per common share	$(0.00)	$(0.01)
Weighted Average common shares outstanding	5,390,127,712	1,227,193,458

VBF Brands, Inc.

On October 6, 2021, the Company, through its wholly owned subsidiary Salinas Diversified Ventures, Inc., a California corporation, entered into an Asset Purchase Agreement, Management Services Agreement, Cooperation Agreement and Employment Agreement with VBF Brands, Inc., a California corporation (“VBF”), a wholly owned subsidiary of Sunset Island Group, Inc., a Colorado corporation (“SIGO”). VBF and SIGO agreed to transfer to the Company all of VBF’s outstanding stock to the Company, and appointed our CEO and CFO Jesus Quintero as President of VBF.

VBF owns various fixed assets including machinery and equipment, a lease for a 10,000 square foot facility located at 20420 Spence Road, Salinas, California, 93908, leasehold improvements, good-will, inventory, tradenames including “VBF Brands,” trade secrets, intellectual property, and other tangible and intangible properties, including licenses issued by the City of Salinas, County of Monterey, and the State of California to operate a licensed cannabis nursery, cultivation facility, and operations for the manufacturing and distribution of cannabis and cannabis products.

VBF and SIGO agreed to sell and transfer to the Company all of VBF’s outstanding stock, and, by virtue of the Management Services Agreement, appoint Mr. Jesus Quintero as President of VBF, vesting management and control of VBF’s licensed cannabis operations in the Company. Concurrently, VBF and Livacich entered into a Cooperation Agreement, whereby VBF and Livacich agreed to cooperate to facilitate the transfer of ownership of VBF, which includes licenses issued by the City of Salinas, County of Monterey, and the State of California, to operate a cannabis nursery, cultivation facility and manufacturing and distribution operations to the Company. The Company also agreed to retain Livacich as Chief Executive Officer for a term of two years and agreed to compensate her with a salary including a signing cash bonus of $250,000, and a $250,000 performance cash bonus payable after six months after the Effective Date. The bonus is conditioned upon Livacich meeting an agreed to “Net Revenue” target of one million dollars ($1,000,000) from VBF’s operations during the six-month period after closing of the Asset Purchase Agreement, and her compliance with the terms and conditions of this Asset Purchase Agreement, the Management Services Agreement and the Cooperation Agreement.

As consideration for the transaction, the Company agreed to assume two secured convertible promissory notes issued by SIGO to St. George Investments, LLC, a Utah limited liability company (“St. George”) (the “SIGO Notes”). The first note was issued December 8, 2017, in the original face amount of $170,000.00, and the second was issued February 13, 2018, in the original face amount of $4,245,000.00. SIGO also issued warrants to St. George to purchase shares in SIGO, and fifty (50) shares of Series A Preferred Stock in SIGO. St. George agreed to cancel the warrants and preferred shares upon the Company’s assumption of the SIGO Notes.

F-41

Under the Asset Purchase Agreement, the closing is conditioned upon certain conditions precedent, specifically (i) VBF and SIGO’s full corporate authorization, consent and execution of this Agreement; (ii) VBF’s sale to MCOA of 100% of the issued and outstanding shares of VBF; (iii) full corporate authorization, consent compliance with and execution of the Management Services Agreement and Cooperation Agreement; (iv) SIGO’s disclosure of the Agreement on Form 8-K with the Securities and Exchange Commission; (v) full cooperation in MCOA’s financial auditing of VBF in accordance with ASC 805, including providing unrestricted access to all VBF corporate and financial records and providing all necessary cooperation with VBF financial personnel; (vi) full cooperation in aiding and assisting Buyer with its change of ownership applications with the relevant licensing authorities; (vii) the warranty of truthful representations and execution of and compliance with the terms and conditions of the Executive Employment Agreement, Management Services Agreement and the Cooperation Agreement.

As of the date of this filing, the conditions precedent to the closing of the Asset Purchase Agreement remain in the process of implementation, so that the Asset Purchase Agreement closing has not yet occurred pursuant to its terms. Legal counsel for MCOA is currently in the process of working with VBF, Salinas Diversified Ventures, and the relevant state and local governments to effect the change of control and license transfers necessary to close the Asset Purchase Agreement.

NOTE 14 – SUBSEQUENT EVENTS

Subsequent to December 31, 2021, the Company has sold a total of 90,000,000 shares of common stock at a fixed price of $0.001 per share for a total of $90,000 in cash to accredited investors under the Company’s active Regulation A offering, qualified by the SEC on October 20, 2021. There is no assurance that the Company will raise any further funds under the Regulation A offering.

Subsequent to December 31, 2021, the Company has sold a total of 706,250,000 shares of common stock at a fixed price of $0.0008 per share for a total of $565,000 in cash to accredited investors under the Company’s active Regulation A offering, qualified by the SEC on October 20, 2021 and amended on December 15, 2021. There is no assurance that the Company will raise any further funds under the Regulation A offering.

On February 17, 2022, the Company issued 12,500,000 shares of common stock to SRAX, Inc. in full conversion of a promissory note dated August 7, 2020, at a per-share conversion price of $0.0016.

On April 1, 2022, the Company issued 76,923,077 shares of restricted common stock to North Equities USA Ltd., valued at $100,000, or $0.0013 per share, in compensation pursuant to a consulting agreement dated December 24, 2021.

On April 5, 2022, the Company issued 38,762,344 shares of common stock to an accredited investor in partial conversion of a promissory note dated May 25, 2021, at a per-share conversion price of $0.00039.

On April 6, 2022, the Company issued 435,540,070 shares of restricted common stock to Beach Labs, Inc., pursuant to the earnout agreement between the Company and Beach Labs executed in relation to the acquisition of cDistro, Inc.

On April 7, 2022, the Company made a promissory note in the principal amount of $59,743.96 to a related party.

F-42

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	Unaudited	Audited
	Mar 31, 2022	Dec 31, 2021

ASSETS
Current assets:
Cash	$243,712	$104,024
Accounts receivable, net	410,448	211,288
Inventory	206,194	252,199
Prepaid Insurance	29,769	61,705
Other current assets	2,094,342	2,133,640
Total current assets	2,984,465	2,762,856

Property and equipment, net	117,237	121,588

Other assets:
Long-term Investments	2,300,899	2,327,357
Goodwill	1,633,557	1,633,557
Intangible assets, net	1,065,000	1,110,000
Security deposit	4,541	4,541

Total assets	8,105,699	7,959,899

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	1,183,694	932,760
Accrued compensation	57,556	42,925
Accrued liabilities	304,744	270,689
Notes payable, related parties	20,000	20,000
Convertible notes payable, net of debt discount of $3,459,479 and $1,659,622, respectively	4,155,625	3,769,449
Contingent Liability - Acquisition	703,837	953,837
Subscriptions payable	754,961	989,594
Derivative liability	1,646,127	749,756
Total current liabilities	8,826,544	7,729,010

Total liabilities	8,826,544	7,729,010

Stockholders' deficit:
Preferred stock, $0.001 par value, 50,000,000 shares authorized
Class A preferred stock, $0.001 par value, 10,000,000 shares designated, 10,000,000 shares issued and outstanding as of March 31, 2022 and December 31, 2021	10,000	10,000
Class B preferred stock, $0.001 par value, 5,000,000 shares designated, 2,000,000 shares issued and outstanding as of March 31, 2022 and December 31, 2021	2,000	2,000
Common stock, $0.001 par value; 15,000,000,000 shares authorized; 9,439,551,063 and 7,122,806,264 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	9,439,551	7,122,806
Common stock to be issued, 1,000,000 and 1,000,000 shares, respectively	1,000	1,000
Additional paid in capital	89,632,214	89,607,853
Accumulated other Comprehensive Income (loss)	(14,273)	(11,725)
Accumulated deficit	(99,791,337)	(96,501,045)
Total stockholders' deficit	(720,845)	230,889

Total liabilities and stockholders' deficit	$8,105,699	$7,959,899

See the accompanying notes to these unaudited condensed consolidated financial statements

F-43

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
UNAUDITED

	For the 3 months ended March 31,
	2022	2021
REVENUES:
Sales	$561,321	$34,930
Total Revenues	561,321	34,930

Cost of sales	510,262	25,180

Gross Profit	51,059	9,750

OPERATING EXPENSES:
Depreciation and amortization	51,050	1,391
Selling and marketing	81,373	107,549
Payroll and related	276,913	138,145
Stock-based compensation	9,000	19,900
General and administrative	468,517	525,682
Total operating expenses	886,853	792,667

Net loss from operations	(835,794)	(782,917)

OTHER INCOME (EXPENSES):
Interest expense, net	(1,246,155)	(1,100,962)
Gain (loss) on change in fair value of derivative liabilities	(1,026,929)	(2,326,018)
Unrealized Gain (loss) on trading securities	—	620,134
Realized Gain (loss) on trading securities	6,086	—
(Loss) Gain on settlement of debt	(187,500)	(68,227)
Total other income (expense)	(2,454,498)	(2,875,073)

Net loss before income taxes	(3,290,292)	(3,657,990)

Income taxes (benefit)	—	—

NET INCOME (LOSS)	$(3,290,292)	$(3,657,990)

Foreign currency Translation Adjustment	(2,548)	—
Comprehensive Income	$(3,292,840)	$(3,657,990)

Loss per common share, basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding, basic and diluted (after stock-split)	8,162,150,740	4,028,293,332

See the accompanying notes to these unaudited condensed consolidated financial statements

F-44

 MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

 FOR THE THREE MONTHS ENDED MARCH  31, 2022 AND 2021

UNAUDITED

	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Common Stock to be issued		Stock	Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Subscriptions	Capital	Deficit	Total
Balance, December 31, 2020	10,000,000	$10,000	2,000,000	$2,000	3,136,774,841	$3,136,775	11,892,411	$11,892	$—	$77,687,561	$(86,309,595)	$(5,461,367)
Common stock issued for services rendered	—	—	—		1,000,020	1,000	—	—	—	9,900	—	10,900
Common stock issued in settlement of convertible notes payable and accrued interest	—	—	—	—	621,622,284	621,622	—	—	—	952,534	—	1,574,156
Issuance of common stock for settlement of liabilities	—	—	—	—	3,027,031	3,027	(10,892,411)	(10,892)	—	16,488	—	8,623
Common stock issued in exchange for exercise of warrants on a cashless basis	—	—	—	—	400,000,000	400,000	—	—	—	(400,000)	—	—
Sale of common stock	—	—	—	—	575,714,285	575,714	—	—		669,286	—	1,245,000
Issuance of common stock for investments	—	—	—	—	41,935,484	41,935	—	—		608,065	—	650,000
Reclassification of derivative liabilities to additional paid in capital	—	—	—	—	—	—	—	—	—	4,475,916	—	4,475,916
Net Loss	—	—	—	—	—	—	—	—	—	—	(3,657,990)	(3,657,990)
Balance, March 31, 2021	10,000,000	$10,000	2,000,000	$2,000	4,780,073,945	$4,780,073	1,000,000	$1,000	$—	$84,019,750	$(89,967,585)	$(1,154,762)

F-45

	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Common Stock to be issued		Stock	Paid In	Accumulated	Other Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Subscriptions	Capital	Deficit	Loss	Total
Balance, December 31, 2021	10,000,000	$10,000	2,000,000	$2,000	7,122,806,264	$7,122,805	1,000,000	$1,000	$—	$89,607,853	$(96,501,045)	$(11,725)	$230,889
Common stock issued in settlement of convertible notes payable and accrued interest	—	—	—	—	1,166,431,600	1,166,433	—	—	—	(114,878)	—	—	1,051,555
Issuance of common stock for deferred finance costs	—	—	—	—	35,000,000	35,000	—	—	—	8,000	—	—	43,000
Sale of common stock	—	—	—	—	652,500,000	652,500	—	—		(123,650)	—	—	528,850
Reclassification of derivative liabilities to additional paid in capital	—	—	—	—	—	—	—	—	—	233,069	—	—	233,069
Common stock issued for contingent consideration	—	—	—	—	282,326,369	282,326	—	—	—	(32,326)	—	—	250,000
Common stock issued for amendment to acquisition consideration	—	—	—	—	180,486,830	180,486	—	—	—	54,146	—	—	234,632
Net Loss	—	—	—	—	—	—	—	—	—	—	(3,290,292)	(2,548)	(3,292,840)
Balance, March 31, 2022	10,000,000	$10,000	2,000,000	$2,000	9,439,551,063	$9,439,550	1,000,000	$1,000	$—	$89,632,214	$(99,791,337)	$(14,273)	$(720,845)

See the accompanying notes to these unaudited condensed consolidated financial statements

F-46

 MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021

UNAUDITED

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(3,290,292)	$(3,657,990)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	761,712	311,710
Depreciation and amortization	51,050	1,391
Loss on equity investment	735,178	—
Loss (Gain) on change in fair value of derivative liability	1,026,929	2,326,018
Interest expense recognized for the excess of fair value of derivative liability over net book value of notes payable at issuance	157,558	694,755
Stock-based compensation	234,633	10,900
Unrealized (Gain) Loss on trading securities	—	(620,134)
Loss on settlement of liabilities	187,500	71,647
Changes in operating assets and liabilities:
Accounts receivable	(199,160)	1,833
Inventories	46,005	12,212
Prepaid expenses and other current assets	71,234	(29,816)
Accounts payable	(692,418)	74,178
Accrued expenses and other current liabilities	231,963	(159,063)
Right-of-use assets	—	3,880
Right-of-use liabilities	—	(3,880)
Net cash provided by (used in) operating activities	(678,108)	(962,359)

Cash flows from investing activities:
Purchases of property and equipment	(1,699)	(2,031)

Net cash provided by (used in) investing activities	(1,699)	(2,031)

Cash flows from financing activities:
Proceeds from issuance of notes payable	526,760	535,000
Repayments of notes payable	(233,567)	(230,130)
Repayments to related parties	—	(20,000)
Proceeds from sale of common stock	528,850	1,245,000
Net cash provided by (used in) financing activities	822,043	1,529,870

Foreign exchange impact on cash	(2,548)	—

Net increase (decrease) in cash	139,688	565,480

Cash at beginning of period	104,024	74,503

Cash at end of period	$243,712	$639,983

Supplemental disclosure of cash flow information:
Cash paid for interest	—	—
Cash paid for taxes	—	—

Non-cash financing activities:
Common stock issued in settlement of convertible notes payable	$639,054	$1,574,156
Reclassification of derivative liabilities to additional paid-in capital	$233,069	$4,475,915
Common stock issued for investment	$234,633	$650,000
Common stock issued to settle liabilities	$—	$8,622
Common stock issued for acquisition of business	$250,000	$—
Common stock issued for deferred finance costs	$43,000	$—

See the accompanying notes to these unaudited condensed consolidated financial statements

F-47

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Marijuana Company of America, Inc. (the “Company”) was incorporated under the laws of the State of Utah in October 1985 under the name Mormon Mint, Inc. The corporation was originally organized to manufacture and market commemorative medallions related to the Church of Jesus Christ of Latter Day Saints. On January 5, 1999, Bekam Investments, Ltd. acquired 100% of the common shares of the Company and spun the Company off changing its name Converge Global, Inc. From August 13, 1999 until November 20, 2002, the Company focused on the development and implementation of Internet web content and e-commerce applications. In October 2009, in a 30 for 1 exchange, the Company merged with Sparrowtech, Inc. for the purpose of exploration and development of commercially viable mining properties. From 2009 to 2014, the Company operated primarily in the mining exploration business.

In 2015, the Company changed its business model to a marketing and distribution company for medical marijuana, and changed its name to Marijuana Company of America, Inc. At the time of the transition in 2015, there were no remaining assets, liabilities, or operating activities of the mining business.

On September 21, 2015, the Company formed H Smart, Inc. in the State of Delaware as a wholly owned subsidiary of the Company for the purpose of operating the hempSMART™ brand.

On February 1, 2016, the Company formed MCOA CA, Inc. in the State of California as a wholly owned subsidiary of the Company to facilitate mergers, acquisitions and the offering of investments or loans to the Company.

On May 3, 2017, the Company formed Hempsmart Limited in the United Kingdom as a wholly owned subsidiary of the Company for the purpose of future expansion into the European market.

On June 29, 2021, the Company acquired 100% of the capital stock of cDistro, Inc., a Nevada corporation, which is now a wholly owned subsidiary of the Company for the purpose of engaging in the distribution of hemp and CBD products to retail outlets in the North American market.

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, H Smart, Inc., Hempsmart Limited, MCOA CA, Inc. and cDistro, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

The condensed consolidated balance sheet as of December 31, 2021 has been derived from audited financial statements set forth in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on April 15, 2022 (the “Annual Report”).

Operating results for the three months ended March 31, 2022 are not necessarily indicative of results that may be expected for the year ending December 31, 2021. These condensed consolidated financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2021.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, for the three months ended March 31, 2022, the Company incurred net losses from operations of $835,794 and used cash in operations of $678,108. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's primary source of operating funds for the three months ended March 31, 2022 has been from revenue generated from the proceeds related to the issuance of common stock, convertible and other debt. The Company has experienced net losses from operations since inception but expects these conditions to improve in 2022 and beyond as it continues to develop its direct sales and marketing programs; however, no assurance can be provided that the Company will not continue to experience losses in the future. The Company has stockholders' deficiencies at March 31, 2022 and requires additional financing to fund future operations.

F-48

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. There can be no assurance that the Company will be successful in developing profitable operations or that it will be able to obtain financing on favorable terms, if at all. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 3 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The unaudited condensed consolidated interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective Accounting Standards Updates (“ASU”) 2014-09 “Revenue from Contracts with Customers,” to supersede previous revenue recognition guidance under current GAAP. Revenue is now recognized in accordance with FASB Accounting Standards Codification (“ASC”) Topic 606, Revenue Recognition. The objective of the guidance is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. The core principle is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Two options were made available for implementation of the standard: the full retrospective approach or modified retrospective approach. The guidance became effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. The Company adopted FASB ASC Topic 606 for its reporting period as of the year ended December 31, 2017, which made its implementation of FASB ASC Topic 606 effective in the first quarter of 2018. The Company decided to implement the modified retrospective transition method to implement FASB ASC Topic 606, with no restatement of the comparative periods presented. Using this transition method, the Company applied the new standards to all new contracts initiated on or after the effective date. The Company also decided to apply this method to any incomplete contracts that it determines are subject to FASB ASC Topic 606 prospectively. For the quarter ended March 31, 2021, there were no incomplete contracts. As more fully discussed below, the Company is of the opinion that none of its contracts for services or products contain significant financing components that require revenue adjustment under FASB ASC Topic 606.

Contracts included in its application of FASB ASC Topic 606, for the quarter ended March 31, 2021, consisted solely of sales of the Company’s hempSMART™ products made by its sales associates and by the Company directly through its website. Regarding its offered financial accounting, bookkeeping and/or real property management consulting services, to date no contracts have been entered into, and thus no reportable revenues have resulted for the fiscal years ended 2020 and, 2019, or for the quarter ended March 31, 2021.

In accordance with FASB ASC Topic 606, Revenue Recognition, the Company is of the opinion that none of its hempSMART™ product sales or offered consulting service, each of which are discussed below, have a significant financing component. The Company’s opinion is based upon the transactional basis for its product sales, with revenue recognized upon customer order, payment and shipment, which occurs concurrently. The Company’s evaluation of the length of time between the customer order, payment and shipping is not a significant financing component, because shipment occurs the same day as the order is placed and payment made by the customer. The Company’s evaluation of its consulting services is based upon recognizing revenue as the services are performed for a determinable price per hour. The Company only recognizes revenues as it incurs and charges billable hours. Because the Company’s hourly fees for services are fixed and determinable and are only earned and recognized as revenue upon actual performance, the Company is of the opinion that such arrangements are not an indicator of a vendor or customer based significant financing, that would materially change the amount of revenue the Company recognizes under the contract or would otherwise contain a significant financing component under FASB ASC Topic 606.

F-49

Product Sales

Revenue from product sales, including delivery fees, is recognized when (1) an order is placed by the customer; (2) the price is fixed and determinable when the order is placed; (3) the customer is required to and concurrently pays for the product upon order; and, (4) the product is shipped. The evaluation of the Company’s recognition of revenue after the adoption of FASB ASC 606 did not include any judgments or changes to judgments that affected the Company’s reporting of revenues, since its product sales, both pre and post adoption of FASB ASC 606, were evaluated using the same standards as noted above, reflecting revenue recognition upon order, payment and shipment, which all occurs concurrently when the order is placed and paid for by the customer, and the product is shipped. Further, given the facts that (1) the Company’s customers exercise discretion in determining the timing of when they place their product order; and, (2) the price negotiated in the Company’s product sales is fixed and determinable at the time the customer places the order, and there is no delay in shipment, the Company is of the opinion that its product sales do not indicate or involve any significant customer financing that would materially change the amount of revenue recognized under the sales transaction, or would otherwise contain a significant financing component for the Company or the customer under FASB ASC Topic 606.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Cash

The Company considers cash to consist of cash on hand and temporary investments having an original maturity of 90 days or less that are readily convertible into cash.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. Occasionally, the Company’s cash in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis. Thus, trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.

Allowance for Doubtful Accounts

Any charges to the allowance for doubtful accounts on accounts receivable are charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of March 31, 2022 and December 31, 2021, allowance for doubtful accounts was $3,267 and $0, respectively.

Inventories

Inventories are stated at the lower of cost or market with cost being determined on a first-in, first-out (FIFO) basis. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. During the periods presented, there were no inventory write-downs.

Cost of Sales

Cost of sales is comprised of cost of product sold, packaging, and shipping costs.

F-50

Stock Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the statements of operations, as if such amounts were paid in cash.

Earnings per Share

Basic earnings per share are calculated by dividing net income (loss) by the weighted average number of shares of the Company’s common stock outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if the Company’s share-based awards and convertible securities were exercised or converted into common stock. The dilutive effect of the Company’s share-based awards is computed using the treasury stock method, which assumes all share-based awards are exercised and the hypothetical proceeds from exercise are used to purchase common stock at the average market price during the period. The incremental shares (difference between shares assumed to be issued versus purchased), to the extent they would have been dilutive, are included in the denominator of the diluted earnings per share calculation. The dilutive effect of the Company’s convertible preferred stock and convertible debentures is computed using the if-converted method, which assumes conversion at the beginning of the year.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years.

Investments

The Company follows ASC subtopic 321-10, Investments-Equity Securities (“ASC 321-10”) which requires the accounting for equity security to be measured at fair value with changes in unrealized gains and losses are included in current period operations. Where an equity security is without a readily determinable fair value, the Company may elect to estimate its fair value at cost minus impairment plus or minus changes resulting from observable price changes (See Note 6).

Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free-standing derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

The Company’s free-standing derivatives consisted of conversion options embedded within its issued convertible debt and warrants with anti-dilutive (reset) provisions. The Company evaluated these derivatives to assess their proper classification in the balance sheet using the applicable classification criteria enumerated under GAAP.  The Company determined that certain conversion and exercise options do not contain fixed settlement provisions.  The convertible notes contain a conversion feature and warrants have a reset provision such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands.

As such, the Company was required to record the conversion feature and the reset provision which does not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value at the end of each reporting period.

The Company has adopted a sequencing policy that reclassifies contracts (from equity to assets or liabilities) with the most recent inception date first. Thus, any available shares are allocated first to contracts with the most recent inception dates.

F-51

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2022 and December 31, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash, accounts payables and short-term notes because they are short term in nature.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company charged to operations $42,565 and $69,868 as advertising costs for the three months ended March 31, 2022 and 2021, respectively.

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the condensed consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of March 31, 2022, and 2021, the Company has not recorded any unrecognized tax benefits.

Segment Information

ASC subtopic Segment Reporting 280-10 (“ASC 280-10”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's principal operating segments, hempSMART and cDistro.

The following table represents the Company’s hempSMART business for the three months ended March 31, 2022 and 2021:

hempSMART
STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021

	For the Three months ended March 31,
	2022	2021
Revenues	$11,914	$34,930
Cost of Sales	6,097	25,180
Gross profit	5,817	9,750

Operating Expenses
Depreciation expense	5,289	1,391
Payroll and related	60,274	53,947
Selling and Marketing expenses	77,905	107,549
General and administrative expenses	114,072	55,801
Total Expenses	257,540	218,688

Net Loss from Operations	$(251,723)	$(208,938)

F-52

The following table represents the Company's cDistro business segment for the three months ended March 31, 2022 and 2021 (business acquired on June 29, 2021):

cDistro
STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021

	For the Three Months ended
	March 31, 2022	March 31, 2021

Revenues	$526,908	$—

Cost of Goods Sold	503,860	—

Gross Profit	23,048	—

Expense
Depreciation and amortization expense	45,762	—
Selling and Marketing	35	—
Payroll and Related expenses	54,000	—
General and Admin Expenses	50,824	—
Total Expense	150,621	—

Net Loss from Operations	$(127,573)	$—

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires lessees to recognize a lease liability, on a discounted basis, and a right-of-use asset for substantially all leases, as well as additional disclosures regarding leasing arrangements. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842), which provides an optional transition method of applying the new lease standard. Topic 842 can be applied using either a modified retrospective approach at the beginning of the earliest period presented, or as permitted by ASU 2018-11, at the beginning of the period in which it is adopted.

We adopted this standard using a modified retrospective approach on January 1, 2019. The modified retrospective approach includes a number of optional practical expedients relating to the identification and classification of leases that commenced before the adoption date; initial direct costs for leases that commenced before the adoption date; and, the ability to use hindsight in evaluating lessee options to extend or terminate a lease or to purchase the underlying asset.

The Company elected the package of practical expedients permitted under ASC 842 allowing it to account for its existing operating lease that commenced before the adoption date as an operating lease under the new guidance without reassessing (i) whether the contract contains a lease; (ii) the classification of the lease; or, (iii) the accounting for indirect costs as defined in ASC 842.

In considering its qualitative disclosure obligations under ASC 842-20-50-3, the Company examined its one lease for office space that has a fixed monthly rent with no variable lease payments and no options to extend. The lease is for an office space with no right of use assets. The lease does not provide for terms and conditions granting residual value guarantees by the Company, or any restrictions or covenants imposed by the lease for dividends or incurring additional financial obligations by the Company. The Company also elected a short-term lease exception policy and an accounting policy to not separate non-lease components from lease components for its facility lease.

Consistent with ASC 842-20-50-4, for the Company's quarterly financial statements for the period ended March 31, 2022 , the Company calculated its total lease cost based solely on its monthly rent obligation. The Company had no cash flows arising from its lease, no finance lease cost, short term lease cost, or variable lease costs. The Company’s office lease does not produce any sublease income or any net gain or loss recognized from sale and leaseback transactions. As a result, the Company did not need to segregate amounts between finance and operating leases for cash paid for amounts included in the measurement of lease liabilities, segregated between operating and financing cash flows; supplemental non-cash information on lease liabilities arising from obtaining right-of-use assets; weighted-average calculations for the remaining lease term; or the weighted-average discount rate.

The adoption of this guidance resulted in no significant impact to the Company’s results of operations or cash flows.

F-53

COVID-19 – Going Concern

In March 2020, the World Health Organization declared the global emergence of the COVID-19 pandemic. The impact of COVID-19 on the Company’s business is currently unknown. The Company will continue to monitor guidance and orders issued by federal, state, and local authorities with respect to COVID-19. As a result, the Company may take actions that alter its business operations as may be required by such guidance and orders or take other steps that the Company determines are in the best interest of its employees, customers, partners, suppliers and stockholders.

Any such alterations or modifications could cause substantial interruption to the Company’s business and could have a material adverse effect on the Company’s business, operating results, financial condition, and the trading price of the Company’s common stock, and could include temporary closures of one or more of the Company’s facilities; temporary or long-term labor shortages; temporary or long-term adverse impacts on the Company’s supply chain and distribution channels; and the potential of increased network vulnerability and risk of data loss resulting from increased use of remote access and removal of data from the Company’s facilities. In addition, COVID-19 could negatively impact capital expenditures and overall economic activity in the impacted regions or depending on the severity, globally, which could impact the demand for the Company’s products and services.

It is unknown whether and how the Company may be impacted if the COVID-19 pandemic persists for an extended period of time or if there are increases in its breadth or in its severity, including as a result of the waiver of regulatory requirements or the implementation of emergency regulations to which the Company is subject. The COVID-19 pandemic poses a risk that the Company or its employees, contractors, suppliers, and other partners may be prevented from conducting business activities for an indefinite period.

The Company may incur expenses or delays relating to such events outside of its control, which could have a material adverse impact on its business, operating results, financial condition and the trading price of its common stock. The COVID-19 pandemic made our hempSMART products, which are considered a supplement, not as attractive to clients struggling to survive financially with less disposable income. Additionally, our staff were unable to work from our office. This created a less efficient environment for the sales team and our ability to fulfill orders.

NOTE 4 – OPERATING LEASE

Effective June 1, 2021, the Registrant’s address for its principal executive offices changed to 633 W 5th Street, Suite 2826 Los Angeles, CA 90071. Concurrent with the change of address, the Registrant entered into an accommodation for access to its offices for one year, beginning on June 1, 2021, and terminating on May 31, 2022. As consideration for the accommodation, the Registrant agreed to pay a monthly fee of $2,349. The Registrant’s former office lease for its 1340 West Valley Parkway, Ste. 205, Escondido, CA terminated May 31, 2021.

F-54

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment as of March 31, 2022 and December 31, 2021 is summarized as follows:

	March 31, 2022	December 31, 2021
Computer equipment	$31,855	$30,155
Machinery	104,102	104,102
Furniture and fixtures	13,278	13,278
Subtotal	149,235	147,535
Less accumulated depreciation	(31,998)	(25,947)
Property and equipment, net	$117,237	$121,588

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Depreciation expense was $6,051 and $1,391 for the three months ended March 31, 2022 and 2021, respectively.

NOTE 6 – INVESTMENTS

Bougainville Ventures, Inc. Joint Venture

On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation. The purpose of the joint venture was for the Company and Bougainville to (i) jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville’s high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a I502 Tier 3 license holder to grow cannabis on the site; provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations, security and monitoring, processing and delivery, branding, capital resources and financial management; and, (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through a Washington State Limited Liability Company, and BV-MCOA Management, LLC was organized in the State of Washington on May 16, 2017.

As our contribution to the joint venture, the Company committed to raise not less than $1,000,000 to fund joint venture operations, based upon a funding schedule. The Company also committed to providing branding and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the cannabis industry.

The Company and Bougainville’s agreement provided that funding provided by the Company would contribute towards the joint venture’s ultimate purchase of the land consisting of a one-acre parcel located in Okanogan County, Washington, for joint venture operations.

As disclosed on Form 8-K on December 11, 2017, the Company did not comply with the funding schedule for the joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company’s commitment from $1,000,000 to $800,000, and also required the Company to issue Bougainville 15 million shares of the Company’s restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended agreement provided that Bougainville would deed the real property to the joint venture within thirty days of its receipt of payment.

Thereafter, the Company determined that Bougainville had no ownership interest in the property in Washington State, but rather was a party to a purchase agreement for real property that was in breach of contract for non-payment. Bougainville also did not possess an agreement with a Tier 3 I502 license holder to grow Marijuana on the property. Nonetheless, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the land, but did not deed the real property to the joint venture. Bougainville failed to pay delinquent property taxes to Okanogan County and to date, the property has not been deeded to the joint venture.

F-55

To clarify the respective contributions and roles of the parties, the Company offered to enter into good faith negotiations to revise and restate the joint venture agreement with Bougainville. The Company diligently attempted to communicate with Bougainville to accomplish a revised and restated joint venture agreement, and efforts towards satisfying the conditions to complete the subdivision of the land by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division and the deeding of the real property to the joint venture.

On August 10, 2018, the Company advised its independent auditor that Bougainville did not cooperate or communicate with the Company regarding its requests for information concerning the audit of Bougainville’s receipt and expenditures of $800,000 contributed by the Company in the joint venture agreement. Bougainville had a material obligation to do so under the joint venture agreement. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement, as amended, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 # I502 cannabis license holder to grow cannabis on the real property; and, (iii) that clear title to the real property associated with the Tier 3 # I502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution. As a result, on September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324. The Company’s complaint seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the Company, for the appointment of a receiver, the return to treasury of 15 million shares issued to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. The registrant has filed a lis pendens on the real property. The case is currently in litigation.

In connection with the agreement, the Company recorded a cash investment of $1,188,500 to the Joint Venture during 2017. This was comprised of 49.5% ownership of BV-MCOA Management LLC and was accounted for using the equity method of accounting. The Company recorded an annual impairment in 2017 of $792,500, reflecting the Company’s percentage of ownership of the net book value of the investment. During 2018, the Company recorded equity losses of $37,673 and $11,043 for the first and second quarters respectively and recorded an annual impairment of $285,986 for the year ended December 31, 2018, at which time the Company determined the investment to be fully impaired due to Bougainville’s breach of contract and resulting litigation, as discussed above.

Natural Plant Extract of California

Natural Plant Extract of California & Subsidiaries Joint Venture; On April 15, 2019, the Company entered into a joint venture agreement with Natural Plant Extracts of California, Inc. and subsidiaries. The purpose of the joint venture was to utilize Natural Plant Extracts’ California and City cannabis licenses to jointly operate a business named “Viva Buds” to operate a licensed cannabis distribution service in California. In exchange for acquiring 20% of Natural Plant Extracts’ common stock, the Company agree to pay two million dollars and issue Natural Plant Extract one million dollars’ worth of the Company’s restricted common stock. As of February 3, 2020, the Company was in arrears in its payment obligations under the joint venture agreement, and the parties entered into a settlement and release of all claims terminating the joint venture. The parties agreed to reduce the Company’s equity ownership in Natural Plant Extracts from 20% to 5%. The Company also agreed to pay Natural Plant Extracts $85,000 and the balance of $56,085.15 paid in a convertible promissory note issued with terms allowing Natural Plant Extracts to convert the note into common stock at a 50% discount to the closing price of MCOA’s common stock as of the maturity date. As of the date of this filing, the Company satisfied its payment obligations under the settlement agreement.

Cannabis Global Share Exchange

Share Exchange with Cannabis Global, Inc. On September 30, 2020, the Company entered into a securities exchange agreement with Cannabis Global, Inc., a Nevada corporation. By virtue of the agreement, the Company issued 650,000,000 shares of its unregistered common stock to Cannabis Global in exchange for 7,222,222 shares of Cannabis Global unregistered common stock. The Company and Cannabis Global also entered into a lock up leak out agreement which prevents either party from sales of the exchanged shares for a period of 12 months. Thereafter the parties may sell not more than the quantity of shares equaling an aggregate maximum sale value of $20,000 per week, or $80,000 per month until all Shares and Exchange Shares are sold.

Eco Innovation Group Share Exchange

On February 26, 2021, we entered into a Share Exchange Agreement with Eco Innovation Group, Inc., a Nevada corporation quoted on OTC Markets Pink (“ECOX”) to acquire the number of shares of ECOX’s common stock, equal in value to $650,000 based on the per-share price of $0.06, in exchange for the number of shares of MCOA common stock equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date (the “Share Exchange Agreement”).  For both parties, the Share Exchange Agreement contains a “true-up” provision requiring the issuance of additional common stock in the event that a decline in the market value of either party’s common stock should cause the aggregate value of the stock acquired pursuant to the Share Exchange Agreement to fall below $650,000.

Complementary to the Share Exchange Agreement, the Company and ECOX entered into a Lock-Up Agreement dated February 26, 2021 (the “Lock-Up Agreement”), providing that the shares of common stock acquired pursuant to the Share Exchange Agreement shall be subject to a lock-up period preventing its sale for a period of 12 months following issuance and limiting the subsequent sale to aggregate maximum sale value of $20,000 per week, or $80,000 per month. On October 1, 2021, we entered into a First Amendment to Lock-Up Agreement between the Company and Eco Innovation Group, Inc., dated and effective October 1, 2021 (the “Amended Lock-Up Agreement”), which amends that certain Lock-Up Agreement entered into between the Company and Eco Innovation Group, Inc. on February 26, 2021 (the “Original Lock-Up Agreement”). The Amended Lock-Up Agreement amends the Original Lock-Up Agreement in one respect, by amending the initial lock-up period from 12 months following its effective date to 6 months following its effective date. All other terms and conditions of the Original Lock-Up Agreement remain unaffected.

F-56

Joint Ventures in Brazil and Uruguay – Development Stage

On October 1, 2020, we entered into two Joint Venture Agreements with Marco Guerrero, a director of the Company, dated September 30, 2020, to form joint venture operations in Brazil and in Uruguay to produce, manufacture, market and sell the Company’s hempSMART™ products in Latin America, and will also work to develop and sell hempSMART™ products globally. The Joint Venture Agreements contain equal terms for the formation of joint venture entities in Uruguay and Brazil. The Brazilian joint venture will be headquartered in São Paulo, Brazil, and will be named HempSmart Produtos Naturais Ltda. (“HempSmart Brazil”). The Uruguayan joint venture will be headquartered in Montevideo, Uruguay and will be named Hempsmart Uruguay S.A.S. (“HempSmart Uruguay”). Both are in the development stage. Under the Joint Venture Agreements, the Company will acquire a 70% equity interest in both HempSmart Brazil and HempSmart Uruguay. A minority 30% equity interest in both HempSmart Brazil and HempSmart Uruguay will be held by newly formed entities controlled by Mr. Guerrero, our director and a successful Brazilian entrepreneur. The Company will provide capital in the amount of $50,000 to both HempSmart Brazil and HempSmart Uruguay under the Joint Venture Agreements, for a total capital obligation of $100,000. As of December 31, 2020, this amount has not been disbursed. It is expected that the proceeds of the initial capital contribution will be used for contracting with third-party manufacturing facilities in Brazil and Uruguay, and related infrastructure and employment of key personnel. The boards of directors of HempSmart Brazil and HempSmart Uruguay will consist of three directors, elected by the joint venture partners. As part of the Joint Venture Agreements, the Company will license, on a royalty-free basis, certain of its intellectual property regarding the Company’s existing products to HempSmart Brazil and HempSmart Uruguay to enable the joint ventures to manufacture and sell the Company’s products in Brazil, Uruguay, and for export to other Latin American countries, the United States, and globally in accordance with the terms of the Joint Venture Agreements. The Joint Venture Agreements provide the partners with a right of first offer. Under this right, each partner may trigger an “interest sale” right of first offer process at any time pursuant to which the other partners may either acquire the triggering partner’s interest in the joint ventures, or permit the triggering partner to sell its interest to a third party. In addition, the Company, as majority partner, may trigger a compulsory buy-sell procedure in the event a joint venture is frustrated in its intent or purpose, pursuant to which the Company could pursue a sale of all or substantially all of the joint venture. Subject to certain exceptions, the joint venture partners may not transfer their interests in HempSmart Brazil and HempSmart Uruguay. The Joint Venture Agreements contain customary terms, conditions, representations, warranties and covenants of the parties for like transactions.

Acquisition of cDistro, Inc.

On June 29, 2021, we acquired 100% of the capital stock of cDistro, Inc., a Florida-based hemp and CBD product distribution business incorporated in the State of Nevada (“cDistro”) by a statutory merger and share exchange. After the acquisition, cDistro’s founding partner and Chief Executive Officer, Ronald Russo, remains its Chief Executive Officer, and our Chief Financial Officer Jesus Quintero serves as cDistro’s Chief Financial Officer.

Asset Purchase Agreement with VBF Brands, Inc.

On October 6, 2021, the Company, through its wholly owned subsidiary Salinas Diversified Ventures, Inc., a California corporation, entered into an Asset Purchase Agreement, Management Services Agreement, Cooperation Agreement and Employment Agreement with VBF Brands, Inc., a California corporation (“VBF”), a wholly owned subsidiary of Sunset Island Group, Inc., a Colorado corporation (“SIGO”). VBF and SIGO agreed to transfer to the Company all of VBF’s outstanding stock to the Company and appointed our CEO and CFO Jesus Quintero as President of VBF.

VBF owns various fixed assets including machinery and equipment, a lease for a 10,000 square foot facility located at 20420 Spence Road, Salinas, California, 93908, leasehold improvements, good-will, inventory, tradenames including “VBF Brands,” trade secrets, intellectual property, and other tangible and intangible properties, including licenses issued by the City of Salinas, County of Monterey, and the State of California to operate a licensed cannabis nursery, cultivation facility, and operations for the manufacturing and distribution of cannabis and cannabis products.

F-57

VBF and SIGO agreed to sell and transfer to the Company all of VBF’s outstanding stock, and, by virtue of the Management Services Agreement, appoint Mr. Jesus Quintero as President of VBF, vesting management and control of VBF’s licensed cannabis operations in the Company. Concurrently, VBF and Livacich entered into a Cooperation Agreement, whereby VBF and Livacich agreed to cooperate to facilitate the transfer of ownership of VBF, which includes licenses issued by the City of Salinas, County of Monterey, and the State of California, to operate a cannabis nursery, cultivation facility and manufacturing and distribution operations to the Company. The Company also agreed to retain Livacich as Chief Executive Officer for a term of two years and agreed to compensate her with a salary including a signing cash bonus of $250,000, and a $250,000 performance cash bonus payable after six months after the Effective Date. The bonus is conditioned upon Livacich meeting an agreed to “Net Revenue” target of one million dollars ($1,000,000) from VBF’s operations during the six-month period after closing of the Asset Purchase Agreement, and her compliance with the terms and conditions of this Asset Purchase Agreement, the Management Services Agreement and the Cooperation Agreement.

As consideration for the transaction, the Company agreed to assume two secured convertible promissory notes issued by SIGO to St. George Investments, LLC, a Utah limited liability company (“St. George”) (the “SIGO Notes”). The first note was issued December 8, 2017, in the original face amount of $170,000.00, and the second was issued February 13, 2018, in the original face amount of $4,245,000.00. SIGO also issued warrants to St. George to purchase common shares in SIGO, and fifty (50) shares of SIGO’s preferred stock. St. George agreed to cancel the warrants and preferred shares upon the Company’s assumption of the SIGO Notes.

Under the Asset Purchase Agreement, the closing is conditioned upon certain conditions precedent, specifically (i) VBF and SIGO’s full corporate authorization, consent and execution of this Agreement; (ii) VBF’s sale to MCOA of 100% of the issued and outstanding shares of VBF; (iii) full corporate authorization, consent compliance with and execution of the Management Services Agreement and Cooperation Agreement; (iv) SIGO’s disclosure of the Agreement on Form 8-K with the Securities and Exchange Commission; (v) full cooperation in MCOA’s financial auditing of VBF in accordance with ASC 805, including providing unrestricted access to all VBF corporate and financial records and providing all necessary cooperation with VBF financial personnel; (vi) full cooperation in aiding and assisting Buyer with its change of ownership applications with the relevant licensing authorities; (vii) the warranty of truthful representations and execution of and compliance with the terms and conditions of the Executive Employment Agreement, Management Services Agreement and the Cooperation Agreement.

As of the date of this filing, the conditions precedent to the closing of the Asset Purchase Agreement remain in the process of implementation, so that the Asset Purchase Agreement closing has not yet occurred pursuant to its terms. Legal counsel for MCOA is currently in the process of working with VBF, Salinas Diversified Ventures, and the relevant state and local governments to effect the change of control and license transfers necessary to close the Asset Purchase Agreement.

F-58

MARIJUANA COMPANY OF AMERICA, INC.

INVESTMENT ROLL-FORWARD

AS OF MARCH 31, 2022

	INVESTMENTS

	TOTAL INVESTMENTS	Consolidated Eliminations	Cannabis Global Inc.	ECOX	C'Distro	Hempsmart Brazil	Lynwood JV	Natural Plant Extract	Salinas Ventures Holding	VBF BRANDS	Vivabuds

Investments made during quarter ended 03-31-19	0

Quarter 03-31-19 equity method Loss	0

Unrealized gains on trading securities - quarter ended 03-31-19	-	-	-	-	-	-	-	-	-	-	-
Balance @03-31-19	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Investments made during quarter ended 06-30-19	$3,073,588	-	-	-	-	-	-	$3,000,000	-	-	$73,588

Quarter 06-30-19 equity method Income (Loss)	$(29,414)							$(6,291)			$(23,123)

Unrealized gains on trading securities - quarter ended 06-30-19	$0
Balance @06-30-19	$3,044,174	$0	$0	$0	$0	$0	$0	$2,993,709	$0	$0	$50,465

F-59

	TOTAL INVESTMENTS	Consolidated Eliminations	Cannabis Global Inc.	ECOX	C'Distro	Hempsmart Brazil	Lynwood JV	Natural Plant Extract	Salinas Ventures Holding	VBF BRANDS	Vivabuds

Investments made during quarter ended 09-30-19	$186,263										$186,263

Quarter 09-30-19 equity method Income (Loss)	$(139,926)							$(94,987)			$(44,939)

Sale of trading securities during quarter ended 09-30-19	-	-	-	-	-	-	-	-	-	-	-

Unrealized gains on trading securities - quarter ended 09-30-19	$0
Balance @09-30-19	$3,090,511	$0	$0	$0	$0	$0	$0	$2,898,722	$0	$0	$191,789

Investments made during quarter ended 12-31-19	$129,812										$129,812

Quarter 12-31-19 equity method Income (Loss)	$(102,944)							$(23,865)			$(79,079)

Reversal of Equity method Loss for 2019	$272,285							$125,143			$147,142

Impairment of investment in 2019	$(2,306,085)							$(2,306,085)			$0

Loss on disposition of investment	$(389,664)										$(389,664)

Sale of trading securities during quarter ended 12-31-19	$0	-	-	-	-	-	-	-	-	-	-

Unrealized gains on trading securities - quarter ended 12-31-19	$0
Balance @12-31-19	$693,915	$0	$0	$0	$0	$0	$0	$693,915	$0	$0	$0

F-60

	TOTAL INVESTMENTS	Consolidated Eliminations	Cannabis Global Inc.	ECOX	C'Distro	Hempsmart Brazil	Lynwood JV	Natural Plant Extract	Salinas Ventures Holding	VBF BRANDS	Vivabuds

Equity Loss for Quarter ended 03-31-20	0	-	-	-	-	-	-	-	-	-	-

Recognize Joint venture liabilities per JV agreement @03-31-20	0

Impairment of Equity Loss for Quarter ended 03-31-20	0

Unrealized gains on trading securities - quarter ended 03-31-19	-	-	-	-	-	-	-	-	-	-	-
Balance @03-31-20	$693,915	$0	$0	$0	$0	$0	$0	$693,915	$0	$0	$0

Equity Loss for Quarter ended 06-30-20	0

Impairment of Equity Loss for Quarter ended 06-30-20	0

Sales trading securities - quarter ended 06-30-20	-	-	-	-	-	-	-	-	-	-	-
Balance @06-30-20	$693,915	$0	$0	$0	$0	$0	$0	$693,915	$0	$0	$0

F-61

	TOTAL INVESTMENTS	Consolidated Eliminations	Cannabis Global Inc.	ECOX	C'Distro	Hempsmart Brazil	Lynwood JV	Natural Plant Extract	Salinas Ventures Holding	VBF BRANDS	Vivabuds

Global Hemp Group trading securities issued	650,000		$650,000

Investment in Cannabis Global	0	-	-	-	-	-	-	-	-	-	-

Balance @09-30-20	$1,343,915	$0	$650,000	$0	$0	$0	$0	$693,915	$0	$0	$0

Unrealized gain on Global Hemp Group securities - 4th Quarter 2020	-	-	-	-	-	-	-	-	-	-	-

Unrealized gains on Cannabis Global Inc securities - 4th Quarter 2020	208,086		$208,086
Balance @12-31-20	$1,552,001	$0	$858,086	$0	$0	$0	$0	$693,915	$0	$0	$0

Investment in ECOX	650,000	-	-	$650,000	-	-	-	-	-	-	-

Balance @03-31-21	$2,202,001	$0	$858,086	$650,000	$0	$0	$0	$693,915	$0	$0	$0

Investments made during quarter ended 06-30-21	30,898						$30,898

Unrealized gain on Global Hemp Group securities - 2nd quarter 2021	-	-	-	-	-	-	-	-	-	-	-

Balance @06-30-21	$2,232,899	$0	$858,086	$650,000	$0	$0	$30,898	$693,915	$0	$0	$0

F-62

	TOTAL INVESTMENTS	Consolidated Eliminations	Cannabis Global Inc.	ECOX	C'Distro	Hempsmart Brazil	Lynwood JV	Natural Plant Extract	Salinas Ventures Holding	VBF BRANDS	Vivabuds

Investments made during quarter ended 09-30-21	68,200		$68,000						$200

Sale of short-term investments in quarter ended 09-30-21	0	-	-	-	-	-	-	-	-	-	-

Balance @09-30-21	$2,301,099	$0	$926,086	$650,000	$0	$0	$30,898	$693,915	$200	$0	$0

Investments made during quarter ended 12-31-21	5,087,079				$2,975,174	$90,923				$2,020,982

Consolidated Eliminations @12/31/21	(5,060,821)	(5,060,821)	-	-	-	-	-	-	-	-	-

Balance @12-31-21	$2,327,357	$(5,060,821)	$926,086	$650,000	$2,975,174	$90,923	$30,898	$693,915	$200	$2,020,982	$0

Investments made during quarter ended 03-31-22	(26,458)	(26,458)	-	-	-	-	-	-	-	-	-

Balance @03-31-22	$2,300,899	$(5,087,279)	$926,086	$650,000	$2,975,174	$90,923	$30,898	$693,915	$200	$2,020,982	$0

F-63

Loan Payable

	TOTAL Debt	Natural Plant Extract	Robert L Hymers III	VBF BRANDS	Vivabuds	General Operating Expense

Quarter 03-31-19 loan borrowings
Quarter 03-31-19 debt conversion to equity	-	-	-	-	-	-

Balance @03-31-19 ©	0	0	0	0	0	0

Quarter 03-31-19 loan borrowings	3,675,000	$2,000,000	-	-	$0	$1,675,000

Quarter 03-31-19 debt conversion to equity	(1,411,751)	$(349,650)				$(1,062,101)

Balance @06-30-19 (d)	2,263,249	1,650,350	0	0	0	612,899

Quarter 09-30-19 loan borrowings	582,000	-	-	-	-	$582,000

Quarter 09-30-19 debt conversion to equity	(187,615)					$(187,615)

Balance @09-30-19 (e)	2,657,634	1,650,350	0	0	0	1,007,284

Quarter 12-31-19 loan borrowings	2,726,964	$596,784	$4,221			$2,125,959

Impairment of investment in 2019	(2,156,142)	$(2,156,142)

Loss on settlement of debt in 2019	50,093	$50,093

Adjustment to reclassify amount to accrued liabilities	(85,000)	($85,000)	-	-	-	-

Balance @12-31-19 (f)	$3,193,549	$56,085	$4,221	$0	$0	$3,133,243

Quarter 03-31-20 loan borrowings	$441,638	-	-	-	-	$441,638

Quarter 03-31-20 debt conversion to equity	$(619,000)					$(619,000)

Recognize Joint venture liabilities per JV agreement @03-31-20	$0

Quarter 03-31-20 Debt Discount adjustments	$24,138		$24,138

Balance @03-31-20 (g)	$3,040,325	$56,085	$28,359	$0	$0	$2,955,881

Quarter 06-30-20 loan borrowings, net	$65,091		$65,091

Quarter 06-30-20 debt conversion to equity	$(727,118)					$(727,118)

Quarter 06-30-20 reclass of liability	$0	-	-	-	-	-

Quarter 06-30-20 Debt Discount adjustments	$405,746		$(27,715)			$433,461

Balance @06-30-20 (h)	$2,784,044	$56,085	$65,735	$0	$0	$2,662,224

F-64

Loan Payable

	TOTAL Debt	Natural Plant Extract	Robert L Hymers III	VBF BRANDS	Vivabuds	General Operating Expense

Quarter 09-30-20 debt conversion to equity	$(606,472)	$(56,085)	$(65,735)			$(484,652)
Debt Settlement during Q3 2020	$0	-	-	-	-	-

Balance @09-30-20 (i)	$2,177,572	$(0)	$0	$0	$0	$2,177,572

Quarter 12-31-20 loan borrowings, net	$309,675					$309,675
Quarter 12-31-20 Debt Discount adjustments	$(71,271)					$(71,271)
Quarter 12-31-20 debt conversion to equity	$(993,081)	-	-	-	-	$(993,081)
Balance @12-31-20 (j)	$1,422,895	$(0)	$0	$0	$0	$1,422,895

Quarter 03-31-21 debt conversion to equity	$(1,309,016)	-	-	-	-	$(1,309,016)
Quarter 03-31-21 loan borrowings, net	$145,000					$145,000
Balance @03-31-21 (k)	$258,879	$(0)	$0	$0	$0	$258,879

Quarter 06-30-21 loan borrowings, net	$1,251,779	-	$185,000	-	-	$1,066,779
Balance @06-30-21 (l)	$1,510,658	$(0)	$185,000	$0	$0	$1,325,658

Quarter 09-30-21 loan borrowings, net	$626,250					$626,250
Quarter 09-30-21 loan repayments, net	$(1,077,464)	-	$(75,000)	-	-	$(1,002,464)

Balance @09-30-21 (m)	$1,059,444	$(0)	$110,000	$0	$0	$949,444

Quarter 12-31-21 loan borrowings, net	$2,710,006	-	-	$1,643,387	-	$1,066,619

Balance @12-31-21 (n)	$3,769,449	$(0)	$110,000	$1,643,387	$0	$2,016,063

Quarter 03-31-22 loan borrowings, net	$386,176	-	-	$386,176	-	-

Balance @03-31-22 (O)	$4,155,625	$(0)	$110,000	$2,029,563	$0	$2,016,063

F-65

NOTE 7 – NOTES PAYABLE, RELATED PARTY

As of March 31, 2022 and December 31, 2021, the Company’s officers and directors have provided advances and incurred expenses on behalf of the Company. The notes issued to certain of the Company’s officers and directors are unsecured, due on demand and accrue interest at a rate of 5% per annum. The balance due to notes payable, related parties as of March 31, 2022 and December 31, 2021 was $20,000 and $20,000, respectively. These notes are payable to the estate of Charles Larsen, the Company's former co-founder, Chief Operating Officer and Director. Mr. Larsen passed away on May 15, 2020.

NOTE 8 – CONVERTIBLE NOTES PAYABLE

During the quarter ended March 31, 2022, the Company issued an aggregate of 1,166,431,600 shares of its common stock with respect to the settlement of convertible notes interest accrued thereon.

For the quarter ended March 31, 2022 and the year ended December 30, 2021, the Company recorded amortization of debt discounts of $761,712 and $1,993,373, respectively, as a charge to interest expense.

Convertible notes payable are comprised of the following:

	March 31,	December 31,
	2022	2021
Lender	(Unaudited)	(Audited)
Convertible note payable – Labrys	$—	$99,975
Convertible note payable – FF Global Opportunities fund	$—	$243,750
Convertible note payable - Crown Bridge Partners	$35,000	$35,000
Convertible note payable – Beach Labs	$520,833	$583,333
Convertible note payable - GS Capital Partners LLC	$175,000	$82,000
Convertible note payable – Pinnacle Consulting Services, Inc.	$30,000	$30,000
Convertible note payable – Geneva Roth	$33,278	$97,939
Convertible note payable – Dutchess Capital	$—	$60,709
Convertible note payable – Coventry	$100,000	$100,000
Convertible note payable - GW Holdings	$45,000	$120,750
Convertible note payable – Sixth Street Lending	$104,488	$60,738
Convertible note payable – Fourth Man LLC	$60,000	$—
Convertible note payable – Moneywell Group	$89,940	$—
Convertible note payable - St. George	$4,091,378	$3,914,878
Total	$5,284,917	$5,429,072
Less debt discounts	$(1,129,292)	(1,59,622)
Net	$4,155,625	$3,769,450
Less current portion	$(4,155,625)	(3,769,450)
Long term portion	$—	$—

F-66

Convertible notes payable - Crown Bridge Partners LLC

From October 1 through December 31, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $225,000 to Crown Bridge Partners LLC (“Crown Bridge”). The promissory notes bear interest at 10% per annum, were due one year from the respective issuance date and include an original issuance discount in the aggregate principal amount of $22,500. Interest shall accrue from the issuance date, but interest shall not become payable until the notes becomes payable. The notes are convertible into shares of the Company’s common stock at any time at a conversion price that is equal to 60% of the lowest trading price during the 15-trading-day period prior to the conversion date. Upon the issuance of the convertible notes, the Company determined that the features associated with the embedded conversion option embedded in the notes, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares of common stock would be available to settle all potential future conversion transactions. As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $88,674 is being amortized to interest expense over the respective terms of the notes.

The Company shall have the right to prepay the notes for an amount ranging from 125% to 140% multiplied by the outstanding balance (all principal and accrued interest) depending on the prepayment period which ranges from 1 to 180 days following the issuance date of the notes. The Company is prohibited from effecting a conversion of any note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

As of March 31, 2022 and December 31, 2021, the Company owed an aggregate of $35,000 and $35,000 of principal, respectively. As of March 31, 2022, the Company owed accrued interest of $0 on the convertible promissory notes.

Convertible notes payable - GS Capital Partners LLC

In August 2021, the Company issued convertible promissory notes in the aggregate principal amount of $82,000 to GS Capital. The promissory notes bear interest at 10% per annum and is due one year from the respective issuance date and include an original issuance discount in aggregate of $7,000. In connection with the Note, the Company issued 5,000,000 warrants to purchase common stock with a fair value of $18,086, which was recorded as a debt discount. During the three months ended March 31, 2022, the Company issued 216,820,755 shares of common stock for the full settlement of the note along with the accrued interest on the note.

The Holder of this Note is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to 62% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer. To the extent the Conversion Price of the Company’s Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the Conversion Price shall be decreased to 52% instead of 62% while that “Chill” is in effect. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by the Investor).

As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $25,086 is being amortized to interest expense over the respective terms of the notes.

In January 2022, the Company issued convertible promissory notes in the aggregate principal amount of $105,000 to GS Capital. The promissory notes bear interest at 10% per annum and is due one year from the respective issuance date and includes an original issuance discount in aggregate of $10,000.

The Holder of this Note is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to $0.001. To the extent the Company’s Common Stock closes below $0.001 for three consecutive days, the conversion price will be reset to $0.005.

F-67

In February 2022, the Company issued a convertible promissory note in the aggregate principal amount of $70,000 to GS Capital. The promissory notes bear interest at 8% per annum and is due one year from the respective issuance date and includes an original issuance discount in aggregate of $20,000.

The Holder of this Note is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to $0.0008.

As of March 31, 2022 and December 31, 2021, the Company owed an aggregate of $175,000 and $82,000 of principal, respectively. As of March 31, 2022, the Company owed accrued interest of $3,103 on these convertible promissory notes.

Convertible notes payable - St George Investments

In January and March 2021, the Company entered into three convertible promissory notes in the aggregate amount of $567,500 of principal with Bucktown Capital LLC, entity controlled by the owners of St. George. The Company received net proceeds of $535,000. The notes mature in January and March 2022 and bear interest at 8% or 22% in the event of default. The notes are convertible at the lender’s option at any time at a fixed price of $0.002 per common share, subject to normal adjustment for common stock splits. As a result of default, the company recorded and additional $135,000 of principal on the note as interest expense during the three months ended March 31, 2022.

Effective October 6, 2021, the Company issued a secured convertible promissory note in the amount of $3,492,378 with Chicago Ventures. The Company received cash proceeds of $1,100,000 and included an original issue discount of $574,916 and paid legal fees of $10,000. This note agreement was assumed by the Company as part of the VBF Acquisition discussed in Note 13 and includes $1,770,982 which reflects the initial consideration towards the future closing of the VBF Acquisition. The note bears interest at 8% and is due upon maturity on October 6, 2023. The note is convertible at a fixed price of $0.002 per share. In the event of default as defined in the agreement, the lender has the right to convertible principal and accrued interest at 70% of the lowest closing trading price over the 10 days preceding the conversion notice.

In March 2022, the Company issued a convertible promissory note in the amount of $266,500 of principal with Bucktown, Capital LLC. The Company received net proceeds of $240,000 after and original issue discount of $24,000 and fees of $2,500. The note matures in March 2023 and bear interest at 8% or 22% in the event of default. The note is convertible at the lender’s option at any time at a fixed price of $0.001 per common share, subject to normal adjustment for common stock splits. As of March 31, 2022 and December 31, 2021, the Company owed $4,091,378 and $3,914,878 of principal, respectively. As of March 31, 2022, the Company owed accrued interest of $164,978 on these convertible promissory notes.

Convertible notes payable - Robert L. Hymers III

On December 27, 2021, the Company issued convertible promissory notes in the aggregate principal amount of $30,000 to Pinnacle Consulting Services, Inc. (“Pinnacle”). The promissory note bears interest at 12.5% per annum and is due one year from the respective issuance date of the note along with accrued and unpaid interest and includes an original issue discount (“OID”) of $5,000. Principal and interest to be payable as provided below on that date which is one year from the date of issuance (the “Maturity Date”).

For so long as there remains any amount due hereunder, the Holder shall have the option to convert all or any portion of the unpaid principal amount of this Note, plus accrued interest (together with the unpaid principal amount, the “Converted Amount”), into shares of the Company’s common stock. The conversion price (the “Conversion Price”) shall be equal to a $0.006. The Conversion price, and any other economic terms will be adjusted on a ratchet basis if the Company offers a more favorable conversion or stock issuance price, prepayment rate, interest rate, additional securities, look back period or more favorable terms to another party for any financings while this note is in effect.

The aggregate debt discount of $5,000 is being amortized to interest expense over the respective term of the note.

As of March 31, 2022, and December 31, 2021, the Company owed an aggregate of $30,000 and $30,000 respectively. As of March 31, 2022, the Company owed accrued interest of $0 on this convertible promissory note.

F-68

Convertible Note payable – GW Holding Group

On January 6, 2020, the Company entered into a convertible promissory note in the principal amount of $57,750 with GW Holdings Group, LLC, a New York limited liability company (“GW”). GW has the option, beginning on the six-month anniversary of the issuance date of, to convert all or any amount of the principal amount of the note then outstanding together with any accrued interest thereon into shares of the Company's common stock at a conversion price equal to a 40% discount of the lowest trading price for fifteen trading days prior to the date of conversion. The note bears interest at a rate of 10% per annum and include a $5,250 such that the price of the note was $57,750. During the three months ended March 31, 2022, $75,750 of principal and $4,449 of accrued interest on the notes was converted into 100,248,801 shares of common stock.

As of March 31, 2022 and December 31, 2021, the Company owed principal of $45,000 and $120,750, respectively. As of March 31, 2022, the Company owed $2,573 in accrued interest.

Convertible Note Payable- Beach Labs

On November 24, 2021, the Company issued a convertible promissory note in the aggregate principal amount of $625,000 to Beach Labs in connection with the modification of the cDistro acquisition agreement discussion in Note 13. The promissory note accrues interest at 10% per annum and is due four years from the issuance date.

The holder of this Note is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to 70% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer.

The Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $625,000 is being amortized to interest expense over the respective terms of the notes.

As of March 31, 2022, and December 31, 2021, the Company owed principal of $520,833 and $583,333, respectively. As of March 31, 2022, the Company owed $30,337 in accrued interest.

Convertible Note Payable- Sixth Street Lending

On November 16, 2021, the Company issued a promissory note in the aggregate principal amount of $60,738 to Sixth Street Lending (“SSL”). The promissory note has a one-time interest charge of 7,896 and is due one year from the issuance date. The Company paid $10,738 in deferred financing fees and received $50,000 of net proceeds. Upon default, the note is convertible at a price ("Conversion Price") for each share of Common Stock equal to 73% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the five prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer.

On January 10, 2022, the Company issued a promissory note in the aggregate principal amount of $43,750 to SSL. The promissory note bears interest at a rate of 8% and is due one year from the issuance date. The Company paid $3,750 in deferred financing fees and received $40,000 of net proceeds. The note is convertible at a price ("Conversion Price") for each share of Common Stock equal to $.0055 for the first 180 days and then at 65% of the average of the two lowest trading prices of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the fifteen prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer.

As of March 31, 2022, and December 31, 2021, the Company owed principal of $104,488 and $60,738, respectively. As of March 31, 2022, the Company owed $8,674 in accrued interest.

F-69

Convertible Note Payable- Coventry

On December 29, 2021, the Company issued a promissory note in the aggregate principal amount of $100,000 to Coventry (“Coventry”). The promissory note has a one-time interest charge of 10,000 and is due one year from the issuance date. The Company paid $20,000 in deferred financing fees and received $80,000 of net proceeds. The note is convertible at a price ("Conversion Price") for each share of Common Stock equal to 90% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the five prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer. In January 2022, the Company issued 10,000,000 shares of common stock for deferred financing fees with a value of $13,000 which was recorded as a debt discount to be amortized over the remaining term of the note.

As of March 31, 2022 and December 31, 2021, the Company owed an aggregate of $100,000 and $100,000 of principal. As of March 31, 2022, the Company owed $10,000 in accrued interest.

Convertible Note Payable-Firstfire

In July 2021, the Company issued a convertible promissory note in the aggregate principal amount of $268,750 to Firstfire Global Opportunities Fund LLC (“Firstfire”). The promissory note accrues interest at 12% per annum, is due one year from the issuance date and includes an original issuance discount and financing fees in the aggregate amount of $44,888 and received $200,963 of net proceeds. The note is convertible at any time at a conversion price of $0.005 per share. The Company also issued a five-year warrant to purchase up to 38,174,715 shares of its common stock to Firstfire, at an exercise price of $0.000304 per share. The aggregate debt discount of $245,851 is being amortized to interest expense over the respective terms of the note.

The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. The Company is prohibited from effecting an exercise of the warrant to the extent that, as a result of such exercise, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the note.

As of March 31, 2022 and December 31, 2021, the Company owed an aggregate of $0 and $243,750 of principal. As of March 31, 2022, the Company owed $0 in accrued interest.

Convertible Note Payable-Labrys

In June 2021, the Company issued a convertible promissory note in the aggregate principal amount of $537,500 to Labrys Funds, LP (“Labrys”). The promissory note accrues interest at 12% per annum, is due one year from the issuance date and includes an original issuance discount in the aggregate amount of $53,750. The Company also paid $33,750 in deferred financing fees and received $450,000 of net proceeds. The note is convertible at any time at a conversion price of $0.005 per share. The Company also issued a five-year warrant to purchase up to 76,349,431 shares of its common stock to Labrys, at an exercise price of $0.000304 per share. In addition, the Company issued five-year warrants to purchase up to 76,349,431 shares of its common stock to an investment banker for services, which warrants have an exercise price of $0.008448 per share. The aggregate debt discount of $533,526 is being amortized to interest expense over the respective terms of the note.

The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. The Company is prohibited from effecting an exercise of the warrant to the extent that, as a result of such exercise, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the note.

As of March 31, 2022 and December 31, 2021, the Company owed an aggregate of $0 and $99,975 of principal. As of March 31, 2022, the Company owed $0 in accrued interest.

Convertible Note Payable- Dutchess Capital Growth Fund LP

On May 25, 2021, the Company issued a convertible promissory note in the aggregate principal amount of $135,000 to Dutchess Capital Growth Fund LP (“Dutchess”). The promissory note accrues interest at 8% per annum, is due one year from the issuance date. The Company paid $13,750 in deferred financing fees and received $121,250 of net proceeds.

F-70

Beginning six months after date of issue, the holder of this Note is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to 55% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the fifteen prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer.

The Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $135,000 is being amortized to interest expense over the respective terms of the notes.

As of March 31, 2022 and December 31, 2021, the Company owed an aggregate of $0 and $60,709 of principal. As of March 31, 2022, the Company owed $0 in accrued interest.

Convertible Note Payable- Geneva Roth Holdings

On July 28, 2021, the Company issued a promissory note in the aggregate principal amount of $169,125 to Geneva Roth Holdings (“Geneva”). The promissory note accrues interest at 10% per annum, is due one year from the issuance date. The Company paid $13,750 in deferred financing fees and received $153,750 of net proceeds. The Company also issued five-year warrants to purchase up to 10,147,500 shares of its common stock to Geneva, at an exercise price of $0.001 per share. The aggregate debt discount of $67,253 is being amortized to interest expense over the respective terms of the note.

As of March 31, 2022 and December 31, 2021, the Company owed an aggregate of $97,939 and $33,278 of principal. As of March 31, 2022, the Company owed $13,684 in accrued interest.

Convertible Note Payable - Fourth Man LLC

In January 2022, the Company issued a convertible promissory note in the aggregate principal amount of $60,000 to Fourth Man, LLC (“Fourth Man”). The promissory note accrues interest at 12% per annum, is due one year from the issuance date and includes an original issuance discount in the aggregate amount of $6,000. The Company also paid $6,240 in deferred financing fees and received $47,760 of net proceeds. The note is convertible at any time at a conversion price of $0.0006 per share. The Company also issued 25,000,000 shares of its common stock for deferred financing fee. The aggregate debt discount of $42,240 is being amortized to interest expense over the respective terms of the note.

As of March 31, 2022, the Company owed an aggregate of $60,000 of principal. As of March 31, 2022, the Company owed $7,200 in accrued interest.

Revenue share agreement – Money Well Group

In March 2022, the Company entered into a revenue share in the aggregate principal amount of $89,940 to Money Well Group (“Money Well”). The agreement requires daily payments in the amount of $1,285 and includes an original issuance discount in the aggregate amount of $35,940 and received $54,000 of net proceeds. The aggregate debt discount of $35,940 is being amortized to interest expense over the respective terms of the note.

As of March 31, 2022, the Company owed an aggregate of $89,940 of principal. As of March 31, 2022, the Company owed $0 in accrued interest.

Summary:

The Company has identified the embedded derivatives related to the above-described notes and warrants. These embedded derivatives included certain conversion and reset features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the note and to fair value as of each subsequent reporting date.

At March 31, 2022, the Company determined the aggregate fair value of embedded derivatives to be $1,646,127. The fair values were determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 97.52% to 199.29%, (3) weighted average risk-free interest rate of 1.06% to 2.45%, (4) expected life of 0.5 to 4.2 years, (5) conversion prices of $0.00033 to $0.005 and (6) the Company's common stock price of $0.001 per share as of March 31, 2022.

For the three-month period ended March 31, 2022, the Company recorded a loss on the change in fair value of derivative liabilities of $1,026,929, which included a gain of $1,077,624 related to convertible notes payable, a gain of $50,695 related to the settlement of the fair value of derivatives as a result of repayments on the convertible notes, and also recognized a loss of $22,558 related to the excess of the fair value of derivatives at issuance above convertible note principle as a charge to interest expense. During the three months ended March 31, 2022, derivative liabilities of $233,069 were reclassified to additional paid in capital as a result of conversions of the underlying notes payable into common stock. For the period ended March 31, 2021 the Company recorded a loss on the change in fair value of derivative liabilities of $2,326,018, which included a gain of $649,961 related to convertible notes payable and an a loss of $694,754 related to the excess of the fair value of derivatives at issuance above convertible note principle as a charge to interest expense

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NOTE 9 – STOCKHOLDERS’ DEFICIT

Preferred stock

The Company is authorized to issue 50,000,000 shares of $0.001 par value preferred stock as of March 31, 2022 and December 31, 2021. As of March 31, 2022 and December 31, 2021, the Company has designated and issued 10,000,000 shares of Class A Preferred Stock, and 2,000,000 of Class B Preferred Stock.

Each share of Class A Preferred Stock is entitled to 100 votes on all matters submitted to a vote to the stockholders of the Company, does not have conversion, dividend or distribution upon liquidation rights.

Each share of Class B Preferred Stock is entitled to 1,000 votes on all matters submitted to a vote to the stockholders of the Company, does not have conversion, dividend or distribution upon liquidation rights.

Common stock

The Company is authorized to issue 22,000,000,000 shares of no par value common stock as of March 31, 2022 and was authorized to issue 22,000,000,000 shares of $0.001 par value common stock as of December 31, 2021. As of February 4, 2022, we reduced the par value of our common stock from $0.001 per share to zero par value ($0.00) per share. As of March 31, 2022, and December 31, 2021, the Company had 9,439,551,063 and 7,122,806,264 shares of common stock issued and outstanding, respectively.

During the three months ended March 31, 2022, the Company issued an aggregate of 1,166,431,600 shares of its common stock with respect to the settlement of convertible notes and interest accrued thereon of $1,051,555.

During the three months ended March 31, 2022, the Company issued a total net amount of 35,000,000 shares of its common stock with respect to deferred finance costs with an estimated value of $43,000.

During the three months ended March 31, 2022, the Company sold an aggregate of 625,500,000 shares of its common stock for $528,850.

During the three months ended March 31, 2022, the Company reclassified derivative liabilities to additional paid-in Capital with an estimated value of $233,069.

During the three months ended March 31, 2022, the Company issued 463,813,199 of its common stock in respect to the Company’s acquisition of cDistro in fiscal year 2021. Of this total, 282,326,369 shares were issued as part of the contingent consideration earn out agreement with the former owners of cDistro, whereby the owners earned $250,000 of the total $1,000,000 payout. The remaining 180,486,830 shares with a fair value if $234,632 were issued as part of the amendment to the consideration issued to the former owners in June 2021 due to the decrease in the Company’s stock price since the acquisition.

On January 17, 2020, the Company entered into an amendment to a convertible promissory note issued to Paladin Advisors, LLC. In connection with such amendment, the Company issued a warrant to purchase up to 5,750,000 shares of common stock of the Company to Paladin Advisors, LLC, which warrant may, under certain circumstances, be exercised on a cashless basis.

Options

As of March 31, 2022, there are no stock options outstanding.

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Warrants

The following table summarizes the stock warrant activity for the three months ended March 31, 2022:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2021	145,302,385	$0.0033	2.8	$70,200
Granted	—	—	—	—
Exercised	—	—	—	—
Outstanding at March 31, 2022	145,302,385	$0.0033	2.55	$52,500
Exercisable at March 31, 2022	145,302,385	$0.0033	2.55	$52,500

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on warrants with an exercise price less than the Company’s stock price of $0.0010 as of March 31, 2022, which would have been received by the option holders had those option holders exercised their options as of that date.

NOTE 10 — FAIR VALUE MEASUREMENT

The Company adopted the provisions of ASC subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of March 31, 2022 and December 31, 2021, the Company did not have any items that would be classified as level 1 or 2 disclosures.

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed in Note 6. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed in Note 6 are that of volatility and market price of the underlying common stock of the Company.

As of March 31, 2022 and December 31, 2021, the Company did not have any derivative instruments that were designated as hedges.

The derivative liability as of March 31, 2022 and December 31, 2021, in the amount of $1,646,127 and $749,756, respectively, have a level 3 classification.

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The following table provides a summary of changes in fair value of the Company’s level 3 financial liabilities for the three months ended March 31, 2022:

Debt Derivative
Balance, January 1, 2022	$749,756
Increase resulting from initial issuance of additional convertible notes payable recorded as debt discount	79,952
Increase resulting from initial issuances of additional convertible notes payable recorded as day one loss	22,558
Decreases resulting from conversion or payoff of convertible notes payable	(233,069)
Decreases resulting from payoff of convertible notes payable	(50,695)
Loss due to change in fair value included in earnings	1,077,624
Balance, March 31, 2022	$1,646,127

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. During the period ended March 31, 2022, the Company’s stock price decreased significantly from initial valuations. Additionally, issuances at prices below the original issuance amounts for certain convertible notes resulted in resets of the exercise price on certain conversion options that are accounted for as derivative liabilities, resulting in an increase in the derivative liability and additional loss on change in the fair value. As the stock price decreases for each of the related derivative instruments, the value to the holder of the instrument generally decreases. Stock price is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments.

NOTE 11 — RELATED PARTY TRANSACTIONS

As of March 31, 2022 and December 31, 2021, there were no related party advances outstanding. The Company’s current officer, who is also a stockholder of the Company, advanced funds to the Company for travel related and working capital purposes. On April 7, 2022, the Company made a promissory note in the principal amount of $59,743.96 to the Company’s officer and stockholder in compensation for those advanced expenses.

As of March 31, 2022, and December 31, 2021, accrued compensation due to officers and executives included as accrued compensation was $57,556 and $42,925, respectively.

At March 31, 2022 and December 31, 2021, there were no outstanding notes payable due to officers.

NOTE 12 – SUBSEQUENT EVENTS

On April 1, 2022, the Company issued 76,923,077 shares of restricted common stock to North Equities USA Ltd., valued at $100,000, or $0.0013 per share, in compensation pursuant to a consulting agreement dated December 24, 2021.

On April 5, 2022, the Company issued 38,762,344 shares of common stock to an accredited investor in partial conversion of a promissory note dated May 25, 2021, at a per-share conversion price of $0.00039.

On April 6, 2022, the Company issued 435,540,070 shares of restricted common stock to Beach Labs, Inc., pursuant to the earnout agreement between the Company and Beach Labs executed in relation to the acquisition of cDistro, Inc.

On April 7, 2022, the Company made a promissory note in the principal amount of $59,743.96 to a related party.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations includes a number of forward-looking statements that reflect Management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of us and members of our management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the Securities and Exchange Commission. Important factors currently known to Management could cause actual results to differ materially from those in forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. We believe that our assumptions are based upon reasonable data derived from and known about our business and operations. No assurances are made that actual results of operations or the results of our future activities will not differ materially from our assumptions. Factors that could cause differences include, but are not limited to, expected market demand for our products, fluctuations in pricing for materials, and competition.

Background

History and Development of the Company

We were incorporated in the State of Utah on October 4, 1985, under the name of Mormon Mint, Inc., and our business focused on the manufacture and marketing of commemorative medallions related to the Church of Jesus Christ of Latter-Day Saints. On January 5, 1999, the Company changed its name to Converge Global, Inc., and subsequently focused on the development and implementation of Internet web content and e-commerce applications. In the period from 2009 to 2014, we operated primarily in the mining exploration business, and in 2015, we left the mining business and began an internet-based marketing business focused on online marketing of service items to the hospitality and food service industry, selling retail product directly to consumers from food distributors via credit card and commercial accounts.

On September 4, 2015, Donald Steinberg and Charles Larsen acquired control of the Company through the purchase of 400,000,000 shares of restricted common stock and 10,000,000 shares of Preferred Class A stock for $105,000.00, in equal amounts. On September 9, 2015, Donald Steinberg was appointed Chairman of the Board, Chief Executive Officer and Secretary of the Company. Mr. Larsen was appointed to the Board of Directors. The new management changed the Company’s business plans and operations to focus on emerging opportunities in the cannabis and hemp industries. On December 1, 2015, the Company changed its name to Marijuana Company of America, Inc. and its stock trading symbol to MCOA. On December 6, 2019, a change of control occurred, where Donald Steinberg and Charles Larsen transferred their control shares to directors Robert Coale, Edward Manolos and Jesus Quintero. Also on December 6, 2019, Jesus Quintero, who was appointed as Chief Financial Officer in 2018, was appointed as our Chief Executive Officer. Mr. Quintero is currently our Chief Executive Officer and Chief Financial Officer, and a member of the Board of Directors.

Marijuana Company of America is a Utah corporation quoted on OTC Markets Pink Tier under the symbol “MCOA”. We are based in Los Angeles, California.

We are an owner and operator of licensed cannabis cultivation, processing and dispensary facilities and a developer, producer and distributor of innovative branded cannabis and cannabidiol (“CBD”) products in the United States. We are committed to creating a national distributorship and retail brand portfolio of branded cannabis and CBD products, although as of the date of this filing, marijuana (defined as cannabis containing delta-9 tetrahydrocannabinol concentration of more than 0.3 percent on a dry weight basis) currently remains illegal under U.S. federal law.

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Through our wholly-owned subsidiary cDistro, Inc., a Nevada corporation, our wholly-owned CBD product distribution business, we distribute hemp and CBD products throughout the United States. Through cDistro, we distribute high quality hemp-derived cannabinoid products, as detailed on our cDistro website, www.cdistro.com. cDistro offers CBD brands along with smoke and vape shop related products to wholesalers, c-stores, specialty retailers, and consumers in North America. Through cDistro, we work exclusively with select manufacturers to deliver retail service and products at wholesale prices

Through our wholly owned subsidiary H Smart, Inc., a Delaware corporation, we develop and sell CBD products under the brand name hempSMART™. Our business also includes making selected investments and entering into joint ventures with start-up businesses in the legalized cannabis and hemp industries.

Readers are directed to review our detailed disclosures in Item 1, Business; Principal Products and their Markets; Joint Ventures and Investments above. A summary of our investment and joint venture activity follows:

Joint Ventures

Bougainville Ventures, Inc. Our joint venture with Bougainville Ventures, Inc. is currently in litigation (See Legal Proceedings, Item 3). We recorded an annual impairment in 2017 of $792,500, reflecting the Company’s percentage of ownership of the net book value of the investment. During 2018, the Company recorded equity losses of $37,673 and $11,043 for the first and second quarters respectively, and recorded an annual impairment of $285,986 for the year ended December 31, 2018, at which time we determined the investment to be fully impaired due to Bougainville’s breach of contract and resulting litigation.

Global Hemp Group Scio Oregon Joint Venture. On May 8, 2018, we entered into a joint venture with Global Hemp Group, Inc., develop a project to commercialize the cultivation of industrial hemp on a 109-acre parcel of real property owned by the Company and Global Hemp Group in Scio, Oregon, and operating under the Oregon corporation Covered Bridges, Ltd. The joint venture agreement commits the Company to a cash contribution of $600,000 payable on the following funding schedule: $200,000 upon execution of the joint venture agreement; $238,780 by July 31, 2018; $126,445 by October 31, 2018; and, $34,775 by January 31, 2019. The Company has complied with its payments. The 2018 crop of hemp grown on the joint venture’s real property consisted of 33 acres of high yielding CBD hemp grown in an orchard style cultivation on the property. The 2018 harvest consisted of approximately 37,000 high yielding CBD hemp plants producing 24 tons of biomass that produced 48,000 pounds of dried biomass. However, there were delays with Global Hemp Group’s management and maintenance of the business and the biomass that caused degradation to the harvested crop affecting marketability. Additional issues and disputes arose between the Company and Global Hemp Group. These disputes led to the parties entering into a settlement agreement on September 28, 2020, whereby Global Hemp Group agreed to pay the Company $200,000 and issue common stock to the Company equal in value to $185,000 as of September 28, 2020, subject to a non-dilutive protection provision. Additionally, Global Hemp Group agreed to pay the Company $10,000 to cover the Company’s legal fees relating to the Agreement. In exchange for the settlement consideration, the Company agreed to relinquish its ownership interest in the joint venture.

Natural Plant Extract of California & Subsidiaries Joint Venture; On April 15, 2019, the Company entered into a joint venture agreement with Natural Plant Extracts of California, Inc. and subsidiaries (“NPE”). The purpose of the joint venture was to utilize NPE’s California and City cannabis licenses to jointly operate a business named “Viva Buds” to operate a licensed cannabis distribution service in California. In exchange for acquiring 20% of NPE’s common stock, the Company agree to pay two million dollars and issue NPE one million dollars’ worth of the Company’s restricted common stock. As of February 3, 2020, the Company was in arrears in its payment obligations under the joint venture agreement, and the parties entered into a settlement and release of all claims terminating the joint venture. The parties agreed to reduce the Company’s equity ownership in NPE from 20% to 5%. The Company also agreed to pay NPE $85,000 and the balance of $56,085.15 paid in a convertible promissory note issued with terms allowing NPE to convert the note into common stock at a 50% discount to the closing price of MCOA’s common stock as of the maturity date. As of the date of this filing, the Company satisfied its payment obligations under the settlement agreement. Our continuing 5% equity ownership in NPE involves related parties, since Edward Manolos, our director, is also a director and beneficial owner of 18.8% of the common stock in NPE.

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Joint Ventures in Brazil and Uruguay; On October 1, 2020, we entered into two Joint Venture Agreements with Marco Guerrero, a director of the Company, dated September 30, 2020, to form joint venture operations in Brazil and in Uruguay to produce, manufacture, market and sell the Company’s hempSMART™ products in Latin America, and will also work to develop and sell hempSMART™ products globally. The Joint Venture Agreements contain equal terms for the formation of joint venture entities in Uruguay and Brazil. The Brazilian joint venture will be headquartered in São Paulo, Brazil, and will be named HempSmart Produtos Naturais Ltda. (“HempSmart Brazil”). The Uruguayan joint venture will be headquartered in Montevideo, Uruguay and will be named Hempsmart Uruguay S.A.S. (“HempSmart Uruguay”). Both are in the development stage.

Investments

Share Exchange with Cannabis Global, Inc. On September 30, 2020, the Company entered into a securities exchange agreement with Cannabis Global, Inc. (OTC: CBGL), a Nevada corporation. By virtue of the agreement, the Company issued 650,000,000 shares of its unregistered common stock to Cannabis Global in exchange for 7,222,222 shares of Cannabis Global unregistered common stock. The Company and Cannabis Global also entered into a lock up leak out agreement, which prevents either party from sales of the exchanged shares for a period of 12 months. Thereafter the parties may sell not more than the quantity of shares equaling an aggregate maximum sale value of $20,000 per week, or $80,000 per month until all Shares and Exchange Shares are sold. Our transaction with Cannabis Global, Inc. is material and involves related parties, since Edward Manolos, our director and holder of Preferred Class A stock, is also a director of Cannabis Global, Inc.

Share Exchange with Eco Innovation Group, Inc. On February 26, 2021, we entered into a Share Exchange Agreement with Eco Innovation Group, Inc., a Nevada corporation quoted on OTC Markets Pink (“ECOX”) to acquire the number of shares of ECOX’s common stock, equal in value to $650,000 based on the per-share price of $0.06, in exchange for the number of shares of MCOA common stock equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date (the “Share Exchange Agreement”).  For both parties, the Share Exchange Agreement contains a “true-up” provision requiring the issuance of additional common stock in the event that a decline in the market value of either parties’ common stock should cause the aggregate value of the stock acquired pursuant to the Share Exchange Agreement to fall below $650,000. Complementary to the Share Exchange Agreement, the Company and ECOX entered into a Lock-Up Agreement dated February 26, 2021 (the “Lock-Up Agreement”), providing that the shares of common stock acquired pursuant to the Share Exchange Agreement shall be subject to a lock-up period preventing its sale for a period of 12 months following issuance and limiting the subsequent sale to aggregate maximum sale value of $20,000 per week, or $80,000 per month. On October 1, 2021, we entered into a First Amendment to Lock-Up Agreement between the Company and Eco Innovation Group, Inc., dated and effective October 1, 2021 (the “Amended Lock-Up Agreement”), which amends that certain Lock-Up Agreement entered into between the Company and Eco Innovation Group, Inc. on February 26, 2021 (the “Original Lock-Up Agreement”). The Amended Lock-Up Agreement amends the Original Lock-Up Agreement in one respect, by amending the initial lock-up period from 12 months following its effective date to 6 months following its effective date. All other terms and conditions of the Original Lock-Up Agreement remain unaffected.

Asset Purchase Agreement with VBF Brands, Inc. On October 6, 2021, the Company, through its wholly owned subsidiary Salinas Diversified Ventures, Inc., a California corporation, entered into an Asset Purchase Agreement, Management Services Agreement, Cooperation Agreement and Employment Agreement with VBF Brands, Inc., a California corporation (“VBF”), a wholly owned subsidiary of Sunset Island Group, Inc., a Colorado corporation (“SIGO”). VBF and SIGO agreed to transfer to the Company all of VBF’s outstanding stock to the Company, and appointed our CEO and CFO Jesus Quintero as President of VBF.

VBF owns various fixed assets including machinery and equipment, a lease for a 10,000 square foot facility located at 20420 Spence Road, Salinas, California, 93908, leasehold improvements, good-will, inventory, tradenames including “VBF Brands,” trade secrets, intellectual property, and other tangible and intangible properties, including licenses issued by the City of Salinas, County of Monterey, and the State of California to operate a licensed cannabis nursery, cultivation facility, and operations for the manufacturing and distribution of cannabis and cannabis products.

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VBF and SIGO agreed to sell and transfer to the Company all of VBF’s outstanding stock, and, by virtue of the Management Services Agreement, appoint Mr. Jesus Quintero as President of VBF, vesting management and control of VBF’s licensed cannabis operations in the Company. Concurrently, VBF and Livacich entered into a Cooperation Agreement, whereby VBF and Livacich agreed to cooperate to facilitate the transfer of ownership of VBF, which includes licenses issued by the City of Salinas, County of Monterey, and the State of California, to operate a cannabis nursery, cultivation facility and manufacturing and distribution operations to the Company. The Company also agreed to retain Livacich as Chief Executive Officer for a term of two years and agreed to compensate her with a salary including a signing cash bonus of $250,000, and a $250,000 performance cash bonus payable after six months after the Effective Date. The bonus is conditioned upon Livacich meeting an agreed to “Net Revenue” target of one million dollars ($1,000,000) from VBF’s operations during the six-month period after closing of the Asset Purchase Agreement, and her compliance with the terms and conditions of this Asset Purchase Agreement, the Management Services Agreement and the Cooperation Agreement.

As consideration for the transaction, the Company agreed to assume two secured convertible promissory notes issued by SIGO to St. George Investments, LLC, a Utah limited liability company (“St. George”) (the “SIGO Notes”). The first note was issued December 8, 2017, in the original face amount of $170,000.00, and the second was issued February 13, 2018, in the original face amount of $4,245,000.00. SIGO also issued warrants to St. George to purchase common shares in SIGO, and fifty (50) shares of SIGO’s preferred stock. St. George agreed to cancel the warrants and preferred shares upon the Company’s assumption of the SIGO Notes.

Under the Asset Purchase Agreement, the closing is conditioned upon certain conditions precedent, specifically (i) VBF and SIGO’s full corporate authorization, consent and execution of this Agreement; (ii) VBF’s sale to MCOA of 100% of the issued and outstanding shares of VBF; (iii) full corporate authorization, consent compliance with and execution of the Management Services Agreement and Cooperation Agreement; (iv) SIGO’s disclosure of the Agreement on Form 8-K with the Securities and Exchange Commission; (v) full cooperation in MCOA’s financial auditing of VBF in accordance with ASC 805, including providing unrestricted access to all VBF corporate and financial records and providing all necessary cooperation with VBF financial personnel; (vi) full cooperation in aiding and assisting Buyer with its change of ownership applications with the relevant licensing authorities; (vii) the warranty of truthful representations and execution of and compliance with the terms and conditions of the Executive Employment Agreement, Management Services Agreement and the Cooperation Agreement.

As of the date of this filing, the conditions precedent to the closing of the Asset Purchase Agreement remain in the process of implementation, so that the Asset Purchase Agreement closing has not yet occurred pursuant to its terms. Legal counsel for MCOA is currently in the process of working with VBF, Salinas Diversified Ventures, and the relevant state and local governments to effect the change of control and license transfers necessary to close the Asset Purchase Agreement.

Results of Operations

Comparison of the Three Months Ended March 31, 2022 and 2021

For the three months ended March 31, 2022 and 2021, we had net losses from continuing operations of $835,792 and $782,917, respectively, an increase of $52,875. This increase is due primarily to the effects of the restructuring of our sales team and strategies for 2022 as we work towards building stronger sales levels and invest in our operations for future efficiencies and to meet market demands as we continue to grow.

Revenues

The Company generated revenues of $561,321 and $34,930 for the three months ended March 31, 2022 and 2021, respectively. The increase of $526,391 is primarily attributed to the Company’s new acquisition cDistro that distributes CBD and hemp products throughout the USA.

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The following table identifies products and equipment lease revenues during the three months ended March 31, 2022 and 2021, respectively:

	March 31, 2022	March 31, 2021

Body Lotion	$—	$665
Brain	$924	$91
Drink Mix	$—	$143
Drops	$6,965	$19,364
Face Moisturizer	$—	$2,704
Pain Cream	$2,901	$11,755
Pet Drops	$1,124	$208
Bottles – Nic	$213	$—
Bottles – Salt Nic	$288	$—
Disposables–Tobacco – Free Nicotine	$303,914	$—
Kratom	$209,445	$—
Other cDistro products	$12,759	$—
Vape products	$290	$—
MCOA Equipment Lease rental	$22,500	$—
	$561,321	$34,930

Cost of sales

Costs of sales primarily consist of inventory cost and overhead, manufacturing, packaging, warehousing, shipping and direct labor costs attributable to our hempSMART products. For the three months ended March 31, 2022 and 2021, our total costs of sales were $510,262 and $25,180, respectively. The increase of $485,082 was primarily attributed to our new distributor acquisition cDistro purchases products from various CBD and hemp manufactures for resale.

Gross profit

For the three months ended March 31, 2022 and 2021, gross profit was $51,059 and $9,750, respectively. This increase of $41,309 was primarily attributed to our hempSMART product rebranding and the Company’s new acquisition cDistro that sells CBD and hemp products throughout the USA. We anticipate an increase in sales as we continue the deployment our new e-commerce program during the rest of 2022; however, no assurance can be provided that sales will increase. As a percentage of total revenues, gross profit was 9.1% and 27.9% for the three months ended March 31, 2022 and 2021, respectively.

Selling and marketing expenses

For the three months ended March 31, 2022 and 2021, selling and marketing expenses were $81,373 and $107,549, respectively. This decrease of $26,176 is due to more cost efficiencies in our marketing program as we focused more of our efforts on social media, for the three months ended March 31, 2022.

Payroll and related expenses

For the three months ended March 31, 2022 and 2021, payroll and related expenses were $276,913 and $138,145, respectively. This increase of $138,768, is mainly attributable to a $54,000 of salaries from our new acquisition cDistro as well as $65,577 from our new cannabis operations manager. In addition, $157,336 relates to an increase in CEO compensation and additional staffing during the three months ended March 31, 2022.

Stock-based compensation

We measure the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. We record tock-based compensation expense in the same expense classifications in the statements of operations, as if such amounts were paid in cash. For the three months ended March 31, 2022 and 2021, stock-based compensation was $9,000 and $19,900, respectively. This decrease of $10,900 is due less equity issuances during the three months ended March 31, 2022.

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General and administrative expenses

Other general and administrative expenses decreased to $468,515 for the three months ended March 31, 2022 compared to $525,682 for the three months ended March 31, 2021. General and administrative expenses include research and development, building rent, utilities, legal fees, office supplies, subscriptions, and office equipment. The decrease of $57,167 is attributed to an increase of $72,642 related to the Company’s acquisition of cDistro at $50,824 and our new subsidiary Hempsmart Brazil at $20,512. This was offset by a decrease for the three months ended March 31, 2022 in legal and consulting of $58,835 due to less legal expenses during the period as compared to March 31, 2021; a reduction of $20,000 in board of director fees as less equity was issued as compensation to the board of directors as compared to March 31, 2021; and a $44,410 reduction in consulting fees due to cost reduction measures.

Loss on change in fair value of derivative liabilities

During 2022 and 2021, we issued convertible promissory notes and warrants with an embedded derivative, all requiring us to calculate the fair value of the derivatives each reporting period, and mark to market as a non-cash adjustment to our current period operations. This resulted in a loss on changes in fair value of derivative liabilities of $1,026,929 and $2,326,018 for the three months ended March 31, 2022 and 2021, respectively.

Gain (loss) on settlement of debt

During the three months ended March 31, 2022 and 2021, we realized a loss on settlement of debt of $187,500 and $68,227, respectively. The loss was related primarily to the settlement in shares to a lender during the three months ended March 31, 2022.

Interest expense

Interest expense during the three months ended March 31, 2022 was $1,246,155 as compared to $1,100,962 for the three months ended March 31, 2021, an increase of $145,193. Interest expense primarily consists of interest incurred on our convertible debt and other debt. The debt discounts amortization and non-cash interest incurred during the three months ended March 31, 2022 and 2021 was $761,712 and $311,710, respectively. In addition, as of March 31, 2022 and 2021, we incurred a non-cash interest of $1,246,155 and $1,100,962, respectively, in connection with convertible notes.

Liquidity and Capital Resources

We have generated a net loss from continuing operations for the three months ended March 31, 2022 of $835,794 and used $678,108 of cash for operations. As of March 31, 2022, we had total assets of $8,105,699, which included cash of $243,712, Accounts receivable trade of $410,448, inventory of $206,194, prepaid insurance of $29,769. On October 6, 2021, the Company entered into an Asset Purchase Agreement, Management Services Agreement, Cooperation Agreement and Employment Agreement with VBF Brands, Inc. As consideration for the transaction, the Company agreed to assume two secured convertible promissory notes issued by SIGO to St. George Investments, LLC with a net balance of $4,091,378. Since the conditions of the acquisition of VBF haven’t been consummated, this assumed debt is recorded as an Other Current Asset. The company will determining the collectability of this assumed debt or allocation towards its investment in VBF during the second quarter of 2022.

During the three months ended March 31, 2022 and 2021, we met our capital requirements through a combination the sale of securities and convertible debt instruments. We will need to secure additional external funding in order to continue our operations. For the three months ended March 31, 2022, our primary internal sources of liquidity were provided by an increase in proceeds from the issuance of note payables of $526,760 and proceeds from the sale of common stock of $528,850, as compared to proceeds from issuance of notes payable of $535,000 for the three months ended March 31, 2021 and proceeds from sale of common stock of $1,245,000 for three months ended March 31, 2021.

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Cash Flows from Operating Activities

For the three months ended March 31, 2022 and 2021, we used cash in operating activities of $678,108 and $962,359, respectively. This decrease of $284,251 is due primarily to a decrease in net loss for the three months ended March 31, 2022 of $3,290,292 as compared to $3,657,990 for the three months ended March 31, 2021. This was offset by the increase in cashflows from the change in the fair value of derivative liabilities as the balance was $1,026,929 for the three months ended March 31, 2022 as compared with $2,326,018 for the three months ended March 31, 2021.

Cash Flows from Investing Activities

During the three months ended March 31, 2022 and 2021, we used cash of $1,699 and $2,031, respectively, in investing activities related to our purchase of property and equipment.

Cash Flows from Financing Activities

During the three months ended March 31, 2022, net cash provided by financing activities was $822,043 which was primarily attributable to $526,760 from the issuance of notes and $528,850 from the sale of our common stock. During the three months ended March 31, 2021, net cash provided by financing activities was $1,529,870 which was attributable to $535,000 from the issuance of notes and $1,245,000 which was from the sale of our common stock.

Our business plans have not generated significant revenues and as of the date of this filing are not sufficient to generate adequate amounts of cash to meet our needs for cash. Our primary source of operating funds in 2022 and 2021 has been proceeds from the sale of our common stock and the issuance of convertible debt and other debt. We have experienced net losses from operations since inception, but expect these conditions to improve in the second half of 2021 and beyond as we develop direct sales and marketing programs. We had stockholders' deficiencies at March 31, 2022 and require additional financing to fund future operations. As of the date of this filing, and due to the early stages of operations, we have insufficient sales data to evaluate the amounts and certainties of cash flows, as well as whether there has been material variability in historical cash flows.

We currently do not have sufficient cash and liquidity to meet our anticipated working capital for the next twelve months. Historically, we have financed our operations primarily through private sales of our common stock and. If our sales goals for our hempSMART™ products do not materialize as planned, and we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of March 31, 2022, we did not have any off-balance sheet arrangements and did not have any commitments or contractual obligations.

JOBS Act

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to opt out of the extended transition periods available to emerging growth companies under the JOBS Act for complying with new or revised accounting standards. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition periods for complying with new or revised accounting standards is irrevocable.

Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain exemptions, including, without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

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COVID-19:

The COVID-19 global pandemic has been unprecedented and unpredictable and is likely to continue to result in significant national and global economic disruption, which may adversely affect our business. Based on the Company’s current assessment, however, the Company does not expect any material impact on its long-term strategic plans, its operations, or its liquidity due to the worldwide spread of COVID-19. However, the Company is actively monitoring this situation and the possible effects on its financial condition, liquidity, operations, suppliers, and industry.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The Company engaged L&L CPAs to audit its financial statements in 2016. Since that time, there were no disagreements (as defined in Item 304(a)(1)(4) of Regulation S-K) with L&L CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of L&L CPAs, would have caused L&L CPAs to make reference on the subject matter of the disagreements in its reports.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our Board of Directors

The following table sets forth information regarding our current directors and each director nominee, as of December 31, 2021.

Name	Principal Occupation	Age	Director Since
Edward Manolos	Director	47	2019
Jesus Quintero	Director, Chairman of the Board, CEO, CFO	60	2019
Marco Guerrero	Director	49	2020
Tad Mailander	Independent Director	66	2021

Jesus Quintero, Director. From January, 2013 to September, 2014, Mr. Quintero served as the Chief Financial Officer of Brazil Interactive Media, Inc. and Mass Roots, Inc. (OTC: MSRT). Mr. Quintero resigned as CFO for Mass Roots Inc. (OTC: MSRT ) on March 29, 2021. From 2011 to the present, Mr. Quintero has served as a financial consultant to several multi-million dollar businesses in South Florida. He has extensive experience in public company reporting and SEC/SOX compliance, and held senior finance positions with Avnet, Inc. (NYSE: AVT), Latin Node, Inc., Globetel Communications Corp. (AMEX: GTE) and Telefonica of Spain. His prior experience also includes tenure with Price Waterhouse and Deloitte & Touche. Mr. Quintero earned a B.S. in Accounting from St. John’s University and is a certified public accountant.

Edward Manolos, Director. Mr. Edward Manolos opened the very first Medical Marijuana Dispensary in Los Angeles County in 2004 called CMCA. He is also credited with starting Los Angeles' first Medical Marijuana farmer's market referred to as "The California Heritage Farmer's Market," which attracted local and international media attention and was the first of its kind.

Mr. Manolos is also the founder of many successful companies, such as Everest Biosynthesis Group and Natural Plant Extracts USA (NPE), a leading producer of pharmaceutical grade CBD that holds the largest market share in the USA. He also Co-founded Ocen Communications Inc. in 1997 (NASDAQ: OCEN), an Asia-focused internet communications service provider transmitting voice, fax, and data communications for consumers, carriers and corporations. His diverse entrepreneurial focus led him on to launch the KIWIBERRI Frozen yogurt franchise in 2005. The company is a California based frozen yogurt franchised that has opened several locations throughout Los Angeles, Nevada, and Florida.

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Mr. Manolos has provided consulting services to several companies and has helped them obtain marijuana retail and production licenses in California and Washington, including Cannabis Strategic Ventures (OTC: NUGS). He graduated from the University of California Riverside with a double major in Computer Science and Business Management. Mr. Manolos also serves as a director of Cannabis Global Inc. (OTC: MCTC).

Marco Guerrero, Director. Mr. Guerrero holds a bachelor’s degree in business administration and a post graduate degree in Controllership from Instituto Presbiteriano Mackenzie, in Brazil. He studied in the UK and worked for several years in the USA in partnership with reinsurance agents. He is a professional executive with more than 20 years of experience in insurance and reinsurance. He is the co-founder of Trusters Reinsurance Group, a reputable reinsurance broker specializing in the private yacht, hospital industry, and other niche market groups of the Brazilian reinsurance brokerage business.

Tad Mailander, Independent Director. Mr. Mailander serves as independent director. Mr. Mailander is an attorney licensed to practice before all of the Courts in the State of California. Mr. Mailander has been in practice since 1991 and is a member of the State Bar of California, the bars of the United States District Court for the Southern District of California, and the United States Court of Appeal for the Ninth Circuit.

Our Executive Officers

We designate persons serving in the following positions as our named executive officers: our chief executive officer, chief financial officer, chief development officer, chief operating officer and chief technology officer. The following table sets forth information regarding our executive officers as of December 31, 2021.

Name	Principal Occupation	Age	Officer Since
Jesus Quintero(1)	CEO, Treasurer	60	2019
Jesus Quintero	CFO	60	2018

Jesus Quintero’s biographical summary is included under “Our Board of Directors.” We appointed Mr. Quintero CEO and Treasurer on December 6, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

Based solely on our review of such forms furnished to us, we believe that all filing requirements applicable to our other executive officers, directors and greater than 10% stockholders during the fiscal year ended December 31, 2020 were satisfied.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our principal executive officer, our principal financial officer and each of our other executive officers during 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Jesus Quintero	2021	301,150	—	232,632	—	—	533,782
Principal Financial Officer, Principal Executive Officer(1)	2020	119,658	—	273,113	—	—	311,333

(1) The Company appointed Jesus Quintero CFO on August 31, 2018 and CEO on December 6, 2019.

Retirement Benefits

We do not currently provide our named executive officers with supplemental or other retirement benefits.

Outstanding Equity Awards at December 31, 2020

As of December 31, 2021, no stock-based compensation awards to any of our named executive officers were outstanding.

Compensation of Directors

The following table sets forth information concerning the compensation earned during 2021 by each individual who served as a non-employee director at any time during the fiscal year:

2021 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Edward Manolos	30,000	20,526	50,526
Jesus Quintero	0	501,264	501,264
Tad Mailander	20,000	—	20,000
Marco Guerrero	20,000	—	20,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of December 31, 2021 by (1) each stockholder who is known by us to beneficially own more than 5% of our common stock, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table above, and (4) all of our directors and executive officers as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent(3)
Named Executive Officers and Directors:
Jesus Quintero	12,670,853	*
Edward Manolos	6,100,000	*
Marco Guerrero(4)	107,507	*
Tad Mailander	183,333	*
All executive officers and directors as a group (4 persons)	19,061,693

 *Denotes less than 1%

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(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Readers should refer to the table below for disclosures of the ownership of Preferred Class “A” shares which carry separate voting rights and preferences.

(2)	Under SEC rules, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or the settlement of other equity awards.

(3)	Calculated on the basis of 7,122,806,264 shares of common stock outstanding as of December 31, 2021, plus any additional shares of common stock that a stockholder has the right to acquire within 60 days after December 31, 2021.

(4)	Mr. Guerrero was appointed director on June 12, 2020.

The following table sets forth information known to us regarding the beneficial ownership of our Class A Preferred Stock and Class B Preferred Stock as of December 31, 2021.

Title of Class	Name and address of beneficial owner (1)	Amount and nature of beneficial ownership (2)	Percent of Class
Class A Preferred Stock	Jesus Quintero 16860 Southwest 1st Street Pembroke Pines, FL 33027	6,666,666	72.22%
Class B Preferred Stock	Jesus Quintero 16860 Southwest 1st Street Pembroke Pines, FL 33027	2,000,000	100%
Class A Preferred Stock	Edward Manolos 1100 Wilshire Boulevard #2808 Los Angeles CA 90017	3,333,333	27.78%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of preferred stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. The holders of the Class A Preferred Stock shall vote for the election of directors, and shall have full voting rights, except that each Class A Preferred share shall entitle the holder to exercise one hundred (100) votes for each one (1) Class A Preferred Share held. By virtue of his ownership of 2,000,000 shares of Class B Preferred Common Stock, Mr. Jesus Quintero beneficially owns in excess of 50% of the votes eligible to be cast on any decision regarding corporate actions under Utah law that are assigned to a vote of the stockholders, including but not limited to: (i) the sale of all or substantially all of its property; (ii) the election of directors; (iii) dissolving the corporation; (iv) amending the articles of incorporation; and, (v) approving a merger or consolidation.
(2)	Under SEC rules, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or the settlement of other equity awards.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders	—	—	—

Equity compensation plans not approved by security holders	—	$—	—
Total	—	$—	—

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Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers receive stock, warrants and stock options at the discretion of our Board.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

Certain Relationships and Related Transactions

The Company’s current officers and stockholders advanced funds to the Company for travel related to business meetings and due diligence with respect to acquisition targets and working capital purposes. As of March 31, 2022 and December 31, 2021, the balance due to officers for travel and working capital purposes was $59,744 and $59,744, respectively.

As of March 31, 2022 and December 31, 2021, accrued compensation due to officers and executives included as accrued compensation was $00,000 and $00,000, respectively.

Related party sales contributed $0 and $0 to revenues for the three months ended March 31, 2022 and 2021, respectively. Related party sales are comprised of sales of the Company’s hempSMART products to the Company’s directors, officers, employees, and sales team members. No related party sales were for services. All sales were made at listed retail prices and were for cash consideration.

Director Independence

We currently act with four directors on our board of directors, consisting of Jesus M. Quintero, Edward Manolos, Marco Guerrero and Tad Mailander. Under NASDAQ Rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, we have two independent directors: Edward Manolos and Tad Mailander.

Where You Can Find More Information

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

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The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Marijuana Company of America, Inc.

3,000,000,000 Shares of Common Stock

Prospectus

July 14, 2022

Part II

Information Not Required in Prospectus

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The Selling Stockholders will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the selling stockholder’s legal counsel applicable to the sale of its shares. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$

Accounting fees and expenses	$

Legal fees and expenses	$

Miscellaneous fees and expenses	$

Total	$

Indemnification of Directors and Officers

Utah Statutes

Except as otherwise provided in the Utah Revised Business Corporation Act (URBCA), a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director of the corporation against liability incurred in the proceeding if:

•	His conduct was in good faith.

•	He reasonably believed that his conduct was in, or not opposed to, the corporation’s best interests.

•	In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

However, a corporation may not indemnify a director in connection with either:

•	A proceeding by or in the right of the corporation in which the director was determined to be liable to the corporation.

•	Any other proceeding charging that the director derived an improper personal benefit (whether or not the proceeding involved action in the director’s official capacity), in which proceeding the director was determined to be liable on the basis that the director derived an improper personal benefit.

A corporation may pay for or reimburse reasonable expenses incurred by a director who is a party to a proceeding in advance of a final disposition if:

•	The director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 16-10a-902 of the Utah Code.

•	The director furnishes to the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct.

•	A determination is made that the facts then known to those making the determination would not preclude indemnification.

A corporation must indemnify a director who was successful in the defense of any proceeding or claim to which the director was a party because of the director’s status as a director of the corporation against reasonable expenses incurred in defending the proceeding or claim for which the director was successful.

Unless a corporation’s articles of incorporation provide otherwise:

•	An officer of a corporation is entitled to mandatory indemnification to the same extent as a director of the corporation.

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•	A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director.

•	A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent than to a director. However, this must be consistent with public policy and provided for in the corporation’s articles of incorporation, bylaws, action of its board of directors, or contract.

Company Articles and By Laws.

Article III, Section 6 of the Company’s By Laws provides that The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Any indemnification under the provisions of subsection (a) or (b) of this section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings; (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by the provisions of this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

For purposes of this indemnity, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation, including any constituent of a constituent, absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was sewing at the request of such constituent corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

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Recent Sales of Unregistered Securities

During the three months ended March 31, 2022, and as of the filing date, the Company made the following sales of unregistered equity securities:

Subsequent to December 31, 2021, the Company has sold a total of 90,000,000 shares of common stock at a fixed price of $0.001 per share for a total of $90,000 in cash to accredited investors under the Company’s active Regulation A offering.

Subsequent to December 31, 2021, the Company has sold a total of 706,250,000 shares of common stock at a fixed price of $0.0008 per share for a total of $565,000 in cash to accredited investors under the Company’s active Regulation A offering.

Subsequent to December 31, 2021, the Company has sold a total of 1,570,000,000 shares of common stock at a fixed price of $0.0002 per share for a total of $314,000 in cash to accredited investors under the Company’s active Regulation A offering.

On January 7, 2022, the Company issued 50,000,000 unrestricted shares of common stock to Power Up at a per-share conversion price of $0.001.

On January 10, 2022, the Company issued 166,224,700 unrestricted shares of common stock to Labrys at a per-share conversion price of $0.001.

On January 12, 2022, the Company issued 10,000,000 shares of restricted common stock to Coventry Enterprises at a per-share purchase price of $0.01.

On January 18, 2022, the Company issued 40,000,000 shares of common stock to GS Capital at a per-share conversion price of $0.001.

On January 20, 2022, the Company issued 25,000,000 shares of restricted common stock to Fourth Man at a per-share purchase price of $0.0024.

On January 26, 2022, the Company issued 180,486,830 shares of restricted common stock to Beach Labs in compensation under an earnout agreement at a per-share price of $0.0045.

On January 26, 2022, the Company issued 282,326,369 shares of restricted common stock to Beach Labs in compensation under a merger agreement at a per-share price of $0.0009.

On February 15, 2022, the Company issued 93,750,000 unrestricted shares of common stock to Bucktown at a per-share conversion price of $0.001.

On February 15, 2022, the Company issued 75,000,000 unrestricted shares of common stock to White Lion at a per-share conversion price of $0.001.

On March 1, 2022, the Company issued 31,850,737 shares of unrestricted common stock to GS Capital in conversion of a promissory note at a per-share conversion price of $0.0004.

On March 4, 2022, the Company issued 70,591,981 shares of unrestricted common stock to GS Capital in conversion of a promissory note at a per-share conversion price of $0.0004.

On March 18, 2022, the Company issued 71,320,322 shares of unrestricted common stock to GS Capital at a per-share conversion price of $0.0004.

On March 29, 2022, the Company issued 43,057,715 shares of unrestricted common stock to GS Capital at a per-share conversion price of $0.0004.

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On March 29, 2022, the Company issued 40,670,034 shares of unrestricted common stock to GW Holdings at a per-share price of $0.0008.

On March 30, 2022, the Company issued 187,500,000 shares of unrestricted common stock to Bucktown Capital at a per-share price of $0.0008.

On March 30, 2022, the Company issued 38,762,344 shares of common stock to Dutchess Capital in partial conversion of a promissory note dated May 25, 2021, at a per-share conversion price of $0.00039.

On March 31, 2022, the Company issued 59,578,767 shares of unrestricted common stock to GW Holdings at a per-share price of $0.0008.

During the quarter ended June 30, 2022, the Company issued the following securities:

On April 1, 2022, the Company issued 76,923,077 shares of restricted common stock to North Equities USA Ltd., valued at $100,000, or $0.0013 per share, in compensation pursuant to a consulting agreement dated December 24, 2021.

On April 6, 2022, the Company issued 435,540,070 shares of restricted common stock to Beach Labs, Inc., pursuant to the earnout agreement between the Company and Beach Labs executed in relation to the acquisition of cDistro, Inc.

On April 11, 2022, the Company issued 12,500,000 shares of common stock to SRAX, Inc. at a per-share conversion price of $0.0016.

On May 5, 2022, the Company made a convertible promissory note in the principal amount of $110,000.00 pursuant to a securities purchase agreement with Dutchess Capital, which included the issuance of 37,500,000 commitment shares in common stock and 50,000,000 default shares in common stock, for total consideration of $100,000. The 50,000,000 default shares will be returned to the Company at the expiration of the promissory note, unless the Company defaults under the note.

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Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated June 29, 2021, by and among Marijuana Company of America, Inc., cDistro Merger Sub, Inc. and cDistro, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2021)
(3)	Certificate of Incorporation and Bylaws
3.1	Certificate of Incorporation (incorporated by reference from our Registration Statement on Form 1012g filed on May 23, 2017).
3.2	Amendment to Certificate of Incorporation dated February 2009 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.3	Amendment to Certificate of Incorporation dated July 2013 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.4	Amendment to Certificate of Incorporation dated August 2015 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.5	Amendment to Certificate of Incorporation dated September 2015 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.6	By Laws (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.7	Certificate of Amendment dated June 26, 2020 (incorporated by reference from our Form 8-K filed on June 29, 2020).
3.8	Amendment to Certificate of Incorporation dated February 8, 2022 (incorporated by reference from our Form 8-K filed on February 8, 2022).
3.9	Amendment to Certificate of Incorporation dated May 16, 2022 (incorporated by reference from our Form 8-K filed on May 24, 2022).
3.10	Amendment to Certificate of Incorporation dated June 15, 2022 implementing a 65-1 reverse stock split, filed with the Utah Secretary of State on June 15, 2022 and effective on July 1, 2022. (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement of Form S-1 filed with the SEC on July 14, 2022)

(5)	Opinion regarding Legality
5.1*	Opinion of Independent Law PLLC regarding the legality of the securities being registered.*

(10)	Material Contracts
10.1	Investment Agreement dated June 17, 2020 with White Lion (incorporated by reference from our Current Report on Form 8-K, filed on June 19, 2020).
10.2	Registration Rights Agreement dated June 17, 2020 with White Lion (incorporated by reference from our Current Report on Form 8-K, filed on June 17, 2020).
10.3	St. George Investments, LLC Forbearance Agreement (incorporated by reference to our Form 10-Q filing on August 21, 2017).
10.4	St. George Investments, LLC Convertible Promissory Note (incorporated by reference to our Form 10-Q filing on August 21, 2017).
10.5	Executed Independent Director Agreement with Edward Manolos dated April 24, 2019 (incorporated by reference to our Form S-1/A filed on May 3, 2019).
10.6	Material Definitive Agreement dated April 15, 2019 with Natural Plant Extracts of California, Inc. (incorporated by reference from our Current Report on Form 8-K filed on April 17, 2019).
10.7	Executive Independent Director Agreement with Marco Guerrero (incorporated by reference from our Current Report on Form 8-K filed June 16, 2020).
10 .8	Executive Independent Director Agreement with Themistocles Psomiadis (incorporated by reference from our Current Report on Form 8-K filed March 6, 2020).
10.9	Executive Employment Agreement, as revised, with Jesus Quintero (incorporated by reference from our Current Report on Form 8-K/A filed March 2, 2020).
10.11	First Amendment to Executive Employment Agreement, dated April 27, 2021, by and between the Company and Jesus Quintero (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2021)
10.12	Joint Venture Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2021)
10.13	Form of Earnout Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2021)
10.14	Form of Lock-Up and Leak-Out Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2021)
10.15	Form of Stock Purchase Agreement (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2021)
10.16	Form of Employment Agreement (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2021)
10.**	Common Stock Purchase Agreement, by and between the Company and Dutchess Capital Growth Fund LP, dated May 31, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2022).
10.**	Registration Rights Agreement, by and between the Company and Dutchess Capital Growth Fund LP, dated May 31, 2022 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2022).

(21)	Subsidiaries of Registrant
21.1*	Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 to the Company?s Registration Statement of Form S-1 filed with the SEC on July 14, 2022)

(23)	Consents of experts and counsel
23.1*	Consent of L&L CPA, PA*
23.2*	Consent of Independent Law PLLC (included in Exhibit 5.1).*
107*	Filing Fee Table (incorporated by reference to Exhibit 107 to the Company’s Registration Statement of Form S-1 filed with the SEC on July 14, 2022)

 * Filed herewith.

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Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(6) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MARIJUANA COMPANY OF AMERICA, INC
Date: July 26, 2022
	By:	/s/Jesus M. Quintero
Jesus M. Quintero
Principal Executive Officer

Date: July 26, 2022
	By:	/s/Jesus M. Quintero
Jesus M. Quintero
Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jesus M. Quintero and each of them, with full power of substitution and re-substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their and his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jesus M Quintero	Chief Executive Officer and Director	July 26, 2022
Jesus M. Quintero	(Principal Executive Officer)

/s/ Edward Manolos		July 26, 2022
Edward Manolos	(Director)

/s/ Tad Mailander
Tad Mailander	Director	July 26, 2022

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